     Filed with the Securities and Exchange Commission on February 3, 1995


                              Registration No. 33-56179

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington D.C.  20549


                               AMENDMENT NO. 1

                                      TO

                               F O R M   S - 4

                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                              BANC ONE CORPORATION
- ------------------------------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

                                      Ohio
- ------------------------------------------------------------------------------
         (State or other jurisdiction of incorporation or organization)

                                      6711
- ------------------------------------------------------------------------------
            (Primary Standard Industrial Classification Code Number)

                                   31-0738296
- ------------------------------------------------------------------------------
                      (I.R.S. Employer Identification No.)

          100 East Broad Street, Columbus, Ohio 43271, (614) 248-5944
- ------------------------------------------------------------------------------
    (Address, including Zip Code, and telephone number, including area code, of Registrant's principal executive offices)

                  Roman J. Gerber, Esq., BANC ONE CORPORATION
          100 East Broad Street, Columbus, Ohio 43271, (614) 248-5903
- ------------------------------------------------------------------------------
           (Name, address, including Zip Code, and telephone number, including area code, of agent for service)

                                With Copies to:

                              Bruce Rigelman, Esq.
                              BANC ONE CORPORATION
                             100 East Broad Street
                              Columbus, Ohio 43271
                                  614/248-6045

                              John T. Kipp, Esq.
                          Lance M. Hardenburg, Esq.
                            Gardere & Wynne, L.L.P.
                            3000 Thanksgiving Tower
                                1601 Elm Street
                            Dallas, Texas 75201-4761
                                  214/999-4236

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective date of this Registration Statement and all other conditions to the merger of 1st*Bank with and into a wholly owned subsidiary of the Registrant pursuant to the Merger Agreement described in the enclosed Prospectus and Proxy Statement have been satisfied or waived.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the
Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
- ------------------------------------------------------------------------------

                                Calculation of Registration Fee
- -----------------------------------------------------------------------------------------------------
                                                       Proposed           Proposed
                                                       maximum            maximum
Title of each class                 Amount             offering          aggregate       Amount of
  of securities                     to be               price             offering      registration
 to be registered               registered(1)(3)      per unit (2)       price (2)      fee (2) (3)
- -----------------------------------------------------------------------------------------------------
Common Stock                        500,000           $16.7703           $8,288,513      $2,858.11
- -----------------------------------------------------------------------------------------------------

(1)  Based on an estimate of the maximum number of shares of common stock of the Registrant to be issued in connection with the merger of 1st*Bank with and into a wholly owned subsidiary of the Registrant.
(2) Estimated solely for purposes of computing the registration fee based upon the book value per share of the Common Stock, par value $2.00 per sahre of 1st*Bank as of June 30, 1994 in accordance with Rule 457(f)(2) of the General Rules and Regulations under the Securities Act of 1933.
(3)  Registrant paid the registration fee at the time of the initial filing of this Registration Statement on November 3, 1994. Although the number of shares being registered has been increased from 425,000 to 500,000, we have confirmed with the Commission's staff that no increased fee is required due to this increase because the consideration that Registrant will receive for the shares being registered hereby -- namely, all the outstanding shares of 1st*Bank's Common Stock -- has remained unchanged.
- ------------------------------------------------------------------------------


                              BANC ONE CORPORATION
                             Cross Reference Sheet


                                                   Caption in Prospectus
           Item of Form S-4                         and Proxy Statement
- -------------------------------------      ---------------------------------
A.  Information about the Transaction

    Item 1 - Forepart of Registration      Outside Front Cover Page;
    Statement and Outside Front Cover      Reference Sheet; the
    Page of Prospectus                     Letter of the Chairman of the Board

    Item 2 - Inside Front and Outside      Available Information; Incorpora-
    Back Cover Pages of Prospectus         tion by Reference; Table of
                                           Contents

    Item 3 - Risk Factors, Ratio of        Information About the Transaction
    Earnings to Fixed Charges and
    Other Information

    Item 4 - Terms of the Transaction      Plan of Merger; Comparative Rights
                                           of Shareholders

    Item 5 - Pro Forma Financial Infor-                     *
    mation

    Item 6 - Material Contacts with        Plan of Merger-Background of
    the Company Being Acquired             Transaction; -Operations After the
                                           Merger

    Item 7 - Additional Information                         *
    Required for Reoffering by
    Persons and Parties Deemed To Be
    Underwriters

    Item 8 - Interests of Named            Miscellaneous Information-Experts;
    Experts and Counsel                    - Interests of Counsel


    Item 9 - Disclosure of Commission                       *
    Position on Indemnification for
    Securities Act Liabilities

                                                Caption in Prospectus
           Item of Form S-4                      and Proxy Statement
- --------------------------------------     -------------------------------
B.  Information about the Registrant
    --------------------------------
    Item 10 - Information with Respect     Information about BANC ONE
    to S-3 Registrants                     CORPORATION; Comparative Rights
                                           of Shareholders

    Item 11 - Incorporation of Certain     Information about BANC ONE
    Information by Reference               CORPORATION-Incorporation of
                                           Certain Information About
                                           BANC ONE by Reference

    Item 12 - Information with Respect                      *
    to S-2 or S-3 Registrants

    Item 13 - Incorporation of Certain                      *
    Information by Reference

    Item 14 - Information with Respect                      *
    to Registrants Other Than S-2 or
    S-3 Registrants

C.  Information about the Company
    Being Acquired
    -----------------------------
    Item 15 - Information with Respect                      *
    to S-3 Companies

    Item 16 - Information with Respect                      *
    to S-2 or S-3 Companies

    Item 17 - Information with Respect     Information about 1ST*BANK
    to Companies Other Than S-2 or
    S-3 Companies

D.  Voting and Management Information
    ---------------------------------
    Item 18 - Information if Proxies,      The Special Meeting of Shareholders;
    Consents or Authorizations Are To      Voting and Management Information
    Be Solicited

    Item 19 - Information if Proxies,                       *
    Consents or Authorizations Are
    Not To Be Solicited or in an
    Exchange Offer


*  Omitted because item is inapplicable or answer to item is negative

                                    1ST*BANK
                           1000 South Belt Line Road
                              Coppell, Texas 75019

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD MARCH 10, 1995


To the Shareholders of 1ST*BANK:

A Special Meeting of the holders of Common Stock, $2.00 par value ("1ST*BANK Common Stock"), of 1st*Bank, a Texas state banking association ("1ST*BANK"), will be held at 1ST*BANK's main office located at 1000 South Belt Line Road, Coppell, Texas, on March 10, 1995 at 10:00 A.M., local time, for the purpose of voting on the following matters:
      1. To consider and vote upon a proposed plan of merger (the "Plan of Merger") providing for the merger (the "Merger") of 1ST*BANK into Bank One, Texas, N.A. ("BANK ONE TEXAS"), a wholly owned subsidiary of BANC ONE CORPORATION, an Ohio corporation ("BANC ONE"). In the Merger, each outstanding share of 1ST*BANK Common Stock will be converted into Common Stock, no par value ("BANC ONE Common Stock") of BANC ONE. The Plan of Merger is set forth in a Merger
           Agreement dated August 10, 1994, as amended as of January 23, 1995 (the "Merger Agreement"), between 1ST*BANK and BANK ONE TEXAS, joined in by BANC ONE and Banc One Texas Corporation. The Merger, Plan of Merger and the Merger Agreement (a copy of which, including the January 23, 1995 amendment, is attached as Exhibits C-D to the accompanying Prospectus and Proxy Statement) are summarized in the accompanying Prospectus and Proxy Statement.

      2. To consider and vote upon a proposal (the "Amendment Proposal") to amend (a) 1ST*BANK's Mandatory Convertible Subordinated Debentures automatically convertible on April 1, 1998 (the "Debentures") to provide for their automatic conversion into shares of 1ST*BANK Common Stock immediately prior to the Merger, and (b) Paragraph Fourth of 1ST*BANK's Articles of Association to increase the authorized 1ST*BANK Common Stock from 1,304,167 shares to 1,470,829 shares to provide the additional shares of 1ST*BANK Common Stock required for conversion of the Debentures. The full text of the proposed amendment to Paragraph Fourth of 1ST*BANK's Articles of Association is set forth in the accompanying Prospectus and Proxy Statement.


      3. To transact such other business as may properly come before the Special Meeting or any adjournment thereof. Management currently knows of no other business to be brought before the Special Meeting.

The 1ST*BANK Board of Directors has fixed February 8, 1995 as the record date for the determination of shareholders entitled to notice of and to vote at the Special Meeting and any adjournment thereof. Only the holders of record of 1ST*BANK Common Stock at the close of business on such date are entitled to notice of and to vote at the Special Meeting or at any adjournment thereof.

THE AFFIRMATIVE VOTE OF THE HOLDERS OF NOT LESS THAN TWO-THIRDS OF THE OUTSTANDING SHARES OF 1ST*BANK COMMON STOCK IS REQUIRED FOR APPROVAL OF THE PLAN OF MERGER AND OF THE AMENDMENT PROPOSAL. YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES THAT YOU OWN.

Shareholders are invited to attend the Special Meeting in person. However, whether or not you plan to attend the Special Meeting, you are urged to complete and sign the enclosed form of proxy and mail it in the enclosed return envelope, which requires no postage if mailed in the United States. If a proxy is properly executed, returned to 1ST*BANK, and not revoked, the shares represented by such proxy will be voted in accordance with the instructions contained therein. If no instruction is given, the proxy will be voted FOR approval of the Plan of Merger and FOR approval of the Amendment Proposal. In addition, a proxy will confer authority on 1ST*BANK's management to adjourn the Special Meeting to another date (not more than 30 days after the originally scheduled meeting date) and/or place for any purpose (including, without limitation, for the purpose of soliciting additional proxies).
FAILURE TO RETURN THE ENCLOSED PROXY OR TO VOTE AT THE SPECIAL MEETING WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE PLAN OF MERGER AND THE AMENDMENT PROPOSAL. If you do attend the Special Meeting and decide that you wish to vote in person, you may revoke your proxy at any time prior to its use.

As more fully described in the accompanying Prospectus and Proxy Statement under "VOTING AND MANAGEMENT INFORMATION--Rights of Dissenting Shareholders," holders of 1ST*BANK Common Stock who vote against the Plan of Merger at the Special Meeting or who, at or before the Special Meeting, deliver to 1ST*BANK written notice that they dissent from the Plan of Merger, and who comply with certain other requirements of federal law may, as an alternative to receiving BANC ONE Common Stock, dissent from the Plan of Merger and obtain payment in cash of the fair value of their shares of 1ST*BANK Common Stock. The full text of Section 215a of the National Bank Act, which sets forth the procedures to be followed by 1ST*BANK shareholders who choose to dissent under federal law, is included as Exhibit A to the accompanying Prospectus and Proxy Statement and should be read in its entirety.

PLEASE DO NOT SEND IN ANY STOCK CERTIFICATES AT THIS TIME. If the Plan of Merger is approved, you will be sent instructions regarding the mechanics of exchanging your existing 1ST*BANK Common Stock certificates for new certificates representing shares of BANC ONE Common Stock.

                                              BY ORDER OF THE BOARD OF DIRECTORS

                                              William J. Hendrix
                                              Chairman of the Board of Directors

February 8, 1995
Coppell, Texas

                                    1ST*BANK


                               February 8, 1995



Dear Fellow Shareholder:

You are cordially invited to attend a Special Meeting of Shareholders of 1st*Bank ("1ST*BANK") to be held at 1ST*BANK's main office located at 1000
South Belt Line Road, Coppell, Texas,   on March 10, 1995, at 10:00 A.M.,
local time.

The purposes of the Special Meeting are to consider and vote upon (a) a proposed plan of merger (the "Plan of Merger") set forth in a Merger Agreement dated August 10, 1994, and amended as of January 23, 1995, pursuant to which 1ST*BANK will be merged (the "Merger") into a wholly owned subsidiary of BANC ONE CORPORATION, an Ohio corporation ("BANC ONE"); and (b) a proposal (the "Amendment Proposal") to amend (i) 1ST*BANK's Mandatory Convertible Subordinated Debentures automatically convertible on April 1, 1998 (the "Debentures") to provide for their automatic conversion into shares of 1ST*BANK Common Stock immediately before the Merger, and (ii) Paragraph
Fourth of 1ST*BANK's Articles of Association to authorize the issuance of the additional shares of 1ST*BANK Common Stock required for such conversion. In the Merger, each outstanding share of 1ST*BANK Common Stock (including the shares issued upon conversion of the Debentures), will be converted into 0.339943 shares of BANC ONE Common Stock as more fully described in the accompanying Prospectus and Proxy Statement.


Your Board of Directors believes that the terms of the Plan of Merger and of the Amendment Proposal are in the best interests of 1ST*BANK shareholders, will provide significant value to all 1ST*BANK shareholders, and will enable holders of 1ST*BANK Common Stock to participate in the expanded opportunities for return on investment that the Merger will make possible. Additional information is contained in the accompanying Prospectus and Proxy Statement, which I urge you to read carefully.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE PLAN OF MERGER AND FOR THE APPROVAL OF THE AMENDMENT PROPOSAL.

The Merger is subject to certain conditions and rights of termination as described in the Prospectus and Proxy Statement and in the Merger Agreement. If all the conditions are satisfied and the transaction is to be consummated, shareholders will be notified regarding procedures for exchange of stock certificates. PLEASE DO NOT SEND IN YOUR STOCK CERTIFICATES AT THIS TIME.

The members of the Board of Directors and officers of 1ST*BANK may be deemed to have interests in the proposed transaction in addition to their interests as shareholders which are described in the Prospectus and Proxy Statement.

Please indicate your voting instructions, sign and date the enclosed Proxy and mail it promptly in the return envelope provided. Whether or not you plan to attend the Special Meeting, it is important that you return the enclosed Proxy so that your shares of 1ST*BANK Common Stock are voted. If you attend the Special Meeting and decide that you wish to vote in person, you may revoke your proxy at any time prior to its use at the Special Meeting.



                                   Sincerely,



                                   William J. Hendrix
                                   Chairman of the
                                   Board of Directors

PROSPECTUS
500,000 Shares
BANC ONE CORPORATION
Common Stock


1ST*BANK
PROXY STATEMENT
for
Special Meeting of Shareholders
March 10, 1995


This Prospectus and Proxy Statement (this "Prospectus" or "Prospectus and Proxy Statement") relates to the proposed plan (the "Plan of Merger") to merge (the "Merger") 1st*Bank ("1ST*BANK") into Bank One, Texas, N.A. ("BANK ONE TEXAS"), a wholly owned subsidiary of BANC ONE CORPORATION ("BANC ONE"); and to the related proposed amendments (the "Amendment Proposal") of 1ST*BANK's Mandatory Convertible Subordinated Debentures due April 1, 1998 (the "Debentures") and of 1ST*BANK's Articles of Association to provide for the automatic conversion of the Debentures into shares of 1ST*BANK Common Stock, par value $2.00 per share ("1ST*BANK Common Stock"), immediately prior to the Merger. If the Merger is consummated, each outstanding share of 1ST*BANK Common Stock will be converted into 0.339943 shares of BANC ONE Common Stock, no par value ("BANC ONE Common Stock"). See "PLAN OF MERGER--Exchange Rate." The Merger and the related Amendment Proposal both are subject to the affirmative vote of not less than two-thirds of the outstanding shares of 1ST*BANK Common Stock entitled to vote thereon and to the satisfaction of certain other conditions, including obtaining regulatory approval. This Prospectus and Proxy Statement does not cover any resales of BANC ONE Common Stock received by affiliates of 1ST*BANK upon consummation of the Merger, and no person is authorized to make use of this Prospectus and Proxy Statement in connection with any such resale.

                             ____________________

BANC ONE Common Stock is traded on the New York Stock Exchange. The closing price of BANC ONE Common Stock on the New York Stock Exchange on February 2, 1995 was $ 29.50 per share.

                             ____________________

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION") OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             ____________________

A Special Meeting of Shareholders of 1ST*BANK will be held at 1ST*BANK's main office located at 1000 South Belt Line Road, Coppell, Texas, on
March 10, 1995, to consider the proposals to approve the Plan of Merger and the related Amendment Proposal.

                             ____________________

_______________________________________________________________________________
The date of this Prospectus and Proxy Statement is February 8, 1995.

                             AVAILABLE INFORMATION

      BANC ONE is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy and information statements and other information with the Commission. Reports, proxy and information statements and other information filed by BANC ONE can be inspected and copied, at prescribed rates, at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and 7 World Trade Center, Suite 1300, New York, New York 10048. Reports, proxy and information statements and other information concerning BANC ONE also can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

      BANC ONE has filed with the Commission a Registration Statement on Form S-4 (together with any amendments thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the BANC ONE Common Stock to be issued pursuant to the Merger. This Prospectus and Proxy Statement does not contain all information set forth in the Registration Statement and exhibits thereto. Such additional information may be inspected and copied as set forth above. Statements contained in this Prospectus and Proxy Statement or in any document incorporated into this Prospectus and Proxy Statement by reference as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or document filed as an exhibit to the Registration Statement or such other document, each such statement being qualified in all respects by such reference.

                           INCORPORATION BY REFERENCE

      THIS PROSPECTUS AND PROXY STATEMENT INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. COPIES OF ANY SUCH DOCUMENTS, OTHER THAN EXHIBITS TO SUCH DOCUMENTS WHICH ARE NOT SPECIFICALLY INCORPORATED BY REFERENCE THEREIN, ARE AVAILABLE WITHOUT CHARGE TO ANY PERSON, INCLUDING ANY 1ST*BANK SHAREHOLDER, TO WHOM THIS PROSPECTUS AND PROXY STATEMENT IS DELIVERED UPON ORAL OR WRITTEN REQUEST TO WILLIAM C. LEITER, SENIOR VICE PRESIDENT, BANC ONE CORPORATION, 100 EAST BROAD STREET, COLUMBUS, OHIO 43271-0251, TELEPHONE NUMBER 614/248-5905. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY MARCH 1, 1995.

      BANC ONE's Annual Report on Form 10-K for the fiscal year ended
December 31, 1993 (as amended by the Form 10-KA filed June 29, 1994), BANC ONE's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1994, June 30, 1994 and September 30, 1994, and BANC ONE's Current Reports on Form 8-K, including the Form 8-K filed January 28, 1994, the Form 8-K filed
February 17, 1994, and the Form 8-K filed November 21, 1994, in each case filed with the Commission pursuant to Section 13 of the Exchange Act, and the description of BANC ONE Common Stock which is contained in BANC ONE's registration statement on Form 10 filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description, are incorporated into this Prospectus and Proxy Statement by reference.

      All documents filed by BANC ONE pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the Special Meeting of Shareholders of 1ST*BANK shall be deemed to be incorporated by reference in this Prospectus and Proxy Statement and to be a part hereof from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus and Proxy Statement to the extent that such statement is modified or superseded by a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus and Proxy Statement.

      No person is authorized to give any information or to make any representations other than those contained in this Prospectus and Proxy Statement and, if given or made, such information or representation must not be relied upon as having been authorized by BANC ONE or 1ST*BANK. This Prospectus and Proxy Statement does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus and Proxy Statement nor any distribution of securities made hereunder shall, under any circumstances, create an implication that there has been no change in the affairs of BANC ONE or 1ST*BANK since the date hereof or that the information herein is correct as of any time subsequent to such date.

                               TABLE OF CONTENTS


                                                                         Page
                                                                         ----
A. INFORMATION ABOUT THE TRANSACTION  . . . . . . . . . . . . . . . . .   1
   ---------------------------------
   INTRODUCTION . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
      1ST*BANK  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
      BANC ONE CORPORATION  . . . . . . . . . . . . . . . . . . . . . .   1

   SUMMARY OF THE TRANSACTION . . . . . . . . . . . . . . . . . . . . .   2
      Terms of Plan of Merger and Exchange Rate . . . . . . . . . . . .   2
      Management After the Merger . . . . . . . . . . . . . . . . . . .   2
      Tax Consequences  . . . . . . . . . . . . . . . . . . . . . . . .   2
      Amendments of Debentures and Articles of Association  . . . . . .   2
      Vote Required . . . . . . . . . . . . . . . . . . . . . . . . . .   2
      Rights of Dissenting Shareholders . . . . . . . . . . . . . . . .   3
      Differences in Shareholder Rights . . . . . . . . . . . . . . . .   3
      Regulatory Approvals  . . . . . . . . . . . . . . . . . . . . . .   3
      Conditions; Termination . . . . . . . . . . . . . . . . . . . . .   3
      Selected Financial Data   . . . . . . . . . . . . . . . . . . . .   3
      Comparative Per Share Data  . . . . . . . . . . . . . . . . . . .   5

   THE SPECIAL MEETING OF SHAREHOLDERS  . . . . . . . . . . . . . . . .   7
      Purposes of the Special Meeting of Shareholders . . . . . . . . .   7
      Record Dates and Voting Rights  . . . . . . . . . . . . . . . . .   7
      Proxies . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

   PLAN OF MERGER . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
      General . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
      Exchange Rate . . . . . . . . . . . . . . . . . . . . . . . . . .   8
      Fractional Shares . . . . . . . . . . . . . . . . . . . . . . . .   9
      Conversion of Shares and Exchange of Certificates . . . . . . . .   10
      Operations After the Merger . . . . . . . . . . . . . . . . . . .   10
      Background of Transaction . . . . . . . . . . . . . . . . . . . .   11
      Merger Recommendation and Reasons for Transaction . . . . . . . .   12
      Conditions to the Merger; Termination . . . . . . . . . . . . . .   13
      Federal Income Tax Consequences . . . . . . . . . . . . . . . . .   14
      Resales by Affiliates . . . . . . . . . . . . . . . . . . . . . .   15
      Accounting Treatment  . . . . . . . . . . . . . . . . . . . . . .   16

   THE AMENDMENT PROPOSAL . . . . . . . . . . . . . . . . . . . . . . .   16

   COMPARATIVE RIGHTS OF SHAREHOLDERS . . . . . . . . . . . . . . . . .   16
      Description of BANC ONE Stock . . . . . . . . . . . . . . . . . .   16
      Comparison of BANC ONE Common Stock and
        1ST*BANK Common Stock . . . . . . . . . . . . . . . . . . . . .   19

   MISCELLANEOUS INFORMATION  . . . . . . . . . . . . . . . . . . . . .   23
      Transfer and Exchange Agents  . . . . . . . . . . . . . . . . . .   23
      Experts   . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
      Interests of Counsel  . . . . . . . . . . . . . . . . . . . . . .   23
      Sources of Information  . . . . . . . . . . . . . . . . . . . . .   23
      Registration Statement  . . . . . . . . . . . . . . . . . . . . .   24

                                                                        Page
                                                                        ----
B. INFORMATION ABOUT BANC ONE CORPORATION . . . . . . . . . . . . . . .  24
   --------------------------------------
   General--Business  . . . . . . . . . . . . . . . . . . . . . . . . .  24
   Recent Developments  . . . . . . . . . . . . . . . . . . . . . . . .  25
   Certain Regulatory Matters . . . . . . . . . . . . . . . . . . . . .  26
   Market Prices of and Dividends Paid on BANC ONE Common Stock . . . .  28
   Incorporation of Certain Information About BANC ONE
      by Reference  . . . . . . . . . . . . . . . . . . . . . . . . . .  29

C. INFORMATION ABOUT 1ST*BANK . . . . . . . . . . . . . . . . . . . .    29
   --------------------------
   General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
   Description of Business  . . . . . . . . . . . . . . . . . . . . . .  29
   Management's Discussion and Analysis
      of Financial Condition and
      Results of Operations of 1ST*BANK . . . . . . . . . . . . . . . .  30
   Market Prices of and Dividends Paid on
      1ST*BANK Common Stock, and Related
      Shareholder Matters . . . . . . . . . . . . . . . . . . . . . . .  58

D. VOTING AND MANAGEMENT INFORMATION  . . . . . . . . . . . . . . . . .  59
   ---------------------------------
   VOTING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59

   OTHER BUSINESS . . . . . . . . . . . . . . . . . . . . . . . . . . .  59

   RIGHTS OF DISSENTING SHAREHOLDERS  . . . . . . . . . . . . . . . . .  59

   MANAGEMENT AND PRINCIPAL SHAREHOLDERS OF BANC ONE  . . . . . . . . .  60

   PRINCIPAL SHAREHOLDERS OF 1ST*BANK . . . . . . . . . . . . . . . . .  61

   OWNERSHIP OF 1ST*BANK COMMON STOCK BY
   1ST*BANK DIRECTORS AND EXECUTIVE OFFICERS  . . . . . . . . . . . . .  62

FINANCIAL STATEMENTS
- --------------------
   1ST*BANK Unaudited Financial Statements
      as of September 30, 1994 and 1993 and for the Nine
      Month Periods then Ended  . . . . . . . . . . . . . . . . . . . .  F-1

   1ST*BANK Unaudited Financial Statements
      as of December 31, 1994
      and for the Year then Ended . . . . . . . . . . . . . . . . . . .  F-20

   Independent Auditor's Report . . . . . . . . . . . . . . . . . . . .  F-37

   1ST*BANK Audited Financial Statements
      as of December 31, 1993, 1992 and 1991
      and for the Years then Ended  . . . . . . . . . . . . . . . . . .  F-38


EXHIBITS
- --------
   Exhibit A    Section 215a of the National Bank Act

   Exhibit B    OCC Banking Bulletin 88-22 -- Stock Appraisals/OCC Valuation
                Methods

   Exhibit C    Merger Agreement (without exhibits)

   Exhibit D    First Amendment to Merger Agreement

PROSPECTUS AND PROXY STATEMENT
- ------------------------------

                                    1ST*BANK
                                 Coppell, Texas
                                 --------------
                        SPECIAL MEETING OF SHAREHOLDERS
                        -------------------------------

                     A.  INFORMATION ABOUT THE TRANSACTION


                                  INTRODUCTION

      This Prospectus and Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of 1ST*BANK, a state banking association organized under the laws of Texas with its main office in Coppell, Texas ("1ST*BANK"), to be voted at the Special Meeting of Shareholders of 1ST*BANK to be held on March 10, 1995, for the purpose of considering and taking action upon (a) a plan to merge (the "Plan of Merger") 1ST*BANK into BANK ONE TEXAS, a national banking association with its main office in Dallas, Texas that is a wholly owned subsidiary of Banc One Texas Corporation ("TEXAS CORPORATION"), a registered bank holding company headquartered in Columbus, Ohio that, in turn, is a wholly owned subsidiary of BANC ONE, a registered multi-bank holding company headquartered in Columbus, Ohio; and (b) a related proposal (the "Amendment Proposal") to amend 1ST*BANK's Mandatory Convertible Subordinated Debentures due April 1, 1998 (the "Debentures") to permit their conversion into shares of 1ST*BANK Common Stock immediately before the Merger and to amend 1ST*BANK's Articles of Association to authorize the issuance of the additional shares of 1ST*BANK Common Stock required for such conversion. The Plan of Merger, which is more fully described below, is set forth in the Merger Agreement dated August 10, 1994 between 1ST*BANK and BANK ONE TEXAS, joined in by TEXAS CORPORATION and BANC ONE, as amended as of January 23, 1995, a copy of which (including the amendment) is attached to this Prospectus and Proxy Statement as Exhibits C-D (the "Merger Agreement"). The Plan of Merger provides for the conversion of 1ST*BANK Common Stock into shares of BANC ONE Common Stock. The text of the proposed amendment to 1ST*BANK's Articles of Association is set forth in "THE AMENDMENT PROPOSAL" below.

      The principal office of BANC ONE is 100 East Broad Street, Columbus, Ohio 43271 and its telephone number is 614/248-5944. The principal office of 1ST*BANK is 1000 South Belt Line Road, Coppell, Texas 75019 and its telephone number is 214/462-1111.

      This Prospectus and the form of proxy are being mailed to 1ST*BANK's Shareholders for the first time on or about February 8, 1995.

1ST*BANK

      1ST*BANK is a state banking association that was organized under the laws of the State of Texas in 1974 with its main office located at 1000 South Belt Line Road, Coppell, Texas, and with one branch office located at 1933 East Frankford Road, Carrollton, Texas. 1ST*BANK has no subsidiaries. As of December 31, 1994, 1ST*BANK had total assets of approximately $143.7 million, total deposits of approximately $133.7 million, and total shareholders' equity of approximately $9.2 million (or approximately 6.4% of total assets). See "INFORMATION ABOUT 1ST*BANK"

BANC ONE CORPORATION

      BANC ONE is a registered multi-bank holding company incorporated under the laws of the State of Ohio which as of December 31, 1994 had a total of one Arizona, one Colorado, seven Illinois, nine Indiana, eight Kentucky, four Michigan, eighteen Ohio, one Oklahoma, one Texas, one Utah, three West Virginia, and fifteen Wisconsin commercial bank subsidiaries. These 69 banks operate approximately 1,400 offices in this twelve-state area and, at December 31, 1994, BANC ONE had consolidated total assets of approximately $88.9 billion, consolidated total deposits of approximately $68.0 billion, and consolidated total shareholders' equity of approximately $7.6 billion (or approximately 8.5% of consolidated total assets). BANK ONE TEXAS is a wholly owned direct subsidiary of TEXAS CORPORATION which, in turn, is a wholly owned direct subsidiary of BANC ONE. See "INFORMATION ABOUT BANC ONE CORPORATION", which includes information about pending acquisitions and dispositions of commercial bank subsidiaries.

                           SUMMARY OF THE TRANSACTION


TERMS OF PLAN OF MERGER AND EXCHANGE RATE

      Under the terms of the Plan of Merger, upon the Merger becoming effective, each outstanding share of 1ST*BANK Common Stock will be converted into 0.339943 shares of BANC ONE Common Stock, subject to adjustment in certain circumstances (the "Exchange Rate"). See "PLAN OF MERGER--Exchange Rate."

MANAGEMENT AFTER THE MERGER

      Upon consummation of the Merger in accordance with the Plan of Merger, 1ST*BANK will be merged into BANK ONE TEXAS and the separate corporate existence of 1ST*BANK will cease. BANK ONE TEXAS, as the surviving corporation in the Merger and a wholly owned subsidiary of TEXAS CORPORATION and BANC ONE, will continue operations after the Merger under the name "Bank One, Texas, N.A." BANK ONE TEXAS will operate with BANK ONE TEXAS' current directors, officers and employees, and with its main office in Dallas, Texas. 1ST*BANK's two offices will become branch offices of BANK ONE TEXAS. See "PLAN OF MERGER--Operations After the Merger."

      Under BANC ONE's operating philosophy, BANK ONE TEXAS, like BANC ONE's other bank subsidiaries, has autonomy to match its products and services to the needs of its local communities. BANC ONE's bank affiliates have authority to make decisions locally in "people-related" matters such as lending, personnel, charitable contributions and other community and related matters, relying upon BANC ONE and its state holding companies for "paper and computer related" matters such as assistance in accounting, certain legal matters, investment portfolio management, regulatory compliance, data processing and other matters that are generally best performed by specialists on a centralized basis.

TAX CONSEQUENCES

      Consummation of the Merger is conditioned on receipt by 1ST*BANK and BANC ONE of an opinion dated the effective date of the Merger from Coopers & Lybrand, L.L.P., independent public accountants, to the effect that no gain or loss will be recognized by 1ST*BANK's shareholders for federal income tax purposes as a result of the conversion of their 1ST*BANK Common Stock into BANC ONE Common Stock in the Merger. The federal income tax consequences of the proposed transaction to shareholders of 1ST*BANK are summarized below under "PLAN OF MERGER--Federal Income Tax Consequences."

AMENDMENTS OF DEBENTURES AND ARTICLES OF ASSOCIATION

      It is a condition to BANC ONE's obligation to consummate the Merger that the Debentures be converted into 1ST*BANK Common Stock before the Merger. Accordingly, 1ST*BANK's shareholders also will be asked at the Special Meeting to consider and vote upon a proposal to amend the Debentures to provide for their automatic conversion into 1ST*BANK Common Stock immediately prior to the Merger, and to amend 1ST*BANK's Articles of Association to authorize the issuance of 166,662 additional shares of 1ST*BANK Common Stock in exchange for, and upon conversion of, the Debentures. Unless this Amendment Proposal is approved, it is unlikely that the Merger will occur. See "THE AMENDMENT PROPOSAL" for further information concerning the Debentures and the proposed amendments to the Debentures and to 1ST*BANK's Articles of Association, and for the text of the proposed amendment to 1ST*BANK's Articles of Association.

VOTE REQUIRED

      Not less than two-thirds of the outstanding shares of 1ST*BANK Common Stock entitled to vote thereon must vote in favor of the Plan of Merger and of the Amendment Proposal for them to be approved. As of December 31, 1994, the directors and executive officers of 1ST*BANK, and those persons who may be deemed to be their respective affiliates and associates, as a group, were entitled to vote 95.7% of the outstanding shares of 1ST*BANK Common Stock, and each such holder has indicated his or her intent to vote such shares for approval of the Plan of Merger and of the Amendment Proposal. No shares of 1ST*BANK Common Stock are held by 1ST*BANK or its nominees in a fiduciary capacity. It is not necessary for the shareholders of BANC ONE to approve the Plan of Merger. However, TEXAS CORPORATION, as the sole shareholder of BANK ONE TEXAS, has approved the Plan of Merger. For information concerning voting by Shareholders of 1ST*BANK on the Plan of Merger and the Amendment Proposal, see "PLAN OF MERGER--General" and "VOTING AND MANAGEMENT INFORMATION--Voting."

RIGHTS OF DISSENTING SHAREHOLDERS

      Under the National Bank Act, certain rights are available to a shareholder of 1ST*BANK who votes against the Plan of Merger or who, at or before the Special Meeting, delivers to 1ST*BANK written notice that he dissents from approval of the Plan of Merger, and who complies with certain other legal requirements. See "VOTING AND MANAGEMENT INFORMATION--Rights of Dissenting Shareholders."

DIFFERENCES IN SHAREHOLDER RIGHTS

      There are differences between the rights of BANC ONE shareholders and the rights of 1ST*BANK shareholders. For example, BANC ONE's Articles of Incorporation, unlike 1ST*BANK's Articles of Association, authorize the issuance of preferred as well as common stock. The Texas Banking Code, as amended (the "TBC"), gives 1ST*BANK's shareholders preemptive rights to subscribe for proportionate amounts of newly issued shares of 1ST*BANK Common Stock. BANC ONE's shareholders have no such preemptive rights. Ohio law permits directors of an Ohio corporation such as BANC ONE, in determining whether any matter is in the best interests of the corporation, to take account of a wide range of interests and considerations. The TBC contains no comparable provision. Ohio law and BANC ONE's Articles of Incorporation also contain a variety of "anti-takeover" provisions to which there are no counterparts in applicable Texas laws or 1ST*BANK's Articles of Association. These anti-takeover provisions include restrictions both on transactions that would involve acquisition of control of BANC ONE, and on transactions with persons or groups who hold more than a certain specified percentage of the outstanding shares of BANC ONE stock. Neither the TBC nor 1ST*BANK's Articles of Association include any comparable restrictions. There are also a number of other differences between the provisions of the TBC, Texas corporate law and Ohio corporate law, and between the provisions of BANC ONE's Articles of Incorporation and 1ST*BANK's Articles of Association, governing shareholder rights. See "COMPARATIVE RIGHTS OF SHAREHOLDERS--Comparison of BANC ONE Common Stock and 1ST*BANK Common Stock."


REGULATORY APPROVALS

      For the Merger to be completed, it must be approved by the Office of the Comptroller of the Currency (the "OCC"). In addition, adoption of the amendments to the Debentures and 1ST*BANK's Articles of Association (which is, in effect, a condition to the Merger) will require approval by the Texas Department of Banking. Applications seeking such approvals have been filed, but such approvals have not yet been obtained.

CONDITIONS; TERMINATION

      Consummation of the Merger is subject to satisfaction or waiver of various conditions, including compliance with the respective covenants and confirmation of the respective representations and warranties of the parties in the Merger Agreement, the absence of any material adverse change in the financial condition or business of 1ST*BANK or BANC ONE, the fulfillment of an earnings test with respect to 1ST*BANK and other matters. The Merger Agreement also provides that either party may abandon the Merger if it is not consummated on or before March 31, 1995. See "PLAN OF MERGER--Conditions to the Merger; Termination" for a more complete discussion of the conditions to the Merger.


SELECTED FINANCIAL DATA

      The following table presents on a historical basis selected unaudited consolidated financial data for BANC ONE and 1ST*BANK. The financial data is based on the consolidated financial statements of BANC ONE incorporated herein by reference, and (in part) on the financial statements of 1ST*BANK set forth in this Prospectus and Proxy Statement.

                                                               SELECTED FINANCIAL DATA (1)
                                                              (thousands, except per share)
                                                                       (UNAUDITED)


                                                                  Year ended December 31,
                                         --------------------------------------------------------------------------
                                             1994           1993            1992            1991            1990
                                         -------------   ----------      ----------      ----------      ----------
Total interest income and other income:

BANC ONE...............................  $ 7,857,108(3) $ 7,226,790     $ 7,358,393     $ 6,828,327     $ 6,151,959
1ST*BANK...............................        8,785          7,486           7,402           7,187           6,569

Income (loss) from continuing operations:

BANC ONE...............................  $ 1,005,109(3) $ 1,120,589     $   876,588     $   664,288     $   536,066
1ST*BANK...............................        1,669          1,081           1,384             831             463

Income(loss) from continuing operations
per common share:

BANC ONE...............................  $      2.42(3) $      2.93     $      2.29     $      1.82     $      1.56
1ST*BANK...............................         1.28           0.83            1.06            0.64            0.36

Historical dividends declared per
common share:

BANC ONE...............................  $      1.24    $      1.07     $      0.89     $      0.76     $      0.69
1ST*BANK...............................             (2)            (2)             (2)             (2)             (2)

Total assets (end of period):

BANC ONE...............................  $88,922,586(3) $79,918,561     $76,739,119     $73,840,498     $56,610,126
1ST*BANK...............................      143,688        131,894          99,751          86,007          76,888

Long-term borrowings (end of period):

BANC ONE...............................  $ 1,866,448(3) $ 1,701,662     $ 1,357,462     $   943,726     $   810,197
1ST*BANK...............................          500            500             500             500             500

Total stockholders' equity (end of period):

BANC ONE...............................  $ 7,564,860(3) $ 7,033,638     $ 6,241,586     $ 5,559,370     $ 4,514,653
1ST*BANK...............................        9,159          7,490           6,322           4,938           4,066

(1) All BANC ONE per common share amounts are restated to give retroactive effect to the 10% dividend paid on March 4, 1994 to stockholders of record as of February 16, 1994.

(2) 1ST*BANK did not declare any dividends on its Common Stock in any year presented.

(3) BANC ONE acquired Liberty National Bancorp, Inc. on August 15, 1994 in a transaction accounted for as a pooling-of-interests. As this transaction is immaterial, prior periods have not been restated.

                                                                 4

COMPARATIVE PER SHARE DATA

      Based upon the Exchange Rate of 0.339943 shares of BANC ONE Common Stock for each outstanding share of 1ST*BANK Common Stock, the following table sets forth per common share income from continuing operations, dividends, book value, and market value of (i) BANC ONE; (ii) 1ST*BANK; and (iii) pro forma equivalent of one share of 1ST*BANK Common Stock based on the Exchange Rate.
                                      5

                                                                Per Share of 1ST*BANK
                                                                Common Stock assuming
                                                                an exchange rate of one
                                                                share of 1ST*BANK Common
                                                                Stock for .339943 shares
                                                                of BANC ONE Common Stock
                                      -------        --------   -------------------------
                                        BANC           1ST*                BANC
                                        ONE            BANK                ONE
                                      -------        --------   -------------------------
Income from continuing
 operations per common share:
                December  31, 1990    $   1.56      $   0.36                    $    0.53
                December  31, 1991        1.82          0.64                         0.62
                December  31, 1992        2.29          1.06                         0.78
                December  31, 1993        2.93          0.83                         1.00
                December  31, 1994        2.42 (5)      1.28                         0.82

Dividends declared per common share:
                December  31, 1990        0.69               (4)                     0.23
                December  31, 1991        0.76               (4)                     0.26
                December  31, 1992        0.89               (4)                     0.30
                December  31, 1993        1.07               (4)                     0.36
                December  31, 1994        1.24               (4)                     0.42

Book value per common share
  as of December 31, 1994                18.43          7.02                         6.27


Market value per common share
  as of March 8, 1994             (1)    33.13 (2)           (3)                    11.26


Market value per common share
  as of December 31, 1994                25.38 (2)           (3)                     8.63


(1)     The business day immediately preceding public announcement of the proposed merger.

(2)     Based on the closing price of BANC ONE Common Stock as reported on the New York Stock Exchange.

(3)     No active trading exists for 1ST*BANK Common Stock.

(4)     1ST*BANK did not declare any dividends on its Common Stock in any year presented.

(5)     BANC ONE acquired Liberty National Bancorp, Inc. on August 15, 1994 in a transaction accounted for as a pooling-of-interests. As this transaction is immaterial, prior periods have not been restated.

                                                                 6

                      THE SPECIAL MEETING OF SHAREHOLDERS


      This Prospectus and Proxy Statement is being furnished to 1ST*BANK's Shareholders in connection with the solicitation of proxies by the 1ST*BANK Board for use at 1ST*BANK's Special Meeting of Shareholders (the "Special Meeting") and at any adjournment or adjournments thereof. The Special Meeting will be held on March 10, 1995, at 10:00 A.M., local time at 1000 South Belt Line Road, Coppell, Texas.


PURPOSES OF THE SPECIAL MEETING OF SHAREHOLDERS

      At the Special Meeting, the holders of 1ST*BANK Common Stock will vote on the approval of the Plan of Merger and of the Amendment Proposal.

RECORD DATES AND VOTING RIGHTS


      The 1ST*BANK Board has fixed the close of business on February   , 1994,
as the record date for determination of 1ST*BANK shareholders entitled to notice of and to vote at the Special Meeting (the "Record Date"). As of the Record Date, 1ST*BANK had outstanding and entitled to vote 1,304,167 shares of 1ST*BANK Common Stock. Each share of 1ST*BANK Common Stock is entitled to one vote. At least two-thirds of the outstanding shares of 1ST*BANK Common Stock must be voted in favor of the Plan of Merger to approve the Plan of Merger, and at least two-thirds of the outstanding shares of 1ST*BANK Common Stock must be voted in favor of the Amendment Proposal to approve the Amendment Proposal.


      Votes, whether in person or by proxy, will be counted and tabulated by inspectors appointed by 1ST*BANK. Abstentions and broker non-votes will not be counted as votes either "for" or "against" any matters coming before the Special Meeting, nor will such abstentions and broker non-votes be counted toward determining a quorum. However, such abstentions have the effect of a "no" vote because applicable federal and state law requires the Plan of Merger and the Amendment Proposal to be authorized and approved by the affirmative vote of not less than two-thirds of the 1ST*BANK Common Stock entitled to be voted, rather than by two-thirds of those shares actually voted.

PROXIES

      Proxies for use at the Special Meeting accompany this Proxy Statement.
A shareholder may use a proxy whether or not he or she plans to attend the Special Meeting in person. The proxy may be revoked by the person giving it at any time before it is exercised by giving written notice to the Secretary of 1ST*BANK, by submitting a later dated proxy, or by attending and voting in person at the Special Meeting. All proxies validly submitted and not revoked will be voted in the manner specified therein. IF NO SPECIFICATION IS MADE, THE PROXIES WILL BE VOTED IN FAVOR OF APPROVAL OF THE PLAN OF MERGER AND OF THE AMENDMENT PROPOSAL. The 1ST*BANK Board is not aware of any other matters which may be presented for action at the Special Meeting, but if other matters do properly come before the Special Meeting it is intended that the shares represented by the accompanying proxy will be voted by the persons named in the proxy in accordance with their best judgment. The shares represented by the accompanying proxy may be voted to adjourn the Special Meeting for the purpose of soliciting additional votes to approve the Plan of Merger.


      Solicitation of proxies will be made in person, by mail, or by telephone or telegraph, or by other communications media by present and former directors, officers and employees of 1ST*BANK for which no additional compensation will be paid. 1ST*BANK will bear the cost of solicitation of proxies from its shareholders and may reimburse brokers and others for their expenses in forwarding solicitation material to beneficial owners of 1ST*BANK Common Stock.

      1ST*BANK held its 1994 Annual Meeting of Shareholders on March 16, 1994.

                                 PLAN OF MERGER

      The information in this Prospectus and Proxy Statement concerning the terms of the Plan of Merger is a summary only and is qualified in its entirety by reference to the Merger Agreement, a copy of which (without the exhibits thereto) is attached to this Prospectus and Proxy Statement as Exhibits C-D, and which is incorporated herein by reference. The Merger Agreement (including its exhibits) is also an exhibit to the Registration Statement. See "INCORPORATION BY REFERENCE" for this procedure for obtaining a copy of the Registration Statement, including the exhibits thereto.


GENERAL

      The Plan of Merger provides for the Merger of 1ST*BANK with and into BANK ONE TEXAS, in accordance with the applicable provisions of the National Bank Act, as amended (the "NBA") and the TBC. BANK ONE TEXAS will be the surviving corporation in the Merger (the "Surviving Corporation"). Upon the effectiveness of the Merger (the "Effective Time"), each outstanding share of 1ST*BANK Common Stock will be converted into 0.339943 shares of BANC ONE Common Stock, which shares of BANC ONE Common Stock will be issued as a result of the Merger. See "PLAN OF MERGER--Exchange Rate."

      It is a condition to BANC ONE's obligation to consummate the Merger that the total number of shares of 1ST*BANK Common Stock outstanding immediately before the Merger must not exceed 1,470,833 (including the shares issued upon conversion of the Debentures), that the total number of shares of BANC ONE Common Stock issued in the Merger must not exceed 500,000 (subject to adjustment in certain circumstances), and that the total number of shares of such stock that are to be settled in cash, including both fractional share interests and shares whose holders have asserted rights as dissenting shareholders, must not exceed 10% of the total number of shares of BANC ONE Common Stock that BANC ONE would issue in the Merger if there were no such cash settlements. See "VOTING AND MANAGEMENT INFORMATION--Rights of Dissenting Shareholders."


      The affirmative vote of not less than two-thirds of the outstanding shares of 1ST*BANK Common Stock entitled to vote at the Special Meeting is required to approve the Plan of Merger and to approve the Amendment Proposal. See "VOTING AND MANAGEMENT INFORMATION--Voting." Also, it is unlikely that the Merger will occur if the Amendment Proposal is not approved by 1ST*BANK's Shareholders at the Special Meeting. See "THE AMENDMENT PROPOSAL." Subject to such shareholder approval and the satisfaction of certain conditions and receipt of all requisite regulatory approvals, in each case as provided for in the Merger Agreement, the Merger will become effective on the date specified by the OCC in the OCC's final certification of its approval of the Merger.

      The Boards of Directors of BANC ONE, TEXAS CORPORATION, BANK ONE TEXAS and 1ST*BANK have approved the Plan of Merger. The Board of Directors of 1ST*BANK also has approved the Amendment Proposal. TEXAS CORPORATION, as the sole shareholder of BANK ONE TEXAS, also has approved the Plan of Merger. Approval of the Plan of Merger by BANC ONE as the sole shareholder of TEXAS CORPORATION or by the shareholders of BANC ONE is not required for consummation of the Merger.

EXCHANGE RATE


      Under the terms of the Plan of Merger, shares of BANC ONE Common Stock issued by reason of the Merger will be allocated to 1ST*BANK's shareholders of record as of the Effective Time, with the total number of such shares of BANC ONE Common Stock to be equal to the number of shares of 1ST*BANK Common Stock outstanding immediately prior to the Effective Time multiplied by the Exchange Rate (disregarding fractional share interests and shares with respect to which dissenters rights are exercised). However, it is a condition to BANC ONE's obligation to consummate the Merger that the total number of shares of 1ST*BANK Common Stock outstanding at the Effective Time must not exceed 1,470,833 shares (including the shares issued in exchange for the Debentures), and that the total number of shares of BANC ONE Common Stock issued in the Merger must not exceed 500,000 (subject to adjustment in certain circumstances).

      At December 31, 1994, a total of 1,304,167 shares of 1ST*BANK Common Stock were outstanding. In addition, the Debentures are convertible in aggregate into not more than 166,666 shares of 1ST*BANK Common Stock and, if the Amendment Proposal is approved, will be so converted immediately prior to the Merger. See "THE AMENDMENT PROPOSAL." Under the terms of the Merger Agreement, except for the conversion of the Debentures, 1ST*BANK may not issue, sell, grant any option for, or acquire for value any shares of its capital stock.

      Unless BANC ONE declares a stock dividend or distribution upon or subdivides, splits up, reclassifies or combines its Common Stock or declares a dividend, or makes a distribution, on its Common Stock in any security convertible into such Common Stock prior to the Effective Time (none of which currently are contemplated by BANC ONE), no adjustments will be made to the Exchange Rate. However, in the event of such a transaction, appropriate adjustment will be made to the Exchange Rate.

FRACTIONAL SHARES

      Under the terms of the Plan of Merger, no fractional shares of BANC ONE Common Stock will be exchanged for shares of 1ST*BANK Common Stock. In lieu thereof, each shareholder of 1ST*BANK having a fractional interest resulting from the exchange of 1ST*BANK Common Stock for BANC ONE Common Stock will be paid by BANC ONE an amount in cash, without interest, equal to the value of such fractional interest based upon the BANC ONE Average Price (as hereinafter defined).

CONVERSION OF SHARES AND EXCHANGE OF CERTIFICATES


      Under the terms of the Plan of Merger, upon consummation of the Merger, the outstanding shares of 1ST*BANK Common Stock will be converted into shares of BANC ONE Common Stock at the Exchange Rate. As soon as practicable after the Merger becomes effective, instructions and forms will be furnished to 1ST*BANK's shareholders for use in exchanging their 1ST*BANK share certificates for certificates of BANC ONE Common Stock. If any certificate for shares of BANC ONE Common Stock is to be issued in a name other than that in which the certificate for shares of 1ST*BANK Common Stock surrendered for exchange is registered, the certificate so surrendered must be properly endorsed or otherwise be in proper form for transfer and the person requesting such exchange must pay to BANC ONE or its transfer agent any applicable transfer or other taxes required by reason of the issuance of the certificate.


      Until so surrendered, certificates formerly representing shares of 1ST*BANK Common Stock (other than certificates representing treasury shares, or shares subject to the rights of dissenting shareholders) will be deemed for all purposes to evidence the ownership of the number of shares of BANC ONE Common Stock and cash for fractional shares into which such shares have been converted. Dividends and other distributions, if any, that become payable on BANC ONE Common Stock pending exchange of certificates representing shares of 1ST*BANK Common Stock will be retained by BANC ONE until surrender of such certificates, at which time such dividends and distributions will be paid, without interest. In addition, after the Effective Time the holders of certificates formerly representing shares of 1ST*BANK Common Stock will cease to have rights with respect to such shares (except such rights, if any, as such certificate holders may have as dissenting Shareholders), and, except as aforesaid, their sole rights will be to exchange such certificates for shares of BANC ONE Common Stock in accordance with the Merger Agreement.

OPERATIONS AFTER THE MERGER

      Under the terms of the Plan of Merger, upon consummation of the Merger 1ST*BANK will be merged into BANK ONE TEXAS and the separate corporate existence of 1ST*BANK will cease. As a result of the Merger, all rights, franchises and interests of 1ST*BANK and BANK ONE TEXAS, respectively, in and to every type of property, real, personal and mixed, and choses in action, will be transferred to and vested in BANK ONE TEXAS as the Surviving Corporation, by virtue of the Merger and without any deed or other transfer, as provided in the NBA. As the Surviving Corporation, BANK ONE TEXAS also will be responsible for all liabilities of every kind and description of 1ST*BANK and BANK ONE TEXAS existing as of the Effective Time, except as otherwise provided in the Merger Agreement.

      BANK ONE TEXAS, as the Surviving Corporation and a wholly owned subsidiary of BANC ONE, will continue operations after the Merger under the name "Bank One, Texas, N.A." and will operate with BANK ONE TEXAS' directors, officers and employees immediately before the Effective Time, with BANK ONE TEXAS' Articles of Association and By-Laws as in effect immediately before the Effective Time, with its business being that of a bank, and with its main office at 1717 Main Street, Dallas, Texas. Those of 1ST*BANK's officers and employees who agree to accept such positions will become officers and employees of BANK ONE TEXAS and, to the extent possible, will continue to hold the same titles and to perform the same duties and functions for BANK ONE TEXAS after the Merger as they did for 1ST*BANK before the Merger (subject to such modification as may be necessary to avoid duplication of officer titles, duties and functions). Upon consummation of the Merger, 1ST*BANK's two banking offices will become branch offices of BANK ONE TEXAS.

      Under BANC ONE's operating philosophy, BANK ONE TEXAS will continue after the Merger, as it does at present, to have autonomy to match its products and services to the needs of its local communities. Like other BANC ONE bank affiliates, it will continue, as it does at present, to have authority to make decisions locally in "people-related" matters such as lending, personnel, charitable contributions and other community and related matters, relying upon BANC ONE and its state holding companies for "paper and computer related" matters such as assistance in accounting, certain legal matters, investment portfolio management, regulatory compliance, data processing and other matters which are generally best performed by specialists on a centralized basis.

BACKGROUND OF TRANSACTION


      The specific terms and conditions of the Plan of Merger are the product of discussions and subsequent arms-length negotiations between representatives of BANC ONE and 1ST*BANK over a period of approximately nineteen months, beginning in July 1993. The initial discussions were initiated by BANC ONE and considered whether the business objectives of BANC ONE and the business interests of 1ST*BANK could be enhanced through a business combination of 1ST*BANK and BANC ONE.




      Linda Carter, the principal shareholder of 1ST*BANK, joined the management of 1ST*BANK in 1986, at a time when 1ST*BANK was experiencing a downward business trend. The addition of Ms. Carter to the management of 1ST*BANK was intended to reverse this trend. During her tenure as Chairman of the Board and President of 1ST*BANK, the earnings and deposits of 1ST*BANK increased to levels that made the acquisition of 1ST*BANK an attractive option for other banks. See "INFORMATION ABOUT 1ST*BANK--Description of Business" for information about loans to and deposits by affiliates of Ms. Carter. Ms. Carter now desires to retire from her association with 1ST*BANK and to dispose of her investment in 1ST*BANK in order to allow her to devote more time to her family life and other business interests. William J. Hendrix joined 1ST*BANK in the fall of 1993, and at the annual shareholders' and directors' meetings held in December 1993, Mr. Hendrix was elected to replace Ms. Carter as Chairman of the Board of 1ST*BANK in order to assist in the process of pursuing a business combination for 1ST*BANK.

      BANC ONE initially approached 1ST*BANK for the purpose of proposing a merger of 1ST*BANK and BANK ONE TEXAS in 1989, although BANC ONE did not make a formal offer to 1ST*BANK at that time. In July 1993, BANC ONE again contacted 1ST*BANK to propose a merger of 1ST*BANK and BANK ONE TEXAS, at which time the Board of Directors of 1ST*BANK and Ms. Carter determined that it was in the best interests of 1ST*BANK and the community of Coppell to pursue such a merger.

      After it was revealed that 1ST*BANK was considering a merger with BANK ONE TEXAS, several other banks contacted 1ST*BANK regarding the possibility of a merger. In addition, subsequent to BANC ONE's initial proposal on January 12, 1994, which 1ST*BANK rejected as inadequate, Mr. Hendrix contacted several regional banks to determine their level of interest in pursuing a merger with 1ST*BANK. Although the management of 1ST*BANK had informal discussions with several other banks regarding a possible merger, none of these discussions ever reached the negotiation stage.

      At the outset of discussions between BANC ONE and 1ST*BANK, both parties contemplated an exchange of BANC ONE Common Stock for the outstanding shares of 1ST*BANK Common Stock, without any cash component. No other transaction structures were discussed during the subsequent negotiations between the parties. BANC ONE initially offered a specific number of shares of BANC ONE Common Stock in exchange for all of the outstanding shares of 1ST*BANK Common Stock, and 1ST*BANK rejected this proposal as inadequate. On January 19, 1994, 1ST*BANK made a counter proposal to BANC ONE. BANC ONE subsequently made another offer to 1ST*BANK on terms more favorable to 1ST*BANK. This counter offer was accepted by 1ST*BANK, and on February 28, 1994, the parties executed an agreement in principle. The parties then proceeded to negotiate the terms of the Merger, during which time certain potential legal and environmental issues were resolved. The Merger Agreement was executed and announced publicly on August 10, 1994.




      As more fully explained below, see "INFORMATION ABOUT BANC ONE CORPORATION--Recent Developments," BANC ONE has taken one-time after-tax charges of approximately $220 million against its earnings in the fourth quarter of 1994 reflecting sales of securities to reduce its exposure to rising interest rates and operations consolidation and other charges. In
January 1995, BANC ONE informed 1ST*BANK that, due to these extraordinary charges, BANC ONE would not meet the earnings requirements that were a condition to 1ST*BANK's obligation to consummate the Merger under the Merger Agreement, as originally executed. Following negotiations between the parties, BANC ONE and 1ST*BANK entered into a First Amendment to Merger Agreement dated as of January 23, 1995, a copy of which is attached to this Prospectus and Proxy Statement as Exhibit D (the "Amendment"), under which the parties agreed (a) to delete the earnings requirement for BANC ONE; (b) to increase from 425,000 to 500,000 shares the maximum number of shares of BANC ONE Common Stock issuable in the Merger in exchange for the outstanding shares of 1ST*BANK Common Stock;
(c) to increase the Exchange rate to 0.339943 shares of BANC ONE Common Stock for each outstanding share of 1ST*BANK Common Stock and to fix the Exchange
Rate at that rate without regard to further changes in the market price of BANC ONE Common Stock; (d) to give 1ST*BANK the right to terminate the Merger Agreement if the average closing price of BANC ONE Common Stock on the New York Stock Exchange (the "BANC ONE Average Price") during the ten consecutive trading days begining on January 18, 1995 (such ten consecutive trading days, the "Valuation Period") was less than $23.85; (e) to give BANC ONE the right to terminate the Merger Agreement if the BANC ONE Average Price during the Valuation Period was more than $29.15; and (f) to extend from February 27, 1995 to March 31, 1995 the date after which the Merger Agreement may be terminated by either party if the Merger has not been consummated on or before such date.

        The Valuation Period ended on February 1, 1995, and the BANC ONE Average Price for the Valuation Period was $28.51, which is neither less than $23.85 nor more than $29.15. Thus the Merger Agreement was not terminated on this basis, and the rights of the parties to terminate the Merger Agreement on this basis has expired.

      THE BOARD OF DIRECTORS OF 1ST*BANK BELIEVES THAT THE TERMS OF THE MERGER ARE FAIR TO, AND IN THE BEST INTERESTS OF, 1ST*BANK SHAREHOLDERS. THE BOARD OF DIRECTORS OF 1ST*BANK HAS UNANIMOUSLY APPROVED THE MERGER AND THE PLAN OF MERGER AND UNANIMOUSLY RECOMMENDS APPROVAL OF THE MERGER AND APPROVAL AND ADOPTION OF THE PLAN OF MERGER AND THE AMENDMENT PROPOSAL BY 1ST*BANK SHAREHOLDERS.

MERGER RECOMMENDATION AND REASONS FOR TRANSACTION


      In approving the terms of the Plan of Merger, the Board of Directors of 1ST*BANK has considered various factors including, but not limited to, 1ST*BANK's business, operations, assets, deposits, earnings, prospects, shareholders' equity and trends, and Ms. Carter's desire to dispose of her interest in 1ST*BANK. The Board of Directors of 1ST*BANK also considered the business and operations of BANC ONE and the long-standing business relationship between 1ST*BANK and its affiliates and BANC ONE. 1ST*BANK has not obtained a fairness opinion, appraisal, opinion from an investment banker, or other report regarding the value of 1ST*BANK, 1ST*BANK Common Stock, or the BANC ONE Common Stock that is to be exchanged in the Merger for the outstanding shares of 1ST*BANK Common Stock, or the fairness of the Merger to 1ST*BANK shareholders. The Board of Directors of 1ST*BANK has relied on its own analysis of the prospects, business, operations, books and records of 1ST*BANK and BANC ONE, the regulatory considerations affecting 1ST*BANK and BANC ONE, and the risk factors in agreeing on the terms of the Merger and the Plan of Merger. In view of the circumstances and the wide variety of factors considered in connection with evaluation of the Merger, the Board of Directors of 1ST*BANK did not find it practicable to assign relative weights to the factors considered in reaching its decision. The foregoing discussion includes all the material factors considered by the Board of Directors of 1ST*BANK.


      ACCORDINGLY, THE BOARD OF DIRECTORS OF 1ST*BANK UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE APPROVAL OF THE PLAN OF MERGER AND THE AMENDMENT PROPOSAL.


      As of December 31, 1994, the directors and executive officers of 1ST*BANK, together with their respective affiliates and associates, as a group, were entitled to vote 95.7% of the total shares of 1ST*BANK Common Stock outstanding and, in addition, that group owned Debentures convertible, in aggregate, into an additional 120,999 shares of 1ST*BANK Common Stock (which shares will not be eligible to vote at the Special Meeting). Ms. Carter, alone, is entitled to vote 92.5% of the total shares of 1ST*BANK Common Stock outstanding. No shares of 1ST*BANK Common Stock are held by 1ST*BANK or its nominees in a fiduciary capacity. 1ST*BANK believes that all of the directors' and executive officers' shares, including Ms. Carter's, will be voted in favor of the Plan of Merger and of the Amendment Proposal. These persons will be entitled to receive the same consideration for their shares as any other 1ST*BANK shareholder upon approval of the Plan of Merger. On the date of this Prospectus and Proxy Statement, apart from the Debentures, there were no outstanding options for shares of 1ST*BANK Common Stock. After the Merger, the individuals who now serve as directors and/or executive officers of 1ST*BANK, together with their respective affiliates and associates, as a group, will own only approximately 1/10 of 1% of the total shares of BANC ONE Common Stock outstanding.


      In the past five years, several affiliates of 1ST*BANK (including members of the Carter family and entities controlled by the Carter family) have had depositor and other banking relationships with BANC ONE and its affiliates. However, there are not now, nor have there been in the past five years, any agreements or understandings between 1ST*BANK and its affiliates and BANC ONE and its affiliates except as are otherwise disclosed herein. See "INFORMATION ABOUT 1ST*BANK--Description of Business" for information about loans to and deposits by affiliates of Ms. Carter.

      BANC ONE believes that the Merger will provide BANK ONE TEXAS with a more meaningful presence in the Coppell, Texas area and an expansion of BANK ONE TEXAS' customer base and assets. Such expansion will provide BANC ONE with the opportunity to realize increased economies of scale while serving new customers with the expertise and assistance of the capable and experienced staff of BANK ONE TEXAS.

CONDITIONS TO THE MERGER; TERMINATION

      Consummation of the Merger is subject to satisfaction of a number of conditions, including, among others:

 (1) the receipt of all necessary approvals by governmental agencies and authorities, including the OCC, and each of such approvals remaining in full force and effect at the Effective Time;

 (2) there being no change in the consolidated financial condition, aggregate net assets, shareholders' equity, business or operating results of 1ST*BANK, or of BANC ONE and its subsidiaries, taken as a whole, from March 31, 1994 to the Effective Time, that has had a material adverse effect;

 (3) compliance by 1ST*BANK, BANC ONE, TEXAS CORPORATION and BANK ONE TEXAS with their respective covenants and confirmation of their respective representations and warranties as set forth in the Merger Agreement, including the agreement of 1ST*BANK that, except with the approval of BANC ONE or as otherwise permitted by the Merger Agreement, from March 31, 1994 to the Effective Time 1ST*BANK will not pay cash dividends and or conduct its banking operations other than in the ordinary course of business;

 (4) approval of the Plan of Merger by the requisite vote of Shareholders of 1ST*BANK Common Stock (see "MERGER-General" and "VOTING AND MANAGEMENT INFORMATION-Voting");

 (5) receipt by 1ST*BANK and BANC ONE of the opinion relative to the Federal income tax consequences referred to under the caption "MERGER-Federal Income Tax Consequences";

 (6) receipt by BANC ONE of an opinion from 1ST*BANK's counsel and receipt by 1ST*BANK of an opinion from counsel for BANC ONE and BANK ONE TEXAS, which opinions are to be in the general forms annexed to the Merger Agreement;


 (7) satisfaction by 1ST*BANK of certain earnings tests set forth in the Merger Agreement or as otherwise agreed between the parties;


 (8) the fractional share interests in BANC ONE Common Stock to be paid in cash to former holders of 1ST*BANK Common Stock (see "MERGER-Fractional Shares"), plus the shares of BANC ONE Common Stock that would have been exchangeable for those 1ST*BANK shares for which dissenters' rights are asserted, not exceeding 10% of the maximum aggregate number of shares of BANC ONE Common Stock which could be issued as a result of the Merger;

 (9) the shares of BANC ONE Common Stock to be issued in exchange for 1ST*BANK Common Stock having been listed on the NYSE;

(10) receipt of the written opinion of Coopers & Lybrand, L.L.P., independent certified public accountants for BANC ONE, that the transaction contemplated by the Merger Agreement may be properly accounted for as a pooling-of-interests;

(11) conversion of the Debentures into not more than 166,666 shares of 1ST*BANK Common Stock (including the required approval of the Texas Department of Banking);

(12) the holders of all credit agreements on which 1ST*BANK or any of its subsidiaries is the maker, issuer or guarantor and which contain provisions which make the acquisition of 1ST*BANK by or merger into another entity a condition of default or acceleration, having provided BANC ONE with a written waiver of all such provisions; and

(13) the total number of shares of 1ST*BANK Common Stock issued and outstanding not exceeding 1,470,833 shares (including the shares issued upon conversion of the Debentures), and the total number of shares of BANC ONE Common Stock to be issued in the Merger not exceeding 500,000.


      The provisions of the Merger Agreement, including the foregoing conditions (other than required regulatory approvals), may be waived at any time by the party entitled to the benefits thereof. However, after 1ST*BANK's Shareholders have approved the Plan of Merger, 1ST*BANK may only amend the Merger Agreement if, in the opinion of 1ST*BANK's Board of Directors, such amendment will not have a material adverse effect on the benefits intended under the Merger Agreement for 1ST*BANK's Shareholders and will not require resolicitation of proxies from such Shareholders.


      The Merger Agreement may be terminated at any time prior to the Effective Time of the Merger, whether before or after approval by 1ST*BANK's Shareholders, by written notice from BANC ONE to 1ST*BANK, or from 1ST*BANK to BANC ONE, as the case may be, upon the occurrence of any of the following:
(i) if any material condition to either party's obligations under the Merger Agreement is not satisfied or waived at the time or times contemplated thereby (each party's right to terminate under this clause (i) shall relate only to conditions to that party's obligations); (ii) in the event of a material breach by a party of any representation, warranty, condition or agreement contained in the Merger Agreement that is not cured within 30 days of the giving of notice to such party by the other party; or (iii) if the Merger shall not have been consummated on or before March 31, 1995. The Merger Agreement also may be terminated, and the Merger thereby abandoned, by the mutual consent of the Boards of Directors of 1ST*BANK and BANC ONE at any time before the Effective Time.


      If the Merger is not consummated other than by reason of a willful breach of any party to the Merger Agreement, 1ST*BANK, BANC ONE, BANK ONE TEXAS and TEXAS CORPORATION each will pay all of its own expenses incurred incident to such transaction, except for printing expenses, which BANC ONE will pay.

FEDERAL INCOME TAX CONSEQUENCES


      The following is a summary of certain material U.S. federal income tax consequences of the Merger, including certain consequences to holders of 1ST*BANK Common Stock who are citizens or residents of the United States and who hold their shares as capital assets. It does not discuss all tax consequences that may be relevant to 1ST*BANK shareholders subject to special federal income tax treatment (such as insurance companies, dealers in securities, certain retirement plans, financial institutions, tax exempt organizations or foreign persons), or to 1ST*BANK shareholders who acquired their shares of 1ST*BANK Common Stock pursuant to the exercise of employee stock options or otherwise as compensation. The summary also does not address the state, local or foreign tax consequences of the Merger, if any.

      Pursuant to the terms of the Merger Agreement, 1ST*BANK and BANC ONE will receive the opinion of Coopers & Lybrand, dated as of the Effective Time, to the effect that, for federal income tax purposes:




(1) The Merger will be viewed as an acquisition by TEXAS CORPORATION of substantially all of the assets of 1ST*BANK solely in exchange for BANC ONE Common Stock and the assumption of all of the liabilities of 1ST*BANK by TEXAS CORPORATION followed by the transfer of the assets of 1ST*BANK to BANK ONE TEXAS and the assumption by BANK ONE TEXAS of the liabilities of 1ST*BANK;




(2) The acquisition by TEXAS CORPORATION of substantially all of the assets of 1ST*BANK in exchange solely for shares of BANC ONE Common Stock and the assumption by TEXAS CORPORATION of 1ST*BANK's liabilities will constitute a reorganization within the meaning of Section 368(a)(1)(C) and
      (a)(2)(C) of the Internal Revenue Code, and will not be disqualified under Section 368(a)(2)(C) by reason of the fact that the assets of 1ST*BANK that will be acquired by TEXAS CORPORATION are subsequently transferred to BANK ONE TEXAS;

(3) No gain or loss will be recognized by BANC ONE, TEXAS CORPORATION, BANK ONE TEXAS or 1ST*BANK as a consequence of the transactions contemplated by the Merger Agreement;

(4) No gain or loss will be recognized by 1ST*BANK's shareholders on the exchange of their shares of 1ST*BANK Common Stock for shares of BANC ONE Common Stock (disregarding for this purpose any cash received for fractional share interests to which they may be entitled);

(5) The federal income tax basis of the BANC ONE Common Stock (including fractional share interests to which they may be entitled) received by holders of 1ST*BANK Common Stock will be the same as the federal income tax basis of the 1ST*BANK Common Stock surrendered in exchange therefor;


(6) The holding period of the BANC ONE Common Stock received by a holder of 1ST*BANK Common Stock will include the period for which the 1ST*BANK Common Stock exchanged therefor was held, provided the exchanged 1ST*BANK Common Stock was held as a capital asset by such holder on the date of the exchange;


(7) Where cash is received by a 1ST*BANK shareholder in exchange for all of his 1ST*BANK Common Stock pursuant to the exercise of his dissenter's rights, the cash will be treated as having been received in redemption of his 1ST*BANK Common Stock subject to the provisions and limitations of Section 302 of the Internal Revenue Code; and to the extent such payments are not essentially equivalent to a dividend; and


(8) The payment of cash in lieu of fractional share interests of BANC ONE Common Stock will be treated as if the fractional shares were distributed as part of the exchange and then redeemed by BANC ONE, and will be treated as having been received as distributions in full payment and in exchange for the 1ST*BANK Common Stock redeemed as provided in
      Section 302(a) of the Internal Revenue Code to the extent such payments are not essentially equivalent to a dividend.

      THE INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND IS BASED ON THE INTERNAL REVENUE CODE (AND AUTHORITIES THEREUNDER) AS IN EFFECT ON THE DATE OF THIS PROSPECTUS AND PROXY STATEMENT, WITHOUT CONSIDERATION OF THE PARTICULAR FACTS OR CIRCUMSTANCES OF ANY SHAREHOLDER. SHAREHOLDERS ARE URGED TO CONSULT WITH THEIR OWN TAX ADVISORS WITH RESPECT TO THE FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER IN THEIR PARTICULAR SITUATIONS, AS WELL AS CONSEQUENCES UNDER ANY APPLICABLE STATE, LOCAL OR FOREIGN TAX LAWS.

RESALES BY AFFILIATES

      The shares of BANC ONE Common Stock issuable to 1ST*BANK shareholders upon consummation of the Merger have been registered under the Securities Act, but such registration does not cover resales by affiliates (within the meaning of Rule 144 under the Securities Act) ("Affiliates") of 1ST*BANK. BANC ONE Common Stock received and beneficially owned by those 1ST*BANK shareholders who are deemed to be Affiliates may be resold without registration as provided in Rule 145 under the Securities Act, or as otherwise permitted by law. 1ST*BANK Affiliates would include all persons who, directly or indirectly, control, are controlled by, or are under common control with 1ST*BANK at the time the Plan of Merger is submitted for approval by a vote of 1ST*BANK's shareholders. Each 1ST*BANK Affiliate who desires to resell the BANC ONE Common Stock received in the Merger must sell such BANC ONE Common Stock either (i) pursuant to an effective registration statement under the Securities Act, (ii) in accordance with the applicable provisions of Rule 145 under the Securities Act or (iii) in a transaction that, in the opinion of counsel for such Affiliate or as described in a "no-action" or interpretive letter from the Staff of the Commission (in each case reasonably satisfactory in form and substance to BANC ONE), is exempt from the registration requirements of the Securities Act.

      Rule 145(d) requires that persons deemed to be Affiliates resell their BANC ONE Common Stock, if publicly offered, pursuant to certain of the requirements of Rule 144 under the Securities Act if such BANC ONE Common Stock is sold within the first two years after it is acquired. After two years, if such person is not an Affiliate of BANC ONE and BANC ONE is current in filing its periodic reports under the Exchange Act, a former Affiliate of 1ST*BANK may freely resell the BANC ONE Common Stock received in the Merger without limitation. After three years from the issuance of the BANC ONE Common Stock, if such person is not an Affiliate of BANC ONE at the time of sale or for at least three months prior to such sale, such person may freely resell such BANC ONE Common Stock, without limitation, regardless of the status of BANC ONE's periodic securities law reports.

      1ST*BANK has agreed to provide BANC ONE with a list of those persons who may be deemed by legal counsel to 1ST*BANK and BANC ONE to be Affiliates of 1ST*BANK at the time of the Special Meeting. 1ST*BANK will use its best efforts to cause each such person to deliver to BANC ONE prior to the Effective Time a written agreement to the effect that no sale will be made of any shares of BANC ONE Common Stock received in the Merger by an Affiliate of 1ST*BANK except (i) in accordance with the Securities Act and (ii) if, as it expects to do, BANC ONE utilizes pooling-of-interests accounting in accounting for the Merger, until such time as BANC ONE shall first publish the financial results of at least 30 days of post-merger combined operations of 1ST*BANK and BANC ONE, provided that BANC ONE shall publish such results not later than four months after the Effective Time. The certificates of BANC ONE Common Stock issued to Affiliates of 1ST*BANK in the Merger may contain an appropriate restrictive legend, and appropriate stop transfer orders may be given to the transfer agent for such certificates.


ACCOUNTING TREATMENT

      BANC ONE expects to account for the acquisition of 1ST*BANK as a pooling-of-interests.

                            THE AMENDMENT PROPOSAL

      At the Special Meeting, 1ST*BANK's shareholders also will be asked to consider and vote upon a proposal to amend the Debentures to provide for their automatic conversion into shares of 1ST*BANK Common Stock immediately prior to the Merger, and to amend 1ST*BANK's Articles of Association to authorize the issuance of 166,662 additional shares of 1ST*BANK Common Stock upon the conversion of the Debentures.

      1ST*BANK issued the Debentures, in an aggregate principal amount of $500,000, in April 1988. By their present terms, the Debentures will mature on April 1, 1998, and are mandatorily convertible at maturity into a total of no more than 166,666 shares of 1ST*BANK Common Stock at a price of $3.00 per share. Interest is due and payable on the Debentures on the first day of each April and October, and the interest rate on the Debentures is adjusted each April and October to equal the prime rate of interest as set forth in the Money Rates Section of the Wall Street Journal. The Debentures are subordinated in right of payment to 1ST*BANK's obligations to its depositors and to 1ST*BANK's other obligations to its general and secured creditors.

      At the time the Debentures were issued, each 1ST*BANK shareholder was given the opportunity to subscribe for them, although to be eligible to purchase Debentures a shareholder also was required to subscribe for a portion of certain newly issued shares of 1ST*BANK Common Stock that were being issued at the time. At present, the Debentures are held primarily by the directors, officers and principal shareholders of 1ST*BANK.

      As noted above, under the Merger Agreement it is a condition to BANC ONE's obligation to consummate the Merger that the Debentures be converted into not more than 166,666 shares of 1ST*BANK Common Stock before the Effective Time.
To meet that requirement, it will be necessary, first, to amend the Debentures to provide for their automatic conversion into 1ST*BANK Common Stock immediately prior to the Merger; and second, to amend Paragraph Fourth of 1ST*BANK's Articles of Association to authorize the issuance of such additional shares of 1ST*BANK Common Stock. At the Special Meeting, 1ST*BANK's shareholders will be asked to vote upon both amendments. If the Amendment Proposal is adopted, the Fourth Article of 1ST*BANK's Articles of Association, as so amended, will read as follows:

      "The amount of capital stock shall be $2,941,658, which shall be divided into 1,470,829 shares of $2 (par value) each, all of which has been bona fide subscribed."


      THE BOARD OF DIRECTORS OF 1ST*BANK UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE APPROVAL OF THE AMENDMENT PROPOSAL.

                       COMPARATIVE RIGHTS OF SHAREHOLDERS

DESCRIPTION OF BANC ONE STOCK


      GENERAL. The authorized capital stock of BANC ONE consists of (i) 600,000,000 shares of BANC ONE Common Stock, and (ii) 35,000,000 shares of Preferred Stock, without par value ("Preferred Stock"), divided into 10,000,000 shares of Class A Preferred Stock (the "Class A Preferred Stock"), 1,000,000 shares of Class B Convertible Preferred Stock ("Class B Preferred Stock") and 24,000,000 shares of Class C Preferred Stock of which the $3.50 Cumulative Convertible Preferred Stock constitutes a series ("Series C Preferred Stock"). As of September 30, 1994, there were issued and outstanding 4,998,000 shares of Series C Preferred Stock and 408,631,080 shares of BANC
ONE Common Stock; and no shares of Class A or Class B Preferred Stock were issued or outstanding.


      The following summary of the terms of BANC ONE's capital stock does not purport to be complete and is qualified in its entirety by reference to the applicable provisions of the Ohio General Corporation Law (the "OGCL") and BANC ONE's Articles of Incorporation and Code of Regulations.

      COMMON STOCK. Holders of BANC ONE Common Stock are entitled to receive dividends out of funds legally available therefor as and if declared by the Board of Directors, provided that, so long as any shares of Preferred Stock are outstanding, no dividends (other than dividends payable in BANC ONE Common Stock) or other distributions (including redemptions and purchases) may be made with respect to the BANC ONE Common Stock unless full cumulative dividends on the shares of Preferred Stock have been paid.

      Holders of shares of BANC ONE Common Stock are entitled to one vote for each share for the election of directors and on all other matters. Holders of BANC ONE Common Stock vote together as a class with holders of Class B Preferred Stock (although no shares of Class B Preferred Stock currently are issued or outstanding). With certain limited exceptions, holders of Series C Preferred Stock have no voting rights.

      The issued and outstanding shares of BANC ONE Common Stock are fully paid and nonassessable. Holders of BANC ONE Common Stock are not entitled to preemptive rights, to conversion or redemption rights, or to cumulative voting rights in the election of directors.

      In the event of the voluntary or involuntary dissolution, liquidation or winding up of BANC ONE, holders of BANC ONE Common Stock would be entitled to receive, pro rata, after satisfaction in full of the prior rights of creditors (including holders of BANC ONE's indebtedness) and holders of Preferred Stock, all the remaining assets of BANC ONE available for distribution.

      PREFERRED STOCK. BANC ONE's Board of Directors has the authority to issue each class of Preferred Stock in one or more series and to fix the designations, number of shares, dividends, redemption rights, sinking fund requirements, liquidation prices, conversion rights and other rights, qualifications, limitations or restrictions thereon (except voting rights) as the Board of Directors may from time to time be permitted by law to fix or change.

      Currently, no shares of Preferred Stock except shares of Series C Preferred Stock are outstanding. Holders of Series C Preferred Stock are entitled to receive out of funds legally available therefor cumulative cash dividends at the annual rate of $3.50 per share payable quarterly on the last day of March, June, September and December in each year. In the event that full cumulative dividends on outstanding shares of Series C Preferred Stock have not been paid, no dividends may be declared or paid on, and no amounts may be set aside or applied to the redemption or purchase of, any shares of BANC ONE Common Stock or any other shares of capital stock of BANC ONE ranking junior to shares of Series C Preferred Stock. Upon the voluntary or involuntary dissolution, liquidation or winding up of BANC ONE, holders of Series C Preferred Stock are entitled to receive a preferential distribution of $50 per share plus accrued and unpaid dividends, if any.

      Generally holders of shares of Series C Preferred Stock have no voting rights. However, the approval of a majority of the outstanding shares of Series C Preferred Stock voting together as a class is required in order to amend BANC ONE's Articles of Incorporation to affect adversely the rights of the holders of the Series C Preferred Stock or to take any action that would result in the creation of or an increase in the number of authorized shares senior or superior with respect to dividends or upon liquidation to the Series C Preferred Stock. Holders of Series C Preferred Stock also have the right to elect two additional directors during any period in which dividends on Series C Preferred Stock are cumulatively in arrears in the amount of six or more full quarterly dividends.

      At the option of the holder of any shares of Series C Preferred Stock, such shares may be converted into shares of BANC ONE Common Stock at the conversion rate then in effect. The present conversion rate is 1.5942 shares of BANC ONE Common Stock for each share of Series C Preferred Stock and is subject to adjustment for any additional stock dividends, subdivisions, splits or combinations and for any distribution of rights or warrants to purchase BANC ONE Common Stock at a price per share less than the BANC ONE Common Stock's then-current market value.

      The issued shares of Series C Preferred Stock may be redeemed, in whole or in part, by BANC ONE at its election at any time after April 15, 1995, at a redemption price of $52.10 per share during the period from April 15, 1995 through but not including March 31, 1996, and thereafter at the redemption prices during the 12-month periods beginning on March 31 of the years shown below, plus accrued and unpaid dividends, if any.

           Year           Redemption Price
           ----           ----------------
           1996  . . . . . . . . . . . . . . . .        $51.75
           1997  . . . . . . . . . . . . . . . .        $51.40
           1998  . . . . . . . . . . . . . . . .        $51.05
           1999  . . . . . . . . . . . . . . . .        $50.70
           2000  . . . . . . . . . . . . . . . .        $50.35
           2001 and thereafter . . . . . . . . .        $50.00


      SPECIAL VOTING REQUIREMENTS FOR CERTAIN TRANSACTIONS. Under the OGCL, a merger or consolidation by an Ohio corporation generally requires the affirmative vote of shares representing at least two-thirds of the shareholder voting power of the corporation, unless the corporation's articles of incorporation provide for approval by a different proportion not less than a majority. BANC ONE's Articles of Incorporation generally require only majority shareholder approval for such transactions.

      However, Article Eleventh of BANC ONE's Articles of Incorporation incorporates, to a large extent, the provisions of the Ohio "control share acquisition" statute (the "Ohio Control Share Statute"), as set forth in
Section 1701.831 of the OGCL. Article Eleventh sets forth procedures for obtaining shareholder consent of "control share acquisitions" subject to the right of the Board of Directors to screen out proposals that do not meet certain standards set forth in Article Eleventh. Article Eleventh defines a "control share acquisition" as any acquisition, directly or indirectly, of shares of BANC ONE which, when added to all other shares of BANC ONE owned or controlled by the acquiror, would entitle the acquiror, alone or with others, to exercise or direct the exercise of voting power in BANC ONE in the election of directors within any of the following ranges of voting power: (a) one-fifth or more but less than one-third; (b) one-third or more but less than a majority; and (c) a majority or more. A control share acquisition which meets certain criteria set forth in Article Eleventh as determined by the Board of Directors must be presented to a meeting of the shareholders of BANC ONE and approved by the affirmative vote of both (a) a majority of the voting power represented at the meeting and (b) a majority of that portion of such voting power excluding any "interested shares" (that is, those shares held by the acquiring person, executive officers of BANC ONE and employees of BANC ONE who are also directors). Article Eleventh may be amended by a vote of 85% of the votes entitled to be cast by all holders of voting stock.


      BANC ONE's Articles of Incorporation also include a "fair price" provision that is designed to provide reasonable assurances to shareholders that in the event any shareholder or group of shareholders acquires 20% or more of BANC ONE's voting stock (an "acquiror") and then seeks to acquire all or part of the remaining voting stock through a merger or other transaction that would force a change or termination of the other shareholders' ownership interests (a "business combination"), such other shareholders must receive consideration at least equivalent to the highest price paid by the acquiror in acquiring its 20% stock interest, unless the business combination is approved either (i) by a majority of directors who are unrelated to the acquiror or
(ii) by the affirmative vote of 75% of all the votes entitled to be cast by all holders of voting stock and 67% of the votes entitled to be cast by all holders of voting stock held by shareholders other than the acquiror.

      Article Tenth of BANC ONE's Articles of Incorporation, which contains this provision, may be amended only by a vote of 85% of the votes entitled to be cast by all holders of voting stock, unless the amendment is approved unanimously by the unrelated directors, in which case only majority shareholder approval would be required.

      Chapter 1704 of the OGCL (the "Ohio Business Combination Statute") is similar to the "fair price" provision contained in BANC ONE's Articles of Incorporation. The Ohio Business Combination Statute prohibits an "issuing public corporation" from engaging in a "Chapter 1704 Transaction" with an "interested shareholder" for a period of three years following the date on which the person becomes an interested shareholder unless, prior to such date, the directors of the issuing public corporation approve either the Chapter 1704 Transaction or the acquisition of shares pursuant to which such person became an interested shareholder. After the initial three-year moratorium has expired, an issuing public corporation may engage in a Chapter 1704 Transaction if (i) the acquisition of shares pursuant to which the person became an interested shareholder received the prior approval of the board of directors of the issuing public corporation, (ii) the Chapter 1704 Transaction is approved by the affirmative vote of the holders of shares representing at least two-thirds of the voting power of the issuing public corporation and by the holders of at least a majority of voting shares that are not beneficially owned by an interested shareholder or an affiliate or associate of an interested shareholder, or (iii) the Chapter 1704 Transaction meets certain statutory tests designed to ensure that it be economically fair to all shareholders.

      For this purpose, an "issuing public corporation" is any Ohio corporation with 50 or more shareholders that has its principal place of business, principal executive offices or substantial assets within the State of Ohio. BANC ONE currently is an issuing public corporation. An "interested shareholder" is any person who is the beneficial owner of a sufficient number of shares to allow such person, directly or indirectly, alone or with others, including affiliates and associates, to exercise or direct the exercise of 10% of the voting power of the issuing public corporation. A "Chapter 1704 Transaction" includes any merger, consolidation, combination or majority share acquisition between or involving an issuing public corporation and an interested shareholder or an affiliate or associate of an interested shareholder. A Chapter 1704 Transaction also includes certain transfers of property, dividends and issuance or transfers of shares, from or by an issuing public corporation or a subsidiary of an issuing public corporation to, with or for the benefit of an interested shareholder or an affiliate or associate of an interested shareholder unless such transaction is in the ordinary course of business of the issuing public corporation on terms no more favorable to the interested shareholder than those acceptable to third parties as demonstrated by contemporaneous transactions. Finally, Chapter 1704 Transactions include certain transactions which (i) increase the proportionate share ownership of an interested shareholder, (ii) result in the adoption of a plan or proposal for the dissolution, winding up of the affairs or liquidation of the issuing public corporation if such plan is proposed by or on behalf of the interested shareholder, or (iii) pledge or extend the credit or financial resources of the issuing public corporation to or for the benefit of the interested shareholder.

COMPARISON OF BANC ONE COMMON STOCK AND 1ST*BANK COMMON STOCK


      If the holders of 1ST*BANK Common Stock approve the Plan of Merger and the Merger is subsequently consummated, holders of 1ST*BANK Common Stock will become holders of BANC ONE Common Stock. As BANC ONE shareholders, their rights will be somewhat different than those that they currently have as 1ST*BANK shareholders.

      The rights of BANC ONE shareholders are governed by BANC ONE's Articles of Incorporation and Code of Regulations and by the applicable provisions of the OGCL; the rights of 1ST*BANK shareholders are governed by 1ST*BANK's Articles of Association and Bylaws and by the applicable provisions of the TBC. The following comparison of 1ST*BANK and BANC ONE shareholders' rights is based upon the current terms of the governing documents of the two companies, and on the current provisions of the OGCL and the TBC.

      The rights of BANC ONE and of 1ST*BANK shareholders are similar in several respects: shareholders in both companies are entitled to one vote for each share held on all matters submitted to a vote of shareholders, and also are entitled to receive pro rata any assets distributed to shareholders upon liquidation, dissolution or winding up of the affairs of the company. Likewise, shareholders have no right, in the case of either company, to cumulative voting for the election of directors.

      There are, however, some differences. Although it is impracticable to note all the differences between the governing documents of 1ST*BANK and BANC ONE, or between the applicable provisions of the OGCL and the TBC, the following discussion summarizes certain significant differences between the rights of 1ST*BANK shareholders and those of BANC ONE shareholders.


      PREFERRED STOCK. 1ST*BANK's Articles of Association, unlike BANC ONE's, do not authorize the issuance of preferred stock. Instead, 1ST*BANK's authorized capital stock consists entirely of the 1,304,167 shares of 1ST*BANK Common Stock that currently are outstanding.

     AUTHORIZED UNISSUED STOCK. Under the TBC and under 1ST*BANK's Articles of Association, 1ST*BANK is not authorized to issue any additional shares of its capital stock without amending its Articles of Association, which in turn requires the approval both of 1ST*BANK's shareholders and of the Texas Department of Banking. In contrast, BANC ONE's Articles of Incorporation authorize the issuance of additional shares of BANC ONE capital stock, up to certain specified limits, without shareholder approval, and BANC ONE does not require regulatory approval to issue additional shares of its capital stock.

      PREEMPTIVE RIGHTS. Under the TBC, with certain limited exceptions, each 1ST*BANK Common Stockholder has the preemptive right to subscribe for a proportionate share of any issuance of additional shares of 1ST*BANK Common Stock that are effected from 1ST*BANK's own surplus funds or undivided profits or that are sold for cash. Compliance with such preemptive rights has been fulfilled with respect to the issuance of shares of 1ST*BANK Common Stock upon conversion of the Debentures. BANC ONE Common Stockholders have no such preemptive rights.

      DIRECTORS. BANC ONE's thirteen directors, like 1ST*BANK's seven directors, are elected annually to one-year terms. Directors of the two companies, however, must meet somewhat different qualification requirements. To qualify for election to BANC ONE's Board of Directors, an individual must own a "substantial" number of shares of BANC ONE's capital stock (although no specific number or amount of shares is prescribed), and must not also serve as a director or officer of or in any other management relationship for any financial institution that is in competition with BANC ONE or any of its subsidiaries. Under the TBC, an individual cannot qualify for election to 1ST*BANK's Board of Directors unless he owns unencumbered and unpledged shares of 1ST*BANK stock with an aggregate par value of at least $1,000. Under 1ST*BANK's Articles of Association, an individual must own at least 500 shares of 1ST*BANK's capital stock to qualify for 1ST*BANK's Board, and a majority of 1ST*BANK's directors must be bona fide residents of the State of Texas.

      DIRECTOR DISCRETION. The OGCL permits the directors (but not the officers) of an Ohio corporation such as BANC ONE, in determining whether any matter (including a proposed tender offer or business combination) is in the best interests of the corporation, to take into consideration the interests of the corporation's employees, suppliers, creditors and customers, the economy of the state and the nation, community and societal considerations and the long-term and short-term interests of the corporation and its shareholders, including the possibility that such interests may be best served by the continued independence of the corporation. Neither the TBC nor 1ST*BANK's governing documents include any comparable provision.

      DIVIDENDS. Under the OGCL, BANC ONE is authorized to pay dividends out of retained earnings and surplus, including both earned surplus and capital surplus, in cash, property or shares of the corporation, provided that such dividend payments are not in violation of the rights of any other class of securities and are not made when the corporation is insolvent or there is reasonable ground to believe that by such payment it will be rendered insolvent. Under the TBC, 1ST*BANK is authorized to pay dividends out of retained earnings and surplus. However, 1ST*BANK is required to set aside a portion of its surplus as "certified surplus", and is required to transfer to "certified surplus", before payment of any dividend, not less than 10% of its net profits earned since its last dividend was declared until its "certified surplus" at least equals its capital. 1ST*BANK is prohibited by the TBC from paying any dividend out of its "certified surplus".

      Of course, neither BANC ONE nor 1ST*BANK could pay a dividend that would reduce its capital below the minimum required by bank regulatory authorities.

      SPECIAL REQUIREMENTS FOR CERTAIN TRANSACTIONS. Unlike the OGCL and BANC ONE's Articles of Incorporation, neither the TBC nor 1ST*BANK's Articles of Association or Bylaws impose any restrictions on "control share acquisitions", transactions with "interested shareholders" or the like. There is no analogue in the TBC to the Ohio Control Share or Business Combination Statutes, and no analogue in 1ST*BANK's governing documents to the "control share acquisition" or "fair price" provisions in BANC ONE's Articles of Incorporation.

      As noted above, see "--Description of BANC ONE Stock--Special Voting Requirements for Certain Transactions", under BANC ONE's Articles of Incorporation, only approval by a majority of the outstanding shares of BANC ONE Common Stock generally is required for a merger, consolidation or similar transaction to which BANC ONE is a party. Under the TBC, in contrast, approval by at least two-thirds of the outstanding shares of 1ST*BANK Common Stock generally is required for a merger, consolidation or similar transaction, including the proposed Merger, to which 1ST*BANK is a party.

      AMENDMENT OF GOVERNING DOCUMENTS. BANC ONE's Articles of Incorporation can be amended by the affirmative vote of the holders of a majority of the voting power of BANC ONE, except that amendments to the "control share acquisition" and "fair price" provisions require a supermajority vote, and the amendment of certain provisions requires that holders of shares of a class vote and approve the amendment as a class. See "--Description of BANC ONE Stock--Special Voting Requirements for Certain Transactions." BANC ONE's Code of Regulations can be amended only by the affirmative vote of a majority of the voting power represented by the outstanding voting stock of BANC ONE present in person or by proxy at an annual or special meeting called for such purpose.

      Under the TBC, 1ST*BANK's Articles of Association can be amended only with the affirmative vote of at least two-thirds of the outstanding shares of 1ST*BANK Common Stock, either at a regular meeting or at a special meeting called for the purpose, and only with the approval of the Texas Banking Commissioner. Under the TBC, 1ST*BANK's Bylaws can be amended only with the affirmative vote of at least a majority of the outstanding shares of 1ST*BANK Common Stock at any regular shareholders meeting or at any special meeting called for such purpose.

      DISSENTERS' APPRAISAL RIGHTS. Under both the OGCL and the TBC, a shareholder who dissents from certain transactions is entitled to receive payment of the fair value of his or her shares. However, where, as in the case of the proposed Merger, a Texas-chartered bank is to be merged into a national banking association, the dissenters' appraisal rights of the shareholders of the Texas-chartered bank are governed, not by the TBC, but instead by the NBA. The NBA's provisions governing dissenters' appraisal rights are described below. See "VOTING AND MANAGEMENT INFORMATION--Rights of Dissenting Shareholders."

      Under the OGCL, dissenting shareholders are entitled to appraisal rights in connection with the lease, sale, exchange, transfer or other disposition of all or substantially all of the assets of a corporation and in connection with certain amendments to its articles of incorporation. In addition, shareholders of an Ohio corporation being merged into a new corporation are entitled to appraisal rights, and shareholders of an acquiring corporation are entitled to appraisal rights in a merger, combination or majority share acquisition in which such shareholders are entitled to voting rights.

      INDEMNIFICATION; LIMITATION OF LIABILITY. Under the TBC, directors and officers of a Texas-chartered bank such as 1ST*BANK are liable for financial losses sustained by the bank to the extent that directors and officers of other corporations are now responsible for such losses in equity and common law. However, the TBC permits any director or officer who does not approve an act or omission of the bank's board of directors to relieve himself from any personal liability for such act or omission by promptly announcing his opposition thereto and causing such opposition to be noted in the minutes of the appropriate board meeting.

      The TBC permits, but does not require, a Texas-chartered bank to indemnify any person in connection with any action, suit, or proceeding to which the person is a party by reason of his being, or having been, a director, officer or employee of the bank, or having served as a director, officer, partner, proprietor, trustee or in any similar capacity for any corporation, partnership, joint venture, sole proprietorship, trust or other enterprise at the request of the bank. However, under the TBC no person may be indemnified who is finally adjudged to have been guilty of, or liable for, willful misconduct, gross neglect of duty or a criminal act. Also, if there is a compromise in any such action or proceeding, indemnification is allowed under the TBC only with the affirmative vote of a majority of the outstanding shares of the bank's capital stock.


      1ST*BANK's Articles of Association provide that, to the fullest extent not prohibited by law, a director shall not be liable to 1ST*BANK or its shareholders for monetary damages for an act or omission in the director's capacity as a director, except for any (a) breach of the director's duty of loyalty to the bank, (b) act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law, (c) transaction from which the director received an improper benefit, (d) act or omission for which the liability of the director is expressly provided by statute, or (e) act related to an unlawful stock repurchase or dividend payment.

      Under the OGCL, Ohio corporations are authorized to indemnify directors, officers and agents within prescribed limits and must indemnify them under certain circumstances. Ohio law does not provide statutory authorization for a corporation to indemnify directors and officers for settlements, fines or judgments in the context of derivative suits. However, it provides that directors (but not officers) are entitled to mandatory advancement of expenses, including attorneys' fees, incurred in defending any action, including derivative actions, brought against the director, provided the director agrees to cooperate with the corporation concerning the matter and to repay the amount advanced if it is proved by clear and convincing evidence that his act or failure to act was done with deliberate intent to cause injury to the corporation or with reckless disregard for the corporation's best interests. Ohio law does not authorize payment of expenses or judgments to an officer or other agent after a finding of negligence or misconduct in a derivative suit absent a court order. Indemnification is required, however, to the extent such person succeeds on the merits. In all other cases, if a director or officer acted in good faith and in a manner he reasonably believed to be in (or not opposed to) the best interests of the corporation, indemnification is discretionary except as otherwise provided by a corporation's articles, code of regulations or by contract except with respect to the advancement of expenses of directors. The statutory right to indemnity is not exclusive in Ohio. Ohio law provides express authority for Ohio corporations to procure not only insurance policies, but also to furnish protection similar to insurance, including trust funds, letters of credit and self-insurance, or to provide similar protection such as indemnity against loss of insurance.

      BANC ONE's Code of Regulations authorizes BANC ONE to indemnify any director or officer (or former director or officer) of the corporation, and any person who is or has served at BANC ONE's request as a director, officer or trustee of another enterprise, against any expenses, judgments, fines or amounts paid in settlement actually and reasonably incurred by him by reason of the fact that he is or was such a director, officer or trustee, to the full extent and according to the procedures and requirements set forth in the OGCL. BANC ONE's Code of Regulations also authorizes BANC ONE, for such purpose, to obtain insurance and to enter into indemnity agreements, and also to indemnify employees, agents and others.

      Ohio law has codified the traditional business judgment rule, and provides that the business judgment presumption of good faith may only be overcome by clear and convincing evidence, rather than the preponderance of the evidence standard applicable in most states. There is no counterpart to this provision in the TBC.

                           MISCELLANEOUS INFORMATION

TRANSFER AND EXCHANGE AGENTS

      Bank One, Indianapolis, N.A., Indianapolis, Indiana, serves as Transfer Agent and as Registrar for BANC ONE Common Stock, and will act as Exchange Agent in connection with the Merger. 1ST*BANK acts as its own Transfer Agent and Registrar for 1ST*BANK Common Stock.

EXPERTS

      The audited consolidated financial statements of BANC ONE incorporated by reference in this Prospectus have been audited by Coopers & Lybrand, independent public accountants, to the extent and for the years included in their reports, which reports are included or are incorporated herein, and have been so included or incorporated in reliance upon their reports given on the authority of that firm as experts in accounting and auditing.

      The audited financial statements of 1ST*BANK as of December 31, 1993, and for each of the years in the three-year period ended December 31, 1993, included in this Prospectus and Proxy Statement have been audited by Fisk & Robinson, a professional corporation, independent certified public accountants, and have been so included in reliance upon their report set forth herein with respect thereto, given upon their authority as experts in auditing and accounting. The information concerning 1ST*BANK included herein under "SUMMARY OF THE TRANSACTION--Selected Financial Data" as of December 31, 1990, and for each of the years in the two-year period ended December 31, 1990, have been derived from audited financial statements of 1ST*BANK audited by Cheshier & Fuller, Inc., P.C., independent auditors, and are included in reliance upon the reports with respect thereto given upon their authority as experts in accounting and auditing.

      The Board of Directors of 1ST*BANK appointed Fisk & Robinson, a professional corporation, as the independent public accountants for 1ST*BANK in 1991. Prior to that time, 1ST*BANK had retained Cheshier & Fuller, Inc., P.C., as its independent public accountants. During the period of Cheshier & Fuller, Inc., P.C.'s retention by 1ST*BANK, there were no disagreements between Cheshier & Fuller, Inc., P.C. and 1ST*BANK on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Cheshier & Fuller, Inc., P.C., would have caused them to make reference to the disagreement in any of their financial reports to 1ST*BANK. In addition, no report on the financial statements of 1ST*BANK rendered by Cheshier & Fuller, Inc., P.C. contained an adverse opinion or a disclaimer of opinion or was qualified or modified as to uncertainty, the scope of the audit performed, or accounting principles.

INTERESTS OF COUNSEL

      Certain legal matters will be passed upon for 1ST*BANK by counsel for 1ST*BANK, Gardere & Wynne, L.L.P., Dallas, Texas. The validity of the BANC ONE Common Stock offered hereby has been passed upon by Steven A. Bennett, General Counsel and Senior Vice President of BANC ONE. Mr. Bennett owns shares of BANC ONE Common Stock and holds options to purchase additional shares of such stock. M. Douglas Adkins, a partner in Gardere & Wynne, L.L.P., owns shares of 1ST*BANK Common Stock and Debentures.


SOURCES OF INFORMATION

      The information concerning BANC ONE and 1ST*BANK has been supplied by the management of the respective companies.

REGISTRATION STATEMENT

      This Prospectus and Proxy Statement does not include all of the information set forth or incorporated by reference in the Registration Statement on Form S-4 and the exhibits thereto filed by BANC ONE with the Commission under the Securities Act with respect to the Merger. The Registration Statement may be inspected at the principal office of the Commission in Washington, D.C., or at its regional offices, and copies may be obtained upon payment of prescribed fees. See "AVAILABLE INFORMATION" for addresses of the Commission's offices. Reference is hereby made to the Registration Statement and exhibits thereto for further information pertaining to BANC ONE and 1ST*BANK.

                   B.  INFORMATION ABOUT BANC ONE CORPORATION

GENERAL -- BUSINESS


      BANC ONE is a registered multi-bank holding company with bank subsidiaries in Arizona, California, Colorado, Illinois, Indiana, Kentucky, Michigan, Ohio, Oklahoma, Texas, Utah, West Virginia and Wisconsin. However, BANC ONE has entered into definitive agreements to sell its California bank subsidiary and its four Michigan bank subsidiaries. At December 31, 1994, BANC ONE had consolidated total assets of approximately $88.9 billion, consolidated total deposits of approximately $68.0 billion and consolidated total Shareholders' equity of approximately $7.6 billion (or approximately 8.5% of consolidated total assets). At December 31, 1994, BANC ONE ranked eighth among the nation's bank holding companies in terms of period-end assets and ranked seventh among the nation's bank holding companies in terms of period-end Tier
1 capital. For the year ended December 31, 1994, BANC ONE's return on average assets was 1.15%.



      At December 31, 1994 BANC ONE owned a total of 69 commercial banks (the "affiliate banks") and, at that date, held through its affiliate banks the largest statewide share of total bank deposits in Arizona, Indiana and West Virginia, the second largest share of such deposits in Ohio, and third largest share of such deposits in Colorado, Wisconsin and Texas. BANC ONE has smaller statewide market shares in the other states in which BANC ONE operates banks. At December 31, 1994, except for Bank One, Texas, N.A., no single BANC ONE affiliate bank accounted for more than 20% of BANC ONE's consolidated total assets. BANC ONE also owns subsidiaries that offer financial services in the areas of mortgage banking, credit card processing, consumer finance, equipment leasing, fiduciary and trust services, credit life insurance, discount brokerage, venture capital and investment and merchant banking.


      Since its formation in 1968, BANC ONE has acquired over 100 banking institutions and the number of banking offices of its affiliate banks has increased from 24 to over 1,400. BANC ONE anticipates that it will continue to expand by acquisition in the future. BANC ONE is frequently in discussions regarding possible acquisitions. See "--Recent Developments" for information with respect to pending and potential acquisitions.

      BANC ONE is a legal entity separate and distinct from its affiliate banks and its nonbanking subsidiaries. Accordingly, the right of BANC ONE, and thus the right of BANC ONE's creditors and shareholders, to participate in any distribution of the assets or earnings of any affiliate bank or other subsidiary is necessarily subject to the prior claims of creditors of the affiliate bank or subsidiary, except to the extent that claims of BANC ONE in its capacity as a creditor may be recognized. The principal source of BANC ONE's revenues is dividends and fees from its affiliates. See "--Certain Regulatory Matters" for a discussion of regulatory restrictions on the ability of the affiliate banks to pay dividends to BANC ONE.

RECENT DEVELOPMENTS

      Fourth Quarter Charge. On January 17, 1995 BANC ONE announced that it had taken one time charges of approximately $220 million after tax, or $0.54 per common share, against fourth quarter 1994 earnings to cover the cost of virtually eliminating its sensitivity to rising short-term interest rates and of accelerating its ongoing program to reduce costs and increase efficiency in both its banking and non-banking operations.

      This fourth quarter charge had two components. Approximately $160 million after tax is attributable to a loss on the sale of approximately $5.7 billion in fixed-rate securities with an average maturity of 3 years. This transaction had been hedged earlier in the quarter so that recent declines in bond prices did not affect the sale. Reinvesting the proceeds of the sale in short-term assets has virtually eliminated sensitivity to increases in short-term interest rates. As a result, an increase in short-term interest rates of up to 200 basis points would likely have less than a one percent impact on forecasted 1995 earnings.

      Additional charges of after tax are attributable to the anticipated costs of planned actions to accelerate BANC ONE's ongoing program to consolidate certain banking operations which should reduce future non-interest expenses.

      Credit Card Litigation. In 1992 Bank One, Columbus, N.A. ("Columbus") was named as defendant in a purported class action lawsuit in Pennsylvania challenging whether Columbus can impose various types of fees, allowed by the state of Ohio, on cardholders residing in Pennsylvania (the "Suit"). The Suit seeks unquantified compensatory and triple damages and other equitable relief. The Suit is one of many class action lawsuits brought against credit card issuing banks throughout the United States. To date, the banks in these other cases have generally been successful in arguing that national banks may use the rates and fees of the bank's home state in contracts with cardholders from other states. The dismissal of the Suit by the Court of Common Pleas of Philadelphia County, Pennsylvania, which had been upheld by a panel of the Pennsylvania Superior Court, was reversed by the entire Pennsylvania Superior Court in December 1994. Columbus has appealed the decision to the Pennsylvania Supreme Court. Columbus believes that the decision is contrary to the decisions of most state and federal courts outside of Pennsylvania that have considered the issue, which have held that national banks may use the rates and fees of the bank's home state in contracts with cardholders from other states. Even if the suit were ultimately decided adversely to Columbus, management believes that such determination would not be material to BANK ONE's consolidated financial position, liquidity or results of operations. There can be no assurance that bank affiliates of BANC ONE will not be named as defendants in future similar lawsuits.

      Derivatives. During the last two years, one of the issues in the banking industry and at BANC ONE has been the use of a financial instrument known as "interest rate swaps" used to protect banks against changes in interest rates. For a discussion of BANC ONE's use of interest rate swaps and its policies and procedures to manage them, reference is made to BANC ONE's Annual Report on Form 10-K for the fiscal year ended December 31, 1993. See "INCORPORATION BY REFERENCE."

      Acquisitions. In recent years, BANC ONE has pursued an active acquisition program. On August 15, 1994 BANC ONE completed its acquisition of Liberty National Bancorp, Inc., a multi-bank holding company headquartered in Louisville, Kentucky with assets of approximately $4.9 billion as of December 31, 1993. In December 1994 BANC ONE completed the sale of its sole California bank subsidiary. In addition, BANC ONE has entered into a definitive agreement to sell all four of its Michigan bank subsidiaries.

      BANC ONE continues to explore opportunities to acquire banks and nonbank companies permitted by the Bank Holding Company Act of 1956. Discussions are continually being carried on relating to the acquisition of bank-related companies and other banks. It is not presently known whether, or on what terms, such discussions will result in further acquisitions. BANC ONE's acquisition strategy is flexible in that it does not require BANC ONE to effect specific acquisitions so as to enter certain markets or to attain specified growth levels. Rather than being market driven or size motivated, BANC ONE's acquisition strategy reflects BANC ONE's willingness to consider potential acquisitions wherever and whenever such opportunities arise based on the then-existing market conditions and other circumstances. Banks to be acquired must be of sufficient size to support and justify having management of a caliber capable of making lending and other management decisions at the local level under BANC ONE's operating philosophy. BANC ONE also is willing from time to time to acquire a smaller bank when it can be acquired through a reorganization into an existing affiliate. BANC ONE's interest in the acquisition of non-bank companies has been limited to bank-related services with which BANC ONE already has familiarity. BANC ONE's acquisitions may be made by the exchange of stock, through cash purchases, and with other consideration.

      Other than as described above, BANC ONE does not currently have any definite understandings or agreements for any acquisitions or divestitures material to BANC ONE. However, BANC ONE anticipates that it will continue to expand by acquisition in the future.

CERTAIN REGULATORY MATTERS

      GENERAL. BANC ONE is subject to the supervision of, and to regular inspection by, the Board of Governors of the Federal Reserve System (the "Federal Reserve"). BANC ONE's principal bank affiliates are organized as national banking associations, which are subject to regulation by the OCC. In addition, various state authorities regulate BANC ONE's state bank affiliates, and all of BANC ONE's bank affiliates are subject to regulation in some degree by the Federal Reserve and the Federal Deposit Insurance Corporation (the "FDIC"). In addition to banking laws, regulations and regulatory agencies, BANC ONE and its affiliates are subject to various other laws, regulations and regulatory agencies, all of which directly or indirectly affect BANC ONE's operations, management and ability to make distributions. The following discussion summarizes certain aspects of those laws and regulations that affect BANC ONE.

      Proposals to change the laws and regulations governing the banking industry are frequently raised in Congress, in the state legislatures and before the various bank regulatory agencies. The likelihood and timing of any changes and the impact such changes might have on BANC ONE and its subsidiaries are difficult to determine.

      According to Federal Reserve policy, bank holding companies are expected to act as a source of financial strength to each subsidiary bank and to commit resources to support each such subsidiary. This support may be required at times when a bank holding company may not be able to provide such support. Furthermore, in the event of a loss suffered or anticipated by the FDIC -- either as a result of default of a banking or thrift subsidiary of BANC ONE or related to FDIC assistance provided to a subsidiary in danger of default -- the other banking subsidiaries of BANC ONE may be assessed for the FDIC's loss, subject to certain exceptions.

      BANC ONE's banks are affected by various state and federal laws and by the fiscal and monetary policies of the federal government and its agencies, including the Federal Reserve. An important purpose of these policies is to curb inflation and control recessions through control of the supply of money and credit. The Federal Reserve uses its powers to regulate reserve requirements of its member banks, the discount rate on its member bank borrowings, interest rates on time and savings deposits of its member banks, and to conduct open market operations in United States government securities so as to exercise control over the supply of money and credit. These policies have a direct effect on the amount of bank loans and deposits and on the interest rates charged on loans and paid on deposits, with the result that such policies have a material effect on bank earnings. Future policies of the Federal Reserve and other authorities cannot be predicted, nor can their effect on future bank earnings be predicted. Similarly, future changes in state and federal laws and wage, price and other economic restraints of the federal government cannot be predicted nor can their effect on future bank earnings be predicted.

      CAPITAL REQUIREMENTS. BANC ONE is subject to capital ratios, requirements and guidelines imposed by the Federal Reserve, which are substantially similar to the ratios, requirements and guidelines imposed by the OCC and the FDIC on the banks within their respective jurisdictions.

      These capital requirements are designed to require more capital of banks and bank holding companies that are subject to greater risks. For this purpose, a bank's or holding company's assets and certain specified off-balance sheet commitments are assigned to four risk categories, each weighted differently based on the level of risk that such assets or commitments are thought to carry. A bank's or holding company's capital, in turn, is divided into two tiers: core ("Tier 1") capital, which includes common equity, non-cumulative perpetual preferred stock and related surplus (excluding auction rate issues), and minority interests in equity accounts of consolidated subsidiaries, less goodwill and certain other intangible assets; and supplementary ("Tier 2") capital, which includes, among other items, cumulative and limited-life preferred stock, mandatory convertible securities, subordinated debt and allowances for loan and lease losses, subject to certain limitations, less certain required deductions.

      BANC ONE, like most other bank holding companies, currently is required to maintain total capital equal to at least 8% and Tier 1 capital equal to at least 4% of its total risk-weighted assets. At December 31, 1993 BANC ONE met both requirements, with total capital equal to 14.19% and Tier 1 capital equal to 10.51% of its total risk-weighted assets.

      The Federal Reserve also requires bank holding companies to maintain a minimum "leverage ratio" (Tier 1 capital to adjusted total assets) of 3%, if the holding company has the highest regulatory rating and meets certain other requirements, or of 3% plus an additional cushion of at least 100 to 200 basis points if the holding company does not meet these requirements. To date the Federal Reserve has not notified BANC ONE of any minimum leverage ratio (other than the standard 3% ratio) that BANC ONE is required to meet. At December 31, 1993 BANC ONE met this requirement with a leverage ratio of 8.66%.

      The Federal Reserve may set capital requirements higher than the minimums noted above for holding companies whose circumstances warrant it.
For example, holding companies experiencing or anticipating significant growth may be expected to maintain capital ratios including tangible capital positions well above the minimum levels. The Federal Reserve has not, however, imposed any such special capital requirement on BANC ONE.

      DIVIDEND RESTRICTIONS. Various federal and state statutory provisions limit the amount of dividends BANC ONE's affiliate banks can pay to BANC ONE without regulatory approval. The approval of the appropriate bank regulator is required for any dividend by a national bank or by a state-chartered bank that is a member of the Federal Reserve System (a "state member bank") if the total of all dividends declared by the bank in any calendar year would exceed the total of its net profits, as defined by regulatory agencies, for such year combined with its retained net profits for the preceding two years. In addition, a national bank or a state member bank may not pay a dividend in an amount greater than its net profits then on hand. Under these provisions and various state law restrictions, BANC ONE's affiliate banks could have declared, as of December 31, 1993, without obtaining prior regulatory approval, aggregate dividends of approximately $1.2 billion. In addition, federal bank regulatory authorities have authority to prohibit the affiliate banks from engaging in an unsafe or unsound practice in conducting their business. The payment of dividends, depending upon the financial condition of the bank in question, could be deemed to constitute such an unsafe or unsound practice. The ability of BANC ONE's affiliate banks to pay dividends in the future is presently, and could be further, influenced by bank regulatory policies and capital guidelines.

      FDICIA. The Federal Deposit Insurance Corporation Improvement Act of 1991 (the "FDICIA"), which became law on December 19, 1991, revises several banking statutes, including the Federal Deposit Insurance Act, affecting bank regulation, deposit insurance and provisions for funding of the Bank Insurance Fund (the "BIF") administered by the FDIC. Under FDICIA the bank regulators' authority to intervene is linked to the deterioration of a bank's capital level. In addition, FDICIA places limits on real estate lending and brokered deposit activities, expands audit and reporting requirements, and imposes limitations and requirements on various banking functions. BANC ONE believes that the deposit insurance and brokered deposit limitations under FDICIA will not have any material impact on the liquidity or funding of BANC ONE or its affiliate banks.

      DEPOSIT INSURANCE ASSESSMENTS. The deposits of each of BANC ONE's banks are insured up to regulatory limits by the FDIC. Accordingly, BANC ONE's banks are subject to deposit insurance assessments to maintain the FDIC's
BIF. Some BANC ONE banks also hold deposits that were acquired from savings institutions and that, accordingly, are insured by the FDIC's Savings Association Insurance Fund ("SAIF"). Deposit insurance premiums may, from time to tome, be charged at a higher rate for SAIF- than for BIF-insured deposits.

      FDICIA requires the FDIC to establish a schedule to increase the reserve ratio of the BIF to 1.25% of insured deposits over a 15 year period, and to increase the assessment rate on banks, if necessary, to achieve that ratio.
As also required by FDICIA, the FDIC has adopted regulations establishing a permanent risk-related deposit insurance assessment system. Under this system, the FDIC places each insured bank in one of nine risk categories based
(a) on the bank's capitalization and (b) on supervisory risk factors based on the FDIC's consideration of supervisory evaluations provided by the institution's primary federal regulator. Each insured bank's insurance assessment rate is then determined by the risk category in which it has been classified by the FDIC. There is an eight basis point spread between the highest and lowest assessment rates, so that banks classified as strongest by the FDIC are subject to a rate of $0.23 per $100 of deposits and banks classified as weakest by the FDIC are subject to a rate of $0.31 per $100 of deposits.

      It is possible that BIF assessments will be further increased and it is possible that there may be special additional assessments in the future.

      DEPOSITOR PREFERENCE STATUTE. Federal legislation has been enacted providing that deposits and certain claims for administrative expenses and employee compensation against an insured depository institution would be afforded a priority over other general unsecured claims against such institution, including federal funds and letters of credit, in the "liquidation or other resolution" of the institution by any receiver.

      BROKERED DEPOSITS. Under FDIC regulations, no FDIC-insured bank or savings institution can accept brokered deposits unless it (a) is well capitalized, or (b) is adequately capitalized and receives a waiver from the FDIC. In addition, these regulations prohibit any bank or savings institution that is not well capitalized from (a) paying an interest rate on deposits in excess of 75 basis points over certain prevailing market rates, or (b) offering "pass through" deposit insurance on certain employee benefit plan accounts unless it provides certain notice to affected depositors.

MARKET PRICES OF AND DIVIDENDS PAID ON BANC ONE COMMON STOCK

      BANC ONE Common Stock is, and the shares offered hereby will be, listed on the NYSE. The following table sets forth, for the periods indicated, the high and low reported closing sale prices per share of BANC ONE Common Stock on the NYSE Composite Tape and cash dividends per share of BANC ONE Common Stock. The dividend and stock price information has been adjusted to reflect all stock dividends and stock splits on BANC ONE Common Stock, including the 10% dividend on BANC ONE Common Stock paid on March 4, 1994, the five shares for four shares BANC ONE Common Stock split paid on August 31, 1993 and the 10% dividend on BANC ONE Common Stock paid on February 14, 1992.

                        Price Range of Common Stock
                        ---------------------------
                              High              Low         Dividends
                              ----              ---         ---------
1992
- ----
  First Quarter . . . . .    $36.36           $30.75          $.21
  Second Quarter  . . . .     34.55            30.73           .21
  Third Quarter . . . . .     34.27            30.64           .23
  Fourth Quarter  . . . .     38.91            31.82           .24

1993
- ----
  First Quarter . . . . .    $42.27           $36.36          $.25
  Second Quarter. . . . .     44.73            36.73           .26
  Third Quarter . . . . .     42.19            34.55           .28
  Fourth Quarter  . . . .     39.77            32.27           .28


1994
- ----
  First Quarter  . . . . .   $35.47           $31.88          $.31
  Second Quarter . . . . .    38.00            30.75           .31
  Third Quarter  . . . . .    35.50            29.50           .31
  Fourth Quarter . . . . .    30.50            24.13           .31

1995
- ----
  First Quarter
  (through
  February  , 1995)  . . .

BANC ONE intends to continue its present policy of paying quarterly cash dividends to its shareholders so that dividends as a percentage of income will average between 35 and 40 percent of net income. The timing and amount of future dividends will depend upon earnings, cash requirements, the financial condition of BANC ONE and its subsidiaries, applicable government regulations and other factors deemed relevant by the Board of Directors. Certain debt instruments to which BANC ONE is a party limit its ability to pay dividends on BANC ONE Common Stock. Under the most restrictive of these limitations, BANC ONE on a consolidated basis would have been permitted to pay cash dividends on BANC ONE Common Stock in excess of its $1.2 billion of retained earnings as of December 31, 1993. As described under "Certain Regulatory Matters," various state and federal laws limit the ability of affiliate banks to pay dividends to BANC ONE. BANC ONE has declared a cash dividend of $0.31 per share payable to all holders of BANC ONE Common Stock of record on March 15, 1995.


INCORPORATION OF CERTAIN INFORMATION ABOUT BANC ONE BY REFERENCE

        BANC ONE's Annual Report on Form 10-K for the fiscal year ended December 31, 1993 (as amended by the Form 10-KA filed June 29, 1994), BANC ONE's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1994, June 30, 1994 and September 30, 1994, and BANC ONE's Current Reports on Form 8-K, including the Form 8-K filed January 28, 1994, the Form 8-K filed
February 17, 1994, and the Form 8-K filed November 21, 1994, in each case filed with the Commission pursuant to Section 13 of the Exchange Act, and the description of BANC ONE Common Stock that is contained in BANC ONE's registration statement on Form 10 filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description, are incorporated into this Prospectus and Proxy Statement by reference. See "Incorporation by Reference."

                         C.  INFORMATION ABOUT 1ST*BANK

GENERAL

      1ST*BANK is an independent state banking association chartered by the Texas Department of Banking with its main office located at 1000 South
Belt Line Road, Coppell, Texas, and with one branch office located at 1933 East Frankford Road, Carrollton, Texas. At December 31, 1994 1ST*BANK had total assets of approximately $143.7 million, total deposits of approximately $133.7 million, and total shareholders' equity of approximately $9.2 million (or approximately 6.4% of total assets). 1ST*BANK, which opened as a new bank on February 14, 1974, in Coppell, Texas, is not a member of the Federal Reserve System. Its deposits are insured by the FDIC.


DESCRIPTION OF BUSINESS

      1ST*BANK is engaged in traditional commercial and consumer banking activities. It offers a full range of checking and savings accounts as well as certificates of deposit and safe deposit boxes, and competes in its market area with other financial institutions, including major banks, savings and loans, and credit unions. 1ST*BANK owns its premises located at 1000 Belt Line Road in Coppell, Texas, and leases its premises located at 1933 East Frankford Road in Carrollton, Texas.

        At December 31, 1994, 1ST*BANK's deposits totaled approximately $143.7 million. At the same date, 1ST*BANK's loans outstanding, before deduction of unearned discount and allowances for loan and lease losses, totaled approximately $47.7 million, and included approximately $14.9 million of commercial loans, $21.8 million of real estate loans, $6.8 million of interim construction loans, and $4.1 million of consumer installment loans. At December 31, 1994, approximately $0.4 million, or 0.3%, of 1ST*BANK's total deposits, and approximately $0.7, or 1.5%, of 1ST*BANK's total loans, were to officers, directors and principal shareholders of 1ST*BANK, and members of their immediate families. In addition, at that date, approximately $57.3 million, or 42.9%, of 1ST*BANK's total deposits, were to affiliates of 1ST*BANK's principal shareholder. In contrast, at December 31, 1991, 1ST*BANK's deposits totaled approximately $80.0 million, of which approximately $3.5 million, or 4.4%, were held by affiliates of 1ST*BANK's principal shareholder; and 1ST*BANK's loans outstanding, before deduction of unearned discount and allowances for loan and lease losses, totaled approximately $26.6 million, of which approximately $0.1 million, or 0.43%, were to affiliates of 1ST*BANK's principal shareholder.

                                    1ST*BANK


MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS OF 1ST*BANK

                                  Introduction
                                  ------------

1ST*BANK had total assets of $131.9 million and stockholders' equity of $7.5 million at December 31, 1993. Total assets and stockholders' equity at September 30, 1994, were $144.5 million and $8.7 million, respectively.

The following discussion and analysis presents the significant changes in the results of operations and financial condition for the periods indicated. This discussion should be read in conjunction with the audited financial statements and notes and unaudited financial statements for the nine month periods ended September 30, 1994 and 1993, included in this Proxy Statement/Prospectus. Earnings per share computations are based upon primary earnings per share, and thus, do not take into effect potential dilution of subordinated debentures. Table 1 presents 1ST*BANK's selected financial highlights for the past three years.

Included in this review are the following sections:

I.      Years ended December 31, 1993, 1992 and 1991

        A.    Results of Operations

        B.    Net Interest Income

        C.    Other Income, Other Expense and Income Taxes

        D.    Asset Quality

        E.    Liquidity and Interest Rate Sensitivity

        F.    Capital

II.     Nine Months Ended September 30, 1994 and 1993

III.    Quarterly Selected Financial Data

IV.     Other Items For Consideration

                                    1ST*BANK



A.     RESULTS OF OPERATIONS
       ---------------------

Net income for 1993 was $1.17 million, compared to net income of $1.38 million for 1992 and $872 thousand for 1991. The decline in net income from 1992 to 1993 of approximately $210 thousand is partially attributable to an increase in noninterest expense of approximately $960 thousand offset by an increase in net interest income of approximately $400 thousand and related federal income tax effects.

Additionally, 1ST*BANK experienced a decrease in net gains on sales of investment securities from $492 thousand in 1992 to $375 thousand in 1993, offset by a decrease in the provision for possible loan losses from $480 thousand in 1992 to $361 thousand in 1993.

The increase in net income from 1991 to 1992 of approximately $508,000 is partially attributable to increases in net interest income and noninterest income in the approximate amounts of $360 thousand and $500 thousand, respectively, offset by related federal income tax effects. Additionally, 1ST*BANK experienced an increase in net gains on sales of investment securities from $55 thousand in 1991 to $492 thousand in 1992, primarily resulting from 1ST*BANK's decision to reposition its investment portfolio from government agency to pass-through certificates and collateralized mortgage obligations. The provision for possible loan losses also decreased from $565 thousand in 1991 to $480 thousand in 1992.

Table 1 on the following page sets forth, numerically, a summary of selected financial highlights.

                                                             1ST*BANK


TABLE 1.  SELECTED FINANCIAL DATA
          -----------------------
                                   (Dollars in thousands, except per share data)

                                                                      YEAR ENDED DECEMBER 31,
                                                             ------------------------------------------
                                                             1993               1992               1991
                                                             ----               ----               ----
Income statement highlights:
  Net interest income                                       $  4,126          $  3,728           $  3,366
  Provision for loan losses                                      361               480                565
  Gain from operations                                         1,630             2,073              1,301
  Gain from sales of investment
   securities                                                    375               492                 55
  Provision for income taxes                                     549               689                469
  Net income                                                   1,168             1,384                872

Per share:
  Gain from operations                                          1.25              1.59               1.00
  Net income                                                     .90              1.06                .67

Balance Sheet highlights:
  Assets                                                     131,894            99,751             86,007
  Loans (net)                                                 37,921            29,009             26,596
  Allowance for loan losses                                      924               866              1,020
  Deposits                                                   123,684            92,594             80,002
  Subordinated debentures1                                       500               500                500
  Stockholders' equity                                         7,490             6,322              4,938
  Book value per common share                                   5.74              4.85               3.79

Financial ratios:
  Return on average assets                                      1.09%             1.39%              1.11%
  Return on average equity                                     17.35%            24.55%             19.59%
  Average equity as a percent
    of assets                                                   6.29%             5.64%              5.64%


1 Convertible into no more than 166,666 shares of capital stock, if not redeemed by April 1, 1998.

                                                                32

                                    1ST*BANK



B.      NET INTEREST INCOME
        -------------------

Interest earning assets at year end increased to $114.2 million in 1993 from $89.6 million in 1992 and $77.5 million in 1991. Investment securities increased to $59.5 million from $44.7 million in 1992 and $41.4 million in 1991. Loans increased to $37.9 million from $29.0 million in 1992 and $26.6 million in 1991. The loan growth was due, in part, to the opening of an additional branch in the later part of 1992, continued economic growth in 1ST*BANK's market areas, and the addition of several more experienced loan officers.

The investment security growth was primarily due to deposit base growth from $80.0 million to $92.6 million to $123.7 million for the years ended December 31, 1991, 1992 and 1993, respectively.

Table 2 presents three year average balance sheets and an analysis of interest yields and rates.

Table 3 presents changes in interest income and interest expense due to changes in volume and rate.

                                                             1ST*BANK

Table 2.   Three-Year Average Balance Sheets/Analysis of Interest Yields and Rates
           -----------------------------------------------------------------------
                                                      (Dollars In Thousands)
                                                                               1993
                                                            --------------------------------------------
                                                                             Interest
                                                            Average          Income/             Average
                                                            Balance          Expense              Rate
                                                            -------          -------            --------
Earning Assets:
  Short term investments                                    $ 16,642          $    503             3.02%

  Securities                                                  45,288             2,254             4.98

  Loans                                                       34,698             3,713            10.70
                                                            --------          --------         --------

   Total earning assets                                     $ 96,628          $  6,470             6.70%
                                                            ========          ========         ========


Interest bearing liabilities:
  Deposits                                                  $ 73,824          $  2,313             3.13%

  Subordinated debentures                                        500                30             6.00
                                                            --------          --------         --------

   Total interest bearing
     liabilities                                            $ 74,324             2,343             3.15%
                                                            ========          --------         ========


Net interest income                                                           $  4,127
                                                                              ========


Interest rate spread                                                                               3.55%
                                                                                                 ======


Net interest margin                                                                                4.27%
                                                                                                 ======

                                                                               1992
                                                            --------------------------------------------
                                                                             Interest
                                                            Average          Income/             Average
                                                            Balance          Expense              Rate
                                                            -------          -------            --------
Earning Assets:
  Short term investments                                    $ 11,310          $    405             3.58%

  Securities                                                  46,443             2,883             6.21

  Loans                                                       27,629             3,098            11.21
                                                            --------          --------         --------

   Total earning assets                                     $ 85,382          $  6,386             7.48%
                                                            ========          ========         ========


Interest bearing liabilities:
  Deposits                                                  $ 69,011          $  2,628             3.81%

  Subordinated debentures                                        500                30             6.00
                                                            --------          --------         --------

   Total interest bearing
     liabilities                                            $ 69,511             2,658             3.82%
                                                            ========          --------         ========


Net interest income                                                           $  3,728
                                                                              ========


Interest rate spread                                                                               3.66%
                                                                                                 ======


Net interest margin                                                                                4.37%
                                                                                                 ======



                                                                               1991
                                                            --------------------------------------------
                                                                             Interest
                                                            Average          Income/             Average
                                                            Balance          Expense              Rate
                                                            -------          -------            --------
Earning Assets:
  Short term investments                                    $  9,660          $    523             5.41%

  Securities                                                  35,339             2,797             7.92

  Loans                                                       27,374             3,341            12.21
                                                            --------          --------         --------

   Total earning assets                                     $ 72,373          $  6,661             9.20%
                                                            ========          ========         ========


Interest bearing liabilities:
  Deposits                                                  $ 59,809          $  3,266             5.46%

  Subordinated debentures                                        500                30             6.00
                                                            --------          --------         --------


   Total interest bearing
     liabilities                                            $ 60,309             3,296             5.47%
                                                            ========          --------         ========


Net interest income                                                           $  3,365
                                                                              ========


Interest rate spread                                                                               3.73%
                                                                                                 ======


Net interest margin                                                                                4.65%
                                                                                                 ======


                                                             1ST*BANK




TABLE 3.   VOLUME/RATE ANALYSIS
           --------------------
                                                                             Year December 31,
                                                           -------------------------------------------------------
                                                              1993 Over 1992
                                                           --------------------
                                                           Volume                 Rate                 Total
                                                           ------                 ----                 -----
Increase (decrease) in interest
  income:
   Short term investments                               $   190,693           $(   93,237)           $    97,456
   Securities                                            (   70,578)           (  557,916)            (  628,494)
   Loans                                                    792,058            (  176,963)               615,095
                                                        -----------           -----------            -----------

     Total                                                  912,173            (  828,116)                84,057
                                                        -----------           -----------            -----------

Increase (decrease) in interest
  expense:
   Deposits                                                 184,875            (  499,217)            (  314,342)
                                                        -----------           -----------            -----------

     Total                                                  184,875            (  499,217)            (  314,342)
                                                        -----------           -----------            -----------

Increase (decrease) in net
  interest income                                       $   727,298           $(  328,899)           $   398,399
                                                        ===========           ===========            ===========


                                                                             Year December 31,
                                                           -------------------------------------------------------
                                                              1992 Over 1991
                                                           --------------------
                                                           Volume                 Rate                 Total
                                                           ------                 ----                 -----

Increase (decrease) in interest
  income:
   Short term investments                               $    89,587           $(  207,927)           $(  118,340)
   Securities                                               880,934            (  795,344)                85,590
   Loans                                                     32,466            (  275,862)            (  243,396)
                                                        -----------           -----------            -----------

     Total                                                1,002,987            (1,279,133)            (  276,146)
                                                        -----------           -----------            -----------

Increase (decrease) in interest
  expense:
   Deposits                                                 501,869            (1,140,191)            (  638,322)
                                                        -----------           -----------            -----------

     Total                                                  501,869            (1,140,191)            (  638,322)
                                                        -----------           -----------            -----------

Increase (decrease) in net
  interest income                                       $   501,118           $(  138,942)           $   362,176
                                                        ===========           ===========            ===========

                                                                35

                                    1ST*BANK




Lower interest rates in 1993, compared to 1992, were partially offset by substantial increases in interest earning assets for the same period, resulting in an increase in interest earned on assets of $84,057. The $628,494 decrease in securities interest income was offset by an increase of $615,095 in loan interest income due to the opening of an additional branch in the latter part of 1992 and continued economic growth in 1ST*BANK's market areas, resulting in an $8.9 million (30.7%) increase in loans from 1992 to 1993.

Lower interest rates in 1992, compared to 1991, contributed to the reduction in interest earned on assets of $276,146, however, this reduction was partially offset by an approximate $11 million (31.4%) increase in average investment securities from 1991 to 1992.

The increase in total interest income in 1993 and the decline in 1992, was more than offset by significant declines in 1ST*BANK's interest expense for similar periods of $314,342 and $638,322, respectively. Together with a 27.6% increase in earning assets the resulting effect in 1993 was an increase in net interest income of $398,399 over 1992. This increase is comparable to the 1992 increase in net interest income of $362,176 over 1991.

Securities and Short-Term Investments
- -------------------------------------

Investment securities have substantially increased from $41.4 million in 1991 to $59.5 million 1993, a 43.7% increase. This increase is primarily attributable to the investment in excess funds as a result of deposit growth. Short-term investments represented 14.7% of earning assets at year-end 1993, compared to 17.7% in 1992 and 12.3% in 1991.

Table 4 summarizes the composition of investment securities. Short term investments (not summarized) primarily represent federal funds sold.

Loan Portfolio
- --------------

Interest income on loans increased by $615,095 in 1993 after a decrease of $243,396 in 1992. A growth of approximately $9 million in net outstanding loans more than helped maintain loan interest income despite falling rates in 1993.

                                                             1ST*BANK



Table 4.   Composition of Investment Securities
           ------------------------------------
                                                      (Dollars In Thousands)
                                                                                1993
                                                            --------------------------------------------
                                                                           Amortized Cost
                                                            --------------------------------------------
                                                                                                 Market
                                                             Amount          Percent             Value
                                                             ------          -------            --------
U.S. treasury                                               $  2,006             3.37%         $  2,015

U.S. government agency                                         5,000             8.40             4,939

State and political
  subdivisions                                                 5,637             9.47             5,611

Pass-through certificates
  guaranteed by FNMA, GNMA
  and FHLMC                                                   21,949            36.87            21,720

Collateralized mortgage
  obligations                                                 24,937            41.89            24,889
                                                            --------         --------          --------
                                                            $ 59,529           100.00%         $ 59,174
                                                            ========         ========          ========
                                                                                1992
                                                            --------------------------------------------
                                                                           Amortized Cost
                                                            --------------------------------------------
                                                                                                 Market
                                                             Amount          Percent             Value
                                                             ------          -------            --------
U.S. treasury                                               $ 14,368            32.16%         $ 14,601

U.S. government agency                                         5,000            11.19             5,017

State and political
  subdivisions                                                   999             2.24             1,032

Pass-through certificates
  guaranteed by FNMA, GNMA
  and FHLMC                                                   19,070            42.69            18,839

Collateralized mortgage
  obligations                                                  5,238            11.72             5,183
                                                            --------         --------          --------
                                                            $ 44,675           100.00%         $ 44,672
                                                            ========         ========          ========

                                                                                1991
                                                            --------------------------------------------
                                                                           Amortized Cost
                                                            --------------------------------------------
                                                                                                 Market
                                                             Amount          Percent             Value
                                                             ------          -------            --------
U.S. treasury                                               $  8,165            19.70%         $  8,239

U.S. government agency                                        14,092            34.00            14,520

State and political
  subdivisions                                                 1,015             2.45             1,048

Pass-through certificates
  guaranteed by FNMA, GNMA
  and FHLMC                                                   18,170            43.85            18,079

Collateralized mortgage
  obligations                                                  -                 -                -

                                                            --------         --------          --------
                                                            $ 41,442           100.00%         $ 41,886
                                                            ========         ========          ========

                                                                37

                                    1ST*BANK




TABLE 5. LOAN CONCENTRATIONS
         -------------------
                                 (In Thousands)

                                                   1993                                 1992
                                        -------------------------            -------------------------
                                        Balance           Percent            Balance           Percent
                                           at               of                  at                of
                                        Year End           Loans             Year End           Loans
                                        --------          -------            --------          -------
Commercial                              $ 13,872           35.29%            $  7,848           26.87%
Real estate                               16,918           43.04               15,385           50.73
Interim construction                       5,200           13.23                4,038           13.31
Installment                                3,314            8.42                3,046            9.07
Other                                          6             .02                    8             .02
                                        --------          ------             --------          ------

                                          39,310          100.00               30,325          100.00

Unearned income                          (   465)           -                 (   450)           -
Allowance for possible
  loan losses                            (   924)           -                 (   866)           -
                                        --------          ------             --------          ------

                                        $ 37,921          100.00%            $ 29,009          100.00%
                                        ========          ======             ========          ======


Loan concentrations in year end 1993 changed from year end 1992 as a result of the opening of a new branch in the latter part of 1992, in a commercial area, continued economic growth in such area, and the addition of several commercial loan officers, thereby increasing the percent of commercial loans to total loans in 1993. 1ST*BANK's loan to deposit ratio was 33.24% at year end 1991, fell to 31.33% in 1992, and fell slightly to 30.66% in 1993.


Table 6 represents the maturities of loans at December 31, 1993. Excluded are credit card loans and overdrafts. Variable rate loans are slotted at the earlier of repricing or maturity date.


TABLE 6.   MATURITY SCHEDULE OF LOANS AT DECEMBER 31, 1993
           -----------------------------------------------

                                             (In Thousands)
                                         Fixed            Variable           Total
                                         -----            --------           -----
  1994                                  $ 7,734           $18,923            $26,657
  1995 through 1998                      11,286               -               11,286
  After 1998                              1,367               -                1,367
                                        -------           -------            -------

                                        $20,387           $18,923            $39,310
                                        =======           =======            =======

                                                                   38

                                    1ST*BANK




Deposits
- --------

1ST*BANK has historically enjoyed a favorable noninterest bearing to total deposit ratio. At year end 1993, noninterest bearing deposits were 28.6% of total deposits, 22.4% in 1992 and 22.0% in 1991. Certificates of Deposits declined as a percent of total deposits from 53.6% at year end 1991 to 42.5% at year end 1992, and to a low of 36.7% at year end 1993. As interest rates declined in 1993, depositors moved funds into more liquid deposit products. As a result, Money Market and NOW accounts were 19.8% of total deposits at year end 1991, but grew to 26.1% at year end 1992 and fell to 21.9% at year end 1993. Savings accounts grew from 4.3% of total deposits at year end 1991 to 8.8% at year end 1992 and 12.6% at year end 1993. This shift in funds among deposit products together with falling interest rates helped produce an overall lower cost of funds which increased 1ST*BANK's net interest margin and net interest income.

C.  OTHER INCOME, OTHER EXPENSE AND INCOME TAXES
    --------------------------------------------

Noninterest income remained relatively consistent at year end 1993 compared to 1992. The most significant increase occurred in service charges on deposit accounts, where 1ST*BANK regularly reviews service charges on accounts and the local market for such charges. The increase of $491,244 in noninterest income from 1991 to 1992 is primarily attributable to an increase in net gain on sales of investment securities of $437,404 as 1ST*BANK began to reposition its investment portfolio from U.S. government agency obligations to collateralized mortgage obligations.

Noninterest expense increased significantly from 1992 to 1993 in the amount of $960,365, or 43.84%. The significant areas of noninterest expense attributable to such increase are salaries and employee benefits and other real estate owned in the amounts of $329,856 and $335,380, respectively. Salaries and employee benefits primarily increased due to the addition of several loan officers and staff pursuant to the opening of a new branch in the latter part of 1992 and continued economic growth in 1ST*BANK's market areas. Other real estate owned expenses increased primarily due to an increase in the provision for losses of approximately $270,000.

Noninterest expense increased $165,506 from 1991 to 1992, which was primarily due to an increase in salaries and employee benefits of $99,761.

                                    1ST*BANK



TABLE 7.  ANALYSIS OF CHANGES IN OTHER INCOME AND OTHER EXPENSES
          ------------------------------------------------------

                                                                    $ Change             $ Change
                                                                    1993-1992            1992-1991
                                                                    ---------            ---------
Other income:
  Service charges on deposit accounts                               $ 119,400            $  42,679
  Net gain on sales of investment
  securities                                                         (117,772)             437,404
  Other                                                              (  1,999)              11,161
                                                                    ---------            ---------

    Total other income change                                       $(    371)           $ 491,244
                                                                    =========            =========


Other expenses:
  Salaries and employee benefits                                    $ 329,856            $  99,761
  Occupancy expense                                                   119,793               17,137
  Other real estate owned                                             335,380             ( 36,586)
  Outside services and processing                                      40,347               30,553
  Other                                                               134,989               54,641
                                                                    ---------            ---------

    Total other expense                                             $ 960,365            $ 165,506
                                                                    =========            =========


The provision for income taxes as a percent of net income before income taxes, extraordinary credit, and cumulative effect of change in accounting principle was 36.09% at year end 1991, 33.2% in 1992, and 33.7% in 1993. The primary temporary differences between the recorded amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes are bank premises and equipment basis, loan loss reserves, other real estate owned basis, and loan fees deferred.

Effective January 1, 1993, 1ST*BANK adopted SFAS 109 resulting in a cumulative effect of change in accounting principle benefit of approximately $87,000.

                                    1ST*BANK




D.  ASSET QUALITY
    -------------

Nonperforming Assets
- --------------------

Nonperforming assets include nonaccrual loans and foreclosed property. Loans where there exists a reasonable doubt as to the full, timely collection of interest or principal or when a loan becomes contractually past due by ninety days or more with respect to principal or interest are designated as nonaccrual loans. Covered transactions are sales of previously foreclosed property where less than 10% of the total sales price is in cash, where there is financing by 1ST*BANK of all or a portion of the sales price on more favorable terms than those customarily required, or where the transaction does not transfer from 1ST*BANK to the buyer the usual risks of ownership.

TABLE 8.  NONPERFORMING ASSETS
          --------------------

                             (Dollars In Thousands)

                                                                           DECEMBER 31,
                                                          -------------------------------------------------
                                                          1993                  1992                   1991
                                                          ----                  ----                   ----
Nonaccrual loans                                        $     29              $    985               $    596
Foreclosed property, net                                     136                   395                    192
Covered transactions                                         -                     383                    422
                                                        --------              --------               --------

  Total                                                 $    165              $  1,763               $  1,210
                                                        ========              ========               ========


Ratio of nonperforming assets
  to total assets                                            .13%                 1.77%                  1.41%
                                                        ========              ========               ========


Ratio of nonperforming assets
  to total loans and foreclosed
  property                                                   .44%                 6.12%                  4.55%
                                                        ========              ========               ========


The substantial decrease in nonperforming assets during 1993 is primarily attributable to improvement in loan quality, dispositions of other real estate and subsequent collections on covered transactions sufficient to mitigate covered transaction classification.


Allowance for Possible Loan Losses
- ----------------------------------

At December 31, 1993, the allowance for possible loan losses was $923,532, or 2.38%, of total loans, compared to $865,768, or 2.9%, at December 31, 1992.

                                    1ST*BANK




Table 9 presents the activity in the allowance for possible loan losses for the past three years.

TABLE 9.  ALLOWANCE FOR POSSIBLE LOAN LOSSES
          ----------------------------------

                                     (Dollars In Thousands)

                                                                            DECEMBER 31,
                                                          -------------------------------------------------
                                                          1993                  1992                   1991
                                                          ----                  ----                   ----
Balance at beginning of year                            $    866              $  1,020               $    876

Provision for loan losses                                    361                   480                    565

Loans charged off                                        (   339)              (   664)               (   459)

Recoveries of loans previously
  charged off                                                 36                    30                     38
                                                        --------              --------               --------

Balance at end of year                                  $    924              $    866               $  1,020
                                                        ========              ========               ========


Average total loans                                     $ 35,629              $ 28,708               $ 28,366
                                                        ========              ========               ========


Net charge-offs as a percent
  of average loans                                           .85%                 2.21%                  1.48%
                                                        ========              ========               ========


Allowance for loan losses as
  a percent of year end loans                               2.38%                 2.90%                  3.69%
                                                        ========              ========               ========


Management considers the allowance for possible loan losses to be adequate at December 31, 1993. The adequacy of the reserve is determinable only on an approximate basis since estimation of the magnitude and timing of loan losses involves subjective judgements.

The provision for possible loan losses has experienced a trend of decline from $565 thousand at year end 1991 to $361 thousand at year end 1993. Charge-offs were abnormally high in 1992 compared to prior years, as 1ST*BANK identified probable losses on three loans aggregating $470,000.

                                    1ST*BANK




E.  INTEREST AND LIQUIDITY RATE SENSITIVITY
    ---------------------------------------

Interest Rate Sensitivity
- -------------------------

Interest rate sensitivity is the relationship between market interest rates and net interest income due to the pricing of certain assets and liabilities. If more assets than liabilities reprice within a given period, an asset sensitive position is created. When an institution is in an asset sensitive position, a decline in market rates will have a negative impact on net interest income. Alternatively, when liabilities reprice more quickly than assets in a given period, a liability sensitive position exists and a decline in interest rates will increase net interest income. One way to reduce the adverse effect of market rate fluctuations on net interest income is to minimize the difference between rate sensitive assets and liabilities, referred to as gap, by maintaining a balanced interest rate sensitivity position. Matching interest sensitivity will reduce some of the risks from adverse changes in market rates; it will not guarantee a stable net interest spread because yields and rates may change simultaneously but by different amounts. These changes in market spreads could materially affect the overall net interest spread even if assets and liabilities were perfectly matched.

1ST*BANK, through its Asset/Liability Committee, monitors its interest sensitivity position and provides guidance in the management of such position. It is 1ST*BANK's objective to maintain a reasonably balanced position with respect to interest rate sensitivity of assets and liabilities in order to reduce the risk of an unfavorable impact to the income statement and maintain a more stable net interest spread. 1ST*BANK's interest sensitivity position at December 31, 1993, is presented in Table 10. At December 31, 1993, 1ST*BANK was in a liability sensitive position under three months. During a declining interest rate environment, this position would produce higher net interest income, and during a rising interest rate environment, this position would produce lower net interest income. It should be noted that the interest sensitivity position is presented at a point in time and can be altered by management as changing conditions dictate.

                                                             1ST*BANK




TABLE 10.  INTEREST RATE SENSITIVITY AT DECEMBER 31, 1993
           ----------------------------------------------

                                                      (Dollars In Thousands)

                                            Within         Four To        One To         Over
                                            Three          Twelve          Five          Five
                                            Months         Months         Years          Years          Total
                                            ------        --------        ------         -----          -----
Earning Assets:
  Federal funds sold                       $ 16,700       $  -           $  -           $  -           $ 16,700
  Deposit with other financial
   institutions                                  98          -              -              -                 98
  Securities:
   Variable rate                             36,755          5,729          -              -             42,484
   Fixed                                      1,000          1,006          2,258         12,782         17,046
                                           --------       --------       --------       --------       --------

  Total securities                           37,755          6,735          2,258         12,782         59,530

  Loans:
   Variable rate                             18,923          -              -              -             18,923
   Fixed                                      2,216          5,446         11,286          1,367         20,315
                                           --------       --------       --------       --------       --------

  Total loans                                21,139          5,446         11,286          1,367         39,238
                                           --------       --------       --------       --------       --------

    Total earning assets                     75,692         12,181         13,544         14,149        115,566
                                           --------       --------       --------       --------       ========

Interest bearing liabilities:
  Demand-interest bearing                    12,489          -              -              -             12,489
  Regular and money market
   savings                                   32,874          -              -              -             32,874
  CDs                                        37,661          5,325          -              -             42,986
                                           --------       --------       --------       --------       --------

    Total interest bearing
        liabilities                          83,024          5,325          -              -             88,349
                                           --------       --------       --------       --------       --------

GAP                                        $( 7,332)      $  6,856       $ 13,544       $ 14,149       $ 27,217
                                           ========       ========       ========       ========       ========


Cumulative gap                             $( 7,332)      $(   476)      $ 13,068       $ 27,217
                                           ========       ========       ========       ========


Cumulative gap as a percent
  of total earning assets                   ( 6.34%)       (  .41%)         11.31%         23.55%
                                           =======        =======        ========       ========

                                                                44

                                    1ST*BANK




LIQUIDITY
- ---------

Liquidity for 1ST*BANK is the ability to raise funds to support asset growth, meet deposit withdrawals, fund customers' legitimate borrowing needs, satisfy maturities of short-term borrowings, and maintain reserve requirements.

Liquidity needs can be met from either assets or liabilities. On the asset side, the primary sources of liquidity are cash and due from banks, time deposits with banks, federal funds sold and securities purchased under agreements to resell, short-term marketable investment securities and scheduled repayments and maturities of loans. Average cash and due from banks for 1993 was $7.8 million, an increase of $2.6 million, or 50%, from 1992. 1ST*BANK's average level of federal funds sold and securities purchased under agreements to resell was $16.5 million for 1993, compared to $11.2 million for 1992.

On the liability side, the principal sources of liquidity are deposit growth, the maturity distribution of purchased funds and the accessibility to money and capital markets. Deposits for 1993 averaged $98.9 million, an increase of $12.5 million, or 14.5%, from 1992. Deposits increased primarily as a result of the opening of a new branch in the latter part of 1992.

1ST*BANK monitors its liquidity position continuously in relation to changes in long-term and short-term interest rates. Maturity distribution and interest sensitivity of assets and liabilities are adjusted in response to those changes. 1ST*BANK has historically maintained adequate liquidity.


F.  CAPITAL
    -------

1ST*BANK is required to maintain minimum amounts of capital to total "risk weighted" assets, as defined by the banking regulators. At December 31, 1993, 1ST*BANK was required to have a minimum total capital to risk based assets ratio of 8%. The Texas Department of Banking requires a minimum equity capital ratio of 6%. At December 31, 1993, 1ST*BANK's actual total capital to risk based assets and equity capital ratios were 11.3% and 5.6%, respectively.

                                    1ST*BANK




II.  NINE MONTHS ENDED SEPTEMBER 30, 1994 AND 1993
     ---------------------------------------------

A.  RESULTS OF OPERATIONS
    ---------------------

Net income for the nine months ended September 30, 1994 was $1,194 thousand, or $.92 per share, compared to net income of $909 thousand or $.70 per share for the nine months ended September 30, 1993.

B.  NET INTEREST INCOME
    -------------------

Net interest income for the nine months ended September 30, 1994 increased $807 thousand, or 27%, from the nine months ended September 30, 1993. This increase is mainly attributable to significant volume increases as average earning assets increased from $92.4 million at September 30, 1993 to $122.1 million at September 30, 1994.

Table 11 presents the year to date average balance sheet/analysis of interest yield and rates; Table 12 presents the volume/rate analysis.

                                                             1ST*BANK




TABLE 11.  YEAR-TO-DATE AVERAGE BALANCE SHEETS/ANALYSIS OF INTEREST YIELDS AND RATES
           -------------------------------------------------------------------------

                                                      (Dollars In Thousands)

                                                         Nine Months Ended September 30, 1994
                                                    -----------------------------------------------
                                                                        Annualized
                                                                         Interest
                                                    Average              Income/            Average
                                                    Balance               Expense             Rate
                                                    -------             ----------          -------
Earning Assets:
  Short term investments                            $ 16,015            $    637              3.97%

  Securities                                          65,635               3,176              4.83

  Loans                                               40,431               4,073             10.07
                                                    --------            --------            ------

   Total earning assets                             $122,081            $  7,886              6.46%
                                                    ========            ========            ======


Interest bearing liabilities:
  Deposits                                          $ 93,110            $  2,788              2.99%

  Subordinated debentures                                500                  30              6.00
                                                    --------            --------            ------

   Total interest bearing
     liabilities                                    $ 93,610               2,818              3.01%
                                                    ========            --------            ======


Net interest income                                                     $  5,068
                                                                        ========


Interest rate spread                                                                          3.45%
                                                                                            ======


Net interest margin                                                                           4.15%
                                                                                            ======


                                                         Nine Months Ended September 30, 1993
                                                    -----------------------------------------------
                                                                        Annualized
                                                                         Interest
                                                    Average              Income/            Average
                                                    Balance               Expense             Rate
                                                    -------             ----------          -------
Earning Assets:
  Short term investments                            $ 13,906            $    421              3.02%

  Securities                                          44,662               2,293              5.10

  Loans                                               33,889               3,559             10.50
                                                    --------            --------            ------

   Total earning assets                             $ 92,457            $  6,273              6.78%
                                                    ========            ========            ======


Interest bearing liabilities:
  Deposits                                          $ 72,219            $  2,252              3.11%

  Subordinated debentures                                500                  30              6.00
                                                    --------            --------            ------

   Total interest bearing
     liabilities                                    $ 72,719               2,282              3.13%
                                                    ========            --------            ======


Net interest income                                                     $  3,991
                                                                        ========


Interest rate spread                                                                          3.65%
                                                                                            ======


Net interest margin                                                                           4.32%
                                                                                            ======

                                    1ST*BANK



TABLE 12.  VOLUME/RATE ANALYSIS
           --------------------

                                                                Nine Months Ended September 30, 1994
                                                          ---------------------------------------------------
                                                              1994 over 1993
                                                          ---------------------
                                                          Volume                 Rate                   Total
                                                          ------                 ----                   -----
Increase (decrease) in interest income:

  Short term investments                                $     62,653          $    153,347           $    216,000

  Securities                                               1,054,385           (   171,385)               883,000

  Loans                                                      686,255           (   172,255)               514,000
                                                        ------------          ------------           ------------

    Total                                               $  1,803,293          $(   190,293)          $  1,613,000
                                                        ============          ============           ============


Increase (decrease) in interest expense:

  Deposits                                              $    643,721          $(   107,721)          $    536,000
                                                        ------------          ------------           ------------

Increase (decrease) in net interest
  income                                                $  1,159,572          $(    82,572)          $  1,077,000
                                                        ============          ============           ============


C.  NONINTEREST INCOME
    ------------------

Noninterest income for the nine months ended September 30, 1994, decreased $371 thousand, or 42.5%, from the nine months ended September 30, 1993. The decrease in 1994 resulted from gains on sales of securities of approximately $390 thousand which were realized in 1993.


D.  NONINTEREST EXPENSE
    -------------------

Noninterest expense for the nine months ended September 30, 1994 increased $75 thousand or 3.2% from the nine months ended September 30, 1993.

                                    1ST*BANK




E.  ANALYSIS OF FINANCIAL CONDITION
    -------------------------------

INVESTMENT SECURITIES

Investment securities at September 30, 1994 increased $20.1 million or 45.6%, from September 30, 1993. This increase is primarily attributable to the investment of excess funds arising from deposit growth. Total deposits at September 30, 1994 increased $27.1 million, or 25.1%, from September 30, 1993. At September 30, 1994, the cost basis of investment securities approximated $64.3 million. The market value of such investment securities approximated $60.8 million.

LOANS

Net loans were $42.5 million at September 30, 1994, an increase of $5.9 million, or 16%, from September 30, 1993. This increase is primarily attributable to the loan base growth related to the opening of a new branch in the latter part of 1992, and is mainly in the commercial loan portfolio. Table 13 summarizes the loan composition at September 30, 1994 and 1993.


TABLE 13.  LOAN CONCENTRATION
           ------------------

                                          (In Thousands)

                                            Nine Months Ended September 30,
                                        --------------------------------------------------------------
                                                   1994                                 1993
                                        -------------------------            -------------------------
                                        Balance           Percent            Balance           Percent
                                           at               of                  at                of
                                        Year End           Loans             Year End           Loans
                                        --------          -------            --------          -------
Commercial                              $ 14,120           32.03%            $ 12,571           33.08%
Real estate                               20,522           46.59               17,459           45.93
Interim construction                       5,408           12.27                4,828           12.71
Installment                                4,013            9.10                3,127            8.27
Other                                         17             .01                   21             .01
                                        --------          ------             --------          ------

                                          44,080          100.00               38,006          100.00

Unearned income                          (   545)           -                 (   471)           -
Allowance for possible
  loan losses                            (   959)           -                 (   906)           -
                                        --------          ------             --------          ------

Loans, net of unearned
  income                                $ 42,574          100.00%            $ 36,629          100.00%
                                        ========          ======             ========          ======

                                    1ST*BANK




MATURITY SCHEDULE OF LOANS AT SEPTEMBER 30, 1994
- ------------------------------------------------

                                 (In Thousands)

                                                           Fixed             Variable           Total
                                                           -----             --------           -----
1995                                                      $ 8,055            $21,794           $29,849
1996 through 1999                                          13,804              -                13,804
After 1999                                                    427              -                   427
                                                          -------            -------           -------

                                                          $22,286            $21,794           $44,080
                                                          =======            =======           =======


Nonperforming Assets
- --------------------

Nonperforming assets include nonaccrual loans, restructured loans and other real estate and collateral acquired. Loans are placed on nonaccrual when, in the opinion of management, collectibility of principal or interest is doubtful. Loans past due 90 days or more with respect to principal or interest are placed on nonaccrual, unless they are both well secured and in the process of collection.

Nonperforming assets at September 30, 1994 aggregated $122 thousand, comprised of $54 thousand in nonaccrual loans and $68 thousand in other real estate owned. Comparatively, nonperforming assets at September 30, 1993 aggregated $494 thousand, comprised of $111 thousand in nonaccrual loans and $383 thousand in other real estate owned.

Allowance for Possible Loan Losses
- ----------------------------------

Table 14 summarizes the activity in the allowance for possible loan losses.

                                    1ST*BANK




TABLE 14.  SUMMARY OF ALLOWANCE FOR POSSIBLE LOAN LOSSES
           ---------------------------------------------

                             (Dollars In Thousands)

                                                   September 30,           September 30,
                                                        1994                    1993
                                                   -------------           -------------
Balance at beginning of period                        $    924                $    866

Provision for loan losses                                  180                     305

Loans charged off                                      (   156)                (   297)

Recoveries                                                  11                      32
                                                      --------                --------

Balance at end of period                              $    959                $    906
                                                      ========                ========

Allowance for loan losses as a
  percent of period end loans                             2.25%                   2.47%
                                                      ========                ========


DEPOSITS
- --------

Table 15 summarizes the composition of deposits. Total deposits have experienced a significant growth as a result of the opening of a new branch in the latter part of 1992.

TABLE 15.  DEPOSITS
           --------

                             (Dollars In Thousands)

                                                                        September 30,
                                                     --------------------------------------------------------
                                                                1994                            1993
                                                                ----                            ----
                                                     Amount            Percent         Amount         Percent
                                                     ------            -------         ------         -------
        Noninterest bearing demand
          accounts                                   $ 34,773            25.8%        $ 35,239           32.7%
        Interest bearing demand
          accounts                                      9,831             7.3            7,975            7.4
        Savings accounts                               15,175            11.2           13,506           12.5
        Individual retirement
          accounts                                      2,283             1.7            2,198            2.0
        Limited access money market
          accounts                                     14,215            10.5           14,373           13.3
        Certificates of deposit, less
          than $100,000                                 3,239             2.4            3,207            3.0
        Certificates of deposit
          $100,000 and greater                         55,257            40.9           31,097           28.9
        State of Texas time                               242             0.2              242            0.2
                                                     --------           -----         --------          -----

                                                     $135,015           100.0%        $107,837          100.0%
                                                     ========           =====         ========          =====

                                                                51

                                    1ST*BANK




The weighted average interest rate on deposits at September 30, 1994 and 1993 was approximately 2.2% and 2.4%, respectively.

CAPITAL RESOURCES
- -----------------

1ST*BANK is required to maintain minimum amounts of capital to total "risk weighted" assets, as defined by the banking regulators. At September 30, 1994 and 1993, the FDIC required 1ST*BANK to have a minimum total capital to risk based assets ratio of 8%. The Texas Department of Banking requires a minimum equity capital ratio of 6%. At September 30, 1994 and 1993, 1ST*BANK's actual total capital to risk based assets ratio was 9.8% and the equity capital ratios at September 30, 1994 and 1993 were 6.0% and 6.2%, respectively.

ASSET AND LIABILITY MANAGEMENT
- ------------------------------

Interest Rate Sensitivity
- -------------------------

Interest rate sensitivity is the relationship between market interest rates and net interest income due to the repricing of certain assets and liabilities. 1ST*BANK's interest sensitivity position at September 30, 1994 is presented in Table 16.

                                                             1ST*BANK




TABLE 16.  INTEREST RATE SENSITIVITY ANALYSIS AT SEPTEMBER 30, 1994
           --------------------------------------------------------

                                                      (Dollars In Thousands)


                                            Within         Four To        One To         Over
                                            Three          Twelve          Five          Five
                                            Months         Months         Years          Years          Total
                                            ------        --------        ------         -----          -----
Earning Assets:
  Federal funds sold                       $ 27,025       $  -           $  -           $  -           $ 27,025

  Securities:
   Variable rate                             40,347          3,507          -              -             43,854
   Fixed                                      -              2,325          4,968         13,225         20,518
                                           --------       --------       --------       --------       --------

  Total securities                           40,347          5,832          4,968         13,225         64,372

  Loans:
   Variable rate                             21,794          -              -              -             21,794
   Fixed                                      2,039          5,952         13,804            427         22,222
                                           --------       --------       --------       --------       --------

  Total loans                                23,833          5,952         13,804            427         44,016
                                           --------       --------       --------       --------       --------

    Total earning assets                     91,205         11,784         18,772         13,652        135,413
                                           --------       --------       --------       --------       --------

Interest bearing liabilities:
  Demand-interest bearing                     9,831          -              -              -              9,831
  Regular and money market
   savings                                   32,021          -              -              -             32,021
  CDs                                        55,924          2,366            100          -             58,390
                                           --------       --------       --------       --------       --------

    Total interest bearing
        liabilities                          97,776          2,366            100          -            100,242
                                           --------       --------       --------       --------       --------

GAP                                        $( 6,571)      $  9,418       $ 18,672       $ 13,652       $ 35,171
                                           ========       ========       ========       ========       ========


Cumulative gap                             $( 6,571)      $  2,847       $ 21,519       $ 35,171
                                           ========       ========       ========       ========


Cumulative gap as a percent
  of total earning assets                   ( 4.85%)          2.1%          15.89%         25.97%
                                           =======        =======        ========       ========


Liquidity
- ---------

Liquidity for 1ST*BANK is the ability to raise funds to support asset growth, meet deposit withdrawals, fund customers' legitimate borrowing needs, satisfy maturities of short-term borrowings, and maintain reserve requirements.

Average cash and due from banks for the third quarter of 1994 was $9.55 million, an increase of $1.5 million, or 18.8%, from the third quarter of 1993. 1ST*BANK's average level of federal funds sold was $20.7 million for the third quarter of 1994, an increase of $3.4 million, or 19.4%, from the third quarter of 1993.

                                    1ST*BANK




Average deposits for the third quarter of 1994 were $129.4 million, an increase of $27.6 million, or 27.1% from the third quarter of 1993.


III.  SELECTED QUARTERLY DATA
      -----------------------

Table 17 presents condensed quarterly income statements beginning with the first quarter ended March 31, 1992 and continuing through successive quarters ended thereafter through and including the quarter ended September 30, 1994.

As is noted on Table 16, total interest income gradually increased throughout the quarters. This increase is attributable to the investment of excess funds in investment securities and growth in loan base as a result of the opening of a new branch in the latter part of 1992, and continued economic growth in 1ST*BANK's market areas and the addition of several more loan officers.

Total interest expense was higher in the first three quarters of 1992, began to fall in the fourth quarter of 1992 through the second quarter of 1993, and then began to rise. These fluctuations can be attributed to higher interest rates in the first three quarters of 1992, gradually lower rates in the fourth quarter of 1992 through remaining quarters, and the opening of a new branch location in the latter part of 1992 (which resulted in a growth in deposit base, thereby increasing volume).

Noninterest income and noninterest expense gradual increases throughout the quarters are attributable to the new branch location. Additionally, other noninterest expense in the third quarter of 1993 is higher due to liberal write-downs on foreclosed properties.

The other adjustment amount in the first quarter of 1993 represents the cumulative effect of adoption of SFAS No. 109, "Accounting for Income Taxes."


IV.  OTHER ITEMS FOR CONSIDERATION
     -----------------------------

A.   ACCOUNTING PRONOUNCEMENTS
     -------------------------

The Financial Accounting Standards Board issued Statement No. 115, "Accounting for Certain Investments in Debt and Equity Securities" (SFAS 115) in May 1993. This statement is required for fiscal years beginning after December 15, 1993, and requires those applicable investments to be classified into three categories; held to maturity, available for sale, and trading. As of September 30, 1994, the entire investment portfolio of 1ST*BANK is carried at amortized cost because management believes 1ST*BANK has the ability and intent to hold such securities to maturity and that no anticipated events are likely to occur in the foreseeable future which might require disposal.

                                                             1ST*BANK




TABLE 17.  1ST*BANK CONDENSED QUARTERLY INCOME STATEMENTS
           ----------------------------------------------

                                                      (Dollars In Thousands)

                                                                      1994
                                                   -----------------------------------------
                                                   Third             Second            First
                                                   -----             ------            -----

Interest income:
  Loans:
  Real estate                                      $    653         $    636         $    615
  Installment                                            85               80               75
  Commercial and other                                  314              300              297
                                                   --------         --------         --------

                                                      1,052            1,016              987

Deposits at other bank                                -                -                    1

Investment securities:
  Taxable                                               750              746              698
  Tax-exempt                                             62               63               62
                                                   --------         --------         --------

                                                        812              809              760

Federal funds sold                                      233              142              102
                                                   --------         --------         --------

Total interest income                                 2,097            1,967            1,850
                                                   --------         --------         --------

Interest expense:
  Demand deposits                                       177              169              171
  Savings deposits                                      146              145              138
  Time deposits - over $100                             429              350              281
  Time deposits - under $100                             31               27               26
  Subordinated debentures                                 8                8                7
                                                   --------         --------         --------

Total interest expense                                  791              699              623
                                                   --------         --------         --------

Net interest income                                   1,306            1,268            1,227

Provision for possible loan
  losses                                                 60               60               60
                                                   --------         --------         --------

Net interest income after
  provision for possible
  loan losses                                         1,246            1,208            1,167
                                                   --------         --------         --------


                                                                              1993
                                                   ---------------------------------------------------------
                                                   Fourth            Third            Second           First
                                                   ------            -----            ------           -----
Interest income:
  Loans:
  Real estate                                      $    705         $    620         $    578         $    541
  Installment                                            74               70               71               67
  Commercial and other                                  280              253              239              211
                                                   --------         --------         --------         --------

                                                      1,059              943              888              819

Deposits at other bank                                    1            -                    1                1

Investment securities:
  Taxable                                               499              555              558              571
  Tax-exempt                                             36               11               13               12
                                                   --------         --------         --------         --------

                                                        535              566              571              583

Federal funds sold                                      185              133               96               85
                                                   --------         --------         --------         --------

Total interest income                                 1,780            1,642            1,556            1,488
                                                   --------         --------         --------         --------

Interest expense:
  Demand deposits                                       175              165              161              174
  Savings deposits                                      158              136              108               95
  Time deposits - over $100                             264              268              250              243
  Time deposits - under $100                             27               29               32               28
  Subordinated debentures                                 7                8                7                8
                                                   --------         --------         --------         --------

Total interest expense                                  631              606              558              548
                                                   --------         --------         --------         --------

Net interest income                                   1,149            1,036              998              940

Provision for possible loan
  losses                                                 65               35              135              135
                                                   --------         --------         --------         --------

Net interest income after
  provision for possible
  loan losses                                         1,084            1,001              863              805
                                                   --------         --------         --------         --------

                                                                              1992
                                                   ---------------------------------------------------------
                                                   Fourth            Third            Second           First
                                                   ------            -----            ------           -----
Interest income:
  Loans:
  Real estate                                      $    524         $    536         $    518         $    503
  Installment                                            71               69               71               72
  Commercial and other                                  187              182              175              154
                                                   --------         --------         --------         --------

                                                        782              787              764              729

Deposits at other bank                                    1                1                1                1

Investment securities:
  Taxable                                               620              714              752              741
  Tax-exempt                                             14               14               14               14
                                                   --------         --------         --------         --------

                                                        634              728              766              755

Federal funds sold                                       78               58              143              122
                                                   --------         --------         --------         --------

Total interest income                                 1,495            1,574            1,674            1,607
                                                   --------         --------         --------         --------

Interest expense:
  Demand deposits                                       184              216              199              220
  Savings deposits                                      101               88               84               73
  Time deposits - over $100                             267              289              388              360
  Time deposits - under $100                             31               39               38               47
  Subordinated debentures                                 8                8                8               10
                                                   --------         --------         --------         --------

Total interest expense                                  591              640              717              710
                                                   --------         --------         --------         --------

Net interest income                                     904              934              957              897

Provision for possible loan
  losses                                                120              120              120              120
                                                   --------         --------         --------         --------

Net interest income after
  provision for possible
  loan losses                                           784              814              837              777
                                                   --------         --------         --------         --------

                                                                55

                                                             1ST*BANK




TABLE 17.  1ST*BANK CONDENSED QUARTERLY INCOME STATEMENTS (CONTINUED)
           ----------------------------------------------------------

                                                      (Dollars In Thousands)

                                                                      1994
                                                   -----------------------------------------
                                                   Third             Second            First
                                                   -----             ------            -----
Noninterest income:
  Service charges on deposit
   accounts                                             146              135              143
  Gains (losses) on sales of
   securities                                           -                -                -
  Other                                                  25               20               32
                                                   --------         --------         --------

Total noninterest income                                171              155              175
                                                   --------         --------         --------

Noninterest expense:
  Salaries and employee
   benefits                                             364              366              365
  Occupancy expenses                                    119              131              121
  Other                                                 338              282              308
                                                   --------         --------         --------

Total noninterest expenses                              821              779              794
                                                   --------         --------         --------

Income before income taxes,
  extraordinary items, and
  other adjustments                                     596              584              548
Income tax provision (benefit)                          201              194              139
                                                   --------         --------         --------

Income before extraordinary
  items and other adjustments                           395              390              409
Extraordinary items and other
  adjustments                                         -                -                -
                                                   --------         --------         --------

Net income                                         $    395         $    390         $    409
                                                   ========         ========         ========


                                                                              1993
                                                   --------------------------------------------------------
                                                   Fourth            Third           Second           First
                                                   ------            -----           ------           -----
Noninterest income:
  Service charges on deposit
   accounts                                             147              147              132              135
  Gains (losses) on sales of
   securities                                       (    15)             390            -                -
  Other                                             (     4)              26               27               14
                                                   --------         --------         --------         --------

Total noninterest income                                128              563              159              169
                                                   --------         --------         --------         --------

Noninterest expense:
  Salaries and employee
   benefits                                             361              333              342              287
  Occupancy expenses                                    112              109               90               78
  Other                                                 351              508              323              249
                                                   --------         --------         --------         --------

Total noninterest expenses                              824              950              755              614
                                                   --------         --------         --------         --------

Income before income taxes,
  extraordinary items, and
  other adjustments                                     388              614              267              360
Income tax provision (benefit)                          130              205               91              123
                                                   --------         --------         --------         --------

Income before extraordinary
  items and other adjustments                           258              409              176              237
Extraordinary items and other
  adjustments                                         -                -                -                   87
                                                   --------         --------         --------         --------

Net income                                         $    258         $    409         $    176         $    324
                                                   ========         ========         ========         ========

                                                                              1992
                                                   --------------------------------------------------------
                                                   Fourth            Third           Second           First
                                                   ------            -----           ------           -----
Noninterest income:
  Service charges on deposit
   accounts                                             122              114              102              104
  Gains (losses) on sales of
   securities                                        -                   492            -                -
  Other                                                  26               29               29               44
                                                   --------         --------         --------         --------

Total noninterest income                                148              635              131              148
                                                   --------         --------         --------         --------

Noninterest expense:
  Salaries and employee
   benefits                                             281              254              228              230
  Occupancy expenses                                     71               66               62               62
  Other                                                 267              247              173              260
                                                   --------         --------         --------         --------

Total noninterest expenses                              619              567              463              552
                                                   --------         --------         --------         --------

Income before income taxes,
  extraordinary items, and
  other adjustments                                     313              882              505              373
Income tax provision (benefit)                          120              300              173               96
                                                   --------         --------         --------         --------

Income before extraordinary
  items and other adjustments                           193              582              332              277
Extraordinary items and other
  adjustments                                         -               -                -                -
                                                   --------         --------         --------         --------

Net income                                         $    193         $    582         $    332         $    277
                                                   ========         ========         ========         ========

                                                                56

                                    1ST*BANK




B.  COMMITMENTS
    -----------

1ST*BANK entered into a noncancelable operating lease relating to its branch in Carrollton, Texas during 1993. At December 31, 1993, future minimum lease payments under this operating lease are as follows:

       Year ending December 31, 1994       $     19,602
                1995                             19,602
                1996                             14,702
                Thereafter                         -
                                           ------------
                                           $     53,906
                                           ============

MARKET PRICES OF AND DIVIDENDS PAID
ON 1ST*BANK COMMON STOCK, AND RELATED
SHAREHOLDER MATTERS

      As of December 31, 1994, shares of 1ST*BANK Common Stock were privately held of record by 79 holders. Presently, there is no recognized public market for the trading of shares of 1ST*BANK Common Stock, and the officers and directors of 1ST*BANK are not aware of any recent transactions in the 1ST*BANK Common Stock which would indicate the present market value of the 1ST*BANK Common Stock. The unaudited book value per share of 1ST*BANK Common Stock, determined in accordance with generally accepted accounting principles and without any adjustments, as of December 31, 1994, was $7.02.

      As of December 31, 1994, 14 of the holders of 1ST*BANK Common Stock also held, in the aggregate, the entire $500,000 aggregate principal amount of the Debentures. The Debentures are mandatorily convertible at maturity into an aggregate of up to 166,666 shares of 1ST*BANK Common Stock at a price of $3.00 per share. The Merger Agreement provides that the Debentures shall be amended so as to be convertible into up to 166,666 shares of 1ST*BANK Common Stock immediately prior to the Merger. Presently, there is no recognized public market for the Debentures, and the officers and directors of 1ST*BANK are not aware of any recent transactions in the Debentures which would indicate the present market value of the Debentures.

      1ST*BANK did not declare any dividends on the 1ST*BANK Common Stock in any of the years in the three-year period ended December 31, 1994. See "PLAN OF MERGER--Conditions to the Merger; Termination" for a description of the covenants of 1ST*BANK which prohibit it from declaring or paying any dividends prior to the Effective Time.

      Under federal and state banking laws, there are legal restrictions limiting the amount of dividends 1ST*BANK can declare on the 1ST*BANK Common Stock. The regulatory authorities may prohibit the declaration of any dividends if they determine that certain circumstances exist as to 1ST*BANK, including those relating to the financial condition of 1ST*BANK, such that payment of dividends would be considered an unsafe and unsound practice.

      Approval of the regulatory authorities is required if the effect of dividends declared would be to cause the regulatory capital of 1ST*BANK to fall below specified minimum levels. 1ST*BANK is subject to capital ratios, requirements and guidelines imposed by the FDIC, which are substantially similar to the ratios, requirements and guidelines imposed by the OCC and the Federal Reserve on the banks within their respective jurisdictions.
Currently, 1ST*BANK is required to maintain total capital equal to at least 8% and Tier 1 capital equal to at least 4% of its total risk-weighted assets, and Tier 1 capital equal to at least 3% of its adjusted total assets. In addition, the Texas Department of Banking requires 1ST*BANK to maintain total equity capital equal to at least 6% of its total assets. At December 31 1994, 1ST*BANK had total capital equal to 11% of its total risk-weighted assets, Tier 1 capital equal to 9.4% of its total risk-weighted assets and to 6.4% of its adjusted total assets, and total equity capital equal to 6.7% of its total assets.

                     D.  VOTING AND MANAGEMENT INFORMATION


      BANC ONE will pay the costs of preparing and printing this Prospectus and Proxy Statement and 1ST*BANK will bear the cost of soliciting proxies for the Special Meeting. Solicitation of proxies will be made in person, by mail, or by telephone, telegraph or other electronic medium by present and former directors, officers and employees of 1ST*BANK for which no additional compensation will be paid. 1ST*BANK will bear the cost of solicitation of proxies from its Shareholders. Copies of the form of proxy and Notice and
this Prospectus will be mailed to Shareholders on or about February   , 1995.


                                     VOTING

      The proxy accompanying this Prospectus is solicited by the Board of Directors of 1ST*BANK and, if properly executed and returned, will be voted in accordance with the instructions given therein. IF NO INSTRUCTIONS ARE GIVEN, THE PROXY WILL BE VOTED FOR THE PROPOSAL TO APPROVE THE PLAN OF MERGER AND THE AMENDMENT PROPOSAL. Any proxy may be revoked at any time before it is voted by furnishing 1ST*BANK with either written notice of revocation or a subsequently dated proxy or appearing at the Special Meeting and electing to vote in person.


      The 1ST*BANK Board has fixed the close of business on February , 1994, as the Record Date for the determination of Shareholders entitled to notice of and to vote at the Special Meeting. As of the Record Date, 1,304,167 shares of 1ST*BANK Common Stock were outstanding, each of which entitled its holder to one vote at the Special Meeting. The affirmative vote of two-thirds of the outstanding shares of 1ST*BANK Common Stock entitled to vote thereon is required for approval of the Merger Agreement and the Amendment Proposal.


      The Directors of 1ST*BANK have approved the Merger Agreement and the Amendment Proposal, and each Director has indicated an intention to vote all of his shares in favor of the Plan of Merger and the Amendment Proposal.

                                 OTHER BUSINESS

      As of the date of this Proxy Statement, the Board of Directors and management of 1ST*BANK are not aware of any matter which will come before the Special Meeting other than the Plan of Merger. Should any other matter requiring a vote of the shareholders arise, the proxy in the enclosed form confers upon the person or persons entitled to vote the shares represented by such proxy discretionary authority to vote the same with regard to any other matter in accordance with their best judgment in the interest of 1ST*BANK.

                       RIGHTS OF DISSENTING SHAREHOLDERS

      The following summary does not purport to be a complete statement of the procedures to be followed by 1ST*BANK shareholders desiring to exercise dissenters' rights and is qualified in its entirety by reference to the provisions of Section 215A of the National Bank Act, 12 U.S.C. Section 215a, the full text of which is attached hereto as Exhibit A. Because the preservation and exercise of dissenters' rights requires strict adherence to these provisions, 1ST*BANK shareholders who might desire to exercise such rights should review these provisions carefully, timely consult their own legal advisors and strictly adhere to the provisions' requirements.

      Under the provisions of Section 215a of the National Bank Act, each 1ST*BANK shareholder who objects to the Merger has the right to demand that he be paid in cash the value of his shares (as of the time the Merger becomes effective), if and when the Merger is consummated, subject to the following conditions:


      (1) A shareholder will have the right to such payment only if he either votes against the Plan of Merger at the Special Meeting or gives written notice to 1ST*BANK at or before the Special Meeting that he dissents from the Plan of Merger, which notice may be addressed to William J. Hendrix, 1ST*BANK, 1000 South Belt Line Road, Coppell, Texas 75019;

      (2) Any shareholder seeking to exercise dissenters' rights must, within 30 days after the effective date of the Merger, make a written request for payment to BANK ONE TEXAS, the surviving entity in the Merger, which request may be addressed to Christopher T. Klimko, Bank One, Texas, N.A. 1717 Main Street, 9th Floor, Dallas, Texas 75201 (1ST*BANK's shareholders will be notified of the effective date of the Merger); and


      (3) The written request for payment must be accompanied by surrender of the certificate(s) representing the 1ST*BANK shares in question.

      Thus a 1ST*BANK shareholder who does not either (a) vote against the Plan of Merger at the Special Meeting or (b) give 1ST*BANK written notice at or before the Special Meeting that he dissents from the Merger, or who does not within 30 days after the effective date of the Merger send BANK ONE TEXAS a written request for payment accompanied by the certificate(s) for the 1ST*BANK shares in question, will be deemed to have waived his right to demand payment in cash for his 1ST*BANK shares.

      The value of dissenting shares will be determined by three appraisers, one to be selected by majority vote of the owners of the shares involved, one to be selected by the Board of Directors of BANK ONE TEXAS, and the third to be chosen by the other two. The evaluation agreed upon by any two appraisers will govern. If the appraisal is not completed within 90 days after the Merger becomes effective, the OCC will, upon request, cause an appraisal to be made. If the value fixed by the appraisers is not satisfactory to any dissenting shareholder who has requested payment, the shareholder may, within five days after being notified of such value, appeal to the OCC which will cause a reappraisal to be made. Such reappraisal will be final and binding as to the value of the shares of the person so appealing. The OCC's expenses in making any such appraisal or reappraisal, as the case may be, will be borne by BANK ONE TEXAS. Failure to comply with any of the foregoing conditions will result in the loss of the rights described above.

      The shares of BANC ONE Common Stock which would have been delivered to any dissenting shareholders had they not requested payment will be sold at an advertised public auction and, if such shares are sold at a price greater than the amount paid to such dissenting shareholders, based on the appraisal, the excess in such sale price will be paid to such dissenting shareholders. The OCC has issued a Bulletin describing its appraisal methods, a copy of which is attached hereto as Exhibit B.

      The full text of Section 215a of the National Bank Act is set forth as Exhibit A to this Prospectus and Proxy Statement. Since the foregoing description is not a complete summary of its provisions, any shareholder who may be considering exercising his rights as a dissenter is urged to refer to such text. The provisions of Section 215a of the National Bank Act require strict compliance, and any 1ST*BANK shareholder who wishes to object to the Merger and demand payment for his shares should consider consulting his own advisor.

      If a shareholder fails to perfect his dissenter's rights by failing strictly to comply with the applicable statutory requirements, he will be bound by the terms of the Merger Agreement. An executed proxy on which no voting direction is made will be voted FOR approval of the Merger, so a dissenting shareholder who wishes to have his shares represented by a proxy at the Special Meeting but preserve his dissenters' rights must mark his proxy card either to vote against the Merger or to abstain from voting thereon, in addition to complying with the other requirements as described herein.

               MANAGEMENT AND PRINCIPAL SHAREHOLDERS OF BANC ONE

      Information concerning the directors and executive officers of BANC ONE, compensation of directors and executive officers of BANC ONE and any related transactions in which they have an interest, together with information related to principal shareholders of BANC ONE, is set forth in BANC ONE's Proxy Statement, dated March 11, 1994, incorporated herein by reference to BANC ONE's Annual Report on Form 10-K for the year ended December 31, 1993. See "Incorporation by Reference."

                       PRINCIPAL SHAREHOLDERS OF 1ST*BANK


      To the knowledge of 1ST*BANK, no person owned of record or beneficially on the Record Date more than five percent (5%) of the outstanding 1ST*BANK Common Stock at December 31, 1994, other than the following persons, as to whom information below is provided:

                                   Amount and Nature
Name and Address of                of Beneficial Owner-           Percentage
Beneficial Owner                   Ship as of 12/31/94(a)          of Class
- -------------------                ----------------------         ----------
Linda J. Carter                      1,205,733(b)(c)(d)            92.45%
441 Carter Drive
Coppell, Texas 75019

Donald J. Carter                     1,205,733(b)(c)(d)            92.45
441 Carter Drive
Coppell, Texas 75019



    (a) The securities "beneficially owned" by an individual are determined in accordance with the definition of "beneficial ownership" set forth in the rules and regulations of the Commission and, accordingly, may include securities owned by or for, among others, the spouse and/or minor children of the individual and any other relative who has the same home as such individual, as well as other securities as to which the individual has or shares voting or investment power or has the right to acquire within sixty days after December 31, 1994. For purposes of this table, shares issuable upon conversion of the Debentures have been excluded. See Notes (b), (c), and (d) below.

    (b) Ms. Carter and Mr. Carter are husband and wife. Ms. Carter holds 884,577 shares of 1ST*BANK Common Stock in her name alone. Mr. Carter holds 270,000 shares of 1ST*BANK Common Stock in his name alone. Under the rules and regulations of the Commission, these 1,154,577 shares of 1ST*BANK Common Stock are deemed to be beneficially owned by both Mr. and Ms. Carter. Excludes the shares of 1ST*BANK Common Stock issuable upon conversion of the $349,000 principal amount of Debentures held by Ms. Carter. It is anticipated that, immediately prior to the consummation of the Merger, such Debentures will be convered into 116,333 shares of 1ST*BANK Common Stock pursuant to the conditions of the Merger Agreement.

    (c) Includes 39,560 shares of 1ST*BANK Common Stock owned by a wholly owned subsidiary of a corporation of which Mr. Carter is an affiliate, as to which Mr. Carter is deemed to be the beneficial owner under the rules and regulations of the Commission.
         Excludes the shares of 1ST*BANK Common Stock issuable upon conversion of the $118,000 principal amount of Debentures owned by such wholly owned subsidiary. It is anticipated that, immediately prior to the consummation of the Merger, such Debentures will be converted into 39,333 shares of 1ST*BANK Common Stock pursuant to the conditions of the Merger Agreement.


    (d) Includes 11,596 shares of 1ST*BANK Common Stock held by Ms. Carter's children, Ronald L. Carter (3,101 shares), Donald J. Carter, Jr. (5,394 shares), and Christi Lynn Carter Urschel (3,101 shares). Excludes the shares of 1ST*BANK Common Stock issuable upon conversion of the $4,000 aggregate principal amount of Debentures held by Ms. Carter's children. It is anticipated that, immediately prior to the consummation of the Merger, the Debentures held by Ms. Carter's children will be converted into an aggregate of 1,332 shares of 1ST*BANK Common Stock pursuant to the conditions of the Merger Agreement.




                       OWNERSHIP OF 1ST*BANK COMMON STOCK
                  BY 1ST*BANK DIRECTORS AND EXECUTIVE OFFICERS


      The following table sets forth the number of shares of 1ST*BANK Common Stock beneficially owned as of December 31, 1994, by each of 1ST*BANK's directors and by all directors and executive officers of 1ST*BANK as a group. Unless otherwise indicated, the shares listed in the table are owned directly by the individual, his or her minor children, or his or her spouse, and the individual has sole voting and investment power with respect to the shares, or such power is shared with his or her spouse.

                                            Amount and Nature
                                           of Beneficial Owner-
                                           ship of 1ST*BANK Com-     Percentage
      Name                Title            mon Stock 12/31/94(a)       of Class
- ------------------      -------------      ---------------------     ----------
William J. Hendrix      Chairman of              1,000(b)               0.07%
                        the Board and
                        Director

Linda J. Carter         Director             1,205,733(c)              92.45

T. Wayne Claycomb       Vice Chairman           27,189(d)               2.08
                        of the Board
                        and Director

Glenn Facka             Director                 4,299(e)               0.33

Bill McClung            Director                 7,631(f)               0.59

Philip P. Martin        Senior Vice              2,500(g)               0.19
                        President and
                        President
                        Carrollton
                        branch


All Executive Officers
and Directors as a Group
(a total of 12, including
those named above)(h)                        1,248,352(i)              95.72



    (a) The securities "beneficially owned" by an individual are determined in accordance with the definition of "beneficial ownership" set forth in the rules and regulations of the Commission and, accordingly, may include securities owned by or for, among others, the spouse and/or minor children of the individual and any other relative who has the same home as such individual, as well as other securities as to which the individual has or shares voting or investment power or has the right to acquire within sixty days after December 31, 1994. For purposes of this table, shares issuable upon conversion of the Debentures have been excluded. See the Notes below.



    (b) Excludes the shares of 1ST*BANK Common Stock issuable upon conversion of the $3,000 principal amount of Debentures held by Mr. Hendrix. It is anticipated that, immediately prior to the consummation of the Merger, the Debentures held by Mr. Hendrix will be converted into 1,000 shares of 1ST*BANK Common Stock pursuant to the conditions of the Merger Agreement.


[FN]
    (c)  Includes 270,000 shares of 1ST*BANK Common Stock owned by Ms.
         Carter's spouse, Donald J. Carter, and 39,560 shares of
         1ST*BANK Common Stock owned by a wholly owned subsidiary of a corporation of which Mr. Carter is an affiliate, as to which Mr. Carter is deemed to be the beneficial owner under the rules and regulations of the Commission. Excludes the shares of 1ST*BANK Common Stock issuable upon conversion of the $118,000 principal amount of Debentures owned by such wholly owned subsidiary. It is anticipated that, immediately prior to consummation of the Merger, such Debentures will be converted into 39,333 shares of 1ST*BANK Common Stock, pursuant to the conditions of the Merger Agreement. Includes 11,596 shares of 1ST*BANK Common stock held by Ms. Carter's children, Ronald L. Carter (3,101 shares), Donald J. Carter, Jr. (5,394 shares), and Christi Lynn Carter Urschel (3,101 shares). Excludes the shares of 1ST*BANK Common Stock issuable upon conversion of the $349,000 principal amount of Debentures held by Ms. Carter.
         It is anticipated that, immediately prior to the consummation of the Merger, the Debentures held by Ms. Carter will be converted into 116,333 shares of 1ST*BANK Common Stock pursuant to the conditions of the Merger Agreement. Also excludes the shares of 1ST*BANK Common Stock issuable upon conversion of the $4,000 aggregate principal amount of Debentures held by Ms. Carter's children. It is anticipated that, immediately prior to the consummation of the Merger, the Debentures held by Ms. Carter's children will be converted into an aggregate of 1,332 shares of 1ST*BANK Common Stock pursuant to the conditions of the Merger Agreement.

    (d) Held in joint tenancy with Louise Claycomb. Excludes the shares issuable upon conversion of the $10,000 principal amount of Debentures held in joint tenancy by Mr. and Mrs. Claycomb. It is anticipated that, immediately prior to the consummation of the Merger, the Debentures held by Mr. and Mrs. Claycomb will be converted into 3,333 shares of 1ST*BANK Common Stock pursuant to the conditions of the Merger Agreement.

    (e) Excludes the shares issuable upon conversion of the $1,000 principal amount of Debentures held by Mr. Facka. It is anticipated that, immediately prior to the consummation of the Merger, the Debentures held by Mr. Facka will be converted into 333 shares of 1ST*BANK Common Stock pursuant to the conditions of the Merger Agreement.

    (f) Includes 881 shares of 1ST*BANK Common Stock held by Mr. McClung's children, Debbie McClung (280 shares), Michelle McClung (280 shares) and Mike McClung (321 shares).

    (g)  Held in joint tenancy with Margaret K. Martin.

    (h) In this table, the term "Executive Officer" refers to a Chairman of the Board, President, Chief Executive Officer, Senior Vice President, Vice President or Cashier.

    (i) Excludes the shares of 1ST*BANK Common Stock issuable upon conversion of the aggregate of $363,000 principal amount of Debentures held by the Directors and Executive Officers of 1ST*BANK. It is anticipated that, immediately prior to the consummation of the Merger, these Debentures will be converted into 120,999 shares of 1ST*BANK Common Stock pursuant to the conditions of the Merger Agreement.

                                    1ST*BANK

                          INDEX TO FINANCIAL STATEMENTS

                                                      Page
                                                      ----
Unaudited Financial Statements
as of September 30, 1994 and 1993                      F-1

Unaudited Financial Statements
as of December 31, 1994                                F-20


Independent Auditor's Report                           F-37

Audited Financial Statements
as of December 31, 1993, 1992 and 1991                 F-38

                                                             1ST*BANK

                                                           Balance Sheet

                                                    September 30, 1994 and 1993
                                                            (unaudited)

                                                                       1994                      1993
                                                                       ----                      ----
ASSETS
- ------

Cash and due from banks                                            $  8,221,800              $  7,754,118

Interest bearing deposits in other banks                                  -                        98,000

Investment securities:
  Held to maturity                                                   64,372,498                44,176,475
  Available for sale                                                      -                         -

Federal funds sold                                                   27,025,000                24,175,000

Loans                                                                42,574,361                36,629,376

Bank premises and equipment                                           1,431,426                 1,620,984

Other real estate owned                                                  67,630                   383,311

Other assets                                                            852,656                 1,200,732
                                                                   ------------              ------------

                                                                   $144,545,371              $116,037,996
                                                                   ============              ============

LIABILITIES AND STOCKHOLDERS' EQUITY
- ------------------------------------

Deposits:
  Noninterest bearing                                              $ 34,772,520              $ 35,239,475
  Interest bearing                                                  100,242,278                72,597,584
                                                                   ------------              ------------

  Total deposits                                                    135,014,798               107,837,059

Other liabilities                                                       346,863                   469,430

Subordinated debentures                                                 500,000                   500,000

Commitments and contingencies                                             -                         -

Stockholders' equity:
  Common stock, $2 par value;
    1,304,167 shares authorized,
    issued and outstanding                                            2,608,334                 2,608,334
  Capital surplus                                                     3,654,166                 3,654,166
  Undivided profits                                                   2,421,210                   969,007
                                                                   ------------              ------------

  Total stockholders' equity                                          8,683,710                 7,231,507
                                                                   ------------              ------------

                                                                   $144,545,371              $116,037,996
                                                                   ============              ============


                                          See accompanying notes to financial statements.

                                                                F-1

                                                             1ST*BANK

                                                        Statement of Income

                                       For the Nine Months Ended September 30, 1994 and 1993
                                                            (unaudited)


                                                                       1994                      1993
                                                                       ----                      ----
Interest income:
  Interest and fees on loans                                       $  3,054,763              $  2,668,926
  Interest and dividends on:
     Investment securities                                            2,381,590                 1,720,020
     Deposits in other banks                                                524                     2,449
     Federal funds sold                                                 477,094                   313,551
                                                                   ------------              ------------

    Total interest income                                             5,913,971                 4,704,946
                                                                   ------------              ------------

Interest expense:
  Deposit accounts                                                    2,090,347                 1,689,037
  Subordinated debentures                                                23,125                    22,500
                                                                   ------------              ------------

    Total interest expense                                            2,113,472                 1,711,537
                                                                   ------------              ------------

Net interest income                                                   3,800,499                 2,993,409

Provision for possible loan losses                                      180,000                   305,000
                                                                   ------------              ------------

Net interest income after provision                                   3,620,499                 2,688,409
                                                                   ------------              ------------

Noninterest income:
  Service charges on deposit accounts                                   423,623                   414,455
  Gain on sale of securities                                              -                       390,000
  Other                                                                  76,747                    67,076
                                                                   ------------              ------------

    Total noninterest income                                            500,370                   871,531
                                                                   ------------              ------------

Noninterest expense:
  Salaries and employee benefits                                      1,094,955                   962,285
  Occupancy of bank premises                                            370,997                   246,387
  Data processing                                                       182,607                   164,455
  Other real estate owned                                                24,690                   283,149
  Other                                                                 720,211                   662,404
                                                                   ------------              ------------

    Total noninterest expense                                         2,393,460                 2,318,680
                                                                   ------------              ------------

                                          See accompanying notes to financial statements.

                                                             1ST*BANK

                                                  Statement of Income (Continued)

                                       For the Nine Months Ended September 30, 1994 and 1993
                                                            (unaudited)


                                                                       1994                      1993
                                                                       ----                      ----
Net income before income taxes
  and cumulative effect of change
  in accounting principle                                             1,727,409                 1,241,260

Provision for income taxes                                              533,839                   419,198
                                                                   ------------              ------------

Net income before cumulative effect
  of change in accounting principle                                   1,193,570                   822,062

Cumulative effect of change in
  accounting principle                                                    -                        87,185
                                                                   ------------              ------------

Net income                                                         $  1,193,570              $    909,247
                                                                   ============              ============


Primary earnings per share                                         $        .92              $        .70
                                                                   ============              ============


Fully diluted earnings per share                                   $        .82              $        .62
                                                                   ============              ============

                                          See accompanying notes to financial statements.

                                                             1ST*BANK

                                           Statement of Changes in Stockholders' Equity

                                       For the Nine Months Ended September 30, 1994 and 1993
                                                            (unaudited)

                                   Common Stock
                                   ------------                     Capital            Undivided
                                Shares           Amount             Surplus             Profits              Total
                                ------           ------             -------            ---------             -----
Balance January 1, 1993        1,304,167      $ 2,608,334         $ 2,054,166         $ 1,659,760         $ 6,322,260

Transfer to capital
  surplus                          -                -               1,600,000          (1,600,000)              -

Net income                         -                -                   -                 909,247             909,247
                               ---------      -----------         -----------         -----------         -----------

Balance September 30, 1993     1,304,167      $ 2,608,334         $ 3,654,166         $   969,007         $ 7,231,507
                               =========      ===========         ===========         ===========         ===========




Balance January 1, 1994        1,304,167      $ 2,608,334         $ 3,654,166         $ 1,227,640         $ 7,490,140

Net income                         -                -                   -               1,193,570           1,193,570
                               ---------      -----------         -----------         -----------         -----------

Balance September 30, 1994     1,304,167      $ 2,608,334         $ 3,654,166         $ 2,421,210         $ 8,683,710
                               =========      ===========         ===========         ===========         ===========

                                          See accompanying notes to financial statements.

                                                                F-4

                                                             1ST*BANK

                                                      Statement of Cash Flows

                                       For the Nine Months Ended September 30, 1994 and 1993
                                                            (unaudited)
                                                                       1994                      1993
                                                                       ----                      ----
Cash flows from operating activities:
  Net income                                                       $  1,193,570               $   909,247
  Adjustments to reconcile net income
    to net cash provided by operating
    activities:
    Depreciation                                                        161,159                   116,768
    Provision for possible loan losses                                  180,000                   305,000
    Net amortization of securities                                      224,577                   300,301
    Gain on sale of securities                                            -                   (   390,000)
    Increase in accrued interest
      receivable, prepaid expenses
      and other assets                                              (   342,380)              (   342,138)
    Increase in accrued interest
      payable and other liabilities                                     126,840                   134,528
                                                                   ------------              ------------

        Net cash provided by operating
           activities                                                 1,543,766                 1,033,706
                                                                   ------------              ------------

Cash flows from investing activities:
  Redemption of interest bearing
    deposits in other banks                                              98,000                     -
  Proceeds from sales and maturities
    of investment securities                                          6,774,734                24,090,778
  Purchases of investment securities                                (11,842,036)              (23,502,556)
  Net loans originated                                              ( 4,833,400)              (   349,686)
  Net additions to fixed assets                                           -                   (   342,082)
  Proceeds from sale of other real
    estate owned                                                         68,212                   395,350
                                                                   ------------              ------------

          Net cash used in investing
            activities                                              ( 9,734,490)              ( 7,291,181)
                                                                   ------------              ------------

Cash flows from financing activities:
  Net (decrease) increase in demand
    deposits, NOW and savings accounts                              ( 4,397,889)               15,390,036
  Net increase (decrease) in time
    deposits                                                         15,729,089               (   146,561)
                                                                   ------------              ------------

          Net cash provided by
            financing activities                                     11,331,200                15,243,475
                                                                   ------------              ------------

Net increase in cash and cash equivalents                             3,140,476                 8,986,000

Cash and cash equivalents at beginning
  of period                                                          32,106,324                22,943,118
                                                                   ------------              ------------

Cash and cash equivalents at end of
  period                                                           $ 35,246,800              $ 31,929,118
                                                                   ============              ============

                                          See accompanying notes to financial statements.

                                                                F-5

                                    1ST*BANK

                         Notes to Financial Statements

                          September 30, 1994 and 1993
                                  (unaudited)



1.  Summary of significant accounting policies
    ------------------------------------------

The accounting and reporting policies of 1st*Bank ("BANK") conform to generally accepted accounting principles and to general practice within the banking industry. The following is a description of the more significant of those policies.

Cash and cash equivalents
- -------------------------

For the purposes of reporting cash flows, cash and cash equivalents include cash on hand, amounts due from banks and federal funds sold. Federal funds are normally sold for one-day periods.

Investment securities
- ---------------------

Securities are carried at amortized cost. The securities are not carried at the lower of cost or market because management believes the Bank has the intention and ability to hold these securities to maturity and that no events are likely that will require disposal of such securities in the foreseeable future. Management, however, from time to time, may decide to sell certain securities prior to maturity for liquidity, tax planning, or other valid business purposes. Gains or losses on sales of investment securities are recognized upon realization and are presented separately in the statement of income.

Mortgage-backed securities represent participating interests in pools of long-term first mortgage loans originated and serviced by the issuers of the securities. Such securities are recorded at unpaid principal balances, adjusted for unamortized premiums and unearned discounts.

Loans and allowance for possible loan losses
- --------------------------------------------

Loans are stated net of participations sold without recourse, allowance for possible loan losses and unearned income. Unearned income on installment loans is taken into income over the term of the loan by the sum-of-the-periodic balances method. The effect of not using the interest method is insignificant.

                                    1ST*BANK




Loans on which the accrual of interest has been discontinued are designated as nonaccrual loans. Accrual of interest on loans generally is discontinued either when reasonable doubt exists as to the full, timely collection of interest or principal or when a loan becomes contractually past due by ninety days or more with respect to principal or interest. When a loan is placed on nonaccrual status, all interest previously accrued but not collected is reversed against current period income. Income on such loans is then recognized to the extent that cash is received and where the future collection of principal is probable. Accruals are resumed on loans when they are brought fully current with respect to interest and principal and when, in the judgment of management, the loan is estimated to be fully collectible as to both principal and interest.

The allowance for possible loan losses represents provisions for possible loan losses charged to earnings, less loan charge-offs net of recoveries. Loans are charged against the allowance for possible loan losses when management believes that the collectibility of the principal is unlikely. The provision for possible loan losses charged to earnings is the amount which is necessary to establish the allowance at a level management believes will be adequate to absorb possible losses on existing loans that may become uncollectible, based on evaluations of the collectibility of loans and prior loan loss experience. The evaluations take into consideration such factors as changes in the nature and volume of the loan portfolio, overall portfolio quality, review of any specific problem loans and current economic conditions that may affect the borrower's ability to repay.

Fees and costs associated with originating loans
- ------------------------------------------------

Fees associated with originating loans are deferred and recognized over the life of the loan. Costs associated with originating loans are recognized in the period costs are incurred. The provisions of Statement of Financial Accounting Standards No. 91 (SFAS 91), generally provide that such fees and related costs be deferred and recognized over the life of the loan as an adjustment of yield. For the nine months ended September 30, 1994 and 1993, management believes that not deferring such costs and amortizing them over the life of the related loans does not materially affect the financial position or results of operations of the Bank.

                                    1ST*BANK



Bank premises and equipment
- ---------------------------

Bank premises and equipment are stated at cost less accumulated depreciation. Provisions for depreciation are computed using the straight-line method. Average useful lives used for depreciation with respect to major classifications of property are as follows:

   Building and improvements                    40 years
   Furniture, fixtures and equipment            3-5 years
   Automobiles                                  3 years
   Leasehold improvements                       Term of lease

Maintenance and repairs are charged to expense; betterments and renewals are capitalized. Upon retirement or replacement, the cost of the asset and the related accumulated depreciation are eliminated with the resulting gain or loss included in the statement of income.

Other real estate owned
- -----------------------

Other real estate owned is recorded at the time of foreclosure at the lower of the Bank's cost of acquisition or the asset's fair market value which becomes the property's new basis. Any writedowns at date of acquisition are charged to the allowance for loan losses. At the date of acquisition, the Bank establishes a reserve for disposal costs by a charge to operations. Expenses incurred in maintaining other real estate owned and subsequent writedowns to reflect declines in the fair market value of the property are included in other noninterest expense.

Federal income taxes
- --------------------

The Bank accounts for certain income and expense items differently for financial reporting purposes than for federal income tax purposes. Provisions for deferred taxes are made in recognition of such differences.

Earnings per share
- ------------------

Primary earnings per share amounts are based on the weighted average number of shares outstanding of 1,304,167 shares at September 30, 1994 and 1993. Fully diluted earnings per share amounts are based on an increased number of shares that would be outstanding assuming conversion of the subordinated debentures. Net income has been adjusted for the interest expense (net of tax) on the subordinated debentures. The number of shares used in the computations of fully diluted earnings per share were 1,470,833 in 1994 and 1993.

Reclassification
- ----------------

Certain amounts previously reported have been reclassified to conform to the current format.

                                    1ST*BANK


2.  Accounting Changes
    ------------------

The Financial Accounting Standards Board issued Statement No. 115, "Accounting For Certain Investments in Debt and Equity Securities" (SFAS 115) in May 1993. This statement is required for fiscal years beginning after December 15, 1993, and requires that those investments be classified into three categories: held to maturity, available for sale, and trading.

The Financial Accounting Standards Board issued Statement No. 109, "Accounting for Income Taxes" (SFAS 109). This statement, as amended, is effective for fiscal years beginning after December 15, 1992, and requires the Bank to use the liability method in providing for income taxes. Effective January 1, 1993, the Bank changed its method of accounting for income taxes from the deferred method to the liability method required by SFAS 109. As permitted under the new rules, prior years' financial statements have not been restated.


3.  Statement of cash flows
    -----------------------

The Bank has chosen to report on a net basis its cash receipts and cash payments for time deposits accepted and repayments of those deposits, loans made to customers and principal collections on those loans and interest bearing deposits in other banks.

The Bank has chosen to report its cash flows by the indirect method. Supplemental information on cash flows and noncash transactions for the nine months ended September 30, 1994 and 1993 is presented below:

                                                                       1994                     1993
                                                                       ----                     ----
     Cash transactions:
         Interest income received                                  $  5,766,144             $  4,633,744
                                                                   ============             ============

         Interest expense paid                                     $  2,093,472             $  1,699,516
                                                                   ============             ============

         Income taxes paid                                         $    520,000             $    223,000
                                                                   ============             ============

     Noncash transactions:
         Net disposition of other real
           estate owned                                            $(    68,229)            $(   395,350)
                                                                   ============             ============

                                    1ST*BANK



4.  Investment Securities
    ---------------------

Investment securities, classified in accordance with the provisions of SFAS 115, their approximate unrealized gains and losses and related estimated market values at September 30, 1994 are as follows:

                                                                                1994
                                                 ---------------------------------------------------------------
                                                                              Unrealized
  Securities Classified                          Amortized                    ----------                  Market
  as Held to Maturity                              Cost                Gain              Loss             Value
  ---------------------                          ---------             ----              ----             ------
  U.S. treasury securities                      $  5,183,490       $      -          $    112,870       $  5,070,620
  U.S. government agency obligations               5,000,000              -               211,730          4,788,270
  State and political subdivisions                 5,624,156             12,744           545,138          5,091,762
  Pass-through certificates
     guaranteed by FNMA, GNMA
     and FHLMC                                    23,441,017              -             1,337,484         22,103,533
  Collateralized mortgage
    obligations                                   25,123,835              -             1,322,560         23,801,275
                                                ------------       ------------      ------------       ------------

  Total held to maturity                        $ 64,372,498       $     12,744      $  3,529,782       $ 60,855,460
                                                ============       ============      ============       ============


                                                                               1994
                                                 ---------------------------------------------------------------
                                                                            Unrealized
  Securities Classified                          Amortized                  ----------                    Market
  as Available for Sale                            Cost                Gain              Loss             Value
  ---------------------                          ---------             ----              ----             ------

  None                                          $     -            $     -           $     -            $     -
                                                -----------        -----------       -----------        -----------

  Total available for sale                      $     -            $     -           $     -            $     -
                                                ===========        ===========       ===========        ===========



The provisions of SFAS 115 were implemented by the Bank on January 1, 1994.
The Bank has classified all of their investment securities as held to maturity. The effect of this classification has no effect on stockholders' equity as of September 30, 1994.

The amortized cost and estimated market value for investment securities at September 30, 1993 are as follows:

                                                                                   1993
                                                                                   ----
                                                                     Amortized                  Market
                                                                        cost                    value
                                                                     ---------                  ------
  U.S. treasury securities                                         $  5,021,439              $  5,044,000
  U.S. government agency obligations                                  5,000,000                 4,978,000
  State and political subdivisions                                      644,933                   682,000
  Pass-through certificates guaranteed
    by FNMA, GNMA and FHLMC                                          19,796,758                19,729,000
  Collateralized mortgage obligations                                13,713,345                13,709,000
                                                                   ------------              ------------

                                                                   $ 44,176,475              $ 44,142,000
                                                                   ============              ============

                                                               F-10

                                    1ST*BANK



The approximate unrealized gains and unrealized losses at September 30, 1993 are as follows:

                                                                                       1993
                                                                                       ----
                                                                            Unrealized        Unrealized
                                                                               gain              loss
                                                                            ----------        ----------
     U.S. treasury securities                                              $     23,000      $      -
     U.S. government agency obligations                                            -              22,000
     State and political subdivisions                                            37,000             -
     Pass-through certificates guaranteed
       by FNMA, GNMA and FHLMC                                                   46,000           114,000
     Collateralized mortgage obligations                                          6,000            10,000
                                                                           ------------      ------------

                                                                           $    112,000      $    146,000
                                                                           ============      ============


The amortized cost and estimated market value of investment securities at September 30, 1994, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                                       1994
                                                 ---------------------------------------------------------------
                                                   Held to Maturity                       Available for Sale
                                                   ----------------                       ------------------
                                                 Amortized           Market          Amortized            Market
                                                   Cost              Value             Cost               Value
                                                 ---------           ------          ---------            ------
  Due in one year or less                       $  2,324,867       $  2,307,916      $      -           $      -
  Due after one year through five
    years                                          8,719,600          8,413,250             -                  -
  Due after five years through
    ten years                                      3,204,439          2,861,906             -                  -
  Due after ten years                              1,558,740          1,367,580             -                  -
                                                ------------       ------------      ------------       ------------

                                                  15,807,646         14,950,652             -                  -

  Mortgage-backed securities                      48,564,852         45,904,808             -                  -
                                                ------------       ------------      ------------       ------------

                                                $ 64,372,498       $ 60,855,460      $      -           $      -
                                                ============       ============      ============       ============


There were no sales of investment securities during the nine months ended September 30, 1994. Proceeds from the sales of investment securities were approximately $15,579,000 during the nine months ended September 30, 1993. Gross gains of approximately $400,000 were realized on those sales during the nine months ended September 30, 1993. Gross losses of approximately $10,000 were realized in 1993.

There were no changes in unrealized holding losses during the nine months ended September 30, 1994.

                                    1ST*BANK




Investment securities with an amortized cost of approximately $25,346,000 and $16,341,000 were pledged to secure public fund deposits at September 30, 1994 and 1993, respectively.


5.  Loans and allowance for possible loan losses
    --------------------------------------------

Loans at September 30, 1994 and 1993 consisted of the following:

                                                                       1994                      1993
                                                                       ----                      ----
  Commercial                                                       $ 14,119,585              $ 12,570,854
  Real estate                                                        20,522,195                17,459,334
  Interim construction                                                5,408,289                 4,827,507
  Installment                                                         4,012,560                 3,126,914
  Other                                                                  17,353                    21,253
                                                                   ------------              ------------

                                                                     44,079,982                38,005,862

  Unearned income                                                   (   546,345)              (   470,545)
  Allowance for possible
    loan losses                                                     (   959,276)              (   905,941)
                                                                   ------------              ------------

                                                                   $ 42,574,361              $ 36,629,376
                                                                   ============              ============


The Bank extends real estate, commercial and consumer credit to customers in the Dallas/Ft. Worth metropolitan area. At September 30, 1994 and 1993, substantially all of the Bank's loans were collateralized with real estate, equipment, accounts receivable and other assets. Although the Bank has a diversified loan portfolio, its debtors' ability to honor their contracts is substantially dependent upon the general economic conditions of the region.

Loans on which the accrual of interest has been discontinued amounted to approximately $54,000 and $111,000 at September 30, 1994 and 1993, respectively. If interest had been accrued on these loans, such income would have been approximately $2,250 and $10,000 during 1994 and 1993, respectively.

Loans which were contractually delinquent over ninety days which continue to accrue interest amounted to approximately $8,000 at September 30, 1993. There were no such loans at September 30, 1994.

                                    1ST*BANK



An analysis of the allowance for possible loan losses for the nine months ended September 30, 1994 and 1993 is as follows:

                                                                       1994                      1993
                                                                       ----                      ----
  Balance at beginning of period                                   $    923,532              $    865,768
  Provision charged to earnings                                         180,000                   305,000
  Loans charged to the allowance account                            (   156,230)              (   296,562)
  Recoveries on loans previously
    charged off                                                          11,974                    31,735
                                                                   ------------              ------------

  Balance at end of period                                         $    959,276              $    905,941
                                                                   ============              ============


6.    BANK PREMISES AND EQUIPMENT

Bank premises and equipment at September 30, 1994 and 1993 consisted of the following:

                                                                       1994                      1993
                                                                       ----                      ----
  Land                                                             $    497,534              $    497,534
  Building and improvements                                           1,294,307                 1,287,436
  Furniture, fixtures, equipment
    and automobiles                                                     847,855                   829,144
  Leasehold improvements                                                 60,019                    60,704
                                                                   ------------              ------------

                                                                      2,699,715                 2,674,818

  Less accumulated depreciation                                       1,268,289                 1,053,834
                                                                   ------------              ------------

                                                                   $  1,431,426              $  1,620,984
                                                                   ============              ============


7.  Other real estate owned
    -----------------------

Other real estate owned at September 30, 1994 and 1993 consisted of the following:

                                                                       1994                      1993
                                                                       ----                      ----
  Foreclosed properties, net
    of allowance for possible
    losses of $10,200 in 1993                                      $      -                  $    116,876

  In-substance foreclosures                                               -                         -

  Covered transactions                                                   67,630                   266,435
                                                                   ------------              ------------

                                                                   $     67,630              $    383,311
                                                                   ============              ============

                                    1ST*BANK




An analysis of the allowance for possible losses on other real estate owned for the nine months ended September 30, 1994 and 1993 is as follows:

                                                                       1994                      1993
                                                                       ----                      ----
  Balance at beginning
    of period                                                      $     20,700              $      -
  Provision charged to
    earnings                                                             22,687                   248,162
  Write-downs charged to the
    allowance                                                       (    43,387)                  237,962
                                                                   ------------              ------------

  Balance at end of period                                         $      -                  $     10,200
                                                                   ============              ============


8.    DEPOSITS

Deposits at September 30, 1994 and 1993 are summarized as follows:

                                                     1994                                    1993
                                                     ----                                    ----
                                          Amount               Percent            Amount              Percent
                                          ------               -------            ------              -------
Noninterest bearing
  demand accounts                       $ 34,772,520             25.8%          $ 35,239,475            32.7%
Interest bearing demand
  accounts                                 9,830,944              7.3              7,974,885             7.4
Savings accounts                          15,175,057             11.2             13,505,687            12.5
Individual retirement
  accounts                                 2,282,583              1.7              2,198,465             2.0
Limited access money
  market accounts                         14,214,673             10.5             14,373,494            13.3
Certificates of deposit,
  less than $100,000                       3,239,411              2.4              3,206,735             3.0
Certificates of deposit
  $100,000 and greater                    55,257,610             40.9             31,096,318            28.9
State of Texas time                          242,000              0.2                242,000             0.2
                                        ------------            -----           ------------           -----

                                        $135,014,798            100.0%          $107,837,059           100.0%
                                        ============            =====           ============           =====


The weighted average interest rate on deposits at September 30, 1994 and 1993 was approximately 2.2% and 2.4%, respectively.

Included in deposits at September 30, 1994 and 1993 were public fund deposits of approximately $7,907,000 and $5,163,000, respectively.

                                    1ST*BANK



9.  Income taxes
    ------------

The provision for income taxes for the nine months ending September 30, 1994 and 1993 consisted of the following:

                                                                       1994                      1993
                                                                       ----                      ----
  Federal income tax expense (benefit):
    Current                                                        $    602,739              $    413,304
    Deferred                                                        (    68,900)                    5,894
                                                                   ------------              ------------

                                                                   $    533,839              $    419,198
                                                                   ============              ============


Deferred income taxes reflect the net tax effects of temporary differences between the recorded amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Bank's deferred tax assets and liabilities as of September 30, 1994 are as follows:

                                                                                                 1994
                                                                                                 ----
  Deferred tax liability:
    Bank premises and equipment basis for book
        in excess of tax                                                                     $    112,000
                                                                                             ------------

          Total deferred tax liability                                                       $    112,000
                                                                                             ============


  Deferred tax assets:
    Loan loss reserve for book in excess of tax                                              $     36,000
    Other real estate basis for tax in excess
        of book                                                                                     7,000
    Loan fees deferred for book recognized for tax                                                 34,000
    Gains deferred for book recognized for tax                                                      3,000
                                                                                             ------------

          Total deferred tax assets                                                          $     80,000
                                                                                             ============


  Net deferred tax liability                                                                 $     32,000
                                                                                             ============


Included in other assets at September 30, 1994 and 1993 are federal income taxes receivable of approximately $69,000 and $16,000, respectively. Included in other liabilities at September 30, 1994 are deferred federal income taxes payable of approximately $32,000.

                                    1ST*BANK




As discussed in Note 2, the Bank adopted SFAS 109 during 1993. The adoption of SFAS 109 changed the Bank's method of accounting for income taxes from the deferred method to the asset and liability method. SFAS 109 requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been recognized in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement carrying amounts and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. Differences between financial reporting and tax bases arise most frequently from differences in timing of income and expense recognition and as a result of business acquisitions.

The cumulative effect of adopting Statement 109 as of January 1, 1993 was to increase net income by approximately $87,000. The cumulative effect represents the adjustment of previously recorded deferred tax assets and liabilities to reflect the lower prevailing tax rates.


10.  Employee benefits
     -----------------

The Bank adopted an employee thrift plan during 1993, in which all employees are eligible to participate after three months of service. In 1993, the Bank matched 25% of employee contributions. Participants in the plan are fully vested in the Bank's matching contributions and discretionary contributions after five years of service. Costs associated with the plan of $3,151 and $10,725, including contributions made by the Bank, were recorded during the nine months ended 1994 and 1993, respectively.


11.  Commitments and contingencies
     -----------------------------

The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. Those instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the balance sheet.

                                    1ST*BANK




The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of these instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments. At September 30, 1994 and 1993, the approximate amounts of these financial instruments were as follows:

                                                                       1994                      1993
                                                                       ----                      ----
  Financial instruments whose contract
    amounts represent credit risk:
     Commitments to extend credit                                  $  7,610,000              $  8,100,000
     Standby letters of credit                                          340,000                   243,000
                                                                   ------------              ------------

                                                                   $  7,950,000              $  8,343,000
                                                                   ============              ============


Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract.
Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained if deemed necessary by the Bank upon extension of credit is based on management's credit evaluation of the counterparty. Collateral held varies but may include accounts receivable, inventory, property, plant and equipment and income-producing commercial properties.

Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers.

The Bank is involved in certain legal actions arising from normal business activities. Management believes that the outcome of such proceedings will not materially affect the financial position or results of operations of the Bank.

                                    1ST*BANK




The Bank entered into a noncancelable operating lease relating to its branch in Carrollton, Texas during 1993. Rental expense related to this operating lease amounted to approximately $18,000 for the nine months ended September 30, 1994. At September 30, 1994, future minimum lease payments under this operating lease are as follows:

   Year ending December 31, 1994                                   $      4,901
                            1995                                         19,602
                            1996                                         14,702
                      Thereafter                                          -
                                                                   ------------

                                                                   $     39,205
                                                                   ============


The Bank does not anticipate any material losses as a result of the commitments and contingent liabilities.


12.  Related party transactions
     --------------------------

In the ordinary course of business, the Bank has and expects to continue to have transactions, including borrowings, with its employees, officers, directors and their affiliates. In the opinion of management, such transactions are on the same terms, including interest rates and collateral requirements, as those prevailing at the time for comparable transactions with unaffiliated persons. At September 30, 1994 and 1993, the aggregate amounts of such loans were approximately $627,000 and $407,000, respectively. Gross paydowns on these loans were approximately $57,000 and loans originated were approximately $290,000 during the nine months ended September 30, 1994. At September 30, 1994 and 1993, the Bank held deposits from related parties of approximately $59,063,000 and $37,100,000, respectively.

At September 30, 1994 and 1993, over 90% of the Bank's outstanding stock and subordinated debentures were held by a director of the Bank and the director's related interests. The existence of such controlling interest contributed to the financial position of the Bank.


13.  Subordinated debentures
     -----------------------

The subordinated debentures are payable primarily to related parties, bear interest at prime, are payable semi-annually and are due April 1, 1998. If not redeemed, the debentures will be converted at maturity into 166,666 shares of the Bank's capital stock.

                                    1ST*BANK




14.  Stockholders' equity
     --------------------

Under banking law, there are legal restrictions limiting the amount of dividends the Bank can declare. Approval of the regulatory authorities is required if the effect of dividends declared would cause the regulatory capital of the Bank to fall below specified minimum levels.

The regulatory authorities may prohibit the declaration of any dividends if they determine that certain circumstances exist in the Bank, including those relating to the financial condition of the Bank, such that payment of dividends would be considered an unsafe and unsound practice. The Bank is also required to maintain minimum amounts of capital to total "risk weighted" assets, as defined by the banking regulators. At September 30, 1994 and 1993, the FDIC required the Bank to have a minimum total capital to risk based assets ratio of 8%. The Texas Department of Banking requires a minimum equity capital ratio of 6%. At September 30, 1994 and 1993, the Bank's actual total capital to risk based assets ratio was 9.8% and the equity capital ratios at September 30, 1994 and 1993 were 6.0% and 6.2%, respectively.


15.  Supplementary income and expense information
     --------------------------------------------

The following amounts are included in other noninterest income and noninterest expense in the accompanying statement of income for the nine months ended September 30, 1994 and 1993:

                                                                       1994                      1993
                                                                       ----                      ----
   Noninterest income
   ------------------

   Miscellaneous fees                                              $     64,529              $     52,435
   Gain on sale of assets                                                 8,727                    14,641
   All other                                                              3,491                     -
                                                                   ------------              ------------

                                                                   $     76,747              $     67,076
                                                                   ============              ============

   Noninterest expense
   -------------------

   Insurance                                                       $     16,277              $     30,142
   ATM                                                                   83,134                    44,254
   FDIC assessment                                                      193,235                   177,984
   Postage                                                               47,268                    40,143
   Legal and professional                                                30,809                    63,218
   Real estate taxes                                                     11,614                    38,894
   All other                                                            337,874                   267,769
                                                                   ------------              ------------

                                                                   $    720,211              $    662,404
                                                                   ============              ============

                                                             1ST*BANK

                                                           Balance Sheet

                                                         December 31, 1994

                                                            (Unaudited)


ASSETS
- ------

Cash and due from banks                                                                      $ 11,907,454

Interest bearing deposits in other banks                                                            -

Investment securities:
  Held to maturity                                                                             63,706,952
  Available for sale                                                                                -

Federal funds sold                                                                             19,625,000

Loans                                                                                          46,153,457

Bank premises and equipment                                                                     1,379,856

Other real estate owned                                                                            66,573

Other assets                                                                                      848,976
                                                                                             ------------

                                                                                             $143,688,268
                                                                                             ============

LIABILITIES AND STOCKHOLDERS' EQUITY
- ------------------------------------

Deposits:
  Noninterest bearing                                                                        $ 33,685,817
  Interest bearing                                                                            100,043,934
                                                                                             ------------

   Total deposits                                                                             133,729,751

Other liabilities                                                                                 299,702

Subordinated debentures                                                                           500,000

Commitments and contingencies                                                                       -

Stockholders' equity:
  Common stock, $2 par value; 1,304,167
   shares authorized, issued and
   outstanding                                                                                  2,608,334
  Capital surplus                                                                               3,654,166
  Undivided profits                                                                             2,896,315
                                                                                             ------------

        Total stockholders' equity                                                              9,158,815
                                                                                             ------------

                                                                                             $143,688,268
                                                                                             ============

                                                             1ST*BANK

                                                        Statement of Income

                                               For the Year Ended December 31, 1994

                                                            (Unaudited)



Interest income:
  Interest and fees on loans                                                                 $  4,189,599
  Interest and dividends on:
   Investment securities                                                                        3,223,237
   Deposits in other banks                                                                            524
   Federal funds sold                                                                             716,496
                                                                                             ------------

     Total interest income                                                                      8,129,856
                                                                                             ------------

Interest expense:
   Deposit accounts                                                                             2,914,174
   Subordinated debentures                                                                         32,813
                                                                                             ------------

     Total interest expense                                                                     2,946,987
                                                                                             ------------

Net interest income                                                                             5,182,869

Provision for possible loan losses                                                                240,000
                                                                                             ------------

Net interest income after provision                                                             4,942,869
                                                                                             ------------

Noninterest income:
  Service charges on deposit accounts                                                             557,276
  Other                                                                                            97,856
                                                                                             ------------

     Total noninterest income                                                                     655,132
                                                                                             ------------

Noninterest expense:
  Salaries and employee benefits                                                                1,454,970
  Occupancy of bank premises                                                                      487,632
  Data processing                                                                                 241,376
  Other real estate owned                                                                          24,690
  Other                                                                                           947,354
                                                                                             ------------

     Total noninterest expense                                                                  3,156,022
                                                                                             ------------

Net income before income taxes                                                                  2,441,979

Provision for income taxes                                                                        773,304
                                                                                             ------------

Net income                                                                                   $  1,668,675
                                                                                             ============

Primary earnings per share                                                                   $       1.28
                                                                                             ============

Fully diluted earnings per share                                                             $       1.14
                                                                                             ============

                                                             1ST*BANK

                                           Statement of Changes in Stockholders' Equity

                                               For the Years Ended December 31, 1994

                                                            (Unaudited)





                                   Common Stock
                                   ------------                     Capital            Undivided
                                Shares           Amount             Surplus             Profits              Total
                                ------           ------             -------            ---------             -----
Balance January 1, 1994        1,304,167      $ 2,608,334         $ 3,654,166         $ 1,227,640         $ 7,490,140

Net income                         -                -                   -               1,668,675           1,668,675
                               ---------      -----------         -----------         -----------         -----------

Balance December 31, 1994      1,304,167      $ 2,608,334         $ 3,654,166         $ 2,896,315         $ 9,158,815
                               =========      ===========         ===========         ===========         ===========

                                                             1ST*BANK

                                                      Statement of Cash Flows

                                               For the Year Ended December 31, 1994

                                                            (Unaudited)



Cash flows from operating activities:
  Net income                                                                                 $  1,668,675
   Adjustments to reconcile net income
     before extraordinary credit to net
     cash provided by operating
     activities:
        Depreciation                                                                              212,730
        Provision for possible loan losses                                                        240,000
        Net amortization of securities                                                            276,583
        Increase in accrued interest receivable,
          prepaid expenses and other assets                                                      (338,700)
        Increase in accrued interest payable
          and other liabilities                                                                    79,679
                                                                                             ------------

              Net cash provided by operating
                activities                                                                      2,138,967
                                                                                             ------------

Cash flows from investing activities:
  Redemption of interest bearing deposits
   in other banks                                                                                  98,000
  Proceeds from sales and maturities of
   investment securities                                                                        3,651,220
  Purchases of investment securities                                                          ( 8,105,000)
  Net loans originated                                                                        ( 8,472,496)
  Proceeds from sale of other real
    estate owned                                                                                   69,286
                                                                                             ------------

              Net cash used by investing
                activities                                                                    (12,758,990)
                                                                                             ------------

Cash flows from financing activities:
  Net decrease in demand deposits, NOW
   and savings accounts                                                                       ( 8,792,605)
  Net increase in time deposits                                                                18,838,758
                                                                                             ------------

              Net cash provided by
                financing activities                                                           10,046,153
                                                                                             ------------

Net increase in cash and cash equivalents                                                        (573,870)

Cash and cash equivalents at beginning
  of year                                                                                      32,106,324
                                                                                             ------------

Cash and cash equivalents at end of year                                                     $ 31,532,454
                                                                                             ============

                                    1ST*BANK

                         Notes to Financial Statements

                               December 31, 1994

                                  (Unaudited)




1.  Summary of significant accounting policies
    ------------------------------------------

The accounting and reporting policies of 1st*Bank (Bank) conform to generally accepted accounting principles and to general practice within the banking industry. The following is a description of the more significant of those policies.

Cash and cash equivalents
- -------------------------

For the purposes of reporting cash flows, cash and cash equivalents include cash on hand, amounts due from banks and federal funds sold. Federal funds are normally sold for one-day periods.

Investment securities
- ---------------------

Effective January 1, 1994, the Bank adopted Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" (SFAS 115). In accordance with SFAS 115, the Bank classifies its investments as either held to maturity, when the Bank has positive intent and ability to hold securities to maturity, or available for sale. Securities classified held to maturity are recorded in the financial statements at amortized cost. Securities classified as available for sale should be reported at fair value, with unrealized gains and losses excluded from earnings and reported as a separate component of stockholders' equity. At December 31, 1994 the Bank has classified all of its securities as held to maturity. The effect of this classification has no effect on stockholders' equity at December 31, 1994.

Realized gains and losses for securities classified as available for sale and held to maturity are reported in earnings in the year of sale.

Loans and allowance for possible loan losses
- --------------------------------------------

Loans are stated net of participations sold without recourse, allowance for possible loan losses and unearned income. Unearned income on installment loans is taken into income over the term of the loan by the sum-of-the-periodic balances method. The effect of not using the interest method is insignificant.

                                    1ST*BANK




Loans on which the accrual of interest has been discontinued are designated as nonaccrual loans. Accrual of interest on loans generally is discontinued either when reasonable doubt exists as to the full, timely collection of interest or principal or when a loan becomes contractually past due by ninety days or more with respect to principal or interest. When a loan is placed on nonaccrual status, all interest previously accrued but not collected is reversed against current period income. Income on such loans is then recognized to the extent that cash is received and where the future collection of principal is probable. Accruals are resumed on loans when they are brought fully current with respect to interest and principal and when, in the judgment of management, the loan is estimated to be fully collectible as to both principal and interest.

The allowance for possible loan losses represents provisions for possible loan losses charged to earnings, less loan charge-offs net of recoveries. Loans are charged against the allowance for possible loan losses when management believes that the collectibility of the principal is unlikely. The provision for possible loan losses charged to earnings is the amount which is necessary to establish the allowance at a level management believes will be adequate to absorb possible losses on existing loans that may become uncollectible, based on evaluations of the collectibility of loans and prior loan loss experience. The evaluations take into consideration such factors as changes in the nature and volume of the loan portfolio, overall portfolio quality, review of any specific problem loans and current economic conditions that may affect the borrower's ability to repay.

Fees and costs associated with originating loans
- ------------------------------------------------

Fees associated with originating loans are deferred and recognized over the life of the loan. Costs associated with originating loans are recognized in the period costs are incurred. The provisions of Statement of Financial Accounting Standards No. 91 (FAS 91), generally provide that such fees and related costs be deferred and recognized over the life of the loan as an adjustment of yield. For 1994, management believes that not deferring such costs and amortizing them over the life of the related loans does not materially affect the financial position or results of operations of the Bank.

                                    1ST*BANK




Bank premises and equipment
- ---------------------------

Bank premises and equipment are stated at cost less accumulated depreciation. Provisions for depreciation are computed using the straight-line method. Average useful lives used for depreciation with respect to major classifications of property are as follows:

   Building and improvements                                       40 years
   Furniture, fixtures and equipment                               3-5 years
   Automobiles                                                     3 years
   Leasehold improvements                                          Term of lease

Maintenance and repairs are charged to expense; betterments and renewals are capitalized. Upon retirement or replacement, the cost of the asset and the related accumulated depreciation are eliminated with the resulting gain or loss included in the statement of income.

Other real estate owned
- -----------------------

Other real estate owned is recorded at the time of foreclosure at the lower of the Bank's cost of acquisition or the asset's fair market value which becomes the property's new basis. Any writedowns at date of acquisition are charged to the allowance for loan losses. At the date of acquisition, the Bank establishes a reserve for disposal costs by a charge to operations. Expenses incurred in maintaining other real estate owned and subsequent writedowns to reflect declines in the fair market value of the property are included in other noninterest expense.

Federal income taxes
- --------------------

The Bank accounts for certain income and expense items differently for financial reporting purposes than for federal income tax purposes. Provisions for deferred taxes are made in recognition of such differences.

Earnings per share
- ------------------

Primary earnings per share amounts are based on the weighted average number of shares outstanding of 1,304,167 shares at December 31, 1994. Fully diluted earnings per share amounts are based on an increased number of shares that would be outstanding assuming conversion of the subordinated debentures. Net income has been adjusted for the interest expense (net of tax) on the subordinated debentures. The number of shares used in the computations of fully diluted earnings per share were 1,470,833 in 1994.

                                    1ST*BANK




2.  Statement of cash flows
    -----------------------

The Bank has chosen to report on a net basis its cash receipts and cash payments for time deposits accepted and repayments of those deposits, loans made to customers and principal collections on those loans and interest bearing deposits in other banks.

The Bank has chosen to report its cash flows by the indirect method. Supplemental information on cash flows and noncash transactions for the years ended December 31, 1994 is presented below:

                                                                                              (Unaudited)
                                                                                              -----------
   Cash transactions:
     Interest income received                                                                $  7,871,068
                                                                                             ============

     Interest expense paid                                                                   $  2,922,649
                                                                                             ============

     Income taxes paid                                                                       $    750,000
                                                                                             ============

   Noncash transactions:
     Net disposition of other real
       estate owned                                                                          $     69,286
                                                                                             ============

                                    1ST*BANK




3.  Investment securities
    ---------------------

Investment securities, classified in accordance with the provisions of SFAS 115, their approximate unrealized gains and losses and related estimated market values at December 31, 1994 are as follows:

                                                                             Unaudited
                                                --------------------------------------------------------------------
                                                                            Unrealized
  Securities Classified                          Amortized                  ----------                    Market
  as Held to Maturity                              Cost                Gain              Loss             Value
  ---------------------                          ---------             ----              ----             ------
  U.S. treasury securities                      $  5,157,572       $      -          $    158,822       $  4,998,750
  U.S. government agency obligations               5,000,000              -               217,550          4,782,450
  State and political subdivisions                 5,619,790             11,232           396,960          5,234,062
  Pass-through certificates guaranteed
    by FNMA, GNMA and FHLMC                       22,871,463              -             1,705,858         21,165,605
  Collateralized mortgage
    obligations                                   25,058,127              -             1,936,496         23,121,631
                                                ------------       ------------      ------------       ------------

  Total held to maturity                        $ 63,706,952       $     11,232      $  4,415,686       $ 59,302,498
                                                ============       ============      ============       ============


                                                                               Unaudited
                                                --------------------------------------------------------------------
                                                                          Unrealized
  Securities Classified                          Amortized                ----------                      Market
  as Available for Sale                            Cost                Gain              Loss             Value
  ---------------------                          ---------             ----              ----             ------

  None                                          $     -            $     -           $     -            $     -
                                                -----------        -----------       -----------        -----------

  Total available for sale                      $     -            $     -           $     -            $     -
                                                ===========        ===========       ===========        ===========


The amortized cost and estimated market value of investment securities at December 31, 1994, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                                           Unaudited
                                                ------------------------------------------------------------------
                                                   Held to Maturity                   Available for Sale
                                                   ----------------                   ------------------
                                                 Amortized           Market          Amortized            Market
                                                   Cost              Value             Cost               Value
                                                 ---------           ------          ---------            ------
  Due in one year or less                       $  2,322,435       $  2,303,591      $      -           $      -
  Due after one year through five
    years                                          8,806,071          8,442,227             -                  -
  Due after five years through
    ten years                                      3,235,192          2,996,869             -                  -
  Due after ten years                              1,413,664          1,272,575             -                  -
                                                ------------       ------------      ------------       ------------

                                                  15,777,362         15,015,262             -                  -

  Mortgage-backed securities                      47,929,590         44,287,236             -                  -
                                                ------------       ------------      ------------       ------------

                                                $ 63,706,952       $ 59,302,498      $      -           $      -
                                                ============       ============      ============       ============

                                    1ST*BANK




There were no sales of investment securities during the year ended December 31, 1994.

There were no changes in unrealized holding losses during the year ended December 31, 1994.

Investment securities with an amortized cost of approximately $30,337,000 were pledged to secure public fund time deposits at December 31, 1994.


4.  Loans and allowance for possible loan losses
    --------------------------------------------

Loans at December 31, 1994 consisted of the following:

                                                                                      (Unaudited)
                                                                                      -----------
   Commercial                                                                        $ 14,990,827
   Real estate                                                                         21,809,220
   Interim construction                                                                 6,797,027
   Installment                                                                          4,133,071
   Other                                                                                   11,529
                                                                                     ------------

                                                                                       47,741,674

   Unearned income                                                                    (   580,016)
   Allowance for possible loan losses                                                 ( 1,008,201)
                                                                                     ------------

                                                                                     $ 46,153,457
                                                                                     ============


The Bank extends real estate, commercial and consumer credit to customers in the Dallas/Ft. Worth metropolitan area. At December 31, 1994, substantially all of the Bank's loans were collateralized with real estate, equipment, accounts receivable and other assets. Although the Bank has a diversified loan portfolio, its debtors' ability to honor their contracts is substantially dependent upon the general economic conditions of the region.

Loans on which the accrual of interest has been discontinued amounted to approximately $107,000 at December 31, 1994. If interest had been accrued on these loans, such income would have been approximately $5,000 during 1994.

Loans, which were contractually delinquent over ninety days which continue to accrue interest amounted to approximately $11,000 at December 31, 1994.

                                    1ST*BANK




An analysis of the allowance for possible loan losses for the year ended December 31, 1994 is as follows:

                                                                                      (Unaudited)
                                                                                      -----------
   Balance at beginning of year                                                      $    923,532
   Provision charged to earnings                                                          240,000
   Loans charged to the allowance
     account                                                                          (   173,910)
   Recoveries on loans previously
     charged off                                                                           18,579
                                                                                     ------------

   Balance at end of year                                                            $  1,008,201
                                                                                     ============


5.  Bank premises and equipment
    ---------------------------

Bank premises and equipment at December 31, 1994 consisted of the following:

                                                                                      (Unaudited)
                                                                                      -----------
   Land                                                                              $    497,534
   Building and improvements                                                            1,294,307
   Furniture, fixtures, equipment
     and automobiles                                                                      847,855
   Leasehold improvements                                                                  60,019
                                                                                     ------------

                                                                                        2,699,715

   Less accumulated depreciation                                                        1,319,859
                                                                                     ------------

                                                                                     $  1,379,856
                                                                                     ============


6.  Other real estate owned
    -----------------------

Other real estate owned at December 31, 1994 consisted of the following:

                                                                                      (Unaudited)
                                                                                      -----------
   Foreclosed properties                                                             $      -

   Covered transactions                                                                    66,573
                                                                                     ------------

                                                                                     $     66,573
                                                                                     ============

                                    1ST*BANK




An analysis of the allowance for possible losses on other real estate owned for the year ended December 31, 1994 is as follows:

                                                                                      (Unaudited)
                                                                                      -----------
   Balance at beginning
     of period                                                                       $     20,700
   Provision charged to
     earnings                                                                                   -
   Write-downs charged to the
     allowance                                                                        (    20,700)
                                                                                     ------------

   Balance at end of period                                                          $      -
                                                                                     ============


7.  Deposits
    --------

Deposits at December 31, 1994 is summarized as follows:

                                                                         Unaudited
                                                         ---------------------------------------
                                                             Amount                     Percent
                                                             ------                     -------
        Noninterest bearing
          demand accounts                                 $ 33,685,817                  25.2%
        Interest bearing
          demand accounts                                   10,459,795                   7.8
        Savings accounts                                    12,282,331                   9.2
        Individual retirement
          accounts                                           2,125,372                   1.5
        Limited access money
          market accounts                                   13,327,746                  10.0
        Certificates of deposit,
          less than $100,000                                 3,430,528                   2.6
        Certificates of deposit
          $100,000 and greater                              58,176,162                  43.5
        State of Texas time                                    242,000                   0.2
                                                          ------------                 -----

                                                          $133,729,751                 100.0%
                                                          ============                 =====


The weighted average interest rate on deposits at December 31, 1994 was approximately 2.3%.

Included in deposits at December 31, 1994 were public fund deposits of approximately $16,146,000.

                                    1ST*BANK




8.  Income taxes
    ------------

The provision for income taxes for the year ended December 31, 1994 consisted of the following:

                                                                                              (Unaudited)
                                                                                              -----------
   Federal income tax expense:
     Current                                                                                 $    842,204
     Deferred                                                                                 (    68,900)
                                                                                             ------------

                                                                                             $    773,304
                                                                                             ============


Deferred income taxes reflect the net tax effects of temporary differences between the recorded amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Bank's deferred tax liabilities and assets as of December 31, 1994 are as follows:

                                                                                              (Unaudited)
                                                                                              -----------
   Deferred tax liability:
     Bank premises and equipment basis
        for book in excess of tax                                                            $    112,000
                                                                                             ------------

              Total deferred tax liability                                                   $    112,000
                                                                                             ============


   Deferred tax assets:
     Loan loss reserve for book in
        excess of tax                                                                        $     36,000
     Other real estate basis for tax in
        excess of book                                                                              7,000
     Loan fees deferred for book
        recognized for tax                                                                         34,000
     Gains deferred for book recognized
        for tax                                                                                     3,000
                                                                                             ------------

          Total deferred tax assets                                                          $     80,000
                                                                                             ============


   Net deferred tax liability                                                                $     32,000
                                                                                             ============


Included in other assets at December 31, 1994 are federal income taxes receivable of approximately $69,000. Included in other liabilities at December 31, 1994 are deferred federal income taxes payable of approximately $32,000.

                                    1ST*BANK




The Bank adopted SFAS 109 during 1993. The adoption of SFAS 109 changed the Bank's method of accounting for income taxes from the deferred method to the asset and liability method. SFAS 109 requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been recognized in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement carrying amounts and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. Differences between financial reporting and tax bases arise most frequently from differences in timing of income and expense recognition and as a result of business acquisitions.


9.  Employee benefits
    -----------------

The Bank adopted an employee thrift plan during 1993, in which all employees are eligible to participate after three months of service. Participants in the plan are fully vested in the Bank's matching contributions and discretionary contributions after five years of service. Costs associated with the plan of $4,129, including contributions made by the Bank, were recorded during 1994.


10.  Commitments and contingencies
     -----------------------------

The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. Those instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the balance sheet.

The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of these instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments. At December 31, 1994, the approximate amounts of these financial instruments were as follows:

                                                                                              (Unaudited)
                                                                                              -----------
   Financial instruments whose contract
     amounts represent credit risk:
        Commitments to extend credit                                                         $  7,607,000
        Standby letters of credit                                                                 190,000
                                                                                             ------------

                                                                                             $  7,797,000
                                                                                             ============

                                    1ST*BANK




Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract.
Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained if deemed necessary by the Bank upon extension of credit is based on management's credit evaluation of the counterparty. Collateral held varies but may include accounts receivable, inventory, property, plant and equipment and income-producing commercial properties.

Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers.

The Bank is involved in certain legal actions arising from normal business activities. Management believes that the outcome of such proceedings will not materially affect the financial position or results of operations of the Bank.

The Bank entered into a noncancelable operating lease relating to its branch in Carrollton, Texas. Rental expense related to this operating lease amounted to approximately $24,000 in 1994. At December 31, 1994, future minimum lease payments under this operating lease are as follows:

        Year ending December 31, 1995                                      $     19,602
                                 1996                                            14,702
                           Thereafter                                             -
                                                                           ------------

                                                                           $     34,304
                                                                           ============


The Bank does not anticipate any material losses as a result of the commitments and contingent liabilities.

                                    1ST*BANK




11.  Related party transactions
     --------------------------

In the ordinary course of business, the Bank has and expects to continue to have transactions, including borrowings, with its employees, officers, directors and their affiliates. In the opinion of management, such transactions are on the same terms, including interest rates and collateral requirements, as those prevailing at the time for comparable transactions with unaffiliated persons. At December 31, 1994, the aggregate amounts of such loans were approximately $394,000. Gross paydowns on these loans were approximately $60,000 and no new loans were originated in 1994. At December 31, 1994, the Bank held deposits from related parties of approximately $57,459,000.

At December 31, 1994, over 90% of the Bank's outstanding stock and subordinated debentures were held by a director of the Bank and the director's related interests. The existence of such controlling interest contributed to the financial position of the Bank.


12.  Subordinated debentures
     -----------------------

The subordinated debentures are payable primarily to related parties, bear interest at prime, are payable semi-annually and are due April 1, 1998. If not redeemed, the debentures will be converted at maturity into 166,667 shares of the Bank's capital stock.


13.  Stockholders' equity
     --------------------

Under banking law, there are legal restrictions limiting the amount of dividends the Bank can declare. Approval of the regulatory authorities is required if the effect of dividends declared would cause the regulatory capital of the Bank to fall below specified minimum levels.

The regulatory authorities may prohibit the declaration of any dividends if they determine that certain circumstances exist in the Bank, including those relating to the financial condition of the Bank, such that payment of dividends would be considered an unsafe and unsound practice. The Bank is also required to maintain minimum amounts of capital to total "risk weighted" assets, as defined by the banking regulators. At December 31, 1994, the FDIC required the Bank to have a minimum total capital to risk based assets ratio of 8%. The Texas Department of Banking requires a minimum equity capital ratio of 6%. At December 31, 1994, the Bank's actual total capital to risk based assets and equity capital ratios were 11.0% and 6.7%, respectively.

                                    1ST*BANK




14.  Supplementary income and expense information
     --------------------------------------------

The following amounts are included in other noninterest income and noninterest expense in the accompanying statement of income for the year ended December 31, 1994:

                                                                                              (Unaudited)
                                                                                              -----------
   Noninterest income
   ------------------

   Miscellaneous fees                                                                        $     79,551
   Gain on sale of loans                                                                            8,727
   All other                                                                                        9,578
                                                                                             ------------

                                                                                             $     97,856
                                                                                             ============


   Noninterest expense
   -------------------

   Insurance                                                                                 $     21,689
   ATMs                                                                                            81,530
   FDIC assessment                                                                                260,918
   Postage                                                                                         61,855
   Legal and professional                                                                         134,907
   Real estate taxes                                                                               16,440
   All other                                                                                      370,015
                                                                                             ------------

                                                                                             $    947,354
                                                                                             ============

                         Independent Auditors' Report
                         ----------------------------


The Board of Directors
1st*Bank


We have audited the accompanying balance sheet of 1st*Bank as of December 31, 1993, 1992 and 1991 and the related statements of income, changes in stockholders' equity and cash flows for each of the three years in the period ended December 31, 1993. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of 1st*Bank as of December 31, 1993, 1992 and 1991, the results of its operations and its cash flows for each of the three years in the period ended December 31, 1993, in conformity with generally accepted accounting principles.

As discussed in Notes 2 and 9 to the financial statements, the Bank adopted the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes."


                                                    Fisk & Robinson P.C.

January 14, 1994

                                    1ST*BANK

                                 Balance Sheet

                       December 31, 1993, 1992 and 1991




                                                   1993                1992                1991
                                                   ----                ----                ----
ASSETS
- ------

Cash and due from banks                        $ 15,406,324        $  7,168,118        $  5,808,823

Interest bearing deposits
  in other banks                                     98,000              98,000              98,000

Investment securities:
  Held to maturity                               59,529,755          44,674,998          41,442,891
  Available for sale                                  -                   -                   -

Federal funds sold                               16,700,000          15,775,000           9,400,000

Loans                                            37,920,961          29,009,309          26,595,989

Bank premises and equipment                       1,592,586           1,388,066           1,209,590

Other real estate owned                             135,859             778,661             614,211

Other assets                                        510,276             858,594             837,037
                                               ------------        ------------        ------------

                                               $131,893,761        $ 99,750,746        $ 86,006,541
                                               ============        ============        ============


LIABILITIES AND STOCKHOLDERS' EQUITY
- ------------------------------------

Deposits:
  Noninterest bearing                          $ 35,335,403        $ 20,768,711        $ 17,544,237
  Interest bearing                               88,348,195          71,824,873          62,458,153
                                               ------------        ------------        ------------

   Total deposits                               123,683,598          92,593,584          80,002,390

Other liabilities                                   220,023             334,902             566,299

Subordinated debentures                             500,000             500,000             500,000

Commitments and
  contingencies                                       -                   -                   -

Stockholders' equity:
  Common stock, $2 par
    value; 1,304,167 shares
    authorized, issued and
    outstanding                                   2,608,334           2,608,334           2,608,334
  Capital surplus                                 3,654,166           2,054,166           2,054,166
  Undivided profits                               1,227,640           1,659,760             275,352
                                               ------------        ------------        ------------
   Total stockholders'
      equity                                      7,490,140           6,322,260           4,937,852
                                               ------------        ------------        ------------

                                               $131,893,761        $ 99,750,746        $ 86,006,541
                                               ============        ============        ============


                                 See accompanying notes to financial statements.

                                    1ST*BANK

                              Statement of Income

             For the Years Ended December 31, 1993, 1992 and 1991




                                                   1993                1992                1991
                                                   ----                ----                ----
Interest income:
  Interest and fees on loans                   $  3,712,677        $  3,097,582        $  3,340,978
  Interest and dividends on:
   Investment securities                          2,254,486           2,882,980           2,797,390
   Deposits in other banks                            3,252               4,079               1,901
   Federal funds sold                               499,286             401,003             521,521
                                               ------------        ------------        ------------

     Total interest income                        6,469,701           6,385,644           6,661,790
                                               ------------        ------------        ------------

Interest expense:
   Deposit accounts                               2,313,482           2,627,824           3,266,146
   Subordinated debentures                           30,000              30,000              30,000
                                               ------------        ------------        ------------

     Total interest expense                       2,343,482           2,657,824           3,296,146
                                               ------------        ------------        ------------

Net interest income                               4,126,219           3,727,820           3,365,644

Provision for possible loan
  losses                                            361,000             480,000             564,715
                                               ------------        ------------        ------------

Net interest income after
  provision                                       3,765,219           3,247,820           2,800,929
                                               ------------        ------------        ------------

Noninterest income:
  Service charges on deposit
    accounts                                        561,260             441,860             399,181
  Net gain on sales of
    investment securities                           374,657             492,429              55,025
  Other                                              80,051              82,050              70,889
                                               ------------        ------------        ------------

     Total noninterest
        income                                    1,015,968           1,016,339             525,095
                                               ------------        ------------        ------------

Noninterest expense:
  Salaries and employee
    benefits                                      1,323,002             993,146             893,385
  Occupancy of bank premises                        347,473             227,680             210,543
  Data processing                                   222,016             181,669             151,116
  Other real estate owned                           347,860              12,480              49,066
  Other                                             910,765             775,776             721,135
                                               ------------        ------------        ------------

     Total noninterest
        expense                                   3,151,116           2,190,751           2,025,245
                                               ------------        ------------        ------------





                                 See accompanying notes to financial statements.


                                    1ST*BANK

                       Statement of Income (Continued)

             For the Years Ended December 31, 1993, 1992 and 1991




                                                   1993                1992                1991
                                                   ----                ----                ----
Net income before income
  taxes, extraordinary
  credit and cumulative
  effect of change in
  accounting principle                            1,630,071           2,073,408           1,300,779

Provision for income taxes                          549,376             689,000             469,439
                                               ------------        ------------        ------------

Net income before extraordinary
  credit and cumulative effect
  of change in accounting
  principle                                       1,080,695           1,384,408             831,340

Extraordinary credit from
  utilization of net operating
  loss carryforward                                   -                   -                  40,589

Cumulative effect of change
  in accounting principle                            87,185               -                   -
                                               ------------        ------------        ------------

Net income                                     $  1,167,880        $  1,384,408        $    871,929
                                               ============        ============        ============


Primary earnings per share                     $        .90        $       1.06        $        .67
                                               ============        ============        ============

Fully diluted per share                        $        .80        $        .95        $        .60
                                               ============        ============        ============





                                 See accompanying notes to financial statements.


                                   1ST*BANK

                 Statement of Changes in Stockholders' Equity

             For the Years Ended December 31, 1993, 1992 and 1991





                                   Common Stock
                                   ------------                     Capital            Undivided
                                Shares           Amount             Surplus             Profits              Total
                                ------           ------             -------            ---------             -----
Balance January 1, 1991        1,304,167      $ 2,608,334         $ 2,054,166         $(  596,577)        $ 4,065,923

Net income                         -                -                   -                 871,929             871,929
                               ---------      -----------         -----------         -----------         -----------

Balance December 31, 1991      1,304,167        2,608,334           2,054,166             275,352           4,937,852

Net income                         -                -                   -               1,384,408           1,384,408
                               ---------      -----------         -----------         -----------         -----------

Balance December 31, 1992      1,304,167        2,608,334           2,054,166           1,659,760           6,322,260

Transfer undivided profits
  to capital surplus               -                -               1,600,000          (1,600,000)             -

Net income                         -                -                   -               1,167,880           1,167,880
                               ---------      -----------         -----------         -----------         -----------

Balance December 31, 1993      1,304,167      $ 2,608,334         $ 3,654,166         $ 1,227,640         $ 7,490,140
                               =========      ===========         ===========         ===========         ===========





                                 See accompanying notes to financial statements.


                                   1ST*BANK

                           Statement of Cash Flows

             For the Years Ended December 31, 1993, 1992 and 1991




                                                     1993                1992                1991
                                                     ----                ----                ----
Cash flows from operating
  activities:
  Net income                                   $  1,167,880        $  1,384,408        $    831,340
    Adjustments to reconcile
      net income before
      extraordinary credit to
      net cash provided by
      operating activities:
      Depreciation                                  170,064              94,709              89,943
      Provision for possible
        loan losses                                 361,000             480,000             564,715
      Net amortization of
         securities                                 382,150             422,511             172,499
      Writedowns and net
         losses of other real
         estate owned                               286,792              22,134              94,577
      Net gain on sale of
         investment
         securities                             (   374,657)        (   492,429)        (    55,025)
      Decrease (increase) in
         accrued interest
         receivable, prepaid
         expenses and other
         assets                                     113,166         (    21,557)             54,095
      Increase (decrease) in
         accrued interest
         payable and other
         liabilities                                120,273         (   231,397)             87,650
                                               ------------        ------------        ------------

      Net cash provided by
        operating activities
        before extraordinary
        credit                                    2,226,668           1,658,379           1,839,794

      Extraordinary credit
        from utilization of
        net operating loss
        carryforward                                  -                   -                  40,589
                                               ------------        ------------        ------------

              Net cash provided
                by operating
                activities                        2,226,668           1,658,379           1,880,383
                                               ------------        ------------        ------------





                                 See accompanying notes to financial statements.


                                   1ST*BANK

                           Statement of Cash Flows
                                 (Continued)

             For the Years Ended December 31, 1993, 1992 and 1991




                                                   1993                1992                1991
                                                   ----                ----                ----
Cash flows from investing
  activities:
  Purchase of interest bearing
    deposits in other banks                    $      -            $      -            $(    98,000)
  Proceeds from sales and
    maturities of investment
    securities                                   28,751,537          26,061,118          25,361,454
  Purchases of investment
    securities                                  (43,613,787)        (29,223,307)        (35,844,374)
  Net loans originated                          ( 8,991,588)        ( 3,095,612)        ( 2,021,582)
  Net additions to fixed
    assets                                      (   374,584)        (   273,185)        (    24,718)
  Proceeds from sale of
    other real estate owned                          74,946              15,708             295,777
                                               ------------        ------------        ------------

              Net cash used by
                investing
                activities                      (24,153,476)        ( 6,515,278)        (12,331,443)
                                               ------------        ------------        ------------

Cash flows from financing
  activities:
  Net increase in demand
    deposits, NOW and
    savings accounts                             25,771,698          16,642,756           7,975,543
  Net increase (decrease)
    in time deposits                              5,318,316         ( 4,051,562)            183,467
                                               ------------        ------------        ------------

              Net cash provided
                by financing
                activities                       31,090,014          12,591,194           8,159,010
                                               ------------        ------------        ------------

Net increase (decrease) in
  cash and cash equivalents                       9,163,206           7,734,295         ( 2,292,050)

Cash and cash equivalents at
  beginning of year                              22,943,118          15,208,823          17,500,873
                                               ------------        ------------        ------------

Cash and cash equivalents
  at end of year                               $ 32,106,324        $ 22,943,118        $ 15,208,823
                                               ============        ============        ============





                                 See accompanying notes to financial statements.

                                    1ST*BANK

                         Notes to Financial Statements

                       December 31, 1993, 1992 and 1991



1.      Summary of significant accounting policies
        ------------------------------------------

The accounting and reporting policies of 1st*Bank (Bank) conform to generally accepted accounting principles and to general practice within the banking industry. The following is a description of the more significant of those policies.

Cash and cash equivalents
- -------------------------

For the purposes of reporting cash flows, cash and cash equivalents include cash on hand, amounts due from banks and federal funds sold. Federal funds are normally sold for one-day periods.

Investment securities
- ---------------------

Securities are carried at amortized cost. The securities are not carried at the lower of cost or market because management believes the Bank has the intention and ability to hold these securities to maturity and that no events are likely that will require disposal of such securities in the foreseeable future. Management, however, from time to time, may decide to sell certain securities prior to maturity for liquidity, tax planning, or other valid business purposes. Gains or losses on sales of investment securities are recognized upon realization and are presented separately in the statement of income.

Mortgage-backed securities represent participating interests in pools of long-term first mortgage loans originated and serviced by the issuers of the securities. Such securities are recorded at unpaid principal balances, adjusted for unamortized premiums and unearned discounts.

Loans and allowance for possible loan losses
- --------------------------------------------

Loans are stated net of participations sold without recourse, allowance for possible loan losses and unearned income. Unearned income on installment loans is taken into income over the term of the loan by the sum-of-the-periodic balances method. The effect of not using the interest method is insignificant.

                                    1ST*BANK




Loans on which the accrual of interest has been discontinued are designated as nonaccrual loans. Accrual of interest on loans generally is discontinued either when reasonable doubt exists as to the full, timely collection of interest or principal or when a loan becomes contractually past due by ninety days or more with respect to principal or interest. When a loan is placed on nonaccrual status, all interest previously accrued but not collected is reversed against current period income. Income on such loans is then recognized to the extent that cash is received and where the future collection of principal is probable. Accruals are resumed on loans when they are brought fully current with respect to interest and principal and when, in the judgment of management, the loan is estimated to be fully collectible as to both principal and interest.

The allowance for possible loan losses represents provisions for possible loan losses charged to earnings, less loan charge-offs net of recoveries. Loans are charged against the allowance for possible loan losses when management believes that the collectibility of the principal is unlikely. The provision for possible loan losses charged to earnings is the amount which is necessary to establish the allowance at a level management believes will be adequate to absorb possible losses on existing loans that may become uncollectible, based on evaluations of the collectibility of loans and prior loan loss experience. The evaluations take into consideration such factors as changes in the nature and volume of the loan portfolio, overall portfolio quality, review of any specific problem loans and current economic conditions that may affect the borrower's ability to repay.

Fees and costs associated with originating loans
- ------------------------------------------------

Fees associated with originating loans are deferred and recognized over the life of the loan. Costs associated with originating loans are recognized in the period costs are incurred. The provisions of Statement of Financial Accounting Standards No. 91 (SFAS 91), generally provide that such fees and related costs be deferred and recognized over the life of the loan as an adjustment of yield. For 1993, 1992 and 1991, management believes that not deferring such costs and amortizing them over the life of the related loans does not materially affect the financial position or results of operations of the Bank.

                                    1ST*BANK



Bank premises and equipment
- ---------------------------

Bank premises and equipment are stated at cost less accumulated depreciation. Provisions for depreciation are computed using the straight-line method. Average useful lives used for depreciation with respect to major classifications of property are as follows:

   Building and improvements           40 years
   Furniture, fixtures and equipment   3-5 years
   Automobiles                           3 years
   Leasehold improvements              Term of lease

Maintenance and repairs are charged to expense; betterments and renewals are capitalized. Upon retirement or replacement, the cost of the asset and the related accumulated depreciation are eliminated with the resulting gain or loss included in the statement of income.

Other real estate owned
- -----------------------

Other real estate owned is recorded at the time of foreclosure at the lower of the Bank's cost of acquisition or the asset's fair market value which becomes the property's new basis. Any writedowns at date of acquisition are charged to the allowance for loan losses. At the date of acquisition, the Bank establishes a reserve for disposal costs by a charge to operations. Expenses incurred in maintaining other real estate owned and subsequent writedowns to reflect declines in the fair market value of the property are included in other noninterest expense.

Federal income taxes
- --------------------

The Bank accounts for certain income and expense items differently for financial reporting purposes than for federal income tax purposes. Provisions for deferred taxes are made in recognition of such differences.

Earnings per share
- ------------------

Primary earnings per share amounts are based on the weighted average number of shares outstanding of 1,304,167 shares for all periods presented. Fully diluted earnings per share amounts are based on an increased number of shares that would be outstanding assuming conversion of the subordinated debentures. Net income has been adjusted for the interest expense (net of tax) on the subordinated debentures. The number of shares used in the computations of fully diluted earnings per share were 1,470,833 for all periods presented.

Reclassification
- ----------------

Certain amounts previously reported have been reclassified to conform to the current format.

                                    1ST*BANK



2.      Accounting changes
        ------------------

The Financial Accounting Standards Board issued Statement No. 115, "Accounting For Certain Investments in Debt and Equity Securities" (SFAS 115) in May 1993. This statement is required for fiscal years beginning after December 15, 1993, and will require that those investments be classified into three categories: held to maturity, available for sale, and trading.

The Financial Accounting Standards Board issued Statement No. 109, "Accounting for Income Taxes" (SFAS 109). This statement, as amended, is effective for fiscal years beginning after December 15, 1992, and requires the Bank to use the liability method in providing for income taxes. Effective January 1, 1993, the Bank changed its method of accounting for income taxes from the deferred method to the liability method required by SFAS 109. As permitted under the new rules, prior years' financial statements have not been restated.


3.      Statement of cash flows
        -----------------------

The Bank has chosen to report on a net basis its cash receipts and cash payments for time deposits accepted and repayments of those deposits, loans made to customers and principal collections on those loans and interest bearing deposits in other banks.



The Bank has chosen to report its cash flows by the indirect method.
Supplemental information on cash flows and noncash transactions for the years ended December 31, 1993, 1992 and 1991 is presented below:

                                                   1993                1992                1991
                                                   ----                ----                ----
  Cash transactions:
    Interest income received                   $  6,567,728        $  5,519,560        $  6,801,244
                                               ============        ============        ============


    Interest expense paid                      $  2,400,946        $  2,792,001        $  3,307,546
                                               ============        ============        ============


    Income taxes paid                          $    403,000        $    717,725        $    195,551
                                               ============        ============        ============


  Noncash transactions:
    Net (disposition)
      acquisition of other
      real estate owned                        $(   281,064)       $    202,292        $     86,582
                                               ============        ============        ============

                                    1ST*BANK



4.      Investment securities
        ---------------------

The amortized cost and estimated market value for investment securities at December 31, 1993, 1992, and 1991 are as follows:

                                                                                   1993
                                                                                   ----
                                                                     Amortized                  Market
                                                                        cost                    value
                                                                     ---------                  ------
  U.S. treasury securities                                         $  2,006,125              $  2,015,000
  U.S. government agency obligations                                  5,000,000                 4,939,000
  State and political subdivisions                                    5,637,254                 5,611,000
  Pass-through certificates guaranteed
    by FNMA, GNMA and FHLMC                                          21,948,909                21,720,000
  Collateralized mortgage obligations                                24,937,467                24,889,000
                                                                   ------------              ------------

                                                                   $ 59,529,755              $ 59,174,000
                                                                   ============              ============


The provisions of SFAS 115 were implemented by the Bank on January 1, 1994.
The Bank has classified all of their investment securities as held to maturity. The effect of this classification has no effect on stockholders' equity as of January 1, 1994.

                                                                                   1992
                                                                                   ----
                                                                     Amortized                  Market
                                                                        cost                    value
                                                                     ---------                  ------
  U.S. treasury securities                                         $ 14,368,445              $ 14,601,000
  U.S. government agency obligations                                  5,000,190                 5,017,000
  State and political subdivisions                                      998,722                 1,032,000
  Pass-through certificates guaranteed
    by FNMA and FHLMC                                                19,069,646                18,839,000
  Collateralized mortgage obligations                                 5,237,995                 5,183,000
                                                                   ------------              ------------

                                                                   $ 44,674,998              $ 44,672,000
                                                                   ============              ============


                                                                                   1991
                                                                                   ----
                                                                     Amortized                  Market
                                                                        cost                    value
                                                                     ---------                  ------
  U.S. treasury securities                                         $  8,165,412              $  8,239,000
  U.S. government agency obligations                                 14,092,342                14,520,000
  State and political subdivisions                                    1,014,833                 1,048,000
  Pass-through certificates guaranteed
    by FNMA and FHLMC                                                18,170,304                18,079,000
                                                                   ------------              ------------

                                                                   $ 41,442,891              $ 41,886,000
                                                                   ============              ============

                                    1ST*BANK



The approximate unrealized gains and unrealized losses at December 31, 1993, 1992 and 1991 are as follows:

                                                                                  1993
                                                                                  ----
                                                                     Unrealized               Unrealized
                                                                        gain                     loss
                                                                     ----------               ----------
  U.S. treasury securities                                         $      9,000              $      -
  U.S. government agency obligations                                      -                        61,000
  State and political subdivisions                                       34,000                    61,000
  Pass-through certificates guaranteed
    by FNMA, GNMA and FHLMC                                               -                       229,000
  Collateralized mortgage obligations                                    19,000                    67,000
                                                                   ------------              ------------

                                                                   $     62,000              $    418,000
                                                                   ============              ============


                                                                                  1992
                                                                                  ----
                                                                     Unrealized               Unrealized
                                                                        gain                     loss
                                                                     ----------               ----------
  U.S. treasury securities                                         $    233,000              $      -
  U.S. government agency obligations                                     17,000                     -
  State and political subdivisions                                       33,000                     -
  Pass-through certificates guaranteed
    by FNMA and FHLMC                                                    30,000                   261,000
  Collateralized mortgage obligations                                     -                        55,000
                                                                   ------------              ------------

                                                                   $    313,000              $    316,000
                                                                   ============              ============


                                                                                  1991
                                                                                  ----
                                                                     Unrealized               Unrealized
                                                                        gain                     loss
                                                                     ----------               ----------
  U.S. treasury securities                                         $     74,000              $      -
  U.S. government agency obligations                                    428,000                     -
  State and political subdivisions                                       33,000                     -
  Pass-through certificates guaranteed
    by FNMA and FHLMC                                                     -                        91,000
                                                                   ------------              ------------

                                                                   $    535,000              $     91,000
                                                                   ============              ============

                                    1ST*BANK



The amortized cost and estimated market value of investment securities at December 31, 1993, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                                               1993
                                                                               ----
                                                                     Amortized                  Market
                                                                       cost                     value
                                                                     ---------                ---------
  Due in one year or less                                          $  2,006,125              $  2,015,000
  Due after one year through five years                               5,869,707                 5,838,000
  Due after five years through ten years                              3,353,585                 3,318,000
  Due after ten years                                                 1,413,962                 1,394,000
                                                                   ------------              ------------

                                                                     12,643,379                12,565,000

  Mortgage-backed securities                                         46,886,376                46,609,000
                                                                   ------------              ------------

                                                                   $ 59,529,755              $ 59,174,000
                                                                   ============              ============


Proceeds from the sale of investment securities were approximately $15,579,000, $7,546,000 and $8,995,000 during the years ended December 31, 1993, 1992 and 1991, respectively. Gross gains of approximately $386,000, $492,000 and $162,000 were realized on those sales during the years ended 1993, 1992 and 1991, respectively. Gross losses of approximately $12,000 and $107,000 were realized in 1993 and 1991, respectively. No losses were realized on sales during 1992.

Investment securities with an amortized cost of approximately $16,239,000, $16,004,000 and $19,199,000 were pledged to secure public fund time deposits at December 31, 1993, 1992 and 1991, respectively.


5.      Loans and allowance for possible loan losses
        --------------------------------------------

Loans at December 31, 1993, 1992 and 1991 consisted of the following:

                                                                   1993                1992                1991
                                                                   ----                ----                ----
   Commercial                                                  $ 13,871,714        $  7,848,450        $  7,529,555
   Real estate                                                   16,918,447          15,384,767          14,459,217
   Interim construction                                           5,200,345           4,038,383           2,803,079
   Installment                                                    3,313,234           3,046,013           3,293,791
   Other                                                              6,129               7,431              34,663
                                                               ------------        ------------        ------------

                                                                 39,309,869          30,325,044          28,120,305

   Unearned income                                              (   465,376)        (   449,967)        (   504,793)
   Allowance for possible
     loan losses                                                (   923,532)        (   865,768)        ( 1,019,523)
                                                               ------------        ------------        ------------

                                                               $ 37,920,961        $ 29,009,309        $ 26,595,989
                                                               ============        ============        ============

                                    1ST*BANK




The Bank extends real estate, commercial and consumer credit to customers in the Dallas/Ft. Worth metropolitan area. At December 31, 1993, 1992 and 1991, substantially all of the Bank's loans were collateralized with real estate, equipment, accounts receivable and other assets. Although the Bank has a diversified loan portfolio, its debtors' ability to honor their contracts is substantially dependent upon the general economic conditions of the region.

Loans on which the accrual of interest has been discontinued amounted to approximately $29,000, $985,000 and $596,000 at December 31, 1993, 1992 and
1991, respectively. If interest had been accrued on these loans, such income would have been approximately $3,000, $60,000 and $47,000 during 1993, 1992 and 1991, respectively.

Loans, which were contractually delinquent over ninety days which continue to accrue interest amounted to approximately $20,000 and $70,000 at December 31, 1993 and 1991. There were no such loans at December 31, 1992.

An analysis of the allowance for possible loan losses for the three years ended December 31, 1993, 1992 and 1991 is as follows:

                                                                   1993                1992                1991
                                                                   ----                ----                ----
  Balance at beginning of period                               $    865,768        $  1,019,523        $    876,087
  Provision charged to earnings                                     361,000             480,000             564,715
  Loans charged to the allowance
    account                                                     (   339,180)        (   663,788)        (   459,220)
  Recoveries on loans previously
    charged off                                                      35,944              30,033              37,941
                                                               ------------        ------------        ------------

  Balance at end of period                                     $    923,532        $    865,768        $  1,019,523
                                                               ============        ============        ============


6.      Bank premises and equipment
        ---------------------------

Bank premises and equipment at December 31, 1993, 1992 and 1991 consisted of the following:

                                                                   1993                1992                1991
                                                                   ----                ----                ----
  Land                                                         $    497,534        $    497,534        $    497,534
  Building and improvements                                       1,294,307           1,287,436           1,158,923
  Furniture, fixtures, equipment
    and automobiles                                                 847,855             540,161             395,488
  Leasehold improvements                                             60,019               -                   -
                                                               ------------        ------------        ------------

                                                                  2,699,715           2,325,131           2,051,945

  Less accumulated depreciation                                   1,107,129             937,065             842,355
                                                               ------------        ------------        ------------

                                                               $  1,592,586        $  1,388,066        $  1,209,590
                                                               ============        ============        ============

                                    1ST*BANK




7.      Other real estate owned
        -----------------------

Other real estate owned at December 31, 1993, 1992 and 1991 consisted of the following:

                                                                   1993                1992                1991
                                                                   ----                ----                ----
   Foreclosed properties, net
     of allowance for possible
     losses of $20,700 and
     $46,062 in 1993 and 1991,
     respectively                                              $    135,859        $    395,329        $    192,475

   In-substance foreclosures                                          -                   -                   -

   Covered transactions                                               -                 383,332             421,736
                                                               ------------        ------------        ------------

                                                               $    135,859        $    778,661        $    614,211
                                                               ============        ============        ============


An analysis of the allowance for possible losses on other real estate owned for the years ended December 31, 1993, 1992 and 1991 is as follows:

                                                                   1993                1992                1991
                                                                   ----                ----                ----
   Balance at beginning
     of period                                                 $      -            $     46,062        $     54,062
   Provision charged to
     earnings                                                       267,662               -                   2,214
   Write-downs charged to the
     allowance                                                  (   246,962)        (    46,062)        (    10,214)
                                                               ------------        ------------        ------------

   Balance at end of period                                    $     20,700        $      -            $     46,062
                                                               ============        ============        ============


                                    1ST*BANK




8.  Deposits
    --------

Deposits at December 31, 1993, 1992 and 1991 are summarized as follows:

                                               1993                        1992                      1991
                                               ----                        ----                      ----
                                         Amount      Percent         Amount     Percent       Amount       Percent
                                         ------      -------         ------     -------       ------       -------
        Noninterest bearing
          demand accounts            $ 35,335,403   28.6%         $ 20,768,711   22.4%      $ 17,544,237     22.0%
        Interest bearing
          demand accounts              12,488,338   10.1             7,785,733    8.4          6,486,971       8.1
        Savings accounts               15,612,759   12.6             8,136,532    8.8          3,450,796       4.3
        Individual retirement
          accounts                      2,595,691    2.1             1,832,736    2.0          1,443,000       1.8
        Limited access money
          market accounts              14,641,475   11.8            16,378,258   17.7          9,334,210      11.7
        Certificates of deposit,
          less than $100,000            3,610,131    2.9             3,507,238    3.8          4,428,274       5.5
        Certificates of deposit
          $100,000 and greater         39,157,801   31.7            33,942,376   36.7         37,072,902      46.3
        State of Texas time               242,000    0.2               242,000    0.2            242,000       0.3
                                     ------------  -----           -----------   ----        -----------     -----

                                     $123,683,598  100.0%         $ 92,593,584  100.0%     $  80,002,390     100.0%
                                     ============  =====          ============  =====      =============     =====


The weighted average interest rate on deposits at December 31, 1993, 1992 and 1991 was approximately 2.2%, 2.4% and 3.8%, respectively.

Included in deposits at December 31, 1993, 1992 and 1991 were public fund deposits of approximately $8,200,000, $9,306,000 and $5,587,000, respectively.


                                    1ST*BANK




9.      Income taxes
        ------------

The provision for income taxes for the years ending December 31, 1993, 1992 and 1991 consisted of the following:

                                                                   1993                1992                1991
                                                                   ----                ----                ----
  Federal income tax expense
    (benefit):
        Current                                                $    536,043        $    597,000        $    431,327
        Deferred                                                     13,333              92,000         (     4,360)
        State income tax
          expense                                                     -                   -                  42,472
                                                               ------------        ------------        ------------

                                                               $    549,376        $    689,000        $    469,439
                                                               ============        ============        ============


Deferred income taxes reflect the net tax effects of temporary differences between the recorded amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Bank's deferred tax liabilities and assets as of December 31, 1993 are as follows:

                                                                                1993
                                                                                ----
  Deferred tax liability:
    Bank premises and equipment basis
        for book in excess of tax                                          $    112,000
                                                                           ------------

              Total deferred tax liability                                 $    112,000
                                                                           ============


  Deferred tax assets:
    Loan loss reserve for book in
        excess of tax                                                      $     36,000
    Other real estate basis for tax in
        excess of book                                                            7,000
    Loan fees deferred for book
        recognized for tax                                                       34,000
    Gains deferred for book recognized
        for tax                                                                   3,000
                                                                           ------------

          Total deferred tax assets                                        $     80,000
                                                                           ============


  Net deferred tax liability                                               $     32,000
                                                                           ============

                                    1ST*BANK




Included in other assets at December 31, 1992 are federal income taxes receivable of approximately $117,000. Included in other liabilities at December 31, 1993 and 1992 are deferred federal income taxes payable of approximately $32,000 and $92,000, respectively. Included in other liabilities at December 31, 1991 are current federal income taxes payable of approximately $161,000.

As discussed in Note 2, the Bank adopted SFAS 109 during 1993. The adoption of SFAS 109 changed the Bank's method of accounting for income taxes from the deferred method to the asset and liability method. SFAS 109 requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been recognized in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement carrying amounts and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. Differences between financial reporting and tax bases arise most frequently from differences in timing of income and expense recognition and as a result of business acquisitions.

The cumulative effect of adopting Statement 109 as of January 1, 1993 was to increase net income by approximately $13,000. The effect of applying FAS 109 to income from operations for the year ended December 31, 1993 was a benefit of approximately $79,000. The cumulative effect represents the adjustment of previously recorded deferred tax assets and liabilities to reflect the lower prevailing tax rates.


10.      Employee benefits
         -----------------

The Bank adopted an employee thrift plan during 1993, in which all employees are eligible to participate after three months of service. In 1993, the Bank matched 25% of employee contributions. Participants in the plan are fully vested in the Bank's matching contributions and discretionary contributions after five years of service. Costs associated with the plan of $10,725, including contributions made by the Bank, were recorded during 1993.

11.      Commitments and contingencies
         -----------------------------

The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. Those instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the balance sheet.

                                    1ST*BANK




The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of these instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments. At December 31, 1993, 1992 and 1991, the approximate amounts of these financial instruments were as follows:

                                           1993                1992                1991
                                           ----                ----                ----
  Financial instruments whose
    contract amounts represent
    credit risk:
    Commitments to extend
      credit                               $  7,899,000        $  5,074,000        $  3,864,000
    Standby letters of credit                   208,000             147,000             114,000
                                           ------------        ------------        ------------

                                           $  8,107,000        $  5,221,000        $  3,978,000
                                           ============        ============        ============


Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract.
Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained if deemed necessary by the Bank upon extension of credit is based on management's credit evaluation of the counterparty. Collateral held varies but may include accounts receivable, inventory, property, plant and equipment and income-producing commercial properties.

Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers.

The Bank is involved in certain legal actions arising from normal business activities. Management believes that the outcome of such proceedings will not materially affect the financial position or results of operations of the Bank.

                                    1ST*BANK




The Bank entered into a noncancelable operating lease relating to its branch in Carrollton, Texas during 1993. Rental expense related to this operating lease amounted to approximately $10,000 in 1993. At December 31, 1993, future minimum lease payments under this operating lease are as follows:


  Year ending December 31, 1994            $     19,602
                           1995                  19,602
                           1996                  14,702
                     Thereafter                   -
                                           ------------
                                           $     53,906
                                           ============

The Bank does not anticipate any material losses as a result of the commitments and contingent liabilities.


12.      Related party transactions
         --------------------------

In the ordinary course of business, the Bank has and expects to continue to have transactions, including borrowings, with its employees, officers, directors and their affiliates. In the opinion of management, such transactions are on the same terms, including interest rates and collateral requirements, as those prevailing at the time for comparable transactions with unaffiliated persons. At December 31, 1993, 1992 and 1991, the aggregate amounts of such loans were approximately $394,000, $454,000 and $409,000, respectively. Gross paydowns on these loans were approximately $60,000 and no new loans were originated in 1993. At December 31, 1993, 1992 and 1991, the Bank held deposits from related parties of approximately $47,172,000, $36,651,000 and $37,202,000, respectively.

At December 31, 1993, 1992 and 1991, over 90% of the Bank's outstanding stock and subordinated debentures were held by a director of the Bank and the director's related interests. The existence of such controlling interest contributed to the financial position of the Bank.


13.      Subordinated debentures
         -----------------------

The subordinated debentures are payable primarily to related parties, bear interest at prime, are payable semi-annually and are due April 1, 1998. If not redeemed, the debentures will be converted at maturity into 166,666 shares of the Bank's capital stock.

                                    1ST*BANK




14.      Stockholders' equity
         --------------------

Under banking law, there are legal restrictions limiting the amount of dividends the Bank can declare. Approval of the regulatory authorities is required if the effect of dividends declared would cause the regulatory capital of the Bank to fall below specified minimum levels.

The regulatory authorities may prohibit the declaration of any dividends if they determine that certain circumstances exist in the Bank, including those relating to the financial condition of the Bank, such that payment of dividends would be considered an unsafe and unsound practice. The Bank is also required to maintain minimum amounts of capital to total "risk weighted" assets, as defined by the banking regulators. At December 31, 1993, the FDIC required the Bank to have a minimum total capital to risk based assets ratio of 8%. The Texas Department of Banking requires a minimum equity capital ratio of 6%. At December 31, 1993, the Bank's actual total capital to risk based assets and equity capital ratios were 11.3% and 5.6%, respectively.


15.      Supplementary income and expense information
         --------------------------------------------

The following amounts are included in other noninterest income and noninterest expense in the accompanying statement of income for the years ended December
31, 1993, 1992 and 1991:

                                                                   1993                1992                1991
                                                                   ----                ----                ----
  Noninterest income
  ------------------

  Miscellaneous fees                                           $     59,007        $     73,922        $     66,723
  Gain on sale of loans                                              14,641               -                   -
  All other                                                           6,403               8,128               4,166
                                                               ------------        ------------        ------------

                                                               $     80,051        $     82,050        $     70,889
                                                               ============        ============        ============


  Noninterest expense
  -------------------

  Insurance                                                    $     41,210        $     33,730        $     33,102
  ATM                                                                55,475              31,653              54,090
  FDIC assessment                                                   199,863             183,888              97,885
  Postage                                                            55,808              48,732              46,624
  Legal and professional                                             83,535              84,482              54,894
  Real estate taxes                                                  56,871              10,603              82,568
  All other                                                         418,003             382,688             351,972
                                                               ------------        ------------        ------------

                                                               $    910,765        $    775,776        $    721,135
                                                               ============        ============        ============

                                                                      EXHIBIT A
                                                                      ---------
Section 215a of Title 12, United States Code
- --------------------------------------------
(a) One or more national banking associations or one or more State banks, with the approval of the Comptroller, under an agreement not inconsistent with sections 215-2150 of this title, may merge into a national banking association located within the same State, under the charter of the receiving association. The merger agreement shall --

    (1) be agreed upon in writing by a majority of the board of directors of each association or State bank participation in the plan of merger;

    (2) be ratified and confirmed by the affirmative vote of the shareholders of each such association or State bank owning at least two-thirds of its capital stock outstanding, or by a greater proportion of such capital stock in the case of a State bank if the laws of the State where it is organized so require, at a meeting to be held on the call of the directors, after publishing notice of the time, place, and object of the meeting for four consecutive weeks in a newspaper of general circulation published in the place where the association or State bank is located, or, if there is no such newspaper, then in the newspaper of general circulation published nearest thereto, and after sending such notice to each shareholder of record by certified or registered mail at least ten days prior to the meeting, except to those shareholders who specifically waive notice, but any additional notice shall be given to the shareholders of such State bank which may be required by the laws of the State where it is organized. Publication of notice may be waived, in cases where the Comptroller determines that an emergency exists justifying such waiver, by unanimous action of the shareholders of the association or State bank;

    (3) specify the amount of the capital stock of the receiving association, which shall not be less than that required under existing law for the organization of a national bank in the place in which it is located and which will be outstanding upon completion of the merger, the amount of stock (if any) to be allocated, and cash (if any) to be paid, to the shareholders of the association or State bank being merged into the deceiving association; and

    (4) provide that the receiving association shall be liable for all liabilities of the association or State bank being merged into the receiving association.

(b) If a merger shall be voted for at the called meetings by the necessary majorities of the shareholders of each association or State bank participating in the plan of merger, and thereafter the merger shall be approved by the Comptroller, any shareholder of any association or State bank to be merged into the receiving association who has voted against such merger at the meeting of the association or bank of which he is a stockholder, or has given notice in writing at or prior to such meeting to the presiding officer that he dissents from the plan of merger, shall be entitled to receive the value of the shares so held by him which such merger shall be approved by the Comptroller upon written request made to the receiving association at any time before thirty days after the date of consummation of the merger, accompanied by the surrender of his stock certificates.

(c) The value of the shares of any dissenting shareholders shall be ascertained, as of the effective date of the merger, by an appraisal made by a committee of three persons, composed of (1) one selected by the vote of the holders of the majority of the stock, the owners of which are entitled to payment in cash; (2) one selected by the directors of the receiving association; and (3) one selected by the two so selected. The valuation agreed upon by any two of the three appraisers shall govern. If the value so fixed shall not be satisfactory to any dissenting shareholder who has requested payment, that shareholder may, within five days after being notified of the appraised value of his shares, appeal to the Comptroller, who shall cause a reappraisal to be made which shall be final and binding as to the value of the shares of the appellant.

(d) If, within ninety days from the date of consummation of the merger, for any reason one or more of the appraisers is not selected as herein provided, or the appraisers fail to determine the value of such shares, the Comptroller shall upon written request of any interested party cause an appraisal to be made which shall be final and binding on all parties. The expenses of the Comptroller in making the reappraisal or the appraisal, as the case may be, shall be paid by the receiving association. The value of the shares ascertained shall be promptly paid to the dissenting shareholders by the receiving association. The shares of stock of the receiving association which would have been delivered to such dissenting shareholders had they not requested payment shall be sold by the receiving association at an advertised public auction, and the receiving association shall have the right to purchase any of such shares at such public auction, if it is the highest bidder therefor, for the purpose of reselling such shares within thirty days thereafter to such person or persons and at such price not less than par as its board of directors by resolution may determine. If the shares are sold at public auction at a price greater than the amount paid to the dissenting shareholders, the excess in such sale price shall be paid to such dissenting shareholders. The appraisal of such shares of stock in any f State bank shall be determined in the manner prescribed by the law of the State in such cases, rather than as provided in this section, if such provision is made in the State law; and no such merger shall be in contravention of the law of the State under which such bank is incorporated. The provisions of this subsection shall apply only to shareholders of (and stock owned by them in) a bank or association being merged into the receiving association.

(e) The corporate existence of each of the merging banks or banking associations participating in such merger shall be merged into and continued in the receiving association and such receiving association shall be deemed to be the same corporation as each bank or banking association participating in the merger. All rights, franchises, and interests of the individual merging banks or banking associations in and to every type of property (real, personal, and mixed) and choses in action shall be transferred to and vested in the receiving association by virtue of such merger without any deed or other transfer. The receiving association, upon the merger and without any order or other action on the part of the court or otherwise, shall hold and enjoy all rights of property, franchises, and interests, including appointments, designations, and nominations, and all other rights and interest as trustee, executor, administrator, registrar of stocks and bonds, guardian of estates, assignee, receiver, and committee of estates of lunatics, and in every other fiduciary capacity, in the same manner and to the same extent as such rights, franchises, and interests were held or enjoyed by any one of the merging banks or banking associations at the time of the merger, subject to the conditions hereinafter provided.

(f) Where any merging bank or banking association, at the time of the merger, was acting under appointment of any court as trustee, executor, administrator, registrar of stocks and bonds, guardian of estates, assignee, receiver, or committee of estates of lunatics, or in any other fiduciary capacity, the receiving association shall be subject to removal by a court of competent jurisdiction in the same manner and to the same extent as was such merging bank or banking association prior to the merger. Nothing contained in this section shall be considered to impair in any manner the right of any court to remove the receiving association and to appoint in lieu thereof a substitute trustee, executor, or other fiduciary, except that such right shall not be exercised in such a manner as to discriminate against national banking associations, nor shall any receiving association be removed solely because of the fact that it is a national banking association.

(g) Stock of the receiving association may be issued as provided by the terms of the merger agreement, free from any preemptive rights of the shareholders of the respective merging banks.

                                                                      EXHIBIT B
                                                                      ---------

                                Stock Appraisals

                             OCC Valuation Methods


Comptroller of the Currency. Administrator of National Banks. Banking Bulletin 88-22. August 22, 1988.


TO:   Chief Executive Officers of National Banks,
      Deputy Comptrollers (District), Department and
      Division Heads, and Examining Personnel


Purpose
- --------
This banking bulletin is to inform all national banks of the valuation methods used by the Office of the Comptroller of the Currency to estimate the value of a bank's shares when it is involved in a conversion, merger, or consolidation. The results of appraisals performed for transactions that were consummated in 1985 and 1986 are also summarized.

References:  12 U.S.C. 214a, 215 and 215a; 12 CFR 11.590 (Item 2)

Background
- ----------
Under 12 U.S.C. Sections 214a, 215 and 215a, any shareholder dissenting to a conversion, consolidation, or merger involving a national bank may request from the resulting bank a valuation of the shares held by the dissenting shareholder. A committee of three appraisers (a representative of the dissenting shareholder, a representative of the resulting bank, and a third appraiser selected by the other two) is then to be formed to appraise the value of the shares. If the committee is formed and renders an appraisal that is acceptable to the dissenting shareholder, the process is complete and the appraised value of the shares is paid to the dissenting shareholder by the resulting bank. If, for any reason, the committee is not formed or if it renders an appraisal that is not acceptable to the dissenting shareholder, an interested party may request an appraisal by the Office of the Comptroller of the Currency (OCC).

The above provides only a general overview of the appraisal process. The specific requirements of the process are set forth in the statutes themselves.

Methods of Valuation Used
- -------------------------
Through its appraisal process, the OCC attempts to arrive at a fair estimate of the value of a bank's shares. After reviewing the particular facts in each case and the available information on a bank's shares, the OCC selects an appropriate valuation method, or combination of methods, to determine a reasonable estimate of the shares' value.

Market Value
- ------------
The OCC uses various methods to establish the market value of shares being appraised. If sufficient trading in the shares exists and the prices are available from direct quotes from The Wall Street Journal or a market-maker, those quotes are considered in determining the market value. If no market value is readily available, or if the market value available is not well established, other methods of estimating market value can be used, such as the investment value and adjusted book value methods.

Investment Value
- ----------------
Investment value requires an assessment of the value to investors of a share in the future earnings of the target bank. Investment value is estimated by applying an average price/earnings ratio of banks with similar earnings potential to the earnings capacity of the target bank.

The peer group selection is based on location, size, and earnings patterns.
If the state in which the subject bank is located provides a sufficient number of comparable banks using locations, size and earnings patterns as the criteria for selection, the price/earnings ratios assigned to the banks are applied to the earnings per share estimated for the subject bank. In order to select a reasonable peer group when there are too few comparable independent banks in a location that is comparable to that of the subject bank, the pool of banks from which a peer group is selected is broadened by including one-bank holding company banks in a comparable location, and/or by selecting banks in less comparable locations, including adjacent states, that have earnings patterns similar to the subject bank.

Adjusted Book Value
- -------------------
As a rule, the OCC does not place any weight on "unadjusted book value."
While book value is a type of value, it is based on historical acquisition costs of the bank's assets, and does not reflect investors' perceptions of the value of the bank as a going concern. The OCC does consider "adjusted book value." Adjusted book value is calculated by multiplying the book value of the target bank's assets per share times the average market price to book value ratio of comparable banking organizations. The average market price to book value ratio measures the premium or discount to book value which investors attribute to shares of similarly situated banking organizations.

Both the investment value method and the adjusted book value method present appraised values which are based on the target bank's value as a going concern. These techniques provide estimates of the market value of the shares of the subject bank.

Overall Valuation
- -----------------
The OCC may use more than one of the above-described methods in deriving the value of shares of stock. If more than one method is used, varying weights may be applied in reaching an overall valuation. The weight given to the value by a particular valuation method is based on how accurately the given method is believed to represent market value. For example, more weight may be given to a market value representing infrequent trading by shareholders than to the value derived from the investment value method when the subject bank's earnings trend is so irregular that it is considered to be a poor predictor of future earnings.

Purchase Premiums
- -----------------
For mergers and consolidations, the OCC recognizes that purchase premiums do exist and may, in some instances, be paid in the purchase of small blocks of shares. However, the payment of purchase premiums depends entirely on the acquisition or control plans of the purchaser, and such payments are not regular or predictable elements of market value. Consequently, the OCC's valuation methods do not include consideration of purchase premiums in arriving at the value of shares.

Statistical Data
- ----------------
The chart below lists the results of appraisals performed by the OCC for transactions that were consummated in 1985 and 1986. The statistical data on book value and price/earnings ratios are provided for comparative purposes and are not necessarily relied on by the OCC in determining the value of the bank's shares. These historical data are provided to inform banks and investors about the results of past appraisals and should not be viewed as determinative for future appraisals.

In connection with disclosures given to shareholders under 12 CFR 11.590 (Item
2), banks may provide shareholders a copy of this banking bulletin or disclose the information contained herein, including the past results of OCC appraisals. If the bank discloses the past results of the OCC appraisals, it should advise shareholders that (1) the OCC did not rely on all the information set forth in the chart in performing each appraisal and (2) that the OCC's past appraisals are not necessarily determinative of its future appraisals of a particular bank's shares.


                               Appraisal Results


                     OCC                                    Average Price/
   Appraisal      Appraisal        Price          Book      Earnings Ratio
     Date           Value         Offered         Value      of Peer Group
      1/1/85        107.05         110.00          178.29          5.3
      1/2/85         73.16          NA              66.35          6.8
     1/15/85         53.41          60.00           83.95          4.8
     1/31/85         22.72          20.00           38.49          5.4
      2/1/85         30.63          24.00           34.08          5.7
     2/25/85         27.74          27.55           41.62          5.9
     4/30/85         25.98          35.00           42.21          4.5
     7/30/85      3,153.10       2,640.00        6,063.66           NC
      9/1/85         17.23          21.00           21.84          4.7
    11/22/85        316.74         338.75          519.89          5.0
    11/22/85         30.28          NA              34.42          5.9
    12/16/85         66.29          77.00           89.64          5.6
    12/27/85         60.85          57.00          119.36          5.3
    12/31/85         61.77          NA              73.56          5.9
    12/31/85         75.79          40.00           58.74         12.1
     1/12/86         19.93          NA              26.37          7.0
     3/14/86         59.02         200.00          132.20          3.1
     4/21/86         40.44          35.00           43.54          6.4
      5/2/86         15.50          16.50           23.69          5.0
      7/3/86        405.74          NA             612.82          3.9
     7/31/86        297.34         600.00          650.63          4.4
      8/2/86        103.53         106.67          136.23           NC

The "Appraisal Date" is the consummation date for the conversion, consolidation, or merger.

NA--Not Available
NC--Not Computed


                                                                      EXHIBIT C








                                MERGER AGREEMENT
                                    between
                                    1ST*BANK
                                      and
                     BANK ONE, TEXAS, NATIONAL ASSOCIATION,
                                and joined in by
                              BANC ONE CORPORATION
                                      and
                           BANC ONE TEXAS CORPORATION

                               TABLE OF CONTENTS
                               -----------------


                                                                         Page
                                                                         ----
 1.  Acquisition and National Bank Merger  . . . . . . . . . . . . . .     3
 2.  Name  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     3
 3.  Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . .     3
 4.  Effective Time of Merger; Articles of Association . . . . . . . .     3
 5.  Effect of Merger  . . . . . . . . . . . . . . . . . . . . . . . .     4
 6.  Liabilities upon Merger . . . . . . . . . . . . . . . . . . . . .     4
 7.  Conversion of Shares  . . . . . . . . . . . . . . . . . . . . . .     4
 8.  Board of Directors; Employees . . . . . . . . . . . . . . . . . .     9
 9.  Employee Benefits . . . . . . . . .   . . . . . . . . . . . . . .     9
10.  Undertakings of the Parties . . . . . . . . . . . . . . . . . . .    10
11.  Dissenting Shareholders . . . . . . . . . . . . . . . . . . . . .    16
12.  Tax Opinion . . . . . . . . . . . . . . . . . . . . . . . . . . .    17
13.  Representations and Warranties of BANC ONE  . . . . . . . . . . .    18
14.  Representations and Warranties of BANC ONE TEXAS. . . . . . . . .    28
15.  Representations and Warranties of BOTNA . . . . . . . . . . . . .    30
16.  Representations and Warranties of 1ST*BANK. . . . . . . . . . . .    32
17.  Action by 1ST*BANK Pending Effective Date . . . . . . . . . . . .    43
18.  Action by BANC ONE Pending Effective Time . . . . . . . . . . . .    47
19.  Conditions to Obligations of BANC ONE, BANC ONE TEXAS & BOTNA . .    48
20.  Conditions to Obligations of 1ST*BANK . . . . . . . . . . . . . .    51
21.  Conditions to Obligations of All Parties  . . . . . . . . . . . .    54
22.  Indemnification . . . . . . . . . . . . . . . . . . . . . . . . .    55
23.  Non-Survival of Representations and Warranties  . . . . . . . . .    58
24.  Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . .    58
25.  Assignment  . . . . . . . . . . . . . . . . . . . . . . . . . . .    58
26.  Satisfaction of Conditions; Termination . . . . . . . . . . . . .    58
27.  Waivers; Amendments . . . . . . . . . . . . . . . . . . . . . . .    60
28.  Entire Agreement  . . . . . . . . . . . . . . . . . . . . . . . .    61
29.  Captions; Counterparts  . . . . . . . . . . . . . . . . . . . . .    61
30.  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    61

     Signatures  . . . . . . . . . . . . . . . . . . . . . . . . . . .    63

     Exhibit A - Articles of Association of BOTNA
     Exhibit B - Form of Undertaking by Affiliates
     Exhibit C - Escrow Agreement
     Exhibit D - Opinion of Counsel for 1ST*BANK
     Exhibit E - Opinion of Counsel for BANC ONE




                                     C-2
REG9929/2

                                MERGER AGREEMENT
                                ----------------

MERGER AGREEMENT dated August 10, 1994, between 1st*Bank (hereinafter called "1ST*BANK") and Bank One, Texas, National Association (hereinafter called "BOTNA") and joined in by BANC ONE CORPORATION (hereinafter called "BANC ONE") and Banc One Texas Corporation (hereinafter called "BANC ONE TEXAS").

                                  WITNESSETH:

1ST*BANK is a banking association duly organized under the laws of the State of Texas which has its principal office in Coppell, Dallas County, Texas. As of March 31, 1994, 1ST*BANK had 1,304,167 shares of authorized capital stock consisting solely of common stock with par value of $2 per share ("1ST*BANK Common"), all of which are issued and outstanding and none of which were shares of treasury stock. As of March 31, 1994 1ST*BANK had capital of $2,608,334, surplus of $3,654,166, undivided profits, including capital reserves and net unrealized gains (losses) on investment securities classified as held for sale of $1,227,207, and total resources of $7,489,707.

BOTNA is a national banking association duly organized under the laws of the United States which has its principal office in Dallas, Dallas County, Texas. As of March 31, 1994, BOTNA had 12,000,000 shares of authorized capital stock consisting solely of common stock with par value of $35 per share ("BOTNA Common"), 6,400,000 of which were issued and outstanding and none of which were shares of treasury stock. As of March 31, 1994 BOTNA had capital of $224,000,000, surplus of $778,762,000, undivided profits, including capital reserves and net unrealized gains (losses) on investment securities classified as held for stock of $429,213,000, and total resources of $1,431,975,000.

BANC ONE is a corporation duly organized under the laws of the State of Ohio. Its principal office is located at 100 East Broad Street, Columbus, Franklin County, Ohio. As of March 31, 1994 BANC ONE had capital stock of $2,150,726,106, divided into 600,000,000 shares of common stock, without par value ("BANC ONE Common"), 381,585,796 of which shares of BANC ONE Common were issued and 250,000 of which were shares of treasury stock owned by BANC ONE, and 35,000,000 shares of preferred stock without par value, of which 4,998,000 shares were issued and outstanding as Series C $3.50 Cumulative Convertible Preferred Stock. As of March 31, 1994, BANC ONE had surplus of $3,762,152,819 undivided profits, including capital reserves and net unrealized gains (losses) on investment securities classified as held for sale of $1,287,379,686, and total consolidated assets of $83,426,669,758.

BANC ONE TEXAS is a corporation duly organized under the laws of the State of Ohio. Its principal office is located at 100 East Broad Street, Columbus, Franklin County, Ohio. BANC ONE TEXAS is a wholly-owned subsidiary of BANC ONE and holds all the issued and outstanding shares of BOTNA.

A majority of the entire Board of Directors of 1ST*BANK and a majority of the entire Board of Directors of BOTNA, respectively, have approved the entering into of this Merger Agreement and have authorized its execution. A majority of the entire Board of Directors of each of BANC ONE and BANC ONE TEXAS have approved this Merger Agreement, undertaken that BANC ONE and BANC ONE TEXAS shall join in and for valuable consideration be bound by it, and authorized the agreements and undertakings hereinafter made by BANC ONE and BANC ONE TEXAS. From and after the time the merger of 1ST*BANK into BOTNA, as hereinafter described, shall become effective, as set forth in Section 4 of this Merger Agreement, and as and when required by the provisions of this Merger Agreement, BANC ONE will issue the shares of BANC ONE Common which the shareholders of 1ST*BANK shall be entitled to receive in accordance with the provisions hereinafter provided, it being understood by each of the parties hereto that BANC ONE seeks indirectly to acquire all of the assets and liabilities of 1ST*BANK through the acquisition of such assets and liabilities by BANC ONE TEXAS pursuant to which BANC ONE TEXAS will direct the transfer of such assets and liabilities to BOTNA by means of the merger of 1ST*BANK into BOTNA, that 1ST*BANK, BOTNA, BANC ONE TEXAS and BANC ONE, as appropriate, will apply to the Office of the Comptroller of the Currency (the "Comptroller") and, if applicable, the Texas Department of Banking ("Texas Commissioner") for prior approval of the transaction herein contemplated and that BANC ONE will exert its best efforts to obtain such regulatory approvals and to complete such other actions as are necessary or appropriate to effect the merger of 1ST*BANK with and into BOTNA. Except as may be required upon application of

Sections 7(e) and/or 7(f) of this Merger Agreement, BANC ONE will issue not more than 425,000 shares of BANC ONE Common in connection with the transactions contemplated by this Merger Agreement.

In consideration of the premises, 1ST*BANK, BOTNA, BANC ONE TEXAS and BANC ONE hereby make this Merger Agreement and prescribe the terms and conditions of the merger of 1ST*BANK with and into BOTNA and the mode of carrying the acquisition into effect as follows:

 1. ACQUISITION AND NATIONAL BANK MERGER. BANC ONE TEXAS shall acquire all of the assets and assume all of the liabilities of 1ST*BANK; provided, however, BANC ONE TEXAS shall direct that all of such assets and liabilities shall be transferred to BOTNA by means of the merger of 1ST*BANK into BOTNA (the "Merger"). Subject to the terms and conditions hereinafter set forth, 1ST*BANK shall be merged with and into BOTNA under the Charter of BOTNA pursuant to the provisions of and with the effect provided in Section2(a) of Act of November 7, 1918, as amended (12 U.S.C. Section215a). All of the shares of BOTNA shall be owned by BANC ONE TEXAS, and indirectly by BANC ONE, prior to and at the time of the Merger.

 2. NAME. The name of the receiving association (hereinafter called the "Receiving Association" whenever reference is made to it as of the time the Merger shall become effective or thereafter) shall be "Bank One, Texas, National Association."

 3. BUSINESS. The business of the Receiving Association shall be that of a national banking association. This business shall be conducted by the Receiving Association at its main office which shall be located at 1717 Main Street, Dallas, Texas and at its legally established branches.

 4. EFFECTIVE TIME OF MERGER: ARTICLES OF ASSOCIATION. As used in this Agreement, the "Effective Time" shall be and mean the effective date of the Merger provided for in this Merger Agreement as specified by the Comptroller upon the request of BOTNA in accordance with Section 10(c) of this Merger Agreement. From and after the Effective Time, the Bylaws of BOTNA immediately prior to the Effective Time shall be the Bylaws of the

    Receiving Association and the Articles of Association of the Receiving Association shall read in their entirety as set forth in Exhibit A annexed hereto and incorporated herein by reference.

 5. EFFECT OF MERGER. Upon the Merger becoming effective, the separate corporate existence of 1ST*BANK and of BOTNA, respectively, shall, as provided by the aforementioned 12 U.S.C. Section 215a, be merged into and continued in the Receiving Association which shall be deemed to be the same banking association as 1ST*BANK and BOTNA. All rights, franchises and interests of 1ST*BANK and BOTNA, respectively, in and to every type of property, real, personal and mixed, and choses in action, shall be transferred to and vested in the Receiving Association by virtue of such Merger without any deed or other transfer in the same manner and to the same extent as such rights, franchises and interests were held or enjoyed by 1ST*BANK and BOTNA, respectively, at the Effective Time, as provided in said 12 U.S.C. Section 215a.

 6. LIABILITIES UPON MERGER. The Receiving Association shall be responsible for all of the liabilities of every kind and description of 1ST*BANK and BOTNA existing as of the Effective Time.

 7. CONVERSION OF SHARES.

    (a) For purposes of this Merger Agreement, the following terms shall have the following meanings:

         "1ST*BANK Conversion Shares" shall mean those shares of 1ST*BANK Common that are issued and outstanding immediately prior to the Effective Time (except for shares of 1ST*BANK Common, if any, carried by 1ST*BANK as treasury shares and shares of 1ST*BANK Common subject to the rights, if any, of a dissenting shareholder); provided, however, that the total number of 1ST*BANK Conversion Shares shall not exceed 1,470,833 shares which shares include all shares of 1ST*BANK Common that may be issued and outstanding if and assuming that, as of not later than immediately prior to the Effective Time, all of 1ST*BANK's Mandatory Convertible Subordinated Debentures issued on or about March 31, 1988 ("1ST*BANK Debentures") have been converted into not more than 166,666 shares of 1ST*BANK Common.

         "Valuation Period" shall mean the ten consecutive days on which shares of BANC ONE Common are traded on the New York Stock Exchange (the "NYSE") ending on the sixth NYSE trading day immediately prior to the Effective Time.

         "BANC ONE Average Price" shall mean the average of the closing trade prices of BANC ONE Common on the NYSE during the Valuation Period as reported in THE WALL STREET JOURNAL for NYSE Composite Transactions.

    (b)  At the Effective Time

         (i) The holders of record of 1ST*BANK Conversion Shares shall be allocated and entitled to receive (upon surrender of certificates representing said shares for cancellation or, as set forth in the last paragraph of Section 7(d), such evidence and, in appropriate cases, indemnity, reasonably acceptable to BANC ONE, supporting ownership of 1ST*BANK Conversion Shares by the purported owners thereof) and each 1ST*BANK Conversion Share shall be converted into shares of BANC ONE Common at the Exchange Rate. The Exchange Rate shall be as follows:

               (A) If the BANC ONE Average Price is $36.30 or more, each 1ST*BANK Conversion Share shall be exchanged for 0.2627 share of BANC ONE Common.

               (B) If the BANC ONE Average Price is $33.00 or less, each 1ST*BANK Conversion Share shall be exchanged for 0.2890 share of BANC ONE Common.

               (C) If the BANC ONE Average Price is less than $36.30 and more than $33.00, each 1ST*BANK Conversion Share shall be exchanged for that number of shares of BANC ONE Common, carried to four decimal places, which when multiplied by the BANC ONE Average Price, will equal $9.5354.

               In no event shall all the 1ST*BANK Conversion Shares be converted into more than 425,000 shares of BANC ONE Common. In no event shall the Exchange Rate be less than 0.2627 or more than 0.2890 share of BANC ONE Common; provided, however, that the Exchange Rate will be subject to the anti-dilution provisions of Sections 7(e) and 7(f) of this Merger Agreement and (ii) provisions of Section 7(c) with respect to fractional shares.

         (ii) The 6,400,000 shares of BOTNA Common issued and outstanding immediately prior to the Effective Time shall continue to be issued and outstanding shares of common stock $35 par value of the Receiving Association, all of which shall be owned of record by BANC ONE TEXAS.

         (iii) All shares of 1ST*BANK Common held by 1ST*BANK as treasury stock immediately prior to the Effective Time, if any, shall be cancelled and shall not represent capital stock of the Receiving Association and shall not be exchanged for shares of BANC ONE Common.

    (c) No certificate for fractional shares of BANC ONE Common will be issued by BANC ONE in connection with the exchange contemplated by the Merger, but in lieu thereof, any holder of 1ST*BANK Conversion Shares shall, upon surrender of the certificate or certificates representing such 1ST*BANK Conversion Share(s), be paid cash, without interest, by BANC ONE for such fractional shares on the basis of the BANC ONE Average Price.

    (d) At or after the Effective Time, holders of certificates formerly representing 1ST*BANK Conversion Shares will tender such certificates to BANC ONE in accordance with forms and procedures distributed to such holders by BANC ONE or Bank One, Indianapolis, N.A., as Exchange Agent for BANC ONE,and subject to the provisions set forth above relating to fractional shares, BANC ONE or said Exchange Agent will distribute to the holders of certificates formerly representing

         1ST*BANK Conversion Shares in exchange for and upon surrender for cancellation by such holders of a certificate or certificates formerly representing 1ST*BANK Conversion Shares the certificate(s) for shares of BANC ONE Common in accordance with the Exchange Rate. Each certificate formerly representing 1ST*BANK Conversion Shares (which will not include certificates representing treasury shares or shares of 1ST*BANK subject to the rights of dissenting shareholders) shall be deemed for all purposes to evidence the ownership of the number of shares of BANC ONE Common and cash for fractional shares into which such shares have been converted, except, however, and notwithstanding the foregoing, that, until such surrender of the certificate or certificates formerly representing 1ST*BANK Conversion Shares, the holder thereof shall not be entitled to receive any dividend or other payment or distribution payable to holders of BANC ONE Common. Upon such surrender (or in lieu of surrender other provisions reasonably satisfactory to BANC ONE as are made as set forth in the next following paragraph), there shall be paid to the person entitled thereto the aggregate amount of dividends or other payments or distributions (in each case without interest) which became payable after the Effective Time on the whole shares of BANC ONE Common represented by the certificates issued upon such surrender and exchange or in accordance with such other provisions, as the case may be. After the Effective Time, the holders of certificates formerly representing 1ST*BANK Conversion Shares shall cease to have rights with respect to such shares (except such rights, if any, as they may have as dissenting shareholders), and except as aforesaid, their sole rights shall be to exchange said certificates for shares of BANC ONE Common and cash for fractional shares in accordance with this Merger Agreement. After the Effective Time, each former shareholder of 1ST*BANK Conversion Shares shall be a shareholder of record of the shares of BANC ONE Common into which his 1ST*BANK Conversion Shares have been converted and shall have rights and privileges associated therewith until such shares are sold, exchanged or otherwise alienated.

         Certificates representing 1ST*BANK Conversion Shares surrendered for cancellation by each shareholder entitled to exchange 1ST*BANK Conversion Shares for shares of BANC ONE Common by reason of the Merger shall be appropriately endorsed or accompanied by such appropriate instruments of transfer as BANC ONE may reasonably require and which BANC ONE or the Exchange Agent shall have distributed to the holders of the 1ST*BANK Conversion Shares; provided, however, that if there be delivered to BANC ONE by any person who is unable to produce any such certificate formerly representing 1ST*BANK Conversion Shares for transfer (i) evidence to the reasonable satisfaction of BANC ONE that any such certificate has been lost, wrongfully taken or destroyed, and (ii) such security or indemnity as reasonably may be requested by BANC ONE to save it harmless, and (iii) evidence to the reasonable satisfaction of BANC ONE that such person is the owner of the shares theretofore represented by each certificate claimed by him to be lost, wrongfully taken or destroyed and that he is the person who would be entitled to present each such certificate and to receive shares of BANC ONE Common pursuant to this Merger Agreement, then BANC ONE, in the absence of actual notice to it that any shares theretofore represented by any such certificate have been acquired by a bona fide purchaser, shall deliver to such person the certificate(s) representing shares of BANC ONE Common and, if applicable, cash for fractional share interests, which such person would have been entitled to receive upon surrender of each such lost, wrongfully taken or destroyed certificate representing 1ST*BANK Conversion Shares.

    (e) If prior to the Effective Time BANC ONE shall declare a stock dividend or subdivide, split up, reclassify or combine its shares of common stock or declare a dividend or make a distribution on its common stock in any security convertible into its common stock, appropriate adjustment or adjustments will be made in the Exchange Rate and other factors used to determine or limit the Exchange Rate.

    (f) If prior to the Effective Time BANC ONE shall declare a stock dividend or subdivide, split up, reclassify or combine its shares of common stock or declare a dividend or make a distribution on its common stock in any security convertible into its common stock, and the "Ex-Dividend Date" (as herein defined) established for the shares being so divided or otherwise diluted (if an "Ex-Dividend Date" is not established by the NYSE) or the Record Date, whichever is applicable, is subsequent to the Valuation Period appropriate adjustment or adjustments will be made in the Exchange Rate and other factors used to determine or limit the Exchange Rate. The "Ex-Dividend Date" is that date established by the NYSE for such distribution. The Record Date is that date established by resolution of the Board of Directors of the distributing party as the time as of which record ownership of the distributing securities will entitle the record owner(s) to such distribution.

 8. BOARD OF DIRECTORS; EMPLOYEES. Each of those persons who currently serves on the present Board of Directors of BOTNA and shall be so serving at the Effective Time, shall serve on the Board of Directors of the Receiving Association until its next annual or special meeting or until such time as his successor has been elected and has qualified or until his earlier resignation, removal from office or death.

    The officers and employees of the Receiving Association immediately following the Effective Time shall include, among others, the officers and employees of 1ST*BANK and BOTNA immediately prior to the Effective Time. Such officers shall, whenever possible, serve the Receiving Association with the same title and perform the same duties and functions as they did with 1ST*BANK or BOTNA; provided, however, that the titles, duties and functions of persons who were officers and employees of 1ST*BANK immediately prior to the Effective Time shall be modified, as necessary, to avoid duplication of officer titles, duties and functions within the Receiving Association after the Effective Time.

 9. EMPLOYEE BENEFITS. Following the Effective Time, the employee benefit programs to be available and applicable to the officers and employees of 1ST*BANK shall be as described in and governed by a Letter Agreement dated July 27, 1994 between 1ST*BANK and BANC ONE (the "Benefits Agreement").

10. UNDERTAKINGS OF THE PARTIES. 1ST*BANK, BOTNA, BANC ONE TEXAS and BANC ONE further agree as follows:

    (a) This Merger Agreement shall be submitted to the shareholders of 1ST*BANK and BOTNA for ratification and confirmation at meetings to be called and held in accordance with the applicable provisions of law and the respective Articles of Association and By-Laws of 1ST*BANK and BOTNA. 1ST*BANK's shareholders' meeting will be scheduled to be held at a time mutually acceptable to 1ST*BANK and BANC ONE approximately 30 days following the mailing by 1ST*BANK of its proxy statement to its shareholders, which mailing will promptly follow the effective date of the registration statement to be filed by BANC ONE with the Securities and Exchange Commission (the "SEC") as provided in Section 10(d). 1ST*BANK and BANC ONE will use their reasonable best efforts to cooperate with each other in order to facilitate the preparation, filing and effectiveness of the registration statement and the proxy statement under Federal and State securities laws to be used with respect to such shareholders' meeting and the exchange of shares as contemplated by this Merger Agreement.

    (b) BANC ONE, 1ST*BANK and BOTNA will use their reasonable best efforts to cooperate in the preparation by BANC ONE of the merger application to the Comptroller under the provisions of Section18(c) of the Federal Deposit Insurance Act, as amended (12 U.S.C. 1828(c)), and the provisions of 12 U.S.C. 215a, and, to the extent required, the application to the Texas Commissioner for the prior approval of the proposed acquisition of 1ST*BANK by BANC ONE and BANC ONE TEXAS and of the Merger, and, to the extent required, the application to the Federal Reserve System (the "Board") under appropriate provisions of
         Section 3 of the Bank Holding Company Act of 1956, as amended. 1ST*BANK will furnish BANC ONE such information, appropriate representations and documents as may reasonably be requested in connection therewith and will use its reasonable best efforts to cooperate with BANC ONE in the procurement of requisite corporate and regulatory approvals to effect the Merger. BANC ONE will provide 1ST*BANK and its counsel with reasonable opportunity to comment on the applications which it proposes to file in connection with such regulatory approvals and will incorporate such comments and revisions as are reasonably deemed required by 1ST*BANK and its counsel before making such filings. BANC ONE, BOTNA and 1ST*BANK will use their reasonable best efforts to cause such applications to be filed with and approved by the Comptroller and, to the extent necessary, by the Texas Commissioner and/or the Board and to obtain such other regulatory consents and approvals as may be necessary to facilitate the merger of 1ST*BANK with and into BOTNA, in each case as soon as reasonably possible. BANC ONE will promptly provide 1ST*BANK with copies of all such applications, consents and approvals together with correspondence to or from the Comptroller and, as applicable, the Texas Commissioner and/or the Board related thereto.

    (c) After receipt of required regulatory approvals, including, but not limited to the approval of the Merger by the Comptroller, and after the approval of the Merger by the shareholders of 1ST*BANK, BOTNA, at the direction of BANC ONE and following consultation with 1ST*BANK, shall designate in writing to the Comptroller the proposed Effective Time, and the Effective Time shall be as specified by the Comptroller in accordance with such request, subject to Section 26 of this Merger Agreement. In no event will the date designated by BOTNA as the Effective Time be sooner than the day following the day on which all approvals of the shareholders of 1ST*BANK, the Comptroller and, if required, the Texas Commissioner and/or the Board have been received and any required waiting periods with respect thereto have expired, nor will the date designated by BOTNA as the Effective Time be later than 31 days following the date at which all such approvals have been received and any required waiting periods with respect thereto have expired.

    (d) BANC ONE will prepare and file with the SEC and use its reasonable best efforts to cause to become effective, a registration statement, including the related prospectus and proxy statement referred to in

         Section 10(a), above ("Proxy Statement"), and any required amendments thereto or supplements to any prospectus contained therein, relating to the exchange of BANC ONE shares in the Merger contemplated by this Merger Agreement. BANC ONE will prepare and file with the NYSE and use its reasonable best efforts to cause to be accepted an application to list on the NYSE for trading, upon notice of issuance, the shares of BANC ONE Common to be issued in exchange for 1ST*BANK Conversion Shares at the Effective Time. BANC ONE will provide 1ST*BANK and its counsel a reasonable opportunity to comment on such proposed filings and will incorporate such comments and revisions as are reasonably deemed required by 1ST*BANK and its counsel before making any such filing. Such registration statement will not cover resales by any persons who may be considered "underwriters" under Rule 145(c) of the Securities Act of 1933, as amended (the "1933 Act"). BANC ONE shall use its best efforts to have the shares of BANC ONE Common qualified or exempted from qualification under all applicable state securities laws as soon as possible. In the event that a stop order has been issued, or threatened, by the SEC, that suspends or would suspend the effectiveness of the registration statement, BANC ONE shall use its best efforts to promptly remove, or cause not to be issued, any such stop order. The shares of BANC ONE Common to be issued in exchange for the 1ST*BANK Conversion Shares shall have been qualified or exempted from qualification under all applicable state securities laws prior to the Effective Time.

    (e) Except as herein otherwise provided, BANC ONE and/or BANC ONE TEXAS will assume and pay all expenses incident to the obtaining of the requisite regulatory consents and approvals. Without limiting the generality of the foregoing, the expenses to be assumed and paid by BANC ONE and/or BANC ONE TEXAS shall include (i) all legal and other expenses and taxes incurred by BANC ONE incident to the consummation of the Merger contemplated by this Merger Agreement; (ii) all legal and other expenses incurred by BANC ONE incident to the preparation and filing of acquisition, and merger applications and other requests for regulatory consents and approvals with the appropriate bank regulatory agencies as set forth in or contemplated by this Merger

         Agreement; and, (iii) all legal and other expenses, if any, incurred in connection with the registration of the common stock of BANC ONE under the Federal and state securities laws. The expenses to be assumed and paid by BANC ONE and/or BANC ONE TEXAS shall not include any legal or other expenses incurred by 1ST*BANK in the examination and review of documents for its own benefit or in connection with its own corporate proceedings. BANC ONE will pay the expenses of reproducing the Proxy Statement. 1ST*BANK shall be responsible for its legal and accounting fees associated with the Proxy Statement including the expenses associated with 1ST*BANK's provision, if necessary, of certain 1ST*BANK financial statements and related documents as more specifically described in Section 10(h).

    (f) All information furnished by one party to another party in connection with this Merger Agreement (whether before or after the date of this Merger Agreement) and the transactions contemplated hereby will be kept confidential by such other party (although it may be shared, under a corresponding nondisclosure obligation with officers, directors and others necessary for such party to effect the transactions contemplated hereby) and will be used only in connection with this Merger Agreement and the transactions contemplated hereby, except to the extent that such information (i) is already known to such other party when received, (ii) thereafter becomes lawfully obtainable from other sources, otherwise than in violation of this paragraph or similar duties or provisions regarding confidentiality, or (iii) is, in the reasonable opinion of legal counsel for BANC ONE, required to be disclosed in any document filed with the SEC, the Board, the Texas Commissioner, the Comptroller or any other governmental agency or authority. The provisions of this Merger Agreement shall be in addition to the provisions of the Confidentiality Agreement dated October 27, 1993 between 1ST*BANK and BOTNA (the "Confidentiality Agreement") and shall not be deemed to supersede nor to terminate said Confidentiality Agreement.

    (g) BANC ONE will provide 1ST*BANK with copies of all filings made by BANC ONE with the SEC under the Securities Exchange Act of 1934, as amended, (the "1934 Act") and the 1933 Act and the respective rules and regulations of the SEC thereunder and with the NYSE with respect to the BANC ONE Common to be issued at the Effective Time pursuant hereto at the time such filings are made at any time from the date of this Merger Agreement and prior to the Effective Time.

    (h) BANC ONE, BANC ONE TEXAS and BOTNA will furnish to 1ST*BANK all information concerning BANC ONE, BANC ONE TEXAS and BOTNA reasonably required by 1ST*BANK in connection with the preparation of its proxy solicitation materials for use in soliciting proxies in connection with the meeting of 1ST*BANK's shareholders called for the purpose of voting on the Merger and will promptly advise 1ST*BANK if BANC ONE, BANC ONE TEXAS and/or BOTNA determines that any of such information is or becomes false or misleading in any material respect. 1ST*BANK will furnish to BANC ONE all information concerning 1ST*BANK reasonably required by BANC ONE in connection with BANC ONE's preparation of registration statements (including the related prospectus) and any required amendments or supplements thereto, or in connection with other filings by BANC ONE relating to the registration of its shares and/or preparation of proxy statements to shareholders and will promptly advise BANC ONE if 1ST*BANK determines that any such information is or becomes false or misleading in any material respect. 1ST*BANK shall provide BANC ONE with such financial statements, management discussion and analysis and other similar documents as BANC ONE reasonably deems necessary to be included in the registration statement, which financial statements shall be audited and certified by Fisk & Robinson, P.C. or another accounting firm acceptable to BANC ONE and deemed by BANC ONE to be knowledgeable with respect to the preparation of financial statements to be included in registration statements filed with the SEC.

    (i) No press release or other public disclosure of matters related to this Merger Agreement or any of the transactions contemplated hereby shall be made by 1ST*BANK or BANC ONE and its affiliates unless the other party shall have provided its prior consent to the form and substance thereof; provided, however, that nothing herein shall be deemed to prohibit any party hereto from making any disclosure which its counsel deems necessary or advisable in order to fulfill such party's disclosure obligations imposed by law.

    (j) Prior to the Effective Time, BANC ONE TEXAS will vote all the shares of BOTNA to ratify and confirm the proposal to merge 1ST*BANK with and into BOTNA at a meeting of the shareholders of BOTNA held for such purpose or by means of a unanimous written consent of BOTNA shareholders adopted in lieu of a meeting to ratify and confirm the Merger Agreement.

    (k) For not less than the two-year period immediately following the Effective Time, BANC ONE shall make available adequate current public information about itself as that terminology is used in and as required by Rule 144(c) of the SEC under the 1933 Act.

    (l) Each of BANC ONE, BANC ONE TEXAS, BOTNA and 1ST*BANK will use its reasonable best efforts to cause the Merger to qualify for pooling-of-interests accounting treatment.

    (m) 1ST*BANK will use its reasonable best efforts to cause each person who, in the joint opinion of counsel for BANC ONE and 1ST*BANK, is at the Effective Time or was, at the time of 1ST*BANK's shareholders' meeting referred to in Section 10 hereof, an "affiliate" of 1ST*BANK (as that term is used in Rules 144 and 145 promulgated by the SEC under the 1933 Act), to execute and deliver to BANC ONE the written undertakings in the form attached hereto as EXHIBIT B.

    (n) BANC ONE and 1ST*BANK shall each provide the other with adequate opportunity to conduct such reviews and examinations of the business, properties and conditions (financial and otherwise) of the other as BANC ONE and 1ST*BANK, respectively, shall deem prudent, provided that such investigations shall not interfere unreasonably with the normal operations of the party being reviewed.

11. DISSENTING SHAREHOLDERS. Any shareholder of 1ST*BANK who has voted against the Merger at the meeting of shareholders of 1ST*BANK called to vote on the Merger or has given notice in writing at or prior to such meeting to the presiding officer that he dissents from the Merger shall be entitled to receive the value of his shares subject to and in accordance with the provisions of said 12 U.S.C. Section215a, and notwithstanding anything in Section 7 to the contrary, his shares shall not be exchanged for BANC ONE Common, but shall evidence his rights to receive the value thereof pursuant to said 12 U.S.C. Section 215a.

    Immediately prior to the Effective Time, BANC ONE and 1ST*BANK shall determine, with the assistance of legal counsel, the maximum aggregate number of shares of 1ST*BANK Common held by 1ST*BANK shareholders for which the holder thereof, potentially, may have the right to be paid the value thereof in cash pursuant to 12 USC Section 215a. Such aggregate number of shares shall be based upon the number of shares of 1ST*BANK Common voted against the Merger together with the number of shares owned by a shareholder who has given 1ST*BANK written notice of such holder's dissent from the plan of merger prior to 1ST*BANK's meeting of shareholders held to consider the Merger proposal. Such aggregate number of shares shall be multiplied by the larger of the market value or book value of one share of 1ST*BANK Common immediately prior to the Effective Time. Such amount together with an additional sum of $10,000 shall, immediately prior to the Effective Time, be paid by 1ST*BANK from its assets to Bank One, Indianapolis, N.A., as Escrow Agent pursuant to the terms of the Escrow Agreement annexed hereto as Exhibit C. An Escrow Agreement in the form of Exhibit C will be executed prior to the Effective Time by 1ST*BANK, BOTNA and Bank One, Indianapolis, N.A. as the Escrow Agent. In the event that immediately prior to the Merger no holders of 1ST*BANK Common have positioned themselves as potential dissenting shareholders who may effectively demand the value of their shares of 1ST*BANK Common in cash, 1ST*BANK shall not be required to pay any amount to the Escrow Agent and the Escrow Agreement will not be executed. Under no circumstances will the total amount paid into the escrow account by 1ST*BANK exceed one percent (1%) of 1ST*BANK's net assets. Under no circumstances will any assets of BANC ONE, BANC ONE TEXAS or BOTNA be paid into the escrow account or be used to pay 1ST*BANK shareholders who dissent to the Merger.

12. TAX OPINION. BANC ONE and 1ST*BANK shall use their respective reasonable best efforts to obtain from Coopers & Lybrand a written opinion addressed to, among others, 1ST*BANK, its shareholders and BANC ONE, that based upon the Internal Revenue Code and regulations thereunder and rulings issued by the Internal Revenue Service in transactions similar to those contemplated by this Merger Agreement:

    (a) For Federal income tax purposes, the transaction is viewed as an acquisition by BANC ONE TEXAS of substantially all of the assets of 1ST*BANK solely in exchange for BANC ONE Common and the assumption of all of the liabilities of 1ST*BANK by BANC ONE TEXAS followed by the transfer of the assets of 1ST*BANK to BOTNA and the assumption by BOTNA of the liabilities of 1ST*BANK.

    (b) The acquisition by BANC ONE TEXAS of substantially all of the assets of 1ST*BANK in exchange solely for shares of BANC ONE Common and the assumption by BANC ONE TEXAS of 1ST*BANK's liabilities will constitute a reorganization within the meaning of Section 368(a)(1)(A) and (a)(2)(D) of the Internal Revenue Code. Pursuant to Section 368(a)(2)(C), the acquisition by BANC ONE TEXAS of substantially all of the assets of 1ST*BANK will not be disqualified under Section 368(a)(2)(D) by reason of the fact that the assets of 1ST*BANK that were acquired by BANC ONE TEXAS are transferred to BOTNA.

    (c) No gain or loss will be recognized by BANC ONE, BANC ONE TEXAS, BOTNA or 1ST*BANK as a consequence of the transactions herein contemplated;

    (d) No gain or loss will be recognized to the shareholders of 1ST*BANK on the exchange of their shares of 1ST*BANK Common (including shares of 1ST*BANK Common received by any such shareholders immediately prior to the Effective Time by reason of the conversion of 1ST*BANK Debentures into shares of 1ST*BANK Common) solely for shares of BANC ONE Common (disregarding for this purpose any cash received for fractional share interests to which they may be entitled);

    (e) The Federal income tax basis of the BANC ONE Common (including fractional share interests to which they may be entitled) received by the shareholders of 1ST*BANK (including shares of BANC ONE Common exchanged for 1ST*BANK Common which were received by any such shareholders immediately prior to the Effective Time by reason of the conversion of 1ST*BANK Debentures into shares of 1ST*BANK Common) will be the same as the Federal income tax basis of the 1ST*BANK Common surrendered in exchange therefor; and

    (f) The holding period of the BANC ONE Common received by a shareholder of 1ST*BANK will include the period for which the 1ST*BANK Common exchanged therefor was held (including shares of 1ST*BANK Common which were received by any such shareholders immediately prior to the Effective Time by reason of the conversion of 1ST*BANK Debentures into shares of 1ST*BANK Common), provided the exchanged 1ST*BANK Common was held as a capital asset by such shareholder on the date of the exchange.

13. REPRESENTATIONS AND WARRANTIES OF BANC ONE. BANC ONE represents and warrants to 1ST*BANK that, except as set forth in BANC ONE's disclosure letter to 1ST*BANK dated July 27, 1994 and delivered to 1ST*BANK not later than the time of 1ST*BANK's execution of this Merger Agreement (the "BANC ONE Disclosure Letter"), and except as otherwise indicated below:

    (a) BANC ONE is a corporation duly organized and validly existing in good standing under the laws of the State of Ohio, is a registered bank holding company under the Bank Holding Company Act of 1956, as amended, and is qualified to do business and is in good standing in the State of Ohio, together with all other jurisdictions where it is both required to so qualify and where the failure to so qualify would have a material adverse effect on the business, operations, financial condition or results of operations of BANC ONE and its subsidiaries, taken as a whole, or on the ability of BANC ONE to consummate the transactions contemplated hereby (a "BANC ONE Material Adverse Effect"), and BANC ONE has full power and authority (including all licenses, franchises, permits and other governmental authorizations which are legally required) to engage in the businesses and activities now conducted by it and its subsidiaries. BANC ONE is not subject to any formal or informal agreement or understanding with, nor is it subject to any order of, any bank regulatory authority restricting or prohibiting or attempting to restrict or prohibit any activities or conduct of BANC ONE. As of March 31, 1994, the authorized capital stock of BANC ONE consisted of (i) 600,000,000 shares of common stock without par value, of which a total of 381,835,796 shares were issued and 250,000 of which were shares held by BANC ONE as treasury stock and (ii) 35,000,000 shares of preferred stock without par value, of which 4,998,000 shares were issued and outstanding as Series C $3.50 Cumulative Convertible Preferred
         Stock. All of the issued and outstanding shares of BANC ONE's capital stock are duly authorized, validly issued, fully paid, nonassessable and subject to no pre-emptive rights. Subject only to obtaining the required regulatory and shareholder approvals, BANC ONE is, and at all times after the date of this Merger Agreement to and including the Effective Time will be, authorized to effect the Merger under applicable law.

    (b) BANC ONE has furnished to 1ST*BANK copies of the following financial statements relating to BANC ONE and its consolidated subsidiaries:
         (i) the audited Consolidated Balance Sheets of BANC ONE as of
         December 31, 1993 and 1992 and the Consolidated Statements of Income, Shareholders' Equity and Cash Flows for the years then ended, together with the notes thereto, as audited by Coopers & Lybrand, independent auditors together with the notes thereto; and (ii) the unaudited Consolidated Balance Sheet of BANC ONE as at March 31, 1994 and the unaudited Consolidated Statements of Income and Shareholders' Equity for the quarterly period then ended, together with the notes thereto. Each of the aforementioned financial statements present fairly, in accordance with generally accepted accounting principles (applied on a consistent basis except as disclosed in the footnotes thereto), the consolidated financial position and results of operations of BANC ONE as of the dates and for the periods therein set forth. Such financial statements do not, as of the dates thereof, include any material asset or omit any material liability, absolute or contingent, or other fact, the inclusion or omission of which renders such financial statements, in light of the circumstances under which they were made, misleading in any material respect. Since March 31, 1994, there has not been any change in the financial condition, results of operations or business of BANC ONE and its subsidiaries that has had a BANC ONE Material Adverse Effect. Since March 31, 1994, BANC ONE has issued approximately 1,799,000 additional shares of BANC ONE Common.

    (c) The Board of Directors of BANC ONE has duly authorized the execution and delivery of this Merger Agreement and approved the Merger as contemplated by said Merger Agreement. No authorization of this Merger Agreement or of the transactions hereby contemplated is required by the shareholders of BANC ONE. BANC ONE has all requisite power and authority to enter into this Merger Agreement and, after BANC ONE TEXAS' vote of the shares of BOTNA in favor of the Merger as contemplated by Section 10(j), BANC ONE will have the authority to consummate the transactions contemplated hereby. This Merger Agreement constitutes the valid and legally binding and enforceable obligation of BANC ONE and this Merger Agreement and the consummation of the Merger have been duly authorized and approved on behalf of BANC ONE by all requisite corporate action. Provided the required approvals are obtained from the Comptroller and, to the extent necessary, the Texas Commissioner and/or the Board, neither the execution and delivery of this Merger Agreement nor the consummation of the Merger will conflict with, result in the breach of, constitute a default under or accelerate the performance provided by the terms of any law, or any rule or regulation of any governmental agency or authority or any judgment, order or decree of any court, bank regulatory agency or other governmental agency to which BANC ONE is subject, any contract, agreement or instrument to which BANC ONE is a party or by which BANC ONE is bound or committed, or the Articles of Incorporation or Regulations of BANC ONE, or constitute an event which with the lapse of time or action by a third party, could, to the best of BANC ONE's knowledge, result in the default under any of the foregoing or result in the creation of any lien, charge or encumbrance upon any of the assets or properties of BANC ONE or upon any of the stock of BANC ONE or adversely affect the ability of BANC ONE to consummate the transactions contemplated hereby, except, in the case of contracts, agreements or instruments, such defaults, conflicts or breaches which either (i) will be cured or waived prior to the Effective Time or (ii) if not so cured or waived would not, in the aggregate, have any BANC ONE Material Adverse Effect.

    (d) The reserve for possible loan and lease losses shown on the March 31, 1994 Consolidated Balance Sheet of BANC ONE and its subsidiaries is adequate in all material respects under the requirements of generally accepted accounting principles to provide for possible losses, net of recoveries relating to loans previously charged off, on loans outstanding (including, without limitation, accrued interest receivable) as of March 31, 1994.

    (e)  Except as disclosed in the financial statements referred to in
         Section 13(b), there is no litigation, action, suit, investigation or proceeding pending or, to the best of the knowledge after due inquiry of BANC ONE and its executive officers, overtly threatened, against or affecting BANC ONE or its subsidiaries or involving any of their respective properties or assets, at law or in equity, before any federal, state, municipal, local or other governmental authority, which is reasonably likely to be resolved adversely to the interest of BANC ONE or its subsidiaries and, if so resolved, would have a BANC ONE Material Adverse Effect or materially impair its ability, or that of BANC ONE TEXAS, to perform under this Merger Agreement, and to the best of the knowledge and belief after due inquiry of BANC ONE and its executive officers, no one has reasonable or valid grounds on which it reasonably can be expected that anyone will assert or initiate any such litigation, action, suit, investigation or proceeding against BANC ONE based upon the wrongful action or inaction of BANC ONE or its subsidiaries or any of their respective officers, directors or employees.

    (f) At the Effective Time and on such subsequent dates when the former shareholders of 1ST*BANK surrender their 1ST*BANK share certificates for cancellation, the shares of BANC ONE Common to be exchanged with former shareholders of 1ST*BANK will have been duly authorized and validly issued by BANC ONE and will be fully paid and nonassessable and subject to no pre-emptive rights and will be duly approved for listing on the NYSE upon notice of issuance.

    (g) BANC ONE and each of its subsidiaries have good and marketable title to all their respective assets and properties, whether real or personal, tangible or intangible, including without limitation the capital stock of its subsidiaries and all other assets and properties reflected in BANC ONE's Balance Sheet as of March 31, 1994 or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of for fair value in the ordinary course of business since March 31, 1994). Such assets and properties are subject to no liens, mortgages, security interests, encumbrances, pledges or charges of any kind, except (i) as noted in said Balance Sheet or the notes thereto; (ii) statutory liens for taxes not yet delinquent; (iii) landlord's liens; and (iv) minor defects and irregularities in title and encumbrances which do not materially impair the use thereof for the purposes for which they are held; and such liens, mortgages, security interests, encumbrances and charges do not, in the aggregate, have a BANC ONE Material Adverse Effect. BANC ONE and its subsidiaries as lessees have the unqualified right under valid and subsisting leases to occupy, use, possess and control all property leased by BANC ONE and its subsidiaries.

    (h) To the best of the knowledge after due inquiry of BANC ONE and its executive officers, BANC ONE and its subsidiaries have complied with all laws, regulations and orders applicable to them and to the conduct of their businesses, including without limitation, all statutes, rules and regulations pertaining to the conduct of banking activities except for violations which together with any penalty which results therefrom has not had and will not have a BANC ONE Material Adverse Effect. Neither BANC ONE nor any of its subsidiaries is in default under, and no event has occurred which, to the best of BANC ONE's knowledge, after due inquiry, is likely to result in the default under the terms of any judgment, decree, order, writ, rule or regulation of any governmental authority or court, whether federal, state or local and whether at law or in equity, in each case where the default has had or is likely to have a BANC ONE Material Adverse Effect.

    (i) BANC ONE has not incurred and will not incur directly or indirectly any liability for brokerage, finders', agents' or investment bankers' fees or commissions in connection with this Merger Agreement or the transactions contemplated hereby.

    (j) Each pension, stock bonus or purchase, profit-sharing, retirement, health and welfare plan maintained by or covering employees of BANC ONE or any subsidiary of BANC ONE other than a multiemployer plan
         (for purposes of this paragraph hereinafter referred to collectively as the "Plans") which purports to be a qualified plan under Section 401(a) of the Code is so qualified. All of the Plans which constitute employee pension benefit or employee welfare benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), have been maintained in compliance in all material respects with the applicable requirements of ERISA. All material notices, reports and other filings required under applicable law to be given or made to or with any governmental agency with respect to the Plans have been timely filed or delivered. BANC ONE has no knowledge of any circumstances which would adversely affect the qualification of the Plans or their compliance with the applicable requirements of ERISA, would result or have resulted in liability under Title IV of ERISA or of any "reportable event" (as such term is defined in Section 4043(b) of ERISA) or any "prohibited transaction" (as such term is defined in Section 406 of ERISA and Section 4975(c) of the Code) which has occurred since the date on which said sections became applicable to the Plans and which could reasonably be expected to result in any material liability of BANC ONE or any subsidiary to the Pension Benefit Guaranty Corporation (the "PBGC"), the Department of Treasury, the Department of Labor or any multiemployer plan. Those Plans which are defined benefit plans within the meaning of ERISA meet the minimum funding standards set forth in the Code and ERISA and the assets of such Plans equal or exceed the current value of accrued benefits under such Plans as of the most recent plan valuation date. There are no pending or threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations which have been asserted or instituted against the Plans, any fiduciaries thereof with respect to their duties to the Plans or the assets of any of the trusts under any of the Plans which could reasonably be expected to result in any material liability of BANC ONE or any subsidiary to the PBGC, Department of Treasury, Department of Labor or any multiemployer plan.

    (k) BANC ONE and/or its subsidiaries have duly filed all federal, state, county and local income, franchise, bank, excise, real and personal property and other tax returns and reports (including, but not limited to, those relating to social security, withholding, unemployment insurance, and occupation, sales and use taxes and those filed on a consolidated, combined or unitary basis) required to have been filed by BANC ONE or its subsidiaries up to the date hereof.
         All of the foregoing returns are true and correct in all material respects, and BANC ONE and its subsidiaries have paid or, prior to the Effective Time, will pay all taxes, interest and penalties shown on such returns or reports as being due or (except to the extent the same are contested in good faith and, if material, summarized in the BANC ONE Disclosure Letter) or claimed to be due to any federal, state, county, local or other taxing authority, and there is, and at the Effective Time will be, no basis for any additional claim or assessment which might materially and adversely affect BANC ONE and its subsidiaries, except for those being contested in good faith and summarized in the BANC ONE Disclosure Letter. BANC ONE and its subsidiaries have paid or made adequate provision in its financial statements or its books and records for all taxes payable in respect of all periods ending on or before the date hereof. BANC ONE and its subsidiaries have, or at the Effective Time will have, no liability for any taxes, interest or penalties of any nature whatsoever, except for those taxes which may have arisen up to the Effective Time in the ordinary course of business and are properly accrued on the books of BANC ONE as of the Effective Time or are being contested in good faith and have, if material, been summarized in the BANC ONE Disclosure Letter.

    (l) BANC ONE has in effect insurance coverage with reputable insurers, which in respect of amounts, premiums, types and risks insured, constitutes reasonably adequate coverage against all risks customarily insured against by bank holding companies comparable in size and operation to BANC ONE.

    (m) Neither the Proxy Statement nor the related registration statement nor any amendment or supplement thereto that is filed with the SEC in connection with the transactions contemplated hereby (except for any information which has been or shall be supplied by 1ST*BANK for inclusion in the Proxy Statement and registration statement and is so included as so supplied) shall contain (in the case of information relating to the Proxy Statement, at the time it is mailed and in the case of information relating to the registration statement at the time it becomes effective and at the time of 1ST*BANK's shareholders' meeting) any untrue statement of a material fact or shall omit to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading. The registration statement and any amendments or supplements thereto that are filed with the SEC in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of the 1933 Act and the rules and regulations promulgated thereunder. All documents that BANC ONE files with the NYSE in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable law.

    (n) No employee of BANC ONE or any of its subsidiaries is represented, for purposes of collective bargaining, by a labor organization of any type. BANC ONE is unaware of any efforts during the past five years to unionize or organize any employees of BANC ONE or any of its subsidiaries, and no claim related to such employees under the Fair Labor Standards Act, National Labor Relations Act, Civil Rights Act of 1964, Walsh-Healy Act, Davis Bacon Act, Civil Rights Act of 1866, Age Discrimination in Employment Act, Equal Pay Act of 1963, Executive Order No. 11246, Federal Unemployment Tax Act, Vietnam Era Veterans Readjustment Act, Occupational Safety and Health Act, or any state or local employment related law, order, ordinance or regulation, no unfair labor practice, discrimination or wage-and-hour claim is pending or, to the best of BANC ONE's knowledge, threatened against BANC ONE or any of its subsidiaries which claim has had or is reasonably likely to have a BANC ONE Material Adverse Effect.

    (o)  To the actual knowledge of BANC ONE and its executive officers:
         (i) with respect to any contaminant, pollutant, hazardous substance, hazardous waste, hazardous pollutant, toxic pollutant, toxic waste or toxic substance ("Contaminant"), there are no material actions, proceedings or investigations pending or threatened before any federal or state environmental regulatory body, or before any federal or state court, alleging non-compliance with or liability in connection with, by BANC ONE or any of its subsidiaries, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section Section 9601 et seq. ("CERCLA"), the Resource Conservation and Recovery Act, 42 U.S.C. Section Section 6901 et seq. ("RCRA"), the Clean Water Act, 33 U.S.C. Section Section 1251 et seq. ("CWA"), or the Clean Air Act, 42 U.S.C. Section Section 7401 et seq. ("CAA"), as each is amended from time to time, or any other federal, state, local or municipal statute, ordinance or regulation, or order, ruling or other decision of any court, administrative agency or other governmental authority relating to health or safety or environmental protection (such statutes, ordinances, regulations, orders, rulings and decisions, together, "Environmental Laws"); (ii) there is no reasonable basis for the institution of any material action, proceeding or investigation against BANC ONE or any of its subsidiaries under any Environmental Law; (iii) neither BANC ONE nor any of its subsidiaries is responsible in any material respect under any Environmental Law for any release by any person at or in the vicinity of real property of any Contaminant, caused by the spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing of any such hazardous substance into the environment (collectively "Release"); (iv) neither BANC ONE nor any of its subsidiaries is responsible for any material costs of any response action required by virtue of any Release of any Contaminant into the environment including, without limitation, costs arising from investigation, removal or remediation of Contaminants, security fencing, alternative water supplies, temporary evacuation and housing and other emergency assistance undertaken by any environmental regulatory body or any other person; (v) BANC ONE and its subsidiaries are, in all material respects, in compliance with all applicable Environmental Laws; and (vi) no real property owned or used by BANC ONE or any of its subsidiaries contains any Contaminant including, without limitation, any asbestos, PCBs or petroleum products or byproducts in any form, the presence, location or condition of which
         (a) could require remediation or other corrective action pursuant to any Environmental Law in any material respect, or (b) otherwise would pose any significant health or safety risk unless remedial measures were taken.

    (p) BANC ONE and/or its subsidiaries (i) have surveyed the facilities where BANC ONE and its subsidiaries conduct their businesses including, without limitation, automatic teller machines (collectively, the "BANC ONE Facilities") for compliance with the Americans with Disabilities Act and the regulations issued thereunder (collectively, "ADA"); (ii) have developed action plans to remove architectural barriers including communication barriers that are structural in nature from existing BANC ONE Facilities (collectively, the "BANC ONE Barriers") when such removal is "readily achievable," as that term is defined in ADA; (iii) have finalized action plans for automatic teller machines ("ATMs") in conformance with the Joint
         Final Rule of the Architectural and Transportation Barriers
         Compliance Board ("ATBCB") and the Department of Transportation, effective August 16, 1993; (iv) have developed or will develop schedules for BANC ONE Barrier removal from BANC ONE
         Facilities in such action plans so that BANC ONE Barrier removal was complete on January 26, 1992 or will be completed as soon as practicable thereafter; and (v) have removed all BANC ONE Barriers in BANC ONE Facilities or will cause all BANC ONE Barriers to be removed in accordance with such action plans. All "alterations" (as such term is defined in ADA) to BANC ONE Facilities undertaken after January 26, 1992 comply with ADA and the ATBCB Accessibility Guidelines for Buildings and Facilities ("ADAAG"). Effective January 26, 1992, all plans and designs for new construction to be utilized by BANC ONE and its subsidiaries comply with ADA and ADAAG. To the best of BANC ONE's knowledge, after due inquiry, no material investigations, proceedings, or complaints, formal or informal, are pending or threatened against BANC ONE and/or its subsidiaries in connection with BANC ONE Facilities under ADA, ADAAG, or any other state or federal law concerning accessibility for individuals with disabilities.

    (q) The statements made and the information included in the BANC ONE Disclosure Letter and any attachments thereto shall be deemed to constitute representations and warranties of BANC ONE under this Merger Agreement to the same extent as if herein set forth in full. Anything disclosed in the BANC ONE Disclosure Letter or the attachments thereto shall be considered to have been disclosed for purposes of all representations, warranties and covenants under this Merger Agreement.

14. REPRESENTATIONS AND WARRANTIES OF BANC ONE TEXAS. BANC ONE TEXAS represents and warrants to 1ST*BANK that, except as set forth in the BANC ONE Disclosure Letter or as otherwise indicated below:

    (a) BANC ONE TEXAS is a corporation duly organized and validly existing in good standing under the laws of the State of Ohio, is a registered bank holding company under the Bank Holding Company Act of 1956, as amended, and is qualified to do business and is in good standing in the State of Ohio together with all other jurisdictions where it is both required to so qualify and the failure to so qualify would have materially adverse effect on the business, operations, financial condition or results of operations of BANC ONE TEXAS and its subsidiaries, taken as a whole, or on the ability of BANC ONE TEXAS to consummate the transactions contemplated hereby, and BANC ONE TEXAS has full power and authority (including all licenses, franchises, permits and other governmental authorizations which are legally required) to engage in the businesses and activities now conducted by it. BANC ONE TEXAS owns all of the issued and outstanding shares of BOTNA Common.

    (b) The Board of Directors of BANC ONE TEXAS has authorized execution of this Merger Agreement and approved the acquisition of 1ST*BANK as contemplated by said Merger Agreement. No authorization of this Merger Agreement or of the transactions hereby contemplated is required by the shareholders of BANC ONE TEXAS. BANC ONE TEXAS has all requisite power and authority to enter into this Merger Agreement and, after the vote by BANC ONE TEXAS of its shares of BOTNA in favor of the Merger as contemplated by Section 10(j), BANC ONE TEXAS will have the authority to consummate the transactions contemplated hereby. This Merger Agreement constitutes the valid and legally binding obligation of BANC ONE TEXAS and this Merger Agreement and the consummation hereof have been duly authorized and approved on behalf of BANC ONE TEXAS by all requisite corporate action. Provided the required approvals are obtained from the Comptroller and, to the extent necessary, the Texas Commissioner and/or the Board, neither the execution and delivery of this Merger Agreement nor the consummation of the Merger will conflict with, result in the breach of, constitute a default under or accelerate the performance provided by the terms of any law, or any rule or regulation of any governmental agency or authority or any judgment, order or decree of any court or other governmental agency to which BANC ONE TEXAS may be subject, any contract, agreement or instrument to which BANC ONE
         TEXAS is a party or by which BANC ONE TEXAS is bound or committed, or the Articles of Incorporation or Code of Regulations of BANC ONE TEXAS, or constitute an event which with the lapse of time or action by a third party, could, to the best of BANC ONE TEXAS's knowledge, result in the default under any of the foregoing or result in the creation of any lien, charge or encumbrance upon any of the assets or properties of BANC ONE TEXAS or adversely affect the ability of BANC ONE to consummate the transactions contemplated hereby.

15. REPRESENTATIONS AND WARRANTIES OF BOTNA. BOTNA represents and warrants to 1ST*BANK that, except as set forth in the BANC ONE Disclosure Letter or as otherwise indicated below:

    (a) BOTNA is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America. BOTNA has heretofore delivered to 1ST*BANK true, accurate and complete copies of the currently effective Articles of Association and Bylaws of BOTNA, including all amendments thereto. BOTNA (i) is duly authorized to conduct a general banking business, subject to the supervision of the OCC as provided in the national banking laws, (ii) is a member of the Federal Reserve system and a stockholder of the Federal Reserve Bank of Dallas, (iii) is an insured bank as defined in the Federal Deposit Insurance Act, and
         (iv) has full power and authority (including all licenses, franchises, permits and other governmental authorizations which are legally required) to engage in the business and activities now conducted by BOTNA. As of March 31, 1994, BOTNA had 12,000,000 shares of authorized capital stock consisting solely of common stock with par value of $35.00 per share ("BOTNA Common"), 6,400,000 of which were issued and outstanding. As of March 31, 1994, BOTNA had surplus of $778,762,000, undivided profits including net unrealized gains (losses) on investment securities classified as held for sale of $429,213,000, and total resources of $1,431,975,000. All of the capital stock of BOTNA has been duly and validly authorized and issued by BOTNA. All of said issued shares are fully paid and nonassessable (except to the extent provided in Section 5205 of the Revised Statutes of the United States) and are not issued in violation of the preemptive rights of any shareholder. There are no outstanding options, warrants or commitments of any kind relating to BOTNA's capital stock.

    (b) There is no litigation, action, suit, investigation or proceeding pending or, to the best of the knowledge, after due inquiry, of BOTNA or its executive officers, overtly threatened, against or affecting BOTNA or involving any of its properties or assets, at law or in equity or before any federal, state, municipal, local or other governmental authority or any court, involving a material amount which, if resolved adversely to the interest of BOTNA, would materially affect the operations of BOTNA and/or its ability to perform under this Merger Agreement, and no one has asserted and, to the best of the knowledge and belief of BOTNA and its executive officers, after due inquiry, no one has reasonable or valid grounds on which it reasonably can be expected that anyone will assert any such claims against BOTNA based upon the wrongful action or inaction of BOTNA or any of its officers, directors or employees.

    (c) The Board of Directors of BOTNA has duly authorized execution and delivery of this Merger Agreement and approved the Merger as contemplated by the Merger Agreement and will recommend it to its shareholder for adoption. Subject to ratification and confirmation of the Merger Agreement by the shareholders of BOTNA, this Merger Agreement constitutes the valid, legally binding and enforceable obligation of BOTNA and BOTNA has all requisite power and authority to enter into this Merger Agreement and BOTNA has the authority to consummate the transactions contemplated hereby so that, provided all required corporate and regulatory approvals are obtained, neither the execution and delivery of this Merger Agreement nor the consummation of the Merger will conflict with, result in the breach of, constitute a default under or accelerate the performance provided by the terms of any law, or any rule or regulation of any governmental agency or authority or any judgment, order or decree of any court, bank regulatory agency or other governmental agency to which BOTNA may be subject, any contract, agreement or instrument to which BOTNA is a party or by which BOTNA is bound or committed, or the Articles of Association or By-Laws of BOTNA, or constitute an event which with the lapse of time or action by a third party, could, to the best of BOTNA's knowledge after due inquiry, result in the default under any of the foregoing.

16. REPRESENTATIONS AND WARRANTIES OF 1ST*BANK. 1ST*BANK represents and warrants to BANC ONE and BOTNA that, except as set forth in 1ST*BANK's disclosure letter to BANC ONE dated July __, 1994 and delivered to BANC ONE not later than the time of BANC ONE's execution of this Merger Agreement (the "1ST*BANK Disclosure Letter") and except as otherwise indicated below:

    (a) 1ST*BANK is a banking corporation duly organized, validly existing and in good standing under the laws of the State of Texas and is qualified to do business and is in good standing in all jurisdictions where it is both required to so qualify and where the failure to so qualify would have a material adverse effect on the business, operations, financial condition or results of operations of 1ST*BANK or on the ability of 1ST*BANK to consummate the transactions contemplated hereby (a "1ST*BANK Material Adverse Effect") and 1ST*BANK has full corporate power and authority (including all licenses, franchises, permits and other governmental authorizations which are legally required) to engage in the businesses and activities now conducted by it and the Subsidiaries. 1ST*BANK has heretofore delivered to BANC ONE true, accurate and complete copies of the currently effective Articles of Association and Bylaws of 1ST*BANK, including all amendments thereto. 1ST*BANK (i) is duly authorized to conduct a general banking business, subject to the supervision of the Texas Commissioner and the FDIC as provided in applicable Texas and national banking laws, (ii) is not a member of the Federal Reserve system, (iii) is an insured bank as defined in the Federal Deposit Insurance Act, and (iv) has full power and authority (including all licenses, franchises, permits and other governmental authorizations which are legally required) to engage in the business and activities now conducted by it. 1ST*BANK is not subject to any formal or informal agreement or understanding with, nor is it subject to any order of, any bank regulatory authority restricting or prohibiting or attempting to restrict or prohibit any activities or conduct of 1ST*BANK. As of March 31, 1994, 1ST*BANK had 1,304,167 shares of authorized capital stock consisting solely of 1,304,167 shares of common stock with par value of $2.00 per share

         ("1ST*BANK Common"), all of which shares were issued and outstanding and none of which were shares of treasury stock owned by 1ST*BANK. As of March 31, 1994, 1ST*BANK had surplus of $3,654,166, undivided profits including net unrealized gains (losses) on investment securities classified as held for sale of $1,227,207, and total resources of $7,489,709. All of the capital stock of 1ST*BANK has been duly and validly authorized and issued by 1ST*BANK. All of said issued shares are fully paid and nonassessable and are not issued in violation of the preemptive rights of any shareholder. There are no outstanding options, warrants, debentures, or commitments of any kind relating to 1ST*BANK's capital stock except for the 1ST BANK Debentures which are convertible into not more than 166,666 shares of 1ST*BANK Common.

    (b) 1ST*BANK has furnished to BANC ONE copies of the following financial statements relating to 1ST*BANK: (i) the audited Balance Sheet of 1ST*BANK as of December 31, 1993 and 1992, and the Statements of Income, Stockholders' Equity and Cash Flows for the years then ended, together with the notes thereto, as audited by Fisk & Robinson P.C., Certified Public Accountants; (ii) the unaudited Balance Sheet of 1ST*BANK as of March 31, 1994 and the unaudited Statement of Income for the period then ended, together with the notes thereto (iii) the financial statements contained in 1ST*BANK's Consolidated Reports of Condition and Consolidated Reports of Income, Expenses and Dividends ("Call Reports") at December 31, for the years 1993 and 1992 as furnished to the FDIC, and (iv) the financial statements contained in 1ST*BANK's Call Report for the quarter ended March 31, 1994 as furnished to the FDIC. Each of the aforementioned financial statements presents fairly, in accordance with generally accepted accounting principles (applied on a consistent basis except as disclosed in the footnotes thereto), the financial position and results of operations of 1ST*BANK as of the dates and for the periods therein set forth. Such financial statements do not, as of the dates thereof, include any material asset or omit any material liability, absolute or contingent, or other fact, the inclusion or omission of which renders such financial statements, in light of the circumstances under which they were made, misleading in any material respect. Since March 31, 1994, there has not been any change in the financial condition, results of operations or business of 1ST*BANK that has had an 1ST*BANK Material Adverse Effect.

    (c) The Board of Directors of 1ST*BANK has duly authorized execution and delivery of this Merger Agreement and approved the Merger as contemplated by the Merger Agreement and recommended it to its shareholders for adoption. 1ST*BANK has all requisite corporate power and authority to enter into this Merger Agreement,and upon ratification and confirmation of the Merger Agreement by the shareholders of 1ST*BANK, 1ST*BANK will have the corporate authority to consummate the transactions contemplated hereby. This Merger Agreement constitutes the valid, legally binding and enforceable obligation of 1ST*BANK, and this Merger Agreement and the consummation of the Merger, upon the approval of the 1ST*BANK shareholders, will have been duly authorized and approved on behalf of 1ST*BANK by all requisite corporate action. Provided the required approvals are also obtained from the Comptroller and, to the extent necessary, the Texas Commissioner and/or the Board, neither the execution and delivery of this Merger Agreement nor the consummation of the Merger will conflict with, result in the breach of, constitute a default under or accelerate the performance provided by the terms of any law, or any rule or regulation of any governmental agency or authority or any judgment, order or decree of any court, bank regulatory agency or other governmental agency to which 1ST*BANK may be subject, any contract, agreement or instrument to which 1ST*BANK is a party or by which 1ST*BANK is bound or committed, or the Articles of Association or By-Laws of 1ST*BANK, or constitute an event which with the lapse of time or action by a third party, could, to the best of 1ST*BANK's knowledge after due inquiry, result in the default under any of the foregoing or result in the creation of any lien, charge or encumbrance upon any of the assets or properties of 1ST*BANK or upon any of 1ST*BANK's capital stock; except, (i) in the case of contracts, agreements or instruments, such defaults, conflicts or breaches which will be cured or waived prior to the Effective Time or (ii) as would not, in the aggregate, have a 1ST*BANK Material Adverse Effect.

    (d) The reserve for possible loan and lease losses shown on the March 31, 1994 Call Report and Balance Sheet of 1ST*BANK is adequate in all material respects under the requirements of regulatory accounting principles to provide for possible losses, net of recoveries relating to loans previously charged off, on loans outstanding (including, without limitation, accrued interest receivable) as of March 31, 1994.

    (e)  Except as disclosed in the financial statements referenced to in
         Section 15(b) or in the 1ST*BANK Litigation Schedule (the "1ST*BANK Litigation Schedule") attached to the 1ST*BANK Disclosure Letter, there is no litigation, action, suit, investigation or proceeding pending or, to the best of the knowledge after due inquiry of 1ST*BANK and its executive officers, overtly threatened, against or affecting 1ST*BANK or involving any of its properties or assets, at law or in equity, before any federal, state, municipal, local or other governmental authority which is reasonably likely to be resolved adversely to the interest of 1ST*BANK and, if so resolved, would have a 1ST*BANK Material Adverse Effect, and to the best of the knowledge and belief after due inquiry of 1ST*BANK and its executive officers, no one has reasonable or valid grounds on which it reasonably can be expected that anyone will assert or initiate any such litigation, action, suit, investigation or proceeding against 1ST*BANK based upon the wrongful action or inaction of 1ST*BANK or any of its officers, directors or employees.

    (f) 1ST*BANK has good and marketable title to all assets and properties, whether real or personal, tangible or intangible, reflected in 1ST*BANK's Call Report and Balance Sheet as of March 31, 1994 or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of for fair value in the ordinary course of business since March 31, 1994). Such assets and properties are subject to no liens, mortgages, security interests, encumbrances, pledges or charges of any kind, except (i) as reflected in said Call Report and Balance Sheet or the notes thereto; (ii) statutory liens for taxes not yet delinquent; (iii) landlord's liens; (iv) minor defects and irregularities in title and encumbrances which do not materially impair the use thereof for the purposes for which they are held; and such liens, mortgages, security interests, encumbrances and charges do not, in the aggregate, have a 1ST*BANK Material Adverse Effect. 1ST*BANK as lessee has the right under valid and subsisting leases to occupy, use, possess and control all property leased by 1ST*BANK. At the Effective Time all limitations affecting such properties will not, in the aggregate, have a 1ST*BANK Material Adverse Effect. To the best of 1ST*BANK's knowledge, after due inquiry, all significant buildings, structures, fixtures and appurtenances comprising part of the real properties of 1ST*BANK are, considering their ages, in good condition and have reasonably been maintained.

    (g) To the best of the knowledge after due inquiry of 1ST*BANK and its executive officers, 1ST*BANK has complied with all laws, regulations and orders applicable to them and to the conduct of its business, including without limitation, all statutes, rules and regulations pertaining to the conduct of banking activities except for violations which together with any penalty which results therefrom has not had and will not have a 1ST*BANK Material Adverse Effect. 1ST*BANK is not in default under, and no event has occurred which, to the best of 1ST*BANK's knowledge, after due inquiry, is likely to result in the default under the terms of any judgment, decree, order, writ, rule or regulation of any governmental authority or court, whether federal, state or local and whether at law or in equity, in each case when the default has had or is likely to have a 1ST*BANK Material Adverse Effect.

    (h) 1ST*BANK has not, since March 31, 1994 to the date hereof, (i) sold or issued any corporate debt securities or sold, issued, reissued or increased its shares of its capital stock; (ii) granted any option for the purchase of capital stock; (iii) declared or set aside or paid any dividend or other distribution in respect of its capital stock, except as permitted pursuant to Section 17(a) hereof or as incurred in carrying out the transactions contemplated by this Merger Agreement, or directly or indirectly, purchased, redeemed or otherwise acquired any shares of such stock; (iv) incurred any obligation or liability (absolute or contingent) except obligations or liabilities incurred in the ordinary course of business or pursuant to this Merger Agreement, or mortgaged, pledged or subjected to lien or encumbrance (other than landlord's liens and statutory liens for taxes not yet delinquent and banking transactions conducted in the ordinary course of business) on any of its material assets or properties; (v) discharged or satisfied any material lien or encumbrance or paid any material obligation or liability (absolute or contingent), other than current liabilities included in 1ST*BANK's Call Report and Balance Sheet as of March 31, 1994, current liabilities incurred since the date thereof in the ordinary course of business and liabilities incurred in carrying out the transactions contemplated by this Merger Agreement; (vi) sold, exchanged or otherwise disposed of any material capital assets; (vii) made any extraordinary officers' salary increase or wage increase, entered into any employment contract with any officer or salaried employee or instituted any employee welfare, bonus, stock option, profit-sharing, retirement or similar plan or arrangement; (viii) suffered any damage, destruction or loss, whether or not covered by insurance, that has had a 1ST*BANK Material Adverse Effect or waived any rights of value which, in the aggregate, have had a 1ST*BANK Material Adverse Effect;
         (ix) entered or agreed to enter into any agreement or arrangement granting any preferential right to purchase any of its material assets, properties or rights or requiring the consent of any party to the transfer and assignment of any such material assets, properties or rights; or (x) entered into any other material transaction except as expressly contemplated by this Merger Agreement.

    (i) Except as set forth in the 1ST*BANK Document List (the "1ST*BANK Document List") attached to the 1ST*BANK Disclosure Letter, 1ST*BANK is not a party to or bound by any written or oral (i) employment or consulting contract which is not terminable by 1ST*BANK on 60 days or less notice, (ii) employee bonus, deferred compensation, pension, stock bonus or purchase, profit-sharing, retirement or stock option plan, (iii) other employee benefit or welfare plan, or (iv) other executory material contract as defined by the Instructions to

         Exhibit 10 under Item 601 of SEC Regulation S-K. All such pension, stock bonus or purchase, profit-sharing, retirement, health and welfare plans (other than any multiemployer plans) set forth in the 1ST*BANK Document List are in this section hereinafter referred to collectively as the "Plans." Those Plans intended to be qualified plans under Section 401(a) of the Code meet any applicable requirements for favorable tax treatment under the Code. All of the Plans which constitute employee pension benefit plans or employee welfare plans subject to ERISA have been maintained in compliance in all material respects with the applicable requirements of ERISA. All material notices, reports and other filings required under applicable law to be given or made to or with any governmental agency with respect to the Plans have been timely filed or delivered. 1ST*BANK has no knowledge of any circumstances which would adversely affect the qualification of the Plans or their compliance with the applicable requirements of ERISA, would result or have resulted in liability under Title IV of ERISA or of any unreported "reportable event" (as such term is defined in Section 4043(b) of ERISA) or any "prohibited transaction" (as such term is defined in Section 406 of ERISA and Section 4975(c) of the Code) which has occurred since the date on which said sections became applicable to the Plans and which could reasonably be expected to result in any material liability of 1ST*BANK to the PBGC, the Department of Treasury, the Department of Labor or any multiemployer plan. Those plans which are defined benefit plans within the meaning of ERISA meet the minimum funding standards set forth in the Internal Revenue Code and ERISA and the assets of such plans equal or exceed the current value of accrued benefits on a termination basis under such plans as of the most recent plan valuation date. There are no pending or threatened claims (other than claims for benefits in the ordinary course and pursuant to domestic relations orders), lawsuits or arbitrations which have been asserted or instituted against the plans, any fiduciaries thereof with respect to their duties to the plans or the assets of any of the trusts under any of the plans which could reasonably be expected to result in any material liability of 1ST*BANK to the PBGC, the Department of Treasury, the Department of Labor or any multiemployer plan.

    (j) 1ST*BANK has duly filed all federal, state, county and local income, franchise, bank, excise, real and personal property and other tax returns and reports (including, but not limited to, those relating to social security, withholding, unemployment insurance, and occupation, sales, and use taxes and those filed on a consolidated, combined or unitary basis) required to have been filed by 1ST*BANK up to the date hereof. 1ST*BANK has made available to BANC ONE a copy of its Federal income tax return for the years 1993 and 1992. All of the foregoing returns are true and correct in all material respects, and 1ST*BANK has paid or, prior to the Effective Time, will pay all taxes, interest and penalties shown on such returns or reports as being due or (except to the extent the same are contested in good faith and, if material, summarized in the 1ST*BANK Disclosure Letter) claimed to be due to any federal, state, county, local or other taxing authority, and there is, and at the Effective Time will be, no valid basis for any additional claim or assessment which might materially and adversely affect 1ST*BANK, except for those being contested in good faith and summarized in the 1ST*BANK Disclosure Letter. 1ST*BANK has paid or made adequate provision in its financial statements or its books and records for all taxes payable in respect of all periods ending on or before the date hereof. 1ST*BANK has, or at the Effective Time will have, no liability for any taxes, interest or penalties of any nature whatsoever, except for those taxes which may have arisen up to the Effective Time in the ordinary course of business and are properly accrued on the books of 1ST*BANK as of the Effective Time or are being contested in good faith and have, if material, been summarized in the 1ST*BANK Disclosure Letter.

    (k) 1ST*BANK has in effect insurance coverage with reputable insurers which in respect of amounts, premiums, types and risks insured, constitutes reasonably adequate coverage against all risks customarily insured against by banks comparable in size and operation to 1ST*BANK.

    (l) 1ST*BANK has not incurred and will not incur any liability for brokerage, finders', agents', or investment bankers' fees or commissions in connection with this Merger Agreement or the transactions contemplated hereby.

    (m)  1ST*BANK has annexed to the 1ST*BANK Disclosure Letter a loan schedule identifying certain loan agreements, notes and borrowing arrangements (the "1ST*BANK Loan Schedule") between 1ST*BANK and borrowers of 1ST*BANK as of the date hereof. Except as specifically noted on the 1ST*BANK Loan Schedule, as of the date hereof, 1ST*BANK is not a party to any written or oral (i) loan agreement, note or borrowing arrangement, other than credit card loans and other loans the unpaid balance of which does not exceed $25,000 per loan, under the terms of which the obligor is 60 days delinquent in payment of principal or interest and which has not been charged off by 1ST*BANK or, to the best of 1ST*BANK's knowledge, in default of any other provision thereof; (ii) loan agreement, note or borrowing arrangement which has been classified as "substandard," "doubtful," "other loans especially mentioned" or any comparable classifications by 1ST*BANK or banking regulator; (iii) loan agreement, note, or borrowing arrangement, including any loan guaranty, with any director, executive officer or ten percent shareholder of 1ST*BANK, or any person, corporation or enterprise controlling, controlled by or under common control with any of the foregoing; or, (iv) to the best of 1ST*BANK's knowledge, loan agreement, note or borrowing arrangement in violation of any law, regulation or rule of any governmental authority and which violation could, to the best of 1ST*BANK's knowledge after due inquiry, have a 1ST*BANK Material Adverse Effect.

    (n) None of the information provided by 1ST*BANK to BANC ONE for inclusion in the Proxy Statement or related registration statement or any amendment or supplement thereto (to the extent so included as so provided) shall contain (in the case of information relating to the Proxy Statement, at the time it is mailed and in the case of information relating to the registration statement, at the time it becomes effective) any untrue statement of a material fact or shall omit to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading. Insofar as is under 1ST*BANK's reasonable control, the Proxy Statement that is filed with the SEC in connection with the meeting of the shareholders of 1ST*BANK will comply as to form in all material respects with the provisions of the 1934 Act and the rules and regulations promulgated thereunder (as though 1ST*BANK were subject thereto).

    (o) 1ST*BANK has annexed a contracts schedule (the "1ST*BANK Contracts Schedule") to the 1ST*BANK Disclosure Letter setting forth certain material contracts, including credit agreements, on which 1ST*BANK is the obligor, maker, issuer or guarantor. Except as specifically disclosed on the 1ST*BANK Contracts Schedule, 1ST*BANK is not a party to any material contract and/or any credit agreement as obligor, maker, issuer or guarantor and which contract contains covenants which make the acquisition of 1ST*BANK or its merger with another entity a condition of default or acceleration.

    (p) 1ST*BANK has no subsidiaries, is not a party to any partnership or joint venture and does not hold 5% or more of the outstanding capital stock of any entity.

    (q) No employee of 1ST*BANK is represented, for purposes of collective bargaining, by a labor organization of any type. 1ST*BANK is unaware of any efforts during the past five years to unionize or organize any employees of 1ST*BANK, and no claim related to such employees under the Fair Labor Standards Act, National Labor Relations Act, Civil Rights Act of 1964, Walsh-Healy Act, Davis Bacon Act, Civil Rights Act of 1866, Age Discrimination in Employment Act, Equal Pay Act of 1963, Executive Order No. 11246, Federal Unemployment Tax Act, Vietnam Era Veterans Readjustment Act, Occupational Safety and Health Act, or any state or local employment related law, order, ordinance or regulation, no unfair labor practice, discrimination or wage-and-hour claim is pending or, to the best of 1ST*BANK's knowledge, threatened against 1ST*BANK, which claim has had or is reasonably likely to have an 1ST*BANK Material Adverse Effect.

    (r)  To the actual knowledge of 1ST*BANK and its executive officers:
         (i) with respect to any Contaminant, there are no material actions, proceedings or investigations pending or threatened before any federal or state environmental regulatory body, or before any federal or state court, alleging non-compliance with or liability in connection with, by 1ST*BANK, CERCLA or any other Environmental Laws;
         (ii) there is no reasonable basis for the institution of any material action, proceeding or investigation against 1ST*BANK under any Environmental Law; (iii) 1ST*BANK is not responsible in any material respect under any Environmental Law for any Release; (iv) 1ST*BANK is not responsible for any material costs of any response action required by virtue of any Release of any Contaminant into the environment including, without limitation, costs arising from investigation, removal or remediation of Contaminants, security fencing, alternative water supplies, temporary evacuation and housing and other emergency assistance undertaken by any environmental regulatory body or any other person; (v) 1ST*BANK is, in all material respects, in compliance with all applicable Environmental Laws; and
         (vi) no real property owned or used by 1ST*BANK contains any Contaminant including, without limitation, any asbestos, PCBs or petroleum products or byproducts in any form, the presence, location or condition of which (a) could require remediation or other corrective action pursuant to any Environmental Law in any material respect, or (b) otherwise would pose any significant health or safety risk unless remedial measures were taken.

    (s) 1ST*BANK (i) has surveyed the facilities where 1ST*BANK conducts its business including, without limitation, ATMs (collectively, the "1ST*BANK Facilities") for compliance with ADA; (ii) has developed action plans to remove architectural barriers including communication barriers that are structural in nature from existing 1ST*BANK Facilities (collectively, the "1ST*BANK Barriers") when such removal is "readily achievable," as that term is defined in ADA; (iii) has finalized action plans for ATMs in conformance with the Joint Final Rule of the ATBCB and the Department of Transportation, effective August 16, 1993; (iv) has developed or will develop schedules for

         1ST*BANK Barrier removal from 1ST*BANK Facilities in such action plans so that 1ST*BANK Barrier removal was complete on January 26, 1992 or will be completed as soon as practicable thereafter; and
         (v) has removed all 1ST*BANK Barriers in 1ST*BANK Facilities or will cause all 1ST*BANK Barriers to be removed in accordance with such action plans. All "alterations" (as such term is defined in ADA) to 1ST*BANK Facilities undertaken after January 26, 1992 comply with ADA and the ADAAG. Effective January 26, 1992, all plans and designs for new construction to be utilized by 1ST*BANK comply with ADA and ADAAG. To the best of 1ST*BANK's knowledge, after due inquiry, no material investigations, proceedings, or complaints, formal or informal, are pending or threatened against 1ST*BANK in connection with 1ST*BANK Facilities under ADA, ADAAG, or any other state or federal law concerning accessibility for individuals with disabilities.

    (t) The statements made in the 1ST*BANK Disclosure Letter and any attachments thereto shall be deemed to constitute representations and warranties of 1ST*BANK under this Merger Agreement to the same extent as if herein set forth in full. Anything disclosed in the 1ST*BANK Disclosure Letter or the attachments thereto shall be considered to have been disclosed for purposes of all representations, warranties and covenants under this Merger Agreement.

17. ACTION BY 1ST*BANK PENDING EFFECTIVE DATE. 1ST*BANK agrees that from the date of this Merger Agreement until the earlier of the Effective Time or the time that this Merger Agreement is terminated, except with the prior written permission of BANC ONE, which, in any case covered by
    Section 17(d) hereof, shall not be unreasonably withheld:

    (a) After March 31, 1993 1ST*BANK will not declare or pay any dividends or make any distributions on shares of 1ST*BANK Common.

    (b) 1ST*BANK will not issue, sell, grant any option for, or acquire for value any shares of its capital stock or otherwise effect any change in connection with its equity capitalization; provided, however, that

         1ST*BANK may issue not more than 166,666 shares of 1ST*BANK Common in consideration for and upon conversion of the 1ST*BANK Debentures.

    (c) Except as otherwise set forth in or contemplated by this Merger Agreement, 1ST*BANK will carry on its businesses in substantially the same manner as heretofore, use its reasonable best efforts to keep in full force and effect insurance comparable in amount and scope of coverage to that now maintained by it and use its reasonable best efforts to maintain and preserve its business organization intact.

    (d) 1ST*BANK will not (i) enter into any new line of business or incur or agree to incur any obligation or liability except liabilities and obligations (including corporate debt issuances) incurred in the ordinary course of business, except as may be directed by any regulatory agency; (ii) except as may be directed by any regulatory agency, change its lending, investment, liability management and other material banking policies in any material respect; (iii) except in the ordinary course of business and consistent with prior practice, grant any general or uniform increase in the rates of pay of employees; (iv) establish any new employee benefit plan or amend any existing plan (except as required by law) so as to increase by any significant amount the benefits payable thereunder; (v) incur or commit to any capital expenditures other than in the ordinary course of business (which will in no event include the establishment of new branches or any other facilities or any capital expenditures in excess of $25,000 for any individual project for any purpose); or
         (vi) merge into, consolidate with or permit any other corporation to be merged or consolidated with it or acquire outside of the ordinary course of business part of or all the assets or stock of any other corporation or person.

    (e) 1ST*BANK will not change its method of accounting in effect at March 31, 1994, except as required by changes in generally accepted accounting principles as concurred in by Fisk & Robinson P.C. or change any of its methods of reporting income and deductions for Federal income tax purposes from those employed in the preparation of

         1ST*BANK's Federal income tax returns for the taxable years ending December 31, 1993 and 1992, except as required by changes in law.

    (f) 1ST*BANK will afford BANC ONE, its officers and other authorized representatives, such access to all books, records, tax returns, leases, contracts and documents of 1ST*BANK at reasonable times for inspection without any material interference with the normal business operations of 1ST*BANK and will furnish to BANC ONE such information with respect to the assets and business of 1ST*BANK as BANC ONE may from time to time reasonably request in connection with this Merger Agreement and the transactions contemplated hereby.

    (g) 1ST*BANK will promptly advise BANC ONE in writing of all material corporate actions taken by the directors and shareholders of 1ST*BANK, furnish BANC ONE with copies of all monthly and other interim financial statements of 1ST*BANK as they become available, and keep BANC ONE fully informed concerning all trends and developments which in the opinion of 1ST*BANK may have a 1ST*BANK Material Adverse Effect.

    (h) 1ST*BANK and its officers, directors and employees will not contract for or acquire, at the expense of 1ST*BANK, a policy or policies providing for insurance coverage for directors, officers and/or employees of 1ST*BANK for any period subsequent to the Effective Time for events occurring before or after the Effective Time; provided, however, that 1ST*BANK may renew, extend or replace existing policies in the ordinary course consistent with past practices for periods of not greater than one year.

    (i) Prior to the Effective Time, 1ST*BANK shall have sold all assets which, if owned by 1ST*BANK, would be required to be reported on Schedules RC-B and/or RC Item 5 (Assets held in Trading Accounts) of its Call Reports. Such sales shall be on terms reasonably acceptable to BOTNA.

    (j) Prior to the Effective Time, 1ST*BANK will use its reasonable best efforts to enter into binding agreements, which, in the reasonable judgment of counsel for BOTNA, shall terminate, prior to the Effective Time, the following agreements on terms reasonably acceptable to BOTNA: (i) that certain Correspondent Bank Agreement between 1ST*BANK and First USA Bank dated May 26, 1992 (the "Correspondent Bank Agreement"); (ii) that certain Credit Card Processing Agreement between 1ST*BANK and First USA Merchant Services, Inc. dated March 21, 1990 (the "Credit Card Processing Agreement"); (iii) that certain undated Data Processing Service Agreement between 1ST*BANK and Affiliated Computer Systems, Inc, now, Electronic Data Systems Corporation (the "D.P. Service Agreement");
         (iv) that certain MPACT On-Line Automated Teller Machine Support Service Agreement between 1ST*BANK and Electronic Data Systems Corporation dated July 7, 1980 (the "ATM Service Agreement"); and (v) that certain MPACT Interchange Agreement between 1ST*BANK and EDS dated July 7, 1980 (the "Interchange Agreement").

    (k) Not later than the record date for the meeting of holders of 1ST*BANK Common, 1ST*BANK shall use its reasonable best efforts to cause 1ST*BANK and the holders of the 1ST*BANK Debentures to amend the terms of the 1ST*BANK Debentures to provide for the conversion of all 1ST*BANK Debentures into not more than 166,666 shares of 1ST*BANK Common not later than immediately prior to the Effective Time.

    (l) Prior to the Effective Time, 1ST*BANK should use its reasonable best efforts to cause the Landlord to provide 1ST*BANK and BANC ONE with its written agreement, reasonably satisfactory to counsel for BOTNA, which shall (i) consent to the assignment of the Branch Lease by 1ST*BANK to BOTNA as a result of the Merger and by operation of law;
         (ii) limit the amount of insurance which Landlord may require pursuant to Section 12.01 of the Branch Lease to $2,000,000; (iii) amend the waiver of subrogation provisions set forth in Section 13.01 of the Branch Lease; (iv) delete Section 34 of the Branch Lease; (v) provide for the potential use of a portion of the premises utilized by 1ST*BANK pursuant to the Branch Lease by non-bank affiliates of BOTNA and/or for non-traditional financial services and (vi) confirming
         (A) that Landlord is the current and sole lessor under the Branch Lease, (B) that the expiration date of the initial term under the Branch Lease is June 30, 1996, (C) that two renewal options remain under the Branch Lease, (D) that the Branch Lease has not been previously amended or modified in any manner and is in full force and effect as originally written, (E) that no default exists under the Branch Lease nor does any condition exist which, with the passage of time or the giving of notice, or both, would become a default, and (F) such additional facts (if true) as BOTNA shall reasonably request.

18. ACTION BY BANC ONE PENDING EFFECTIVE TIME. BANC ONE agrees that from the date of this Agreement until the Effective Time, except with prior written permission of 1ST*BANK:

    (a) BANC ONE will not adopt or implement any amendment to its Articles of Incorporation or any plan of reorganization which would affect in any manner the terms and provisions of the shares of BANC ONE Common or the rights of the holders of such shares or reclassify the BANC ONE Common.

    (b) Except as otherwise set forth in or contemplated by this Merger Agreement, BANC ONE will carry on its businesses in substantially the same manner as heretofore, keep in full force and effect insurance comparable in amount and scope of coverage to that now maintained by it and use its best efforts to maintain and preserve its business organization intact.

    (c) BANC ONE will not change its methods of accounting in effect at December 31, 1993, except as required by changes in generally accepted accounting principles as concurred in with Coopers & Lybrand, its independent auditors, or change any of its methods of reporting income and deductions for Federal income tax purposes from those employed in the preparation of the Federal income tax returns of BANC ONE for the taxable years ending December 31, 1993 and 1992, except as required by changes in law.

    (d) BANC ONE will afford 1ST*BANK, its officers and other authorized representatives, such access to all books, records, tax returns, leases, contracts and documents of BANC ONE and its subsidiaries and will furnish to 1ST*BANK such information with respect to the assets, earnings and business of BANC ONE and its subsidiaries as 1ST*BANK may from time to time reasonably request in connection with this Merger Agreement and the transactions contemplated hereby.

19. CONDITIONS TO OBLIGATIONS OF BANC ONE, BANC ONE TEXAS AND BOTNA. The obligations of BANC ONE, BANC ONE TEXAS and BOTNA under this Merger Agreement are subject, unless waived by BANC ONE, to the satisfaction of the following conditions on or prior to the Effective Time:

    (a) There shall not have been any change in the financial condition, aggregate net assets, shareholders' equity, business or operating results of 1ST*BANK from March 31, 1994 to the Effective Time that has had a 1ST*BANK Material Adverse Effect.

    (b) 1ST*BANK shall not have paid cash dividends from March 31, 1994 to the Effective Time.

    (c) All representations by 1ST*BANK contained in this Merger Agreement shall be true in all material respects at, or as of, the Effective Time as though such representations were made at and as of said date, except for (i) changes contemplated by the Merger Agreement and (ii) representations as of a specified time other than the Effective Time, which shall be true in all material respects at such specified time (provided, however, that the representation of 1ST*BANK contained in Section 16(d) shall be true in all material respects as applied to the latest Balance Sheet of 1ST*BANK prior to the Effective Time and to the last Call Report of 1ST*BANK filed with the FDIC prior to the Effective Time and the reserve for possible loan and lease losses included therein, as though each reference to "March 31, 1994" in such Section were a reference to the last day of the most recent calendar quarter prior to the Effective Time.

    (d) BANC ONE shall have received the opinion of legal counsel for 1ST*BANK, dated as of the Effective Time, substantially to the effect set forth in EXHIBIT D hereto, together with a certificate of "existence" from the Texas Commissioner dated as of a date not more than 20 days prior to the Effective Time.

    (e) 1ST*BANK shall have performed, in all material respects, all agreements and conditions required by this Merger Agreement to be performed and satisfied by it at or prior to the Effective Time.

    (f) As of the close of the most recent calendar quarter (or if the Effective Time shall occur within 20 days following the close of a calendar quarter, then as of the next preceding calendar quarter) cumulative earnings reported by 1ST*BANK since March 31, 1994 shall be greater than or equal to the amount calculated by multiplying
         (x) $306,000 by (y) the number of full calendar quarters which have passed since March 31, 1994 and for which earnings have been reported as of such date, times (z) 0.9. As used in this Section "reported" means reported on 1ST*BANK's Call Reports and Balance Sheets prepared in accordance with regulatory accounting principles applied on a consistent basis, subject to any subsequent adjustments required to be reported whether or not such adjustments have, as yet, been reported, with the following adjustments, if any, net of related tax savings and costs, which adjustments were reflected in net income for the relevant period(s), added back into or deducted from net income for the applicable period: (i) outside legal and accounting fees, or other costs associated with the Merger; (ii) gains or losses on sales of assets; (iii) any increase in loan loss reserve and/or other real estate reserves effected by 1ST*BANK prior to the Effective Time which 1ST*BANK would not have made or which 1ST*BANK would not have otherwise been required to make, except for provisions of this Merger Agreement or made at the request of BANC ONE; (iv) any loss on a sale of investments by 1ST*BANK prior to the Effective Time which sale was effected solely to fulfill a requirement of this Merger Agreement or made at the specific request of BANC ONE; and (v) any other expenses upon which BANC ONE and 1ST*BANK shall mutually agree.

    (g) The total number of shares of 1ST*BANK Common issued and outstanding, including shares of 1ST*BANK Common upon the conversion of the 1ST*BANK Debentures, shall not be more than 1,470,833. There shall be no options, warrants, debentures (including the 1ST*BANK Debentures) or commitments of any kind related to the capital stock of 1ST*BANK.

    (h) The aggregate of (i) the fractional share interests of BANC ONE Common to be paid in cash pursuant to Section 7(c), and (ii) the shares of BANC ONE Common to which holders of 1ST*BANK Common would have been entitled as of the Effective Time but who, as of the Effective Time, have taken steps to perfect their rights as dissenting shareholders pursuant to the provisions of applicable law, shall not be more than 10% of the maximum aggregate number of shares of BANC ONE Common which could be issued as a result of the Merger.

    (i) The holders of all credit agreements on which 1ST*BANK is the maker, issuer or guarantor and which contain provisions which make the acquisition of 1ST*BANK by or merger of 1ST*BANK into another entity a condition of default or acceleration, which default or acceleration would have a 1ST*BANK Material Adverse Effect, shall have provided BANC ONE with a written waiver of all such provisions.

    (j) Coopers & Lybrand shall have issued its written opinion, dated as of the Effective Time, satisfactory, in good faith, to BANC ONE, advising that the transaction herein contemplated may be properly accounted for as a pooling-of-interests.

    (k) 1ST*BANK's general ledger shall reflect an allowance for loan and lease losses equal to an amount as hereafter requested by BOTNA. Any additional provision to the 1ST*BANK's allowance for loan and lease loss reserve required to comply with this Section shall not exceed $1.3 million.

    (l) 1ST*BANK will have entered into binding agreements which, in the reasonable judgment of counsel for BOTNA, shall have terminated each of the following agreements on terms reasonably acceptable to BOTNA:

         (i) the Correspondent Bank Agreement; (ii) the Credit Card Processing Agreement; (iii) the D.P. Service Agreement; (iv) the ATM Agreement; and (v) the Interchange Agreement.

    (m) Counsel for BOTNA shall have determined that all 1ST*BANK Debentures have been converted into not more than 166,666 shares of 1ST*BANK Common and that no rights or obligations exist with respect to any 1ST*BANK Debenture.

    (n) Counsel for BOTNA shall have reasonably confirmed that an agreement between Landlord and 1ST*BANK is effective and enforceable with respect to each of the matters set forth in Section 17(l) of this Merger Agreement.

    (o) 1ST*BANK shall have furnished BANC ONE a certificate, signed on its behalf by the Chairman or President and the Secretary or an Assistant Secretary of 1ST*BANK and dated as of the Effective Time, certifying as to the form of and adoption of resolutions of the Board and shareholders of 1ST*BANK approving the Merger Agreement and to the effect that the conditions described in Paragraphs (a), (b), (c),
         (e), (f), (g), (h), and (i) of this Section 19 have been fully satisfied.

20. CONDITIONS TO OBLIGATIONS OF 1ST*BANK. The obligations of 1ST*BANK to effect the Merger are subject, unless waived by 1ST*BANK, to the satisfaction on or prior to the Effective Time of the following conditions:

    (a) There shall not have been any change in the consolidated financial condition, aggregate net assets, shareholders' equity, business, or operating results of BANC ONE and its subsidiaries, taken as a whole, from March 31, 1994 to the Effective Time that has had a BANC ONE Material Adverse Effect.

    (b) All representations by BANC ONE, BANC ONE TEXAS and BOTNA contained in this Merger Agreement shall be true in all material respects at, or as of, the Effective Time as though such representations were made at and as of said date, except for (i) changes contemplated by this

         Merger Agreement and (ii) representations as of a specified time other than the Effective Time, which shall be true in all material respects at such specified time (provided, however, that the representation of BANC ONE contained in Section 13(d) shall be true in all material respects as applied to the Balance Sheet of BANC ONE included in the most recently available quarterly report to BANC ONE's shareholders and/or BANC ONE's report to the SEC on Form 10-Q or Form 10-K as of the close of the most recent calendar quarter prior to the Effective Time and the reserve for possible loan and lease losses included therein, as though each reference to "March 31, 1994" in such section were a reference to the last day of the most recent calendar quarter prior to the Effective Time.

    (c) 1ST*BANK shall have received the opinion of counsel for BANC ONE, BANC ONE TEXAS and BOTNA, (i) on and dated the date on which the registration statement described in Section 10(d) of this Merger Agreement shall have become effective as described in Section 21(b) of this Merger Agreement substantially to the effect of paragraphs numbered 6, 7 and 8 of EXHIBIT E hereto and (ii) on and dated as of the Effective Time substantially to the effect set forth in EXHIBIT E hereto, together with a copy of the Articles of Incorporation of BANC ONE certified by the Secretary of State of the State of Ohio, a Certificate of Good Standing of BANC ONE dated as of a date not more than 20 days prior to the day of the Effective Time from the Secretary of State of the State of Ohio and a Certificate of Good Standing of BOTNA dated as of a date not more the 20 days prior to the day of the Effective Time from the Comptroller.

    (d) BANC ONE, BANC ONE TEXAS and BOTNA shall have each performed, in all material respects, all agreements and conditions required by this Merger Agreement to be performed and satisfied by it at or prior to the Effective Time.

    (e) As of the close of the most recent calendar quarter (or if the Effective Time shall occur within 20 days following the close of a calendar quarter, then as of the close of the next preceding calendar quarter) cumulative earnings per share reported by BANC ONE since

         March 31, 1994 shall be greater than or equal to the amount calculated by multiplying (x) $0.81 by (y) the number of full calendar quarters which have passed since March 31, 1994 and for which earnings per share have been reported as of such date, times
         (z) 0.9. As used in this Section, "reported" means reported on BANC ONE's financial statements prepared in accordance with generally accepted accounting principles applied on a basis consistent with BANC ONE's financial statements for the years ended December 31, 1993 and 1992, as included in BANC ONE's reports to the SEC on Forms 10-K or BANC ONE's annual reports to shareholders subject to any subsequent adjustments required to be reported to the SEC whether or not such adjustments have, as yet, been reported.

    (f) The shares of BANC ONE Common to be issued to the holders of 1ST*BANK Common shall be listed on the NYSE.

    (g) BANC ONE shall have furnished 1ST*BANK a certificate, signed by the Chairman or President or an Executive Vice President and by the Secretary or Assistant Secretary of BANC ONE and dated as of the Effective Time certifying as to the form of and adoption of the resolution of the Board of BANC ONE approving the Merger Agreement, and to the effect that the conditions described in Paragraphs (a),
         (b), (d), (e) and (f) of this Section 20 have been fully satisfied as to it.

    (h) BOTNA shall have furnished 1ST*BANK a certificate, signed by the Chairman or President and the Secretary or Assistant Secretary of BOTNA and dated as of the Effective Time, to the effect that the conditions described in Sections 20(b) and 20(d) have been fully satisfied as to BOTNA.

21. CONDITIONS TO OBLIGATIONS OF ALL PARTIES. In addition to the provisions of Sections 19 and 20 hereof, the obligations of 1ST*BANK, BANC ONE, BANC ONE TEXAS and BOTNA to effect the Merger shall be subject to the satisfaction of the following conditions on or prior to the Effective Time:

    (a) The parties hereto shall have received all necessary approvals of governmental agencies and authorities of the transactions contemplated by this Merger Agreement and each of such approvals shall remain in full force and effect at the Effective Time. BANC ONE shall notify 1ST*BANK promptly upon receipt of all necessary governmental approvals. At the Effective Time, (i) no party hereto shall be subject to any order, decree or injunction of a court or governmental agency of competent jurisdiction which enjoins or prohibits the consummation of the Merger and (ii) no statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any governmental authority which prohibits or makes illegal consummation of the Merger.

    (b) The registration statement required to be filed by BANC ONE pursuant to Section 10(d) of this Merger Agreement shall have become effective by an order of the SEC and the shares of BANC ONE Common to be exchanged in the Merger shall have been qualified or exempted under all applicable state securities laws, and there shall have been no stop order issued or threatened by the SEC that suspends or would suspend the effectiveness of the registration statement, and no proceeding by the SEC shall have been commenced, pending or overtly threatened for such purpose.

    (c) This Merger Agreement and the Merger shall have been duly approved and adopted by the requisite affirmative vote of the shareholders of 1ST*BANK and BOTNA.

    (d) Coopers & Lybrand shall have issued its written opinion, dated as of the day of the Effective Time, satisfactory to 1ST*BANK and BANC ONE, respectively, substantially to the effect set forth in clauses (a) through (f) of Section 12 of this Merger Agreement and there shall exist as of, at or immediately prior to the Effective Time, no facts or circumstances which would render such opinion inapplicable in any respect to the transactions to be consummated hereunder.

22. INDEMNIFICATION.

    (a) In the event of any threatened or actual claim, action, suit, proceeding or investigation, whether formal or informal and whether civil, administrative or criminal, including, without limitation, any such claim, action, suit, proceeding or investigation pursuant to which any person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, a director, officer, employee, fiduciary or agent of 1ST*BANK (the "Indemnified Parties") is, or is threatened to be, made a party or a witness, based in whole or in part on, or arising in whole or in part out of, or pertaining to, this Merger Agreement or any of the transactions contemplated hereby (a "Merger Related Event"), whether in any case asserted or arising before or after the Effective Time, the parties hereto agree to cooperate and use their reasonable best efforts to defend against and respond to such claim, action, suit, proceedings or investigation. It is understood and agreed that, provided that, with regard to any Merger Related Event, and conditioned upon the Merger becoming effective, BANC ONE shall indemnify, defend and hold harmless, as and to the fullest extent permitted by applicable law, each Indemnified Party against any and all losses, claims, damages, liabilities, costs, expenses (including attorneys' fees and expenses), judgments and fines, and amounts paid in settlement, in connection with any such threatened or actual claim, action, suit, proceedings or investigation; provided, however, that BANC ONE shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld). In the event of any such threatened or actual claim, action, suit, proceedings or investigation (whether asserted or arising before or after the Effective Time), (i) BANC ONE shall pay expenses (including attorney's fees and expenses) in advance of the final disposition of any claim, suit, proceedings or investigation to each Indemnified Party to the fullest extent permitted by applicable law, and
         (ii) BANC ONE shall use its reasonable best efforts to vigorously defend any such matter; provided, however, that BANC ONE's obligations as herein set forth shall not apply to any losses, claims, damages, liabilities, costs, expenses, judgments, fines and amounts paid in settlement by any Indemnified Party involving the fraud, bad faith and/or reckless disregard of such Indemnified Party or related to any threatened or actual claim, action, suit, proceedings or investigation brought by BANC ONE against any Indemnified Party. THE PARTIES HERETO AGREE THAT THE INDEMNIFICATION PROVISIONS CONTAINED IN THIS SECTION 22(a) ARE INTENDED TO, AND SHALL HAVE THE EFFECT OF, INDEMNIFYING AN INDEMNIFIED PARTY AGAINST THE RESULTS OF ITS OWN NEGLIGENCE OTHER THAN GROSS NEGLIGENCE. Any Indemnified Party wishing to claim indemnification and defense under this Section 22(a) shall, upon the earlier to occur of (A) receiving actual notice of any such claim, action, suit, proceeding or investigation, (B) otherwise learning of such claim, action, suit, proceeding or investigation or (C) receiving other information which would give a reasonably prudent person reason to believe that such a claim, action, suit, proceeding or investigation had or might be brought, notify BANC ONE thereof as soon as reasonably practicable thereafter. BANC ONE's obligations pursuant to this
         Section 22(a) are conditioned upon BANC ONE being given prompt written notice of any such claim, action, suit, proceeding or investigation by the Indemnified Party (unless BANC ONE otherwise has notice or knowledge of such claim, action, suit, proceeding or investigation in such manner and at such times so as to provide BANC ONE with a reasonable opportunity to pursue the defense or compromise thereof), together with the right to control and direct the investigation, defense and/or settlement of each such matter, and further provided that the Indemnified Party shall reasonably cooperate with BANC ONE in connection therewith.

    (b) BANC ONE shall insure that all rights to indemnification and defense and all limitations of liability existing in favor of the Indemnified Parties as provided in 1ST*BANK's Articles of Association and By-laws as in effect as of March 31, 1994, or as otherwise provided for or allowed under applicable law as in effect as of the date hereof or as amended at a time prior to the Effective Time, with respect to claims or liabilities arising from facts or events existing or occurring prior to the Effective Time, shall survive the Merger and shall continue in full force and effect, without any amendment thereto, for a period of four (4) years from the Effective Time; provided, however, that all rights to indemnification in respect of any claim asserted or made within such period shall continue until the final disposition of such claim.

    (c) From and after the Effective Time, persons who, immediately prior to the Effective Time, served as the directors, officers and employees of 1ST*BANK, who, following the Effective Time, continue as directors, officers and/or employees of BOTNA, or one of its subsidiaries, shall have indemnification and defense rights having prospective application only, except, however, for the indemnification and defense rights set forth in paragraphs (a) and
         (b) of this Section 22. These prospective indemnification and defense rights shall consist of (i) such rights to which directors, officers and employees are entitled under the provisions of the Articles of Association, By-laws or similar governing documents of BOTNA and its subsidiaries, as applicable, as in effect from time to time after the Effective Time, as applicable, and provisions of applicable law as in effect from time to time after the Effective Time and (ii) those indemnification and defense rights set forth in agreements, if any, between BANC ONE and the directors and executive officers of BOTNA and its subsidiaries. Such agreements, if any, which shall be executed as soon as practicable following the Effective Time, shall provide certain indemnification and defense rights that are comparable to those provided to directors, officers and employees of BANC ONE and its subsidiaries generally, but which rights may be greater or lesser than the indemnification and defense rights available in clause (i) above.

    (d) The obligations of BANC ONE provided under paragraphs (a) and (b) of this Section 22 are intended to be the joint and several obligations of BANC ONE and BOTNA and to benefit, and be enforceable against BANC ONE and BOTNA directly by, the Indemnified Parties, and shall be binding on all respective successors and permitted assigns of BANC ONE and BOTNA.

    (e) In the event BANC ONE or Receiving Association or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation, receiving association or entity of such consolidation or merger, or
         (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of BANC ONE or the Receiving Association, as the case may be, assume the obligations set forth in this Section 22.

23. NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The respective representations and warranties of 1ST*BANK, BOTNA, BANC ONE TEXAS and BANC ONE shall not survive the Effective Time.

24. GOVERNING LAW. This Merger Agreement and the transactions contemplated hereby shall be construed, interpreted, enforced and governed by and according to the national banking laws and the laws of the State of Texas.

25. ASSIGNMENT. This Merger Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Merger Agreement nor any of the rights, interest, or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of each of the other parties.

26. SATISFACTION OF CONDITIONS; TERMINATION.

    (a) BANC ONE, BANC ONE TEXAS and BOTNA agree to use their reasonable best efforts to obtain satisfaction of the conditions of this Agreement insofar as they relate to and BANC ONE, BANC ONE TEXAS, and BOTNA, and 1ST*BANK agrees to use its reasonable best efforts to obtain the satisfaction of the conditions of this Agreement insofar as they relate to 1ST*BANK, in each case as soon as reasonably possible.

    (b) This Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the Merger by the shareholders of BOTNA or by 1ST*BANKS's shareholders, upon the occurrence of any of the following by written notice from BANC ONE to 1ST*BANK (authorized by the Board of Directors of BANC
         ONE), or by written notice from 1ST*BANK to BANC ONE (authorized by the Board of Directors of 1ST*BANK), as the case may be:

         (i) If any material condition to the obligations of BANC ONE, BANC ONE TEXAS and/or BOTNA set forth in Section 19 or 21 is not substantially satisfied at the time or times contemplated thereby and such condition is not waived by BANC ONE or if any material condition to the obligations of 1ST*BANK set forth in
               Section 20 or 21 is not substantially satisfied at the time or times contemplated thereby and such condition is not waived by 1ST*BANK, each party's right to terminate under this
               Section 26 (b)(i) shall relate only to conditions to that party's obligations;

         (ii) In the event of a material breach by the other of any representation, warranty, condition or agreement contained in this Merger Agreement that is not cured within 30 days of the time that written notice of such breach is received by such other party from the party giving notice; or

         (iii) If the Merger shall not have been consummated on or before February 27, 1995.

    (c) This Merger Agreement may be terminated and abandoned (whether before or after approval of the Merger by the shareholders of BOTNA or 1ST*BANK's shareholders) by mutual written consent of BANC ONE and 1ST*BANK, authorized by their respective Boards of Directors.

    (d) In the event of termination of this Merger Agreement caused otherwise than by a willful breach of this Merger Agreement by any of the parties hereto, this Merger Agreement shall cease and terminate, the acquisition of 1ST*BANK as provided herein shall not be consummated, and none of BANC ONE, BANC ONE TEXAS, BOTNA nor 1ST*BANK shall have any liability to any other party under this Merger Agreement of any nature whatever, except for BANC ONE's obligations related to the printing of the proxy solicitation materials, including any liability for damages, provided, however, that the duties of the parties with respect to confidential information as set forth in
         Section 10(f) shall survive any such termination. If the Merger is not consummated as the result of termination of this Merger Agreement caused otherwise than by willful breach of a party hereto, BANC ONE, BANC ONE TEXAS, BOTNA and 1ST*BANK each shall pay its own fees and expenses incident to the negotiation, preparation and execution of this Merger Agreement, the respective shareholders' meetings and actions of the parties and all other acts incidental to, contemplated by or in pursuance of the transactions contemplated by this Merger Agreement, including fees and expenses of their respective counsel, accountants and other experts and advisors.

    (e) If termination of this Merger Agreement shall be judicially determined to have been caused by willful breach of this Merger Agreement, then, in addition to other remedies at law or equity for breach of this Merger Agreement, the party so found to have willfully breached this Merger Agreement shall indemnify the other parties for their respective costs, fees and expenses of their counsel, accountants and other experts and advisors as well as fees and expenses incident to negotiation, preparation and execution of this Merger Agreement and related documentation and their shareholders' meetings and consents.

27. WAIVERS; AMENDMENTS. Any of the provisions of this Merger Agreement may be waived at any time by the party which is, or the shareholders of which are, entitled to the benefit thereof, provided, however, such waiver, if material to 1ST*BANK or its shareholders, may be made by 1ST*BANK only following due authorization by the Board of Directors of 1ST*BANK. This Merger Agreement may be amended in whole or in part by an agreement in writing executed in the same manner (but not necessarily by the same persons) as this Merger Agreement and which makes reference to this Merger Agreement; provided, however, such amendment or modification may be made only following due authorization by the respective Boards of Directors of

    1ST*BANK, BANC ONE, BANC ONE TEXAS and BOTNA; provided, further, however, that after a favorable vote by the shareholders of a party any such action shall be taken by that party only if, in the opinion of its Board of Directors, such amendment or modification will not have any material adverse effect on the benefits intended under this Merger Agreement for the shareholders of such party and will not require resolicitation of any proxies from such shareholders.

28. ENTIRE AGREEMENT. Subject to the exceptions noted in the next following sentence, this Merger Agreement supersedes any other agreement, whether written or oral, that may have been made or entered into by 1ST*BANK, BOTNA, BANC ONE TEXAS and/or BANC ONE or by any officer or officers of such parties relating to the acquisition of the business or the capital stock of 1ST*BANK by BANC ONE, BANC ONE TEXAS or BOTNA. Except for the BANC ONE Disclosure Letter and any attachments thereto, the 1ST*BANK Disclosure Letter and any attachments thereto, the Benefits Agreement addressing benefit plans and policies and the Confidentiality Agreement, this Merger Agreement constitutes the entire agreement by the parties, and there are no agreements or commitments except as set forth herein and therein.

29. CAPTIONS; COUNTERPARTS. The captions in this Merger Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Merger Agreement. This Merger Agreement may be executed in several counterparts, each of which shall constitute one and the same instrument.

30. NOTICES. All notices and other communications hereunder may be made by mail, hand-delivery or by courier service and notice shall be deemed to have been given when received; provided, however, if notices and other communications are made by nationally recognized overnight courier service for overnight delivery, such notice shall be deemed to have been given one business day after being forwarded to such a nationally recognized overnight courier service for overnight delivery.

(a) If to BANC ONE, to:

              BANC ONE CORPORATION
              Attention of:  Chief Executive Officer
              100 East Broad Street
              Columbus, Ohio  43271

    With a copy to:

              BANC ONE CORPORATION
              Attention of:  Roman J. Gerber
                             General Counsel
              100 East Broad Street
              Columbus, Ohio  43271

(b) If to 1ST*BANK, to:

              1ST*BANK
              Attention of:  William J. Hendrix
                             Chairman of the Board
              1000 S. Belt Line Road
              Coppell, Texas  75019

        With a copy to:

              Gardere & Wynne, L.L.P.
              1601 Elm Street, Suite 3000
              Dallas, Texas  75201
              Attention of:  Dan L. Nicewander

(c) If to BOTNA, to:

              Bank One, Texas, National Association
              Attention of:  Harvey R. Mitchell, Chairman
              1717 Main Street
              Dallas, Texas  76202

        With a copy to:

              Bank One, Texas, N.A.
              Attention of:  Chris Klimko
              1600 Pacific, Sixth Floor
              Dallas, Texas  75201

(d) If to BANC ONE TEXAS, to:

              Banc One Texas Corporation
              Attention of:  Roman J. Gerber, Secretary
              100 East Broad Street
              Columbus, Ohio  43271

IN WITNESS WHEREOF, this Merger Agreement has been executed the day and year first above written.

ATTEST:                                    BANC ONE CORPORATION


/s/ Charles F. Andrews                     By:  /s/ Roman J. Gerber
- ---------------------------                     -------------------------


ATTEST:                                    1st*Bank


/s/ Sam MacGregor                          By:  /s/ William J. Hendrix
- ---------------------------                     -------------------------
                                                William J. Hendrix
                                                Chairman of the Board



                                           Bank One, Texas,
ATTEST:                                    National Association


/s/ Christopher T. Klimko                  By:  /s/ Ronald G. Steinhart
- ---------------------------                     -------------------------



ATTEST:                                    Banc One Texas Corporation


/s/ Lee S. Adams                           By:  /s/ Roman J. Gerber
- ---------------------------                     -------------------------





REG9928

                                                EXHIBIT D


                              FIRST AMENDMENT TO
                               MERGER AGREEMENT


This First Amendment to Merger Agreement ("First Amendment") between 1st*Bank (hereinafter called "1ST*BANK") and Bank One, Texas, National Association (hereinafter called "BOTNA") and joined in by BANC ONE CORPORATION (hereinafter called "BANC ONE") and Banc One Texas Corporation (hereinafter called "BANC ONE TEXAS") is dated as of January 23, 1995.

                                  WITNESSETH


        WHEREAS, the parties hereto have entered into a Merger Agreement dated August 10, 1994 (hereinafter, the "Merger Agreement") providing for the merger of 1ST*BANK into BOTNA and the exchange of shares of BANC ONE Common Stock for the shares of 1ST*BANK Common Stock;

        WHEREAS, the parties have agreed to modify the Merger Agreement to amend matters related to the total number of shares of BANC ONE Common Stock to be exchanged for all of the shares of 1ST*BANK Common Stock, the number of shares of BANC ONE Common Stock into which each share of 1ST*BANK Common Stock will be exchanged, to extend the date after which 1ST*BANK or BANC ONE may terminate the Merger Agreement if the transaction has not then been consummated, and to amend certain other provisions as provided herein.

                            STATEMENT OF AMENDMENT


NOW THEREFORE, the parties hereby agree that the Merger Agreement shall be and is hereby amended as follows:

A. The last sentence of the fifth paragraph following WITNESSETH is amended to read in its entirety as follows:

        BANC ONE will issue 500,000 shares of BANC ONE Common in connection with the transactions contemplated by this Merger Agreement; provided however, that such number of shares shall be reduced to such lesser number of shares as shall be required (i) upon application of Sections 7(c), 7(e) and 11 of this Merger Agreement and (ii) by reason of the "Exchange Rate," as that term is defined in Section 7(b)(i) of the Merger Agreement, not being evenly divisible into 500,000 shares.

B. The definition of "Valuation Period" in Section 7(a) of the Merger Agreement is amended to read in its entirety as follows:

        "Valuation Period" shall mean the ten consecutive days on which shares of BANC ONE Common Stock are traded on the New York Stock Exchange (the "NYSE") beginning on January 18, 1995."

C. Section 7(b) (i) of the Merger Agreement is amended to read in its entirety as follows:

   (i) The holders of record of 1ST*BANK Conversion Shares shall be allocated and entitled to receive (upon surrender of certificates representing said shares for cancellation or, as set forth in the last paragraph of Section 7(d), such evidence and, in appropriate cases, indemnity, reasonably acceptable to BANC ONE, supporting ownership of 1ST*BANK Conversion Shares by the purported owners thereof) and each 1ST*BANK Conversion Share shall be converted into
0.339943 share of BANC ONE Common, subject, however, to (A) the anti-dilution provisions of Section 7(e) of this Merger Agreement and (B) the provisions set forth in Section 7(c) herein relative to fractional shares (the "Exchange Rate"). BANC ONE will issue 500,000 shares of BANC ONE Common in connection with the transactions contemplated by this Merger Agreement; provided, however, that such number of shares shall be reduced to such lesser number of shares as shall be required (i) upon application of Sections 7(c), 7(e) and 11 of this Merger Agreement and (ii) by reason of the "Exchange Rate," as that term is defined in Section 7(b)(i) of the Merger Agreement, not being evenly divisible into 500,000 shares.

D.  Section 7(f) of the Merger Agreement is deleted in its entirety.

E. Section 10(c) of the Merger Agreement is amended to read in its entirety as follows:

    (c) The Effective Time shall be as specified by the Comptroller, subject to Section 26 of the Merger Agreement. BOTNA and BANC ONE shall make every reasonable effort to cause the Effective Time to be not later than the first business day following the date which the shareholders of 1ST*BANK approve the Merger. Notwithstanding the foregoing, it is understood that, subject to the provisions of Section 26(b)(iii), the Effective Time may be as late as ten days following the latter of (i) receipt of all required regulatory approvals, including, but not limited to, the approval of the Merger by the Comptroller, and the expiration of any waiting periods associated therewith and (ii) the approval of the Merger by the shareholders of 1ST*BANK.

F.  Section 20(e) of the Merger Agreement is deleted in its entirety.

G. Section 26(b)(iii) of the Merger Agreement is amended to read in its entirety as follows:

        (iii) If the Merger shall not have been consummated on or before March 31, 1995.

H. Section 26(c) of the Merger Agreement is amended to read in its entirety as follows:

    (c) This Merger Agreement may, at the option of the party or parties hereinafter indicated, be terminated and abandoned (whether before or after approval of the Merger by the shareholders of BOTNA or 1ST*BANK's shareholders)

                (i) by mutual written consent of BANC ONE and 1ST*BANK, authorized by their respective Boards of Directors;

                (ii) by 1ST*BANK, by notice from 1ST BANK to BANC ONE received by BANC ONE not later than the close of business two business days following the last day of the Valuation Period, in the event the BANC ONE Average Price during the Valuation Period is less than $23.85; and

                (iii) by BANC ONE, by notice from BANC ONE to 1ST*BANK received by 1ST*BANK not later than the close of business two business days following the last day of the Valuation Period, in the event the BANC ONE Average Price during the Valuation Period is more than $29.15.

I. The Exhibits to the Merger Agreement, shall be amended as appropriate, to reflect this First Amendment and the terms and provisions herein set forth.


Except as amended by this First Amendment the Merger Agreement and the exhibits thereto remain in full force and effect without alteration or change. All references to "Merger Agreement" in the Merger Agreement as originally executed shall mean the Merger Agreement as amended by this First Amendment.

IN WITNESS WHEREOF, the parties hereto have set their hands to this First Amendment on the date and in the year first above written.


                                          BANC ONE CORPORATION
ATTEST:


/s/  Charles F. Andrews                   By:  /s/ Roman J. Gerber
- ----------------------------                   ----------------------------
     Charles F. Andrews                            Roman J. Gerber
     Assistant Secretary                           Executive Vice President


                                          1st Bank


ATTEST:


/s/ Ellen Sagarwala                       By:  /s/ William J. Hendrix
- ----------------------------                   ----------------------------
    Ellen Sagarwala                                William J. Hendrix
                                                   Chairman of the Board



                                          Bank One, Texas,
                                          National Association
ATTEST:


/s/ Christopher T. Klimko                 By:  /s/ Ronald G. Steinhart
- ----------------------------                   ---------------------------
    Christopher T. Klimko                          Ronald G. Steinhart
    Assistant Secretary                            Chairman & Chief Executive



ATTEST:                                   Banc One Texas Corporation

/s/ Lee S. Adams                          By:  /s/ Roman J. Gerber
- ----------------------------                   --------------------------
    Lee S. Adams                                   Roman J. Gerber
    Assistant Secretary                            Vice President

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 20.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

Section 1701.13(E) of the OGCL sets forth provisions which define the extent to which a corporation may indemnify directors, officers, and employees. Those provisions have been adopted by the Registrant in Article V of Registrant's Code of Regulations. Article V provides for the indemnification or the purchase of insurance for the benefit of the directors, officers, employees and agents of the Registrant in the event such persons are subject to legal action as a result of actions in their capacities as directors, officers, employees or agents of the Registrant. Registrant has entered into indemnification agreements with its directors and executive officers that provide for indemnification unless the indemnitee's conduct is finally adjudged by a court to be knowingly fraudulent, deliberately dishonest or willful misconduct. Registrant indemnifies other officers, employees or agents provided such persons acted in good faith and in a manner which they reasonably believed to be in or not opposed to the best interest of the Registrant or, with respect to criminal actions, had no reason to believe was unlawful.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

The following exhibits are filed herewith except those indicated which have been filed previously as shown below and which are incorporated herein by reference.


 2.1 Merger Agreement dated August 10, 1994, between 1ST*BANK and Bank One, Texas, N.A., joined in by BANC ONE CORPORATION and Banc One Texas Corporation. (First Amendment to Merger Agreement dated as of January 23, 1995 is included in Part I of this Registration Statement as Exhibit D.)



 2.3  Form of Proxy to be used by 1ST*BANK

 3.1 Amended Articles of Incorporation of the Registrant (incorporated by reference from Exhibit 3-1 of the Annual Report of the Registrant on Form 10-K for the year ended December 31, 1991.)

 3.2 Code of Regulations of the Registrant (incorporated by reference from Exhibit 3-2 of the Annual Report of the Registrant on Form 10-K for the year ended December 31, 1991).

 4.1 Form of Common Stock Certificate of the Registrant (incorporated by reference from Exhibit 4.1 to the Annual Report of the Registrant on Form 10-K for the year ended December 31, 1989).

 5 Opinion of Steven A. Bennett, General Counsel and Executive Vice President of BANC ONE CORPORATION, regarding the legality of securities being offered, including consent.

 8 Opinion of Coopers & Lybrand regarding the Federal income tax consequences of the Merger, including consent.

23 Consents of Coopers & Lybrand and Steven A. Bennett are included elsewhere in Part II of this Registration Statement.

23.1  Consent of Coopers & Lybrand

23.2  Consent of Fisk & Robinson, a professional corporation

23.3  Consent of Cheshier & Fuller, Inc., P.C.

24 Power of attorney is included elsewhere in Part II of this Registration Statement.


ITEM 22.  UNDERTAKINGS.

(a) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

(c) The Registrant hereby undertakes that every prospectus (i) that is filed pursuant to paragraph (a) above, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment has become effective, and that for the purpose of determining liabilities under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(e) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(f) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

(g)   The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement:

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES



Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment #1 to Form S-4 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on February 3, 1995.


                              BANC ONE CORPORATION


                                           By:  /s/ Roman J. Gerber
                                               --------------------
                                               Roman J. Gerber
                                               Executive Vice President





PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:



     Signature                       Title                       Date
     ---------                       -----                       ----
/s/ John B. McCoy*            Chairman of the Board           February 3, 1995
- -----------------             (Principal Executive Officer
John B. McCoy                 & Director)



/s/ Donald L. McWhorter*        President and Director        February 3, 1995
- -----------------------
Donald L. McWhorter

      Signature                 Title                           Date
/s/ Frederick L. Cullen*        Chief Financial Officer         February 3,1995
- ----------------------------    (Principal Financial Officer)
Frederick L. Cullen


/s/ William C. Leiter*          Senior Vice President           February 3,1995
- ----------------------------    (Principal Accounting Officer)
William C. Leiter


/s/ Charles E. Exley*           Director                        February 3,1995
- ----------------------------
Charles E. Exley


/s/ E. Gordon Gee*              Director                        February 3,1995
- ----------------------------
E. Gordon Gee


/s/ John R. Hal*                Director                        February 3,1995
- ----------------------------
John R. Hall


/s/ Laban P. Jackson, Jr.*      Director                        February 3,1995
- ----------------------------
Laban P. Jackson, Jr.


/s/ John G. McCoy*              Director                        February 3,1995
- ----------------------------
John G. McCoy


/s/ Rene C. McPherson*          Director                        February 3,1995
- ----------------------------
Rene C. McPherson


/s/ Thekla R. Shackelford*      Director                        February 3,1995
- ----------------------------
Thekla R. Shackelford


/s/ Alex Shumate*               Director                        February 3,1995
- ----------------------------
Alex Shumate


/s/ Frederick P. Stratton, Jr.* Director                        February 3,1995
- ----------------------------
Frederick P. Stratton, Jr.


/s/ Romeo J. Ventres*           Director                        February 3,1995
- ----------------------------
Romeo J. Ventres


/s/ Robert D. Walter*           Director                        February 3,1995
- ----------------------------
Robert D. Walter

* By /s/ William C. Leiter
     -------------------------
     William C. Leiter
     Attorney-in-Fact


         ------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C.  20549

                 -------------------------------------------

                               Amendment No. 1

                                      to

                                   Form S-4

                            REGISTRATION STATEMENT

                                    Under

                          THE SECURITIES ACT OF 1933


                 -------------------------------------------


                             BANC ONE CORPORATION

              (Exact name of Registrant as specified in Charter)


                 -------------------------------------------


                                   EXHIBITS

                                 EXHIBIT INDEX


Exhibit No.                     EXHIBIT TITLE                      Page
- -----------     ----------------------------------------------  -----------


     2.1 Merger Agreement dated August 10, 1994 between 1st*Bank and Bank One, Texas, N.A., joined in by BANC ONE CORPORATION and Banc One Texas Corporation (First Amendment to Merger Agreement dated as of January 23, 1995 is included in Part I of this Registration Statement as Exhibit D.)

     2.3        Form of Proxy to be used by 1st*Bank

     5 Opinion of Steven A. Bennett, General Counsel for BANC ONE CORPORATION regarding legality of securities being offered, including consent

     8          Opinion of Coopers & Lybrand regarding
                federal income tax consequences, including consent

    23.1        Consent of Coopers & Lybrand

    23.2 Consent of Fisk & Robinson, a professional corporation

    23.3        Consent of Cheshier & Fuller, Inc., P.C.